PROSPECTUS SUPPLEMENT NO. 3
Filed Pursuant to Rule 424(b)(3)
Registration File No. 333-115613

GENIUS PRODUCTS, INC.

PROSPECTUS SUPPLEMENT NO. 3 DATED NOVEMBER 14, 2007

TO THE PROSPECTUS DATED MAY 16, 2007

This Prospectus Supplement No. 3 supplements our Prospectus dated May 16, 2007 with the following attached documents:

A.	Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 19, 2007.

B.	Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 3, 2007.

C.	Information Statement on Schedule 14C, as filed with the Securities and Exchange Commission on October 31, 2007.

D.	Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 6, 2007.

E.	Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on November 13, 2007.

F.	Quarterly Report on Form 10-Q for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on November 14, 2007.

The attached information modifies and supersedes, in part, the information in the Prospectus. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement.

This Prospectus Supplement No. 3 should be read in conjunction with the Prospectus and Prospectus Supplement Nos. 1 and 2, which are required to be delivered with this Prospectus Supplement.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THE PROSPECTUS, AS SUPPLEMENTED BY THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS SUPPLEMENT NOS. 1 AND 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is November 14, 2007

INDEX TO FILINGS

Annex

Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 19, 2007.	A

Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 3, 2007.	B

Information Statement on Schedule 14C, as filed with the Securities and Exchange Commission on October 31, 2007.	C

Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 6, 2007.	D

Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on November 13, 2007.	E

Quarterly Report on Form 10-Q for the period ended September 30, 2007.	F

Annex A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 17, 2007
__________________________

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2230 Broadway
Santa Monica, California 90404
 (Address of Principal Executive Offices) (Zip Code)

(310) 453-1222
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On September 17, 2007, Genius Products, LLC forwarded a letter (the “Letter”) to its members, Genius Products, Inc., The Weinstein Company Holdings LLC and W-G Holding Corp. (the “Members”), correcting an inadvertent mathematical error in the number of units issued by Genius Products, LLC pursuant to that certain Amended and Restated Limited Liability Company Agreement of Genius Products, LLC, dated as of July 21, 2006 (the “LLC Agreement”).  The Letter was acknowledged by the Members.  A copy of the Letter is attached hereto as Exhibit 99.1.

In the Letter, Genius Products, LLC forwarded to the Members a corrected copy of Exhibit A to the LLC Agreement, which sets forth the number of units issued to the Members as of July 21, 2006, among other things.  The corrected copy of Exhibit A is attached to the Letter and included in Exhibit 99.1.  The following table sets forth the corrected number of units in Genius Products, LLC held by the Members:

Name of Member	Membership Units in Genius Products, LLC
Genius Products, Inc.	61,005,126 Class G
The Weinstein Company Holdings LLC	140,311,790 Class W
W-G Holding Corp.	2,033,504 Class W
TOTAL	203,350,420

The number of units indicated above reflects an increase from the number of units of the Members originally stated in the LLC Agreement.  However, there has been no change in the relative percentage interests of the Members in Genius Products, LLC in the corrected Exhibit A.

As set forth in Section 4.8 of the LLC Agreement, the holders of Class W Units of Genius Products, LLC have the right to require Genius Products, Inc. to redeem all or a portion of their Class W Units in exchange for a number of shares of common stock of Genius Products, Inc. (the “Conversion Shares”), or, at the request of Genius Products, LLC and with the consent of the holder of Class W Units requesting redemption, cash.  As of July 21, 2006, which was the date that all of the Members executed the LLC Agreement, the number of Conversion Shares that were issuable upon conversion of the Class W Units were equal to the number of outstanding Class W Units of Genius Products, LLC, or 142,345,294 shares.  Since that date, there have been changes in the “Adjustment Factor”, as defined in the LLC Agreement, which is used to determine the number of Conversion Shares issuable upon conversion of the Class W Units.  As of the date of the Letter, due to changes in the Adjustment Factor, there were a total of approximately 155,762,670 Conversion Shares issuable upon conversion of the Class W Units.  All of the Class W Units are held by The Weinstein Company Holdings LLC and its wholly-owned subsidiary, W-G Holding Corp.

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Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Letter Agreement, dated as of September 17, 2007, by and among Genius Products, LLC, Genius Products, Inc., The Weinstein Company Holdings LLC and W-G Holding Corp.

99.2	Amended and Restated Limited Liability Company Agreement of Genius Products, LLC, dated as of July 21, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: September 19, 2007	By: /s/ John P. Mueller
John P. Mueller
Chief Financial Officer

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Exhibit 99.1

GENIUS PRODUCTS, LLC
2230 Broadway
Santa Monica, CA 90404

September 17, 2007

The Weinstein Company Holdings LLC
345 Hudson Street, 13th Floor
New York,  NY  10014

W-G Holding Corp.
345 Hudson Street, 13th Floor
New York,  NY  10014

Genius Products, Inc.
2230 Broadway
Santa Monica, CA 90404

Re:	Amended and Restated Limited Liability Company Agreement of Genius Products, LLC, dated as of July 21, 2006

Ladies and Gentlemen:

I am writing concerning Exhibit A (the “Exhibit”) to the Amended and Restated Limited Liability Company Agreement of Genius Products, LLC, dated as of July 21, 2006 (the “Amended LLC Agreement”).  Please be advised that the copy of the Exhibit which was distributed along with the execution set of the Amended LLC Agreement contained an inadvertent mathematical error in the number of units outstanding of Genius Products, LLC.

Attached is the corrected copy of the Exhibit.  Please substitute the attached copy of the Exhibit for the version of the Exhibit which was originally distributed to you, which attached copy shall constitute the “Exhibit A” for all purposes under the Amended LLC Agreement.

Please sign below to indicate your receipt and acceptance of the corrected copy of the Exhibit.

Very truly yours,

/s/ Trevor Drinkwater

Trevor Drinkwater
Chief Executive Officer

The Weinstein Company Holdings LLC
W-G Holding Corp.
Genius Products, Inc.
September 17, 2007

RECEIVED AND ACCEPTED:

The Weinstein Company Holdings LLC

By:/s/ Larry Madden
Name:  Larry Madden
Title:    EVP & CFO

W-G Holding Corp.

By:/s/ Larry Madden
Name:  Larry Madden
Title:    EVP & CFO

Genius Products, Inc.

By:/s/ Trevor Drinkwater
Name:  Trevor Drinkwater
Title:    CEO

Exhibit 99.1

EXHIBIT A

MEMBERS, ADDRESSES, UNITS AND MEMBERSHIP INTERESTS

As of July 21, 2006

Member	Membership Units	Percentage Interest
Genius Products, Inc. 2230 Broadway Santa Monica, CA 90404	61,005,126 Class G	30%
The Weinstein Company Holdings LLC 375 Greenwich St. Third Floor New York, NY 10013	140,311,790 Class W	69%
W-G Holding Corp. 375 Greenwich St. Third Floor New York, NY 10013	2,033,504 Class W	1%
TOTAL	203,350,420	100%

[Remainder of Page Intentionally Left Blank]

Exhibit 99.2

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GENIUS PRODUCTS, LLC

A DELAWARE LIMITED LIABILITY COMPANY

Exhibit 99.2

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

GENIUS PRODUCTS, LLC

A DELAWARE LIMITED LIABILITY COMPANY

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Genius Products, LLC, is made as of July 21, 2006, by and among The Weinstein Company Holdings LLC, a Delaware limited liability company (“WCO”), W-G Holding Corp., a Delaware corporation (“W-G Holding”) and Genius Products, Inc., a Delaware corporation (“Genius”), and each other person who is or becomes a Member in accordance with the terms of this Agreement.  Capitalized terms used herein without definition shall have the meanings set forth therefor in Article 1 of this Agreement.

WHEREAS, the Company was formed as The Weinstein Company Funding LLC pursuant to a Certificate of Formation filed in the office of the Secretary of State of the State of Delaware on May 10, 2005, and a Second Amended and Restated Limited Liability Company Agreement was entered into on July 19, 2006 (the “Original Agreement”);

WHEREAS, the Members wish to change the name of the Company to Genius Products, LLC and amend and restate the terms and provisions of the Original Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the Members hereby agree to amend and restate in its entirety the Original Agreement as follows:

ARTICLE 1
DEFINITIONS

When used in this Agreement, the following capitalized terms shall have the meanings set forth below.

“Act” means the Delaware Limited Liability Act, Delaware Code Annotated Title 6, § 18-101 et seq., as the same may be amended from time to time.

“Additional Capital Contributions” means any capital contributions of the Members described in Section 4.4.

“Adjustment Factor” means 1.0; provided, however, that if:

(i)           Genius (a) declares or pays a dividend on its outstanding Genius Common Stock in Genius Common Stock or makes a distribution to all holders of its outstanding Genius Common Stock in shares of Genius Common Stock, (b) splits or subdivides its outstanding Genius Common Stock, (c) effects a reverse stock split or otherwise combines its outstanding Genius Common Stock into a smaller number of shares of Genius Common Stock, (d) issues shares of Genius Common Stock in connection with the satisfaction of an indemnification obligation to the Company or any WCO Party pursuant to Section 8.3 of the Master Contribution Agreement (an “Indemnification Issuance”) or to pay any liability that would constitute an Excluded Liability (as such term is defined in the Master Contribution Agreement), (e)  issues any Genius Common Stock pursuant to any Pre-closing Option or Warrant, (f) receives stock held in escrow pursuant to the Wellspring Agreement (the “Wellspring Shares”) or (g) issues shares of Genius Common Stock in connection with a Genius Exclusive Capital Transaction, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor in effect immediately prior to such event by a fraction, (i) the numerator of which shall be the number of shares of Genius Common Stock issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split, or combination or the issue date of such Indemnification Issuance or Genius Exclusive Capital Transaction (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split, combination, Indemnification Issuance or Genius Exclusive Capital Transaction has occurred as of such time) and (ii) the denominator of which shall be the actual number of shares of Genius Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split, combination or the issue date of such Indemnification Issuance or Genius Exclusive Capital Transaction;

(ii)           Genius distributes any rights, options or warrants (or other securities or rights convertible into, exchangeable for or exercisable for Genius Common Stock) to holders of its Genius Common Stock to subscribe for or to purchase or to otherwise acquire Genius Common Stock (or other securities or rights convertible into, exchangeable for or exercisable for Genius Common Stock) at a price per share less than the greater of (a) the Value of a share of Genius Common Stock and (b) the Market Price of a share of Genius Common Stock, on the record date for such distribution (each a “Distributed Right”), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor in effect immediately prior to such distribution by a fraction (1) the numerator of which shall be the number of shares of Genius Common Stock issued and outstanding on the record date plus the maximum number of shares of Genius Common Stock purchasable under such Distributed Rights and (2) the denominator of which shall be the number of shares of Genius Common Stock issued and outstanding on the record date plus a fraction (x) the numerator of which is the maximum number of shares of Genius Common Stock purchasable under such Distributed Rights times the minimum purchase price per share of Genius Common Stock under such Distributed Rights and (y) the denominator of which is the greater of (a) the Value of a share of Genius Common Stock and (b) the Market Price of a share of Genius Common Stock, as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of shares of Genius Common Stock or any change in the minimum purchase price for the purposes of the above fraction; and

(iii)           Genius shall, (a) by dividend or otherwise, distribute to holders of its Genius Common Stock evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate, in whole or in part, to assets not received by Genius pursuant to a pro rata Distribution by the Company to all holders of Units, or (b) pay any indemnification liability to the Company or any WCO Party pursuant to Article VIII of the Master Contribution Agreement,

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or pay any liability that would constitute an Excluded Liability (as such term is defined in the Master Contribution Agreement), and the funds to pay such liability were not raised, whether in whole or in part, through an Indemnification Issuance, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution, or the payment date of any indemnification liability, as the case may be, by a fraction (1) the numerator of which shall be the greater of (x) the Value of a share of Genius Common Stock and (y) the Market Price of a share of Genius Common Stock, on the date fixed for such determination or the payment date, as the case may be and (2) the denominator of which shall be the lower of (xx) the Value of a share of Genius Common Stock and (yy) the Market Price of a share of Genius Common Stock Value on the date fixed for such determination or the payment date, as the case may be, less the then fair market value (as determined by the Managing Member, subject to the right of WCO to dispute that determination pursuant to Section 11.17 hereof) of the portion of the evidences of indebtedness or assets so distributed or the amount of liability or obligation so paid or satisfied, as the case may be, applicable to one share of Genius Common Stock.

(iv)           Shares of Genius Common Stock to be issued with respect to a Tendered Unit in connection with a redemption pursuant to Section 4.8 shall have a Value or Market Price (whichever is less) of less than the Floor Amount, the Adjustment Factor with respect to the redemption of such Tendered Unit shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the Floor Amount and (ii) the denominator of which shall lesser of the Value or Market Price of the shares of Genius Common Stock to be issued with respect to such Tendered Unit (without giving effect to this adjustment).

(v)           W Units are reallocated pursuant to Section 4.1, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of G Units outstanding immediately prior to such reallocation and (ii) the denominator of which shall be the number of G Units outstanding immediately after such reallocation.

Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.  For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit C attached hereto.

“Affiliate” means any individual, partnership, corporation, trust or other entity or association, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with a Member.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as originally executed and as the same may be amended from time to time.

“Assignee” means a Person to whom one or more Class W Units have been transferred as permitted under this Agreement, but who has not become a substitute Member, and who has the rights set forth in Section 8.2 hereof.

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“Available Cash” means the Company’s cash on hand and available undrawn borrowings, less the amount that, in the Managing Member’s reasonable judgment, the Company should retain in order to fulfill its business purposes.

“Bankruptcy” means, with respect to a Person, that such Person (i) is dissolved; (ii) becomes insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment or arrangement with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for the winding-up or liquidation of such Person, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (a) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for the winding-up or liquidation of such Person or (b) is not dismissed, discharged, stayed or restrained in each case within sixty (60) days of the institution or presentation thereof; (v) has a resolution passed for its winding-up or liquidation; (vi) seeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause (vi) has occurred and is continuing); or (vii) is the subject of any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) through (vi) (inclusive) of this definition.

“Business Day” means any day other than a Saturday, Sunday or legal holiday under the laws of the State of California or any other day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Capital Account” means the account maintained for a Member in accordance with Section 4.2.

“Capital Contribution” means, with respect to each Member, the capital contributions made my such Member from time to time.

“Cash Amount” means an amount of cash equal to the product of (a) the greater of the Value or Market Price of a share of Genius Common Stock and (b) the Genius Common Stock Amount, determined as of the applicable Valuation Date.

“Certificate of Formation” means the Certificate of Formation for the Company originally filed with the Delaware Secretary of State as subsequently amended from time to time.

“Class G Units” means (i) that certain class of Units granted to Genius on the Effective Date and from time to time upon the making of any Additional Capital Contribution pursuant to  Section 4.4.2 of this Agreement and (ii) any Class W Units that are converted into Class G Units pursuant to Section 4.8.4(a) of this Agreement.

“Class W Units” means that certain class of Units owned by WCO and W-G Holding on and as of the Effective Date, and from time to time, including pursuant to Sections 4.1.2(d) and (e) of this Agreement upon the Company’s or a WCO Party’s, respectively, satisfaction of any liability to which they may be entitled to indemnification from Genius under Section 8.3 of the Master Contribution Agreement.

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“Class W Prior Approval” the written prior approval of WCO.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Treasury Regulations.

“Company” means Genius Products, LLC, a Delaware limited liability company.

“Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Covered Products” shall have the meaning given to it under the Distribution Agreement.

“Current Genius Business” means all of (i) the development, licensing, sale, distribution and/or other exploitation (collectively, “Exploitation”) of entertainment-based programs and productions on DVD and other home-video and personal audiovisual formats, which programs and productions include without limitation theatrical motion picture productions, television programs and productions, documentary and other non-fiction programs and productions, health and wellness-oriented programs and productions, and children's and family-oriented programs and productions; (ii) Exploitation of music and other recordings on CD and other audio formats; (iii) Exploitation of internally-developed and/or licensed intellectual properties (e.g., Baby Genius, Berliner Film Company, etc.) and products including toys, books, video games, apparel and the like; and (iv) Exploitation of licensed U.S. and international consumer brands (e.g., Bazooka, TV Guide, Sundance, etc.) in and in connection with brand-relevant Genius  products and content.

“Cut-Off Date” means the tenth (10th) Business Day after the Managing Member’s receipt of a Notice of Redemption.

“Distribution Agreement” means that certain Distribution Agreement, entered into between the Company and The Weinstein Company LLC (“Licensor”) and in effect on the Effective Date.

“Economic Interest” means a Member’s share of the Company’s net income, net losses and distributions of the Company’s assets pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, but not limited to, the right to vote or participate in the management of, or any right to information concerning, the business and affairs of the Company.

“Effective Date” means the closing date of the transactions contemplated by the Master Contribution Agreement.

“Fiscal Year” means the Company’s fiscal year, which shall correspond to its taxable year, as determined in accordance with the Code.

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“Floor Amount” means an amount per Class W Unit equal to $60,000,000 divided by the number of Class W Units issued as of the Effective Date.

“Genius” means Genius Products, Inc., a Delaware corporation.

“Genius Charter” means the Amended and Restated Certificate of Incorporation of Genius, and as subsequently amended from time to time.

“Genius Bylaws” means the bylaws of Genius, and as subsequently amended from time to time.

“Genius Independent Board Members” means the members of the Board of Directors of Genius who are “independent,” as defined in the applicable listing standards of the primary stock exchange or trading market on which the Genius’ Common Stock is listed for trading, or if such term is not defined in such listing standards, then the listing standards of The Nasdaq Stock Market in effect from time to time.

“Genius Common Stock” means the common stock of Genius, par value $0.001 per share.

“Genius Common Stock Amount” means a number of shares of Genius Common Stock equal to the product of (i) the number of Tendered Units and (ii) the Adjustment Factor; provided, however, that, if Genius issues to holders of shares of Genius Common Stock as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling Genius’ shareholders to subscribe for or purchase Genius Common Stock, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Genius Common Stock Amount shall also include such Rights that a holder of that number of shares of Genius Common Stock would be entitled to receive.

“Holder” means a Person who is the owner of any Class G Units, Class W Units or any other equity interest in the Company approved by the Managing Member (with Class W Prior Approval) from time to time in accordance with this Agreement; provided, however, that any such Holder will not be a Member unless and until such Holder has been admitted as a Member in accordance with the terms of this Agreement.

“Initial Members” means Genius, WCO and W-G Holding.

“Managing Member” means Genius, in its capacity as managing member of the Company, unless otherwise agreed by Genius and WCO (in its sole discretion), and as the Managing Member may be changed pursuant to Sections 3.8, 8.1 or 8.6 hereof.

“Market Price” on any date shall mean, with respect to any class or series of outstanding Genius Common Stock, the Closing Price for such Genius Common Stock on such date.  The “Closing Price” on any date shall mean the last quoted or reported sales price, or, if not so quoted or reported, the average of the high bid and low asked prices in the over-the-counter market, as

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reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Genius Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Genius Common Stock selected by the Managing Member, or the last sale price for such Genius Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Genius Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Genius Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Genius Common Stock are listed or admitted to trading or, if no trading price is available for such Genius Common Stock, the fair market value of the Genius Common Stock, as determined in good faith by the Managing Member.

“Master Contribution Agreement” means the Master Contribution Agreement by and among Genius, Licensor and the Company, dated as of December 5, 2005, and amended as of March 15, 2006, April 24, 2006, May 30, 2006 and June 28, 2006.

“Member” means each Initial Member, so long as such Initial Member holds a Membership Interest in the Company, and each Person who is hereafter admitted as a member in accordance with the terms of this Agreement and the Act, each in its capacity as a member of the Company.

“Membership Interest” means a Member’s entire interest in the Company (including the Member’s Economic Interest, the right to vote on or participate in the management of the Company as permitted by this Agreement and the right to receive information concerning the business and affairs of the Company).

“Net Income” and “Net Losses” shall have the meaning set forth in Exhibit D of this Agreement.

“Notice of Redemption” means any notice given from time to time to the Company by WCO that a holder of Class W Units (including WCO) elects to exercise its right (subject to the terms and conditions set forth herein) to require the Company to redeem the number of Class W Units held by such holder as specified in such notice; provided that no Notice of Redemption may be given prior to the one-year anniversary of the Effective Date.

“Percentage Interest” means: (i) with respect to any Distribution (and as of the applicable Distribution Date), allocation or calculation, a Member’s or Holder’s percentage of the total Units in the Company entitled to participate in such Distribution, allocation or calculation represented by the ratio of (w) such Member’s or Holder’s Units in the Company entitled to participate in such Distribution, allocation or calculation to (x) the total outstanding Units in the Company of all Members and Holders entitled to participate in such Distribution, allocation or calculation; and (ii) with respect to any matter in which a class or classes of Units are entitled to participate, including rights under Section 5.2, that percentage of the total Units in the Company so entitled to participate represented by the ratio of (x) such Member’s Units in the Company so entitled to participate to (y) the total outstanding Units in the Company so entitled to participate, provided, that, in no case shall any calculation of Percentage Interest exceed 100%.

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“Permitted Transferee” means: (i) any corporation more than (20%) of the outstanding voting stock of which is owned by WCO or any of WCO’s Affiliates or in which WCO or any of WCO’s Affiliates have the right to appoint a majority of the board of directors, (ii) any partnership of which WCO or any of WCO’s Affiliates is the managing partner or in which WCO or any of WCO’s Affiliates hold partnership interests representing at least (20%) of such partnership’s capital or profits, (iii) any limited liability company of which WCO or any of WCO’s Affiliates is the manager or managing member or in which they hold the right to appoint a majority of such limited liability company’s board of managers or similar governing body, or in which WCO or any of WCO’s Affiliates hold membership or limited liability company interests representing at least (20%) of such limited liability company’s capital or profits, (iv) an Affiliate of WCO or (v) another Member.

“Person” means an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust, association or any other entity.

“Pre-closing Options and Warrants” means any options, warrants or other securities convertible into common stock that are issued and outstanding as of the Closing Date (including options granted to employees in contemplation of the transactions under the Master Contribution Agreement or warrants issued in connection with the Financing Commitments contemplated by the Master Contribution Agreement) that are not considered outstanding in the calculation of outstanding shares used to determine the number of Class W Units deemed issued as of the Effective Date.

“Registration Rights Agreement” means that certain Registration Rights Agreement, entered into as of the Effective Date between Genius and WCO and W-G Holding.

 “SEC” means United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Services Agreement” means that certain Services Agreement, entered into as of the Effective Date between the Company and Genius.

“Specified Redemption Date” means the later of (i) the tenth (10th) Business Day after the receipt by the Managing Member of a Notice of Redemption or (ii) in the case the Managing Member elects (with WCO’s consent as provided in Section 4.8.2) to conduct an Offering Funding, the Business Day following the date of the closing of the Offering Funding; provided, however, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the Company pursuant to Section 4.8.2 hereof, on any Specified Redemption Date, may be deferred, in the Managing Member’s sole and absolute discretion, for such time (but in any event not more than sixty (60) days in the aggregate) as may reasonably be required to effect, as applicable, compliance with the Securities Act or other law (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).

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“Tax Matters Partner” means the Managing Member.

“Treasury Regulations” means the income tax regulations (including temporary) promulgated under the Code.

“Units” means the units of all classes of equity issued by the Company and approved by the Managing Member subject to Section 5.2.1(xi), each such class of equity representing the right to receive distributions pursuant to the terms of this Agreement and granting the Holder such other rights and privileges as set forth in this Agreement.  The Units will initially consist of the Class G Units and the Class W Units.  Initially, none of the classes of Units will be represented by certificates.  If the Managing Member determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by such certificates.  The number of Units initially issued to each Member or Holder thereof is set forth opposite such Member’s or Holder’s name on Exhibit A (as such Exhibit may be amended from time to time by the Managing Member).

 “Valuation Date” means the date of any determination of Value or Market Price to be made pursuant to this Agreement, specifically including (i) in connection with a determination under Section 4.8, the date of receipt by the Managing Member of a Notice of Redemption or (ii) in connection with a determination under Section 4.7 the Company Repurchase Trigger Date, as the case may be or, if any such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date with respect to a share of Genius Common Stock, the volume weighted average of the daily Market Prices (as defined below) for thirty (30) consecutive trading days immediately preceding and including the Valuation Date.  If the Genius Common Stock Amount includes Rights (as defined in the definition of “Genius Common Stock Amount”) that a holder of Genius Common Stock would be entitled to receive, then the Value of such Rights shall be determined by the Managing Member acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate, subject to WCO’s right to dispute such determination pursuant to Section 11.17 hereof.

“Video Ratio” shall have the meaning given to it under the Distribution Agreement.

ARTICLE 2
ORGANIZATIONAL MATTERS

2.1           Formation.  Pursuant to the Act, the Company has been formed as a limited liability company under the laws of the State of Delaware by the filing of the Certificate of Formation with the Delaware Secretary of State by an “authorized person” within the meaning of the Act (solely for purposes of filing the Certification of Formation), which the Initial Members hereby adopt and approve.  The Managing Member is hereby appointed an “authorized person” within the meaning of the Act.  The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement.  To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be under the Act in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

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2.2           Name.  The name of the Company shall be Genius Products, LLC.  The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Managing Member deems appropriate or advisable.  The Members shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Managing Member considers appropriate.

2.3           Office and Agent.  The Company shall continuously maintain a registered office and registered agent in the State of Delaware as required by the Act.  The principal office shall be as the Managing Member may determine (with notice to all Members).  The Company also may have such offices, anywhere within and without the State of Delaware, as the Managing Member from time to time may determine, or the business of the Company may require.  The registered agent and registered office shall be as stated in the Certificate of Formation.

2.4           Members.  The respective addresses of the Members are set forth in Exhibit A hereto.  Upon its execution and delivery of this Agreement, without the need for any consent or action of any Person, each of Genius, WCO and W-G Holding are hereby admitted to or shall continue to be, as applicable, Members of the Company.

2.5           Purpose of the Company.  The purpose of the Company is to (i) distribute certain home video products of Licensor and perform marketing, promotion and advertising services in connection with that distribution, pursuant to the terms of the Distribution Agreement, (ii) engage in the Current Genius Business (subject to the other terms hereof) and (iii) conduct such other lawful acts, businesses or activities as the Managing Member and the holders of a majority of the outstanding Class W Units may agree in their sole discretion.  The Company shall have the power to do any and all acts necessary or advisable for the furtherance of its business and activities.

2.6           Term.  The term of the Company shall be perpetual, unless earlier terminated following the occurrence of any event identified in Section 9.1.  Upon such event, the Company shall be dissolved and its affairs wound up in accordance with Article 9.

2.7           Foreign Qualification.  The Managing Member shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which the Company owns property or transacts business to the extent, in the reasonable judgment of the Managing Member, such qualification or registration is necessary or advisable for the protection of the limited liability of the Members or to permit the Company lawfully to own property or transact business.  The Managing Member may, and, at the request of the Managing Member or any officer, each Member shall, execute, acknowledge, swear to and deliver any or all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue or terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

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2.8           No Partnership.  Except as set forth below, the Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, or Holder shall be a partner or joint venturer of any other Member, holder of an Economic Interest, manager or officer for any purposes, and this Agreement shall not be construed to the contrary.  The Members intend that the Company shall be treated as a partnership for federal and, to the extent possible, applicable state income and franchise tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE 3
MEMBERS

3.1           Limited Liability.  Except as expressly set forth in this Agreement or required under the Act, no Member or officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Member or an officer of the Company.  Except as expressly set forth in this Agreement, in no event will any Member (or former Member) be obligated to guarantee any indebtedness or other obligations of the Company at any time outstanding or have any liability for the repayment or discharge of the debts and obligations of the Company or for the repayment of any Capital Contribution of any other Member.

3.2           Remuneration To Members.  No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account.  A Member may receive compensation or reimbursement for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, as provided in or contemplated by this Agreement or as may otherwise be authorized by the Managing Member, subject to Class W Prior Approval.  Genius shall not be entitled to any compensation for services rendered to the Company solely in its capacity as Managing Member, except for reimbursement for reasonable expenses actually incurred by it on behalf of the Company.

3.3           Voting Rights.  Except as provided in this Agreement or the Certificate of Formation, Members shall have no voting, approval or consent rights with respect to any matter, act, decision or document involving the Company or its business.

3.4           Admission of Additional Members.  No new or substitute Members may be admitted to the Company, except pursuant to Section 5.2 or Article 8.  Unless so admitted to the Company as a Member, no Person will be, or will be considered, a Member.  The Company may elect to deal only with Persons so admitted as Members (including their duly authorized representatives).  The Company will not be required to deal with any other Person (other than with respect to distributions to assignees pursuant to assignments in compliance with Article 8) merely because of an assignment or transfer of an Economic Interest to such Person. Any Distribution by the Company to the Person shown on the Company’s records as a Member or to its legal representatives, or to the assignee of the right to receive Company distributions as provided herein, will relieve the Company of all liability to any other Person who may be interested in such Distribution by reason of any other assignment by the Member or for any other reason.

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3.5           Withdrawals or Resignations.  No Member may withdraw or resign from the Company except pursuant to Article 8.

3.6           Members’ Meetings; Quorum; Votes.  The Managing Member, any Member holding thirty percent (30%) or more of the Outstanding Units of the Company or the holders of a majority of outstanding Class W Units, may call for a meeting of the Members from time to time by written notice to the other Members; provided, however, that meetings of the Members shall not otherwise be required. At any Members’ meeting, the Managing Member shall appoint a person to preside at the meeting and a person to act as secretary of the meeting.  The secretary of the meeting shall prepare minutes of the meeting, which shall be placed in the minute books of the Company.  The Members may make use of telephones and other electronic devices to hold meetings if each Member may simultaneously participate with the other Members with respect to all discussions and votes of the Members.  The Members may act without a meeting if the action to be taken is reduced to writing and approved and signed in advance by Members holding Units sufficient under the provisions of this Agreement or the Act to authorize or take such action at a meeting of the Members.  The presence in person or by proxy of Members holding a majority of the outstanding Units, and Members holding a majority of the outstanding Class W Units shall constitute a quorum for any meeting of Members.  Unless otherwise provided herein or under applicable law, each Member shall be entitled to cast one vote for each Unit it holds. Except as otherwise provided in this Agreement, the affirmative vote of a majority of the outstanding Units shall be effective to take any action by the Members.

3.7           Devotion of Time; Company Opportunities; Other Activities.  Subject to the consent rights of Genius stockholders contained in the Genius Charter with respect to particular activities, the Class W Prior Approval rights pursuant to Section 5.2.1 hereof, and to the oversight of the Genius board of Directors, Genius shall devote all of its time and business efforts to (the “Genius Permitted Activities”):

(i)           Promoting the business and interests of the Company, including without limitation (A) serving as the Managing Member hereunder, (B) conducting Genius Capital Transactions in furtherance of the business of the Company, (C) issuing securities under equity incentive plans to officers, directors, employees and consultants of the Company (subject to receipt of property of equal value by the Company), and (D) fulfilling Genius’s obligations under this Agreement and Genius’s other agreements with the Company or Licensor, as the same may be amended, modified or supplemented;

(ii)           Holding the Class G Units and enforcing, fulfilling and managing Genius’s rights, duties, liabilities and obligations as a Member holding Class G Units;

(iii)           Maintaining Genius’s status as a public reporting company with publicly traded securities, including without limitation (A) preparing public filings and registration statements, (B) registering securities of Genius for public sale, (C) arranging for accounting, audit and related services for Genius’s financial statements, (D) communicating with and providing reports to Genius stockholders and (E) handling investor and public relations;

(iv)           Prosecuting, enforcing, exploiting, defending, settling, fulfilling and managing Genius’s rights, duties, liabilities and obligations arising in, under or from any of (A) the Excluded Assets, Excluded Liabilities or Contingent Dividend Rights, (B) such other assets, liabilities and agreements that Genius may acquire or become subject to, and (C) such securities as Genius may issue;

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(v)           Conducting Genius Capital Transactions solely to fund activities of Genius that are not provided for or reimbursed by the Company, provided that such activities constitute Genius Permitted Activities other than under this paragraph (v) (collectively, “Genius Exclusive Capital Transactions”);

(vi)           Complying with all Legal Requirements (as such term is defined in the Master Contribution Agreement) that Genius is or may become subject to; and

(vii)           Doing everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the foregoing activities;

and shall engage in no other business or conduct any other activities.  WCO, its Affiliates and their respective officers, directors, members, managers, employees, partners and agents (the “WCO Parties”), shall devote whatever time, effort and skill as they deem appropriate for the operation of the Company and, notwithstanding any duty (contractual, fiduciary or otherwise) existing at law or in equity, are free to own interests in other businesses and undertakings and to pursue and engage other businesses, investments, activities and opportunities (collectively, “Other Interests”).  The Company and the Managing Member are fully aware that the WCO Parties are engaged, and in the future will be engaged, in and conduct Other Interests which are, directly or indirectly, in competition with the Company or with each other, including as contemplated by Section 3.10 of this Agreement.  Other than as expressly set forth in the Distribution Agreement, notwithstanding any duty (contractual, fiduciary or otherwise) existing at law or in equity, neither WCO nor any WCO Party will have any obligation to offer the Company, the Managing Member or any other Member or their respective Affiliates any Other Interests or the right to participate therein.  None of the Company, the Managing Member nor their respective Affiliates will have any rights in any Other Interests in which WCO or any WCO Party engages outside of the Company by virtue of WCO’s or any WCO Party’s relationship to the Company or otherwise, and notwithstanding any duty (contractual, fiduciary or otherwise) existing at law or in equity, WCO and the WCO Parties shall not be required to disclose to the Company, the Managing Member or any other Member the existence or nature of any such Other Interests.  The Company, the Managing Member and each Member hereby waives any conflict of interest related to such Other Interests, and the Company, the Managing Member and each Member agrees that it shall have no claim under fiduciary duty or any other principles to such Other Interests.

3.8           No Cessation of Membership Upon Bankruptcy.  Except as provided in Section 4.7, a Person will not cease to be a member of the Company upon the happening, with respect to such Person, of any of the events specified in §18-304 of the Act, provided, however, WCO or its designee shall become the Managing Member immediately upon the occurrence of any Bankruptcy of Genius and Genius shall cease to be the Managing Member but shall continue to be a Member.  Upon the occurrence of any event specified in §18-304 of the Act with respect to a Member, the business of the Company will be continued pursuant to the terms hereof without dissolution.

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3.9           Enforcement of Rights against Member.  Regardless of any provision to the contrary, nothing in this Agreement shall be construed to restrict or limit the ability of: (a) any Member to enforce any rights, arising from any contract or agreement, against the Company; or (b) the Company to enforce any rights arising from any contract or agreement against any Member.  At the Company’s cost and expense, each of WCO and Genius is entitled on behalf of the Company to enforce against the other any of the terms of this Agreement or any other agreement between the Company and Genius or WCO, as applicable.

3.10           Content Acquisition Opportunities.

(a)           The Company and the Managing Member agree that it is intended that the Company will not engage in Content Acquisition Opportunities, other than as provided in this Section 3.10.  If the Managing Member or the Company is presented with a Content Acquisition Opportunity, the Company or the Managing Member, as applicable, shall promptly present such Content Acquisition Opportunity to WCO (a “Distributor Notification”) and WCO or any of the WCO Parties designated by WCO shall have the right to engage in the Content Acquisition Opportunity as provided herein.

(b)           If WCO or any such WCO Party determines to engage in the Content Acquisition Opportunity, notwithstanding any duty (contractual, fiduciary or otherwise) existing at law or in equity, it may do so on whatever terms it deems appropriate without any further obligation to the Company (other than under  the Distribution Agreement) or the Managing Member, and the Company and the Managing Member shall be prohibited from engaging in such Content Acquisition Opportunity.  WCO or such WCO Party may notify the Company in writing (an “Election Notification”)  of its determination to either engage in such Content Acquisition Opportunity or seek additional information with respect to such Content Acquisition Opportunity within thirty (30) days (reducible to ten (10) days for so-called “hot properties” or if exigent circumstances require such shorter period) after receipt of the applicable Distribution Notification.   If WCO notifies the Company it or the designated WCO Parties do not desire to engage in such Content Acquisition Opportunity or if WCO or the designated WCO Party does not respond to the Distributor Notification with an Licensor Notification within the applicable period set forth above, the Company (but not the Managing Member) shall be free to engage in such Content Acquisition Opportunity for its own account without any further obligation to WCO, subject to any applicable required approvals under Section 5.2 of this Agreement; provided, if the terms or elements of the Content Acquisition Opportunity are modified so as to differ from the terms presented to WCO in any material respect that is more favorable to the Company, the Company and the Managing Member shall be required to again present the Content Acquisition Opportunity to WCO in accordance with this Section 3.10.

(c)           For the avoidance of doubt, notwithstanding any duty (contractual, fiduciary or otherwise) existing at law or in equity, neither WCO nor any WCO Party shall have any obligation to present any Content Acquisition Opportunity to the Company or the Managing Member.

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(d)           For purposes of this Section 3.10, “Content Acquisition Opportunity” means the acquisition of any distribution or other rights in any audio, visual and/or audiovisual works of any kind or character, including, without limitation, “Motion Pictures” as such term is defined in the Distribution Agreement.

(e)           Notwithstanding the foregoing, the Company and the Managing Member shall not be required to offer any Content Acquisition Opportunity that both (i) is consistent with Genius’ Current Business and not competitive with WCO’s business and (ii) requires aggregate fixed payments (e.g. advances, fixed purchase price, etc.) of less than $75,000 for any individual acquisition or series of related acquisitions; provided, however that in no event shall all fixed payments related to such qualifying Content Acquisition Opportunities in any year exceed the lesser of (a) $2,000,000 in the aggregate or (b) the amount budgeted for acquisitions as set forth in the Company’s annual budget.  Notwithstanding the definition of the Current Genius Business, the Company shall not enter into any Content Acquisition Opportunity that is competitive with WCO’s business (e.g., feature films) and shall not enter into any such Content Acquisition Opportunity without specific prior written approval from WCO and without first presenting such Content Acquisition Opportunity to WCO pursuant to Sections 3.10 (a) and (b) above.  Any Content Acquisition Opportunity entered into by the Company shall be on customary industry terms (e.g. customary royalties or distribution fees) and the Company shall not structure any Content Acquisition Opportunity so as to avoid or circumvent its obligation to offer such Content Acquisition Opportunity to WCO or the WCO Parties as required hereunder or otherwise in a manner that frustrates the intent of this Section 3.10, including but not limited to offering terms that are not consistent with industry standards.  By way of example, the Company shall not achieve an advance within the $75,000 and $2 million limits set forth above by offering non-standard terms in other areas, such as higher than customary royalties or lower than customary distribution fees.

(f)           The provisions of this Section 3.10 shall terminate upon the termination or expiration of the Distribution Agreement (or any successor or replacement agreement with WCO).

ARTICLE 4
CLASSES OF UNITS INTERESTS AND CAPITAL CONTRIBUTIONS

4.1           Classes of Units.

4.1.1    Class G Units

(a)           Grants.  As of the Effective Date, the total number of Class G Units issued to Genius will represent 30% of the total Units of the Company in an amount determined as provided in Exhibit A.  Additional Class G Units will be granted to such Persons, at such times and in such amounts, in accordance with Section 4.4.2, Section 4.8.4(a) and as the Managing Member may determine with Class W Prior Approval in accordance with Section 5.2.  The grant of Class G Units as of the Effective Date is set forth on Exhibit A.

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(b)           Rights.  Holders of Class G Units are entitled to participate in Distributions as provided in Section 6.1 and Section 6.2 and to such other voting, distribution and participation rights as set forth in this Agreement.

4.1.2     Class W Units

(a)           Grants.  As of the Effective Date, the total number of Class W Units owned by WCO and W-G Holding will represent 70% of the total Units of the Company  in an amount determined as provided in Exhibit A.  Additional Class W Units will be granted to such Persons, at such times and in such amounts, in accordance with Section 4.1.2(d) and Section 4.1.2(e) and as the Managing Member may determine with Class W Prior Approval in accordance with Section 5.2.  The number of Class W Units as of the Effective Date is set forth on Exhibit A.

(b)           Rights.  Holders of Class W Units are entitled to participate in Distributions as provided in Section 6.1 and Section 6.2 and to such other voting, distribution and participation rights as set forth in this Agreement.

(c)           Repurchase and Redemption.  Class W Units are subject to repurchase or redemption only in accordance with Sections 4.7 and 4.8 of this Agreement.

(d)           Additional Class W Units Upon Company Indemnification.  If the Company pays, discharges or otherwise satisfies or assumes any liability or obligation for which it is entitled to indemnification from Genius pursuant to Section 8.3 of the Master Contribution Agreement, the Company shall redeem from Genius (without any further payment to Genius) a number of Class G Units, and issue to the holders of Class W Units (without any further payment by such holders) a number of additional Class W Units, in an amount equal to the following formula:

U = (L * P) / V

where:

U =	the number of Class G Units to be redeemed from Genius and Class W Units to be issued to the holders of Class W Units pursuant to this Section 4.1.2(d);

L =	the amount paid, discharged or otherwise satisfied or assumed by the Company in satisfaction of such liability or obligation;

P =	the Percentage Interest of the holders of Class W Units immediately prior to the redemption of Genius’ Class G Units and the issuance of additional Class W Units pursuant to this Section 4.1.2(d); and

V =
the lesser of the Value or the Market Price of Genius Common Stock as of the date of the Company’s satisfaction, payment, discharge or assumption of such liability or obligation (whichever occurs first).

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(e)           Additional Class W Units upon WCO Payment of Genius Indemnification.  If WCO or any WCO Party pays, discharges or otherwise satisfies or assumes any liability or obligation for which it is entitled to indemnification from Genius pursuant to Section 8.3 of the Master Contribution Agreement, the Company shall redeem from Genius (without any further payment to Genius) a number of Class G Units, and issue to the holders of Class W Units (without any further payment by such holders) a number of additional Class W Units, in an amount equal to the following formula:

U = L / V

where:

U =	the number of Class G Units to be redeemed from Genius and Class W Units to be issued to holders of Class W Units pursuant to this Section 4.1.2(e);

L =	the amount paid, discharged or otherwise satisfied or assumed by WCO or any WCO Party in satisfaction of such liability or obligation;

V =
the lesser of the Value or the Market Price of Genius Common Stock as of the date of the WCO’s or any WCO Party’s satisfaction, payment, discharge or assumption of such liability or obligation (whichever occurs first).

Examples of the operation of this Section 4.1(d) and (e) are attached hereto as Exhibit 4.1.

4.2           Capital Accounts.  A separate Capital Account shall be maintained for each Member in accordance with Exhibit D hereto. No Member shall be personally liable for or be required to restore any deficit Capital Account balance.

4.3           Initial Contributions by Genius.  Concurrently with the execution of this Agreement,  Genius shall, pursuant to the Master Contribution Agreement, contribute to the Company all of the assets, rights and properties required to be contributed by Genius therein, whether tangible or intangible, including its right, title and interest in and to any real property.

4.4           Additional Capital Contributions.

4.4.1      No Obligation. Except as set forth in Section 4.3 or this Section 4.4, no Member or Affiliate of a Member shall be required to make a Capital Contribution, loan or advance to the Company or guarantee or make any other financial commitment with respect to any debt or other obligation of the Company, including to fund operations of the Company or meet any tax liabilities of the Members (including tax liabilities arising from phantom income).

4.4.2     Additional Capital Contributions.

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(a)           Genius shall contribute to the Company the net proceeds (including, without limitation, cash, securities, assets or other property) received from (i) any private placement, public offering or other sale or disposition after the Effective Date of Genius Common Stock, or securities convertible into or exchangeable for Genius Common Stock (a “Genius Convertible Security”), or upon the exercise, conversion or exchange of a Genius Convertible Security or (ii) the sale of Property, incurrence of indebtedness, recapitalization or refinancing, or from any other capital raising transaction (each transaction described in clause (i) or (ii) above, a  “Genius Capital Transaction”) as an Additional Capital Contribution, provided, however, that the consideration received by Genius upon exercise of Pre-closing Options or Warrants (or any Property acquired solely with such consideration) shall not be required to be contributed to the Company; provided further that if the Genius Capital Transaction is the issuance of indebtedness, such indebtedness shall not be contributed as capital but instead shall be loaned to the Company on terms agreed upon by the Members.

(b)           Not later than three (3) Business Days following the consummation of any Genius Capital Transaction, Genius shall transfer the net proceeds therefrom to the Company.  Except to the extent that such Genius Capital Transaction constituted an Indemnification Issuance or a Genius Exclusive Capital Transaction or the payment of the exercise price from the exercise, conversion or exchange of a Genius Convertible Security outstanding on the Effective Date, following receipt by the Company of the net proceeds or assets or other value received from a Genius Capital Transaction, the Managing Member shall promptly cause the Company to issue to Genius a number of additional Class G Units equal to the number of shares of Genius Common Stock actually issued in the Genius Capital Transaction covered by clause (i) of the definition thereof, provided, that, if Genius has issued a Genius Convertible Security in the Genius Capital Transaction, the Company shall instead provide Genius with the contingent right to be issued a number of additional Class G Units only upon the exercise or conversion of such Genius Convertible Security and contribute to the Company the net proceeds received therefrom, the amount of such Class G Units so issuable equal to the number of shares of Genius Common Stock actually issued upon such exercise or conversion), provided, that for purposes of calculating the number of additional Class G Units issuable to Genius pursuant to this Section 4.4.2(a), there shall be disregarded any (1) declaration or payment of a dividend on outstanding Genius Common Stock in Genius Common Stock or distribution to holders of outstanding Genius Common Stock in shares of Genius Common Stock, (2) split or subdivision of outstanding Genius Common Stock or (3) reverse stock split or other combination of Genius Common Stock into a smaller number of shares of Genius Common Stock, that may have occurred after the Effective Date.  For example, if there occurs a 2-for-1 stock split of Genius Common Stock after the Effective Date and Genius thereafter issues 100 new shares in a Genius Capital Transaction, the Company would only issue 50 Class G Units in connection with the contribution of net proceeds from that Genius Capital Transaction.

(c)           For purposes of clarification, in no event will any Class G Units be issued to Genius pursuant to this Section 4.4.2 or otherwise in connection with an Indemnification Issuance or Genius Exclusive Capital Transaction, whether or not Genius contributes the proceeds therefrom to the Company.

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(d)           No Member will be required to lend any funds to the Company or to make any additional contribution of capital to the Company, except as otherwise required by applicable law, any binding Agreement entered into after the Effective Date or by this Section 4.4.2.  Any Member or Affiliate of a Member may, with the consent of the Managing Member and subject to the provisions of this Section 4.4.2, Section 5.2 and any other senior loan, credit or financing agreement of the Company, lend or advance money to the Company or a subsidiary, make loans to the Company or a subsidiary or guaranty any loans made to the Company or a subsidiary by a third party lender or any Affiliate of any Member that is a commercial lending institution, and any such loan or guaranty by a Member or an Affiliate of a Member will not be considered to be a Capital Contribution unless otherwise provided in the agreement relating to such loan or guaranty or as otherwise determined by the Managing Member.  It is contemplated that the Company may engage in borrowing in connection with the operations of its business, provided, however, that Genius shall not be entitled to create any pledge, lien, encumbrance or restriction of any kind upon its rights or interests under the Distribution Agreement without WCO’s prior written consent in its sole discretion.

4.5           [Intentionally left blank]

4.6           Withdrawal of Capital Contributions.  Except as otherwise provided in or contemplated by this Agreement, no Member shall demand or receive a return of any Capital Contributions or otherwise withdraw from the Company without the consent of all Members. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash except as may be specifically provided herein.

4.7           Repurchase of Class W Units.

4.7.1    Company Repurchase Right.  At any time prior to December 31, 2009, if (i) Licensor terminates the Company’s right and obligation to distribute Covered Products pursuant to Section 19(A)(3) or 19(A)(4) of the Distribution Agreement and the Annual Video Ratio or Semi-Annual Video Ratio, as applicable, giving rise to such termination is more than 50% (as calculated pursuant to the terms of the Distribution Agreement) or (ii) Licensor enters Bankruptcy and does not (x) continue to substantially perform its obligations under the Distribution Agreement, or (y) provide for Licensor’s obligations being assumed under the Distribution Agreement by or through a successor in a manner satisfactory to Licensor, Affiliate or other Person, then the Company may repurchase from WCO and W-G Holding (proportionately in a accordance with their respective Percentage Interests) a portion of the Class W Units owned by  them on the Effective Date as provided below (the “Company Repurchase Right”).  The date of the event giving rise the Company Repurchase Right is the “Company Repurchase Trigger Date”).  The purchase price to be paid to WCO and W-G Holding for the repurchase of Class W Units upon the exercise of the Company Repurchase Right shall be an amount equal to 75% of the Cash Amount WCO or W-G Holding would receive under Section 4.8 hereof upon a Redemption of Tendered Units, where the number of Tendered Units shall be deemed to equal the number of Class W Units to be repurchased.

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The portion of the Class W Units subject to the Company Repurchase Right during any calendar year shall be determined as follows:

Year of Term	Portion of Units Subject to Repurchase
1/1/06 – 12/31/06	60%
1/1/07 – 12/31/07	30%
1/1/08 – 12/31/08	20%
1/1/09 – 12/31/09	10%

4.7.2    No Company Repurchase Right.  For purposes of clarification, if at any time prior to December 31, 2009, Licensor terminates the Company’s right and obligation to distribute Covered Products pursuant to Section 19(A)(3) or 19(A)(4) of the Distribution Agreement and the Annual Video Ratio or Semi-Annual Video Ratio, as applicable, giving rise to such termination is less than 50% (as calculated pursuant to the terms of the Distribution Agreement), then the Company shall have no Company Repurchase Right to repurchase any portion of the Class W Units then held by WCO or W-G Holding.

4.7.3    Repurchase Procedure.  The Managing Member shall determine in its discretion whether the Company shall exercise the Company Repurchase Right pursuant to Section 4.7.1 by the Majority Vote of the Genius Independent Board Members (as provided in the Genius Charter).  Promptly following any termination of the Distribution Agreement giving rise to the Company Repurchase Right, but in any event within fifteen (15) Business Days thereafter (the “Repurchase Right Expiration Date”), the Company shall send a written notice (the “Repurchase Notice”) to WCO and W-G Holding setting forth: (i) whether the Company is exercising its Company Repurchase Right, (ii) the portion of WCO’s and W-G Holding’s Class W Units then subject to the Company’s Repurchase Right that the Company wishes to repurchase and (iii) the Managing Member’s calculation of the higher of the Value or the Market Price for the Class W Units that it is offering to repurchase, and its methodology in arriving at such calculation.  Following receipt of the Repurchase Notice, WCO shall confirm the Managing Member’s calculation of the higher of the Value or the Market Price to be paid for the Class W Units then being repurchased, and WCO and the Managing Member shall in good faith agree upon the date of the closing for such repurchase, such closing to occur not later than sixty (60) days after the Repurchase Right Expiration Date.  At the closing of the Company’s repurchase of WCO’s and W-G Holding’s Class W Units, the Company shall deliver the repurchase price to be paid for the Class W Units being repurchased to or as directed by WCO in immediately available funds by wire transfer or certified check.  The Company Repurchase Right shall terminate and be of no further force or effect if the Company has not exercised that right on or before the Repurchase Right Expiration Date by delivery of a Repurchase Notice to WCO, and any Class W Units for which the Company does not exercise its Company Repurchase Right as indicated in a Repurchase Notice shall no longer be subject to a Company Repurchase Right and shall be held by WCO or W-G Holding free and clear of any claims or rights in favor of the Company arising under this Section 4.7.

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4.7.4    Disputes Regarding Termination.  Any disputes regarding a termination of the Company’s rights to distribute Covered Product under the Distribution Agreement shall be resolved pursuant to the terms of the Distribution Agreement and not under this Agreement.  Unless grounds exist to exercise the Company Repurchase Right other than termination of the Distribution Agreement (i.e., a repurchase triggered by clause (ii) of the first sentence of Section 4.7.1), until the final resolution of any such dispute, the Company may not exercise its Company Repurchase Right with respect to any portion of WCO’s or W-G Holding’s Class W Units as otherwise provided in this Section 4.7, and each of WCO and W-G Holding shall retain full title and ownership of all Class W Units then held by it, free and clear of any liens, claims, encumbrances or rights of set off of any kind, and shall be entitled to exercise all of its rights and receive all of the benefits as a Holder of all of its Class W Units hereunder (including, without limitation, the right to receive Distributions or to decide upon a Class W Prior Approval).  The repurchase procedures upon exercise of a Company Repurchase Right (other than the running of the period for the Managing Member’s determination of whether to exercise the Company Repurchase Right that ends on the Repurchase Right Expiration Date) shall be stayed until the final resolution of any suit properly filed by the Company or Licensor in good faith pursuant to the terms of the Distribution Agreement and thereafter actively prosecuted that disputes or seeks declaratory relief regarding Licensor’s right to terminate the Distribution Agreement.  Notwithstanding any dispute regarding a termination of the Distribution Agreement that may have occurred or be ongoing, the Valuation Date for the determination of the Cash Amount payable upon exercise of a Company Repurchase Right shall be the Company Repurchase Trigger Date.

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4.8           Redemption Rights Holder of Class W Units.

4.8.1    WCO shall have the right (subject to the terms and conditions set forth herein) to require the Company to redeem all or a portion of the Class W Units held by a Tendering Party (as defined below) and not subject to a Company Repurchase Right under Section 4.7 (such Class W Units being hereafter “Tendered Units”) in exchange (a “Redemption”) for a number of shares of Genius Common Stock calculated as determined below.  Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the Company and the Managing Member by WCO when WCO exercises the Redemption right on behalf of itself, as a holder of Class W Units, or on behalf of another holder of Class W Units (such party, the “Tendering Party”).  The Tendering Party shall submit such information, certification or affidavit as the Managing Member may reasonably require in connection with the restrictions and limitations of the Genius Charter to any such acquisition.  On the Specified Redemption Date the Tendering Party shall transfer such number of the Tendered Units to the Company in exchange for a number of shares of Genius Common Stock (and Rights, if applicable) equal to the Genius Common Stock Amount as of the Specified Redemption Date.  Genius unconditionally agrees to deliver to the Company such number of shares of Common Stock of Genius (and Rights, if applicable) sufficient to enable the Company to meet its obligation under this Section 4.8.1.  The Genius Common Stock Amount shall be delivered to the Company and issued in the name of the Tendering Party on the Specified Redemption Date as duly authorized, validly issued, fully paid and non-assessable Genius Common Stock and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than restrictions provided in the Genius Charter, the Genius Bylaws, the Securities Act and relevant state securities or “blue sky” laws.  The shares of Genius Common Stock issued pursuant to this Section will be “Registrable Securities” as defined in the Registration Rights Agreement.  Genius will at all times reserve and keep available, solely for the issuance and delivery upon the redemption of Class W Units as provided herein, that number of shares of Genius Common Stock, and such other stock, securities or property, as from time to time shall be issuable upon the redemption of all outstanding Class W Units.  If any unreasonable delay arises in such delivery, Genius will use its reasonable efforts to provide the Tendering Party with all indicia of ownership of such Genius Common Stock, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date, except for dividends declared prior to the Cut-Off Date.  Genius Common Stock issued upon an acquisition of the Tendered Units by the Company pursuant to this Section 4.8.1 may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Managing Member in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

Notwithstanding anything to the contrary contained above, if a Tendering Party receives shares of Genius Common Stock as provided in this Section 4.8.1, and after the receipt of such shares, Genius (x) makes an Indemnification Issuance or issues securities in an Genius Exclusive Capital Transaction (“Exclusive Issuance”) that would have resulted in an adjustment to the Adjustment Factor under clause (i)(d) of the definition

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thereof, (y) makes an indemnification payment that would have resulted in an adjustment  to the Adjustment Factor under clause (iii) of the definition thereof or (z) issues shares of Common Stock pursuant to Pre-closing Options or Warrants (“Option Shares”), in each case that would have resulted in an adjustment to the Adjustment Factor under clause (i)(e) of the definition thereof had Indemnification Issuance, Exclusive Issuance, indemnification payment, or the issuance of such Option Shares occurred prior to the issuance of shares of Genius Common Stock under this Section and which would have resulted in additional shares of Genius Common Stock being issued to the Tendering Party (“Additional Shares”), the Managing Member shall issue such Additional Shares to the Tendering Party and Genius shall provide such Additional Shares to the Company to be delivered to the Tendering Party as provided in this Section 4.8.1 as if such Additional Shares had been issued on the Specified Redemption Date and this Section 4.8.1 shall otherwise apply to such Additional Shares.

4.8.2    Notwithstanding the foregoing, at the request of the Company and with the consent of WCO (which may be withheld in the WCO’s sole discretion):

(a)           The Company may deliver to the Tendering Party an amount equal to the Cash Amount in lieu of the Genius Common Stock Amount payable on the Specified Redemption Date; or

(b)           the Managing Member on behalf of the Company may elect to raise funds for the payment of the Cash Amount either (a) by contribution by Genius of funds from the proceeds of a private placement or registered public offering (each, an “Offering Funding”) by Genius of a number of Genius Common Stock (“Offering Funding Shares”)  or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to Genius or the Company.

Promptly upon the Company’s receipt of the Notice of Redemption, the Managing Member shall give notice (a "Single Funding Notice") to all holders of Class W Units having Redemption rights pursuant to this Section 4.8 and request that WCO elect whether or not to effect a Redemption of any of such holders’ Class W Units to be funded through an Offering Funding (if an Offering Funding has been requested by the Company) or otherwise.  If WCO elects to effect such a Redemption on behalf of any such holder of Class W Units (including itself), it shall give notice thereof and of the number of Class W Units to be made subject thereto in writing to the Managing Member within ten (10) Business Days after receipt of the Single Funding Notice, and such holder of Class W Units shall be treated as a Tendering Party for all purposes of this Section 4.8.

4.8.3     A Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Cash Amount) paid after delivery of the Notice of Redemption, whether or not the Company’s record date for such distribution precedes or coincides with such delivery of the Notice of Redemption; provided,however, that if the Company elects to fund the Cash Amount with the proceeds of an Offering Funding pursuant to Section 4.8.2 hereof, and WCO has consented to an Offering Funding, the Tendering Party's right to receive distributions shall not be suspended as hereinbefore provided and such Tendering Party shall have the right to receive distributions actually made hereunder prior to the date of the closing of the Offering Funding whose proceeds are used to pay the Cash Amount.  In the event of a Redemption, the Cash Amount shall be delivered by wire transfer, certified check or as otherwise instructed by the Tendering Party (with WCO’s consent).

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4.8.4    Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 4.8:

(a)           To the extent Genius provides shares of Genius Common Stock or funding to pay the Cash Amount, each Class W Unit acquired by the Company pursuant to Section 4.8.1 hereof shall be transferred to Genius and be converted into and deemed to be a Class G Unit.

(b)           No Tendering Party may effect a Redemption for less than five hundred (500) Class W Units or, if such Tendering Party holds (as a Member or, economically, as an Assignee) less than five hundred (500) Class W Units, all of the Class W Units held by such Tendering Party.

(c)           The consummation of such Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(d)           The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 8.2 hereof) all Class W Units subject to any Redemption, and be treated as a Member or an Assignee, as applicable, with respect to such Class W Units for all purposes of this Agreement, until such Class W Units are either paid for by the Company pursuant to Section 4.8.1 hereof or transferred to the Company and paid for by the issuance of the Genius Common Stock, pursuant to Section 4.8.2 hereof on the Specified Redemption Date, except to the extent that the Tendering Party obtains indicia of ownership of Genius Common Stock pursuant to the penultimate sentence of Section 4.8.1.

4.9           Redemptions.  Except with respect to the Class W Units as provided in Section 4.1(d) or (e) or Section 4.8, without the Class W Prior Approval, the Company will not acquire, by purchase, redemption or otherwise, any Units of any class or type of any Member or Holder without offering to purchase, on the same terms and conditions, a proportionate share of the Units of such class or type of all other applicable Members or Holders.  Except as provided in Section 4.8.4(a), any Units so acquired by the Company will be deemed canceled.

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ARTICLE 5
GOVERNANCE

5.1           Management Through the Managing Member.  The management of the Company is vested in the Managing Member, which shall have the power and authority to manage and direct the business and affairs of the Company under the terms and conditions of this Agreement.  Except as otherwise expressly provided in this Agreement, the Members shall not participate in the control of the Company and shall have no right, power or authority to act for or on behalf of or otherwise bind, the Company.  Except as expressly provided in this Agreement or required by any non-waiveable provisions of applicable law, Members shall have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business.  The Managing Member shall be deemed to owe the same fiduciary duties to the Members that directors of Delaware corporations owe to that corporation’s stockholders under Delaware law.

5.2           Limitations on the Authority of the Managing Member.  The Managing Member’s authority to run the business and affairs of the Company is subject only to the limitations in this Sections 5.2.   The Managing Member shall take no actions on behalf of the Company without a Class W Prior Approval with respect to any of the following matters in Section 5.2.1 below:

5.2.1`    For so long as WCO, W-G Holding and their transferees beneficially own Units comprising at least 20% of the outstanding Units of the Company, the Managing Member shall take no actions on behalf of the Company (and the Company shall take no action through any subsidiary) without the Class W Prior Approval with respect to:

(i)           taking or purporting to take actions in contravention of or engaging in activities inconsistent with this Agreement or the Distribution Agreement;

(ii)         creating or assuming any indebtedness or liability, or providing any indirect financial assistance, or assuming any mortgage, charge or other encumbrance on any property of the Company;

(iii)        selling, leasing, exchanging or disposing of, by any means, any properties or assets of the Company having a value in excess of $100,000;

(iv)        entering into or effecting any conversion, consolidation or merger involving the Company;

(v)         to the fullest extent permitted by law, taking any action to liquidate or dissolve the Company;

(vi)        entering into, amending or waiving any contract with a Member or with any party that is not at arm’s length (including amending any provision of, or making any election under, the Services Agreement);

(vii)       engaging, removing or replacing the Company’s independent auditors;

(viii)      guaranteeing the liabilities or debts of any Person other than a subsidiary of the Company;

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(ix)         requiring any guarantee from any Member;

(x)          declaring or making any Distribution, including any Distribution in-kind of Securities or other non-cash assets;

(xi)         issuing or granting any Class G Units, Class W Units or any other Units,  Membership Interests or Economic Interests in the Company (other than as provided in this Agreement);

(xii)        utilizing subdistributors, or licensees, or outsourcing any functions relating to the Company’s performance under the Distribution Agreement;

(xiii)       appointing or removing (A) the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or any other executive level officer or employee and (B) any other employee whose compensation is in excess of $150,000 per year;

(xiv)       approving the annual or quarterly budget for the Company, or varying more than 10% from the amount budgeted for any particular material line item therein;

(xv)        engaging in any debt or equity financing, refinancing, recapitalization or other capital raising transaction;

(xvi)       approving or entering into any contracts, agreements, understandings or arrangements outside the ordinary course or providing for payments by or to the Company or obligations in excess of $100,000 per year;

(xvii)      commencing or settling any litigation;

(xviii)     licensing any item of product outside the ordinary course or on terms other than fair market value;

(xix)        approving or adopting any material employee compensation plan or arrangement; and

(xx)        creating any subsidiary or taking any of the actions described above with respect to any subsidiary.

5.3           Officers.  The day-to-day management of the Company shall be vested in the officers of the Company under the supervision of the Managing Member.

5.3.1    Delegation.  The Managing Member may appoint, employ or otherwise contract with any Persons for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Managing Member may delegate to any such Persons such authority to act on behalf of the Company as the Managing Member may from time to time deem appropriate.

5.3.2    Appointment of President and Chief Executive Officer.  Subject to the terms of the CEO employment agreement, the initial president and chief executive officer of the Company (the “President and Chief Executive Officer”), will be Trevor Drinkwater, subject to the terms of any employment agreement between the Company and Mr. Drinkwater in effect as of the Effective Date (as it may be amended in accordance with the terms of this Agreement).

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5.3.3    Duties and Powers of President and Chief Executive Officer.  Except as otherwise set forth herein, the President and Chief Executive Officer will be responsible for the general and active management of the business of the Company and will see that all orders and resolutions of the Managing Member are carried into effect.  The President and Chief Executive Officer will report to the board of directors of the Managing Member and have the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation organized under the General Corporation Law of the State of Delaware, and will have such other powers and duties as may be prescribed by the Managing Member or this Agreement. The President or Chief Executive Officer will execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof will be expressly delegated by the Managing Member to some other officer or agent of the Company.  The President and Chief Executive Officer will devote substantially all of his or her business time to the conduct of the business of the Company.

5.3.4    Appointment of Other Officers.  Except as set forth herein, the President and Chief Executive Officer may appoint officers at any time, and the officers may include one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a treasurer, one or more assistant treasurers, a chief operating officer, and any other officers that the President and Chief Executive Officer deems appropriate. Except as set forth herein, the officers will serve at the pleasure of the Managing Member and the President and Chief Executive Officer, subject to all rights, if any, of such officer under any contract of employment. Any individual may hold any number of offices, and an officer may, but need not, be a Member of the Company. The officers will exercise such powers and perform such duties as specified in this Agreement or as determined from time to time by the Managing Member or by the President and Chief Executive Officer.

5.3.5    Removal; Resignation; Vacancy.  Subject to this Agreement and to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Managing Member or the President and Chief Executive Officer.  Any officer may resign at any time by giving written notice to the Managing Member.  Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.

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5.3.6    Reliance.  In exercising their authority and performing their duties under this Agreement, the officers shall be entitled to rely on information, opinions, reports or statements of (i) one or more employees or other agents of the Company or in subordinates whom the officer reasonably believes to be reliable and competent in the matters presented and (ii) any attorney, public accountant or other Person as to matters which the officer reasonably believes to be within such Person’s professional or expert competence, unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted.

5.4           Unanimous Consent of Members.  Regardless of anything to the contrary in this Agreement, the Company may take any action contemplated under this Agreement if approved by the unanimous written consent of the Members.

5.5           Right of First Negotiation for Genius Financings.  Notwithstanding anything to the contrary herein, if Genius decides to raise additional capital, whether by conducting a private placement, public offering or other sale or disposition of equity or debt securities, from any other incurrence of additional indebtedness or from the sale of any property, Genius shall first deliver a written notice thereof to WCO, which notice will set forth in reasonable detail all material terms and conditions of the proposed capital raising transaction.  WCO will then have the option of negotiating with Genius to acquire the securities or property to be issued or sold in such capital raising transaction.  If WCO elects to negotiate with Genius, Genius and WCO will negotiate in good faith to reach an agreement for the sale of the proposed properties or securities to WCO for a sixty (60) day period following notification.  If, by the last day of said sixty (60) day period, Genius and WCO have not reached an agreement or a non-binding term sheet or letter of intent for the sale of Genius’ properties or securities to WCO, Genius shall be free to conduct such capital raising transaction with such other parties as it desires on the same terms and conditions in all material respects that were presented to WCO, provided, that Genius shall re-offer any transaction or financing to WCO as provided in this Section 5.5 if the terms at which such financing or transaction are proposed to be accomplished are materially less favorable to Genius in any respect than the terms of the transaction or financing initially presented to WCO.

ARTICLE 6
DISTRIBUTIONS, TAX MATTERS, AND ALLOCATIONS

6.1           Distributions.  Subject to Section 6.2 below, Available Cash will be distributed to the Members and applicable Holders pro rata to each Holder of Units in accordance with its respective Percentage Interest, at such times as the Managing Member determines in its sole discretion, subject to Class W Prior Approval in accordance with Section 5.2 (each such distribution pursuant to this Section 6.1 being a “Distribution” and the date of such Distribution a “Distribution Date”).

6.2           Tax Distributions.  During each Fiscal Year or within forty-five (45) days after the end thereof, the Company shall make distributions to each Member from Available Cash pro rata in accordance with their respective Percentage Interests in an aggregate amount equal to the Annual Target Tax Distribution.  The “Annual Target Tax Distribution” shall mean the minimum

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amount which, if distributed to the Members in accordance with their respective Percentage Interests, would provide each Member with an amount at least equal to the excess of (A) the product of (i) the sum of the amount of net capital gain and the net amount of all items taxable at ordinary income rates (or deductible from ordinary income) allocable to such Member on such Member’s Schedule K-1 to the Company’s Form 1065 for such Fiscal Year, and (ii) the highest combined effective federal, state and local tax rate applicable to an individual resident in New York City, over (B) the aggregate amount of distributions received by such Member pursuant to Section 6.1 during such Fiscal Year.  Amounts distributed pursuant to this Section 6.2 shall be referred to as “Tax Distributions.”  Tax Distributions shall be estimated by the Tax Matters Partner on a quarterly basis and to the extent feasible shall be distributed to the Members on a quarterly basis to facilitate the payment of estimated taxes by the Members or their beneficial owners.  Any Member shall have the option of deferring  its right to receive Tax Distributions with respect to a Fiscal Year in favor of taking such Tax Distributions at such future time or times as such Member may elect.  In the event that the amount of distributions made to the Members pursuant to this Section 6.2 with respect to any Fiscal Year are less than the amount of the Annual Target Tax Distribution calculated for such Fiscal Year, the shortfall shall carry over and be distributed to the Members in the next succeeding Fiscal Year (or, if necessary, in other succeeding Fiscal Years) as a priority distribution before distributions are made to the Members on account of the Annual Target Tax Distribution amounts calculated for the Fiscal Year(s) to which such shortfall is carried. If, as a result of an audit adjustment, amended return, or other cause that affects amount of income. gain, loss or deduction previously reported or that should have been reported on a Member’s or former Member’s Schedule K-1 to the Company’s Form 1065 with respect to a prior Fiscal Year, additional taxes, interest or penalties (collectively, “Back Taxes”) are imposed on such Member or former Member with respect to such prior Fiscal Year , the Annual Target Tax Distributions of each Member for such prior Fiscal Year shall be recalculated by including therein such Member’s Back Taxes and each Member or former Member shall receive a distribution equal to the additional Tax Distribution it would have received for such prior Fiscal Year based on the recalculated Annual Target Distributions.  By way of clarification, no Tax Distribution shall be made in respect of Back Taxes incurred by any Member in connection with the acquisition by the Company of the distribution rights evidenced by the Distribution Agreement or the contributions by Genius or with respect to transactions undertaken or income allocated to a Member prior to the contributions by Genius.

6.3           Allocations of Net Income and Net Losses.  All allocations of Net Income, Net Losses and any other items of income, gain, loss, deductions and credit of the Company shall be made in accordance with the provisions of Exhibit D hereto.

6.4           Tax Matters for the Company Handled by Tax Matters Partner.  The Tax Matters Partner is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith.  The Tax Matters Partner shall have the authority and responsibility to arrange for the preparation of, and timely file, the Company’s tax returns. Notwithstanding the foregoing,  (1) the Tax Matters Partner will promptly notify WCO of the commencement of any audit or similar proceedings and will give WCO prior notice of all scheduled telephonic or other meetings with the Internal Revenue Service or other taxing authority and copies of all notices or other written communications received from any taxing

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authority related thereto, (2) WCO will have the right to attend such meetings and to control any audit (with counsel of its own choice) to the extent it relates to the tax treatment of the transactions described in the Master Contributions Agreement, and (3) the Tax Matters Partner will not make any material election or decision under the Code or in connection with any audit without the approval of WCO, which shall not be unreasonably withheld.  The selection of the Company’s independent accountants and, except as described in (2) above, outside legal counsel in connection with any audit or similar proceeding, shall be subject to the mutual approval of WCO and Genius.  The Tax Matters Partner shall provide a draft copy of the Company’s federal information income tax return to WCO not less than twenty-one (21) days prior to the due date (with extensions) of such return for WCO’s review and approval.  In applying any approval rights pursuant to this Section 6.4, WCO shall not be entitled to withhold its approval for any position on such draft return (or otherwise pursuant to this Section 6.4) for which there is (i) “substantial authority” within the meaning of Treasury Regulation Section 1.6662-4 (established, if requested by WCO, by the opinion of tax counsel to the Company); or (ii) if there is not substantial authority described in clause (i), a “reasonable basis,” within the meaning of Treasury Regulation Section 1.6662-3(b)(3) (also established, if requested by WCO, by the opinion of tax counsel to the Company), provided that WCO in each case shall not be required to approve a position if there is “substantial authority” for an alternative treatment advocated by WCO of the tax item or transaction in question and WCO is able to establish the existence of such “substantial authority” to the reasonable satisfaction of tax counsel or the accountants for the Company, in which case the position advocated by WCO shall be prevail.  In exercising its authority under this Section 6.4 or otherwise under the Agreement, the Tax Matters Partner shall not bind any other Member in connection with any audit proceeding without the consent of such Member.  The Members acknowledge and agree that they have no intent to cause the Company to enter into, and will use commercially reasonable best efforts to cause the Company not to enter into any transaction that would be treated as a “listed  transaction” as currently or hereafter defined in Treasury Regulation Section 1.6011-4(b)(2) or by any pronouncement of the Internal Revenue Service or as a “tax shelter” as defined in section 6662(d)(2)(C) of the Code.

6.5           Distributions in Kind.  The Company may, in the sole discretion of the Managing Member and subject to WCO’s rights under Section 5.2 hereof, make Distributions of securities or other non-cash assets.  The Managing Member will ensure that such securities or other assets are distributed in such a manner as to ensure that the fair market value is distributed and allocated in accordance with Section 7.1.

6.6           Compliance With the Act.  Notwithstanding anything in this Agreement to the contrary, no distribution will be made by the Company to a Member on account of its Interest in the Company pursuant to this Agreement that is prohibited by the Act or other applicable law.

6.7           Liability for Amounts Distributed.  The Members agree that, except as otherwise expressly provided herein or required by applicable law, no Member will have an obligation to return money or other property paid or distributed to such Member, whether or not such distribution was in violation of the Act.  The agreement set forth in the immediately preceding sentence will be deemed to be a compromise for purposes of §18-502(b) of the Act.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such return, such obligation will be the obligation of such Member and not of any other Person.

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ARTICLE 7
EXCULPATION AND INDEMNIFICATION; OTHER MATTERS

7.1           Performance of Duties; Liability of Members.  Except as provided in this Agreement, the Members shall not be liable to the Company or to any other Member or any other Person bound by this Agreement for any loss or damage sustained by the Company or a Member, unless the loss or damage shall have been the result of actually proven fraud, deceit, gross negligence, reckless or intentional misconduct or a knowing violation of law by such Member.  The Managing Member shall perform its managerial duties in good faith, in a manner that it reasonably believes to be in the best interests of the Company and its Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

7.2           Exculpation and Indemnification.  The Company will defend, indemnify, protect and hold harmless any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such Person (i) is or was a Member, Managing Member, officer, director, employee, consultant or other agent or Affiliate of the Company or that, being or having been such a Member, Managing Member, officer, employee or agent or Affiliate of such parties, such Person is or was serving at the request of the Company as a manager, director, officer, employee, consultant or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, or (ii) is or was an officer, director, member, employee, consultant or other agent or Affiliate of a Member, Managing Member or any of their respective Affiliates (all such Persons being referred to hereinafter as a “Covered Person”), to the fullest extent permitted by applicable law in effect on the Effective Date and to such greater extent as applicable law may hereafter from time to time permit; provided, however, that any such Covered Person will not be entitled to indemnification hereunder if the loss or damage was the result of fraud, deceit, gross negligence, reckless or intentional misconduct or a knowing violation of law by such Covered Person.  The foregoing defense, indemnification and hold harmless obligation will extend to (x) any cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including interest or other carrying costs, penalties, and (y) legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified Person as a result of such threatened, pending or completed action, suit or proceeding which shall be paid by the Company when due (“Losses”); provided, however, that such Covered Person may be required to repay such expenses if it is determined by agreement between such Covered Person and the Company or, in the absence of such an agreement, by a final judgment of a court of competent jurisdiction that such Covered Person is not entitled to be indemnified pursuant to this Section 7.2.  The Managing Member will be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any Covered Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Managing Member deems appropriate in its business judgment.  The indemnification rights set forth herein will be in addition to, and will not be exclusive of, any other rights to which such Covered Person may be entitled by contract or otherwise under applicable law.

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7.3           Notice; Procedures.  Promptly after receipt by a Covered Person of notice of the commencement of any proceeding against such Covered Person, such Covered Person will, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Managing Member of the commencement of such proceeding, provided, that the failure of a Covered Person to give notice as provided herein will not relieve the Company of its obligations under Section 7.2, except to the extent that the Company is materially prejudiced by such failure to give notice.  In case any such proceeding is brought against a Covered Person (other than a proceeding by or in the right of the Company), after the Company has acknowledged in writing its obligation to indemnify and hold harmless the Covered Person, the Company will be entitled to assume the defense of such proceeding; provided, however, that:  (i) the Covered Person will be entitled to participate in such proceeding and to retain its own counsel at its own expense; and (ii) if the Covered Person will give notice to the Company that in its good faith judgment certain claims made against it in such proceeding could have a material adverse effect on the Covered Person or its Affiliates other than as a result of monetary damages, the Covered Person will have the right to control (at its own expense and with counsel reasonably satisfactory to the Company) the defense of such specific claims with respect to the Covered Person (but not with respect to the Company or any other Member); provided, further, that if a Covered Person elects to control the defense of a specific claim with respect to such Covered Person, such Covered Person will not consent to the entry of a judgment or enter into a settlement that would require the Company to pay any amounts under Section 7.2 without the prior written consent of the Company, such consent not to be unreasonably withheld; and provided, further, that, notwithstanding the foregoing, WCO or its designated Affiliates will be entitled to control the defense on behalf of itself or any Covered Person that is or was an officer, director, member, employee, consultant or other agent or Affiliate of WCO (a “WCO Indemnified Person”), at the Company’s expense and with counsel of WCO’s choice reasonably satisfactory to the Company.  After notice from the Company to such Covered Person acknowledging the Company’s obligation to indemnify and hold harmless the Covered Person and electing to assume the defense of such proceeding, the Company will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof, other than with respect to a WCO Indemnified Person.  Without the consent of such Covered Person, the Company will not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability arising out of the proceeding and claims asserted therein.

7.4           Insurance.  The Company will have the power to purchase and maintain insurance on behalf of any Person who is or was a Covered Person against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as a Covered Person, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 7.2 or under applicable law.  The Company will obtain and maintain such insurance policies covering the Members, Managing Member and officers of the Company as are, in the good faith determination of the Managing Member, consistent with its exculpation and indemnification obligations set forth herein.  The coverage amounts and other terms of each of the insurance policies will be determined and/or changed by the Managing Member from time to time, provided, that the Members, Managing Member and officers of the Company will be listed as named insureds.

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ARTICLE 8
TRANSFER OF INTERESTS

8.1           Transfer of Interests.   Subject to Section 8.7, each of WCO and W-G Holding may sell, encumber, mortgage, hypothecate, assign, pledge, transfer or otherwise dispose of all or any portion of their respective Units, Membership Interest or Economic Interest (a “Transfer”) to any other party in its sole discretion, provided, however, that, from the Effective Date through December 31, 2009, WCO and W-G Holding shall not Transfer that portion of their respective Class W Units that remain subject to the Company Repurchase Right  pursuant to Section 4.2 at the time of such Transfer, other than to a Permitted Transferee.  Except with the written approval of WCO, which it may withhold in its sole discretion, to the fullest extent permitted by law, Genius may not Transfer all or any portion of its Units to any Person, by operation of law or otherwise.  Upon any transfer by Genius in violation of this Section 8.1, WCO or its designee shall become the Managing Member.

8.2           Rights of Assignees.  Until such time, if any, as a transferee of any Transfer under Section 8.1 is admitted to the Company as a substitute Member pursuant to Section 8.3, such transferee shall be only a Holder of an Economic Interest; provided,however, that a Permitted Transferee shall automatically become a substitute Member effective upon such Transfer.

8.3           Actions Following Transfers.  The Company shall not recognize any Transfer of an Economic Interest or Membership Interest unless all costs incurred by the Company to effect such Transfer have been paid by the transferor and there is filed with the Company a written and dated notification of such Transfer, in form and substance satisfactory to the Company, executed and acknowledged by the transferor and the transferee and such notification (i) contains the agreement by the transferee to be bound by all the terms and conditions of this Agreement and (ii) represents that such Transfer was made in accordance with all applicable securities laws and regulations.  The transferee of all (or a part, as the case may be) of a Membership Interest, Economic Interest or Units who becomes a substitute Member will succeed to all (or a pro rata portion, as the case may be) of the Capital Account of the transferor of such Membership Interest, Economic Interest or Units, including all adjustments made thereto, and will have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement holding the same class of Units.  Admission of a substitute Member will become effective on the date such Person’s name is recorded on the books and records of the Company.  Upon the admission of a substitute Member: (1) the Managing Member will amend Exhibit A to reflect the name and address of, and number and class of Units held by, such substitute Member and to eliminate or adjust, if necessary, the name, address and Units of the predecessor of such transferee Member; and (2) to the extent of the Transfer to such substitute Member, the transferor Member will be relieved of its obligations under this Agreement.

8.4           Effect on Distributions.  Any Member or Holder who Transfers all of its Units in a Transfer permitted pursuant to this Article 8 will cease to be a member of the Company.  All Distributions with respect to which the Distribution Date is before the date of a Transfer in accordance with this Article 8 will be made to the transferor Member or Holder, and all Distributions with respect to which the Distribution Date is after the date of such Transfer will be made to the substitute Member or Holder.

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8.5           Unauthorized Transfers.  To the fullest extent permitted by law, any purported Transfer by a Member or other holder of a Membership Interest, Economic Interest or Units that does not comply with Section 8.1 or is not recognized by the Company under Section 8.4 will be null and void ab initio and shall not be recognized by the Company, and the transferee under such purported Transfer will acquire no title or ownership thereby but will hold such Economic Interest or Units for the benefit of the other Members or holders of Economic Interests.

8.6           Pledge of Interests.  Subject to Section 8.1, notwithstanding anything in this Agreement to the contrary, a Member or Holder will be entitled to pledge its Membership Interest, Economic Interest or Units as security for a loan or other financing, provided, that:  (i) the security interest is granted only to a bank or other financial institution chartered and insured by all applicable state and federal governmental entities; (ii) any right of foreclosure on such security interest granted with respect to Class G Units by the bank or other financial institution will be subject to the other Members’ right to cure any default with respect to such financing and purchase the Membership Interest with respect to such Class G Units; (iii) if the Members elect not to cure any default and purchase the Membership Interest, Economic Interest or Units following any default and the bank or financial institution forecloses on the Membership Interest, Economic Interest or Units, the bank or financial institution or other purchaser in such foreclosure proceedings will receive only an Economic Interest and will not be admitted to the Company as a Member; (iv) the holder of the pledged Membership Interest will not be entitled to exercise any voting or other rights of a Member, other than the right to receive Distributions with respect to such pledged Membership Interest as set forth herein; and (v) WCO or its designee shall become the Managing Member immediately upon any foreclosure of any security interest granted with respect to Class G Units.

8.7           Restrictions on Transfer.  Notwithstanding any other provision of this Agreement, (i) no Member shall Transfer any Unit, or any interest therein, and (ii) neither the Company nor any Member shall enter into any financial instrument or contract the value of which is determined in whole or in part by reference to the Company and which would be treated as an “interest in a partnership” for purposes of Treasury Regulation Section 1.7704-1, if the effect of such Transfer, or of such financial instrument or contract, would be to cause, or create a material risk of causing, (A) the Company to be classified as a publicly traded partnership within the meaning of Section 7704 of the Code, or (B) the Company to terminate for federal income tax purposes.  In furtherance of the foregoing, unless otherwise consented to by WCO and the Managing Member in writing in their sole discretion, any Transfer of a Unit or interest therein must satisfy one or more safe harbor provisions of Treasury Regulations Section 1.7704-1 including Sections 1.7704-1(e), (f), (g), (h) and (j), relating to 'publicly traded partnerships.  The Managing Member is authorized to obtain, as a condition to recognizing any Transfer of any Unit or any interest therein, an opinion of counsel to the Company to the effect that such Transfer meets one or more of such safe harbors or otherwise will not cause, or create a material risk of causing, the Company to be treated as a publicly traded partnership for purposes of Section 7704 of the Code or to terminate for federal income tax purposes.  The costs of any such opinion required by the Managing Member shall be borne solely by the Member seeking to make a Transfer. To the fullest extent permitted by law, any Transfer made in violation of this Section 8.7 shall be null and void ab initio and shall not be recognized by the Company.

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ARTICLE 9
DISSOLUTION AND WINDING UP

9.1           Dissolution.  The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up upon the first to occur of the following (each a “Dissolution Event”):

9.1.1    the entry of a decree of judicial dissolution pursuant to the Act;

9.1.2    the approval of the Managing Member with Class W Prior Approval;

9.1.3            the sale of all or substantially all of the assets of the Company or any similar transaction with similar effect;

9.1.4            the happening of any other event that makes it unlawful or impossible to carry on the business of the Company; or.

9.1.5            at any time there are no members of the Company, unless the Company is continued in accordance with the Act.

9.2           Winding Up.  Upon the occurrence of any event specified in 9.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors.  The Managing Member or a Person designated by the Managing Member shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the liabilities of the Company and its assets, shall either cause its assets to be sold or distributed and if sold as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 9.4.  The Person(s) winding up the affairs of the Company shall be entitled to reasonable compensation for such services.

9.3           Payment of Liabilities and Liquidating Distributions Upon Dissolution.  After satisfaction of the liabilities of the Company to creditors (whether by payment or the making of reasonable provision for payment thereof), including debts and liabilities to Members who are creditors of the Company and expenses of liquidation, the remaining assets will be distributed to the Members as follows:

(i)           first, to the Holders of Class W Units in an aggregate amount equal to the product of the Floor Amount per Class W Unit and the number of Class W Units then outstanding, pro-rata in accordance with their Percentage Interests (the “Class W Liquidating Distribution Preference”);

(ii)          second, to the Holders of Class G Units pro-rata in accordance with their Percentage Interests until the Holders of Class G Units have received aggregate distributions pursuant to this clause (ii) equal to the product of (x) their aggregate Percentage Interest (based on all outstanding Units of the Company) and (y) the aggregate amount of the Class W Liquidating Distribution and the amount distributed to the Holders of Class G Units under this clause (ii); and

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(iii)         thereafter, pro-rata to the Holders of all Units in accordance with their respective Percentage Interests.

9.4           Certificate of Cancellation.  The Managing Member shall cause to be filed in the office of, and in a form prescribed by, the Delaware Secretary of State, a certificate of cancellation of the Certificate of Formation upon the completion of the winding up of the affairs of the Company.

9.5           Rights of Members.  Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contributions, (b) if the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the investment of each Member, such Members will have no recourse against other Members for indemnification, contribution or reimbursement; and (c) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions, or allocations; and no Member shall be required to restore a deficit balance in its Capital Account to the Company at any time.

ARTICLE 10
ACCOUNTING, RECORDS, REPORTING BY MEMBERS

10.1           Deposits.  All funds of the Company will be deposited from time to time to the credit of the Company in such banks or other depositories as the Managing Member may select.

10.2           Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Company will be signed by an officer or officers authorized to do so by the Managing Member; provided that checks over $____ shall require two signatures.

10.3           Accounts.  The Company shall maintain or cause to be maintained books and records of account relating to the assets and income of the Company and the payment of expenses of, and liabilities or claims against or assumed by, the Company in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof and to comply with applicable provisions of law and to permit the Company to provide the reports required by Section 10.8 and any other information reasonably requested by WCO.

10.4           Accounting.  The Company shall use the accrual method of accounting in preparing its books and records of account for tax purposes.  All books and records of account of the Company shall be maintained and reported based upon generally accepted accounting principles, consistently applied, employing standards, procedures and forms conforming to established practice in the United States.

10.5           Books and Records.  The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business and to comply with applicable law and listing regulations and standards, including at it may relate to Genius and WCO.  The Company shall maintain the Company’s books and records at its principal office.

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10.6           Right of Inspection.  A Member shall have the right to examine, at any reasonable time for any purpose, the minutes and records of the Managing Member and the books and records of account of the Company, and to make copies thereof.  Notwithstanding anything to the contrary set forth in Section 18-305 of the Act, the Company and the Managing Member shall not have the right to keep confidential from any Member any information relating to the Company or its affairs.  Upon the written request of any Member of the Company (which may be made by e-mail), the Company shall cause to be delivered to such Member the most recent financial statements of the Company, showing in reasonable detail its assets and liabilities and the results of its operations.  Such inspection may be made by any agent or duly appointed attorney of the Member making such request.

10.7           Audit.  The Company will engage a reputable third party public accounting firm chosen by the Managing Member subject to Class W Prior Approval in accordance with Section 5.2 to conduct an audit of the financial statements of the Company on an annual basis, unless the Managing Member elects to do so on a more frequent basis.

10.8           Reports.  The Managing Member will cause to be delivered to each Member (i) a monthly financial statement of the Company (within ten (10) days following the end of each month); (ii) a quarterly financial statement of the Company (within twenty (20) days following the end of each quarter); and (iii) annual audited financial statements of the Company (within seventy-five (75) days following the end of each Fiscal Year).  Such other reports as determined by the Managing Member to be necessary will be prepared by the Managing Member or authorized officers of the Company, and will contain such information and cover such matters as determined by the Managing Member and will be distributed to the Members at such times as determined by the Managing Member.  The Managing Member shall from time to time provide WCO with such information as WCO shall request regarding the Company’s business and operations.

10.9           Tax Information.  Within ninety (90) days after the end of each Fiscal Year, or as soon as practicable thereafter, the Company will send to each Person who was a Member or Holder at any time during such Fiscal Year a Schedule K-1 to IRS Form 1065 and such other information, if any, with respect to the Company as may be necessary for the preparation of such Member’s or Holder’s federal income tax returns, including a statement showing such Member’s or Holder’s share of income, gain, loss, expense and credits for such Fiscal Year for federal income tax purposes.  In addition, at the request of any Member, the Company will send to such Member, within ninety (90) days after the end of each Fiscal Year, or as soon as practicable thereafter, the Company’s Form 1065 and such information regarding the Company’s state tax returns as such Member may reasonably request.

ARTICLE 11
MISCELLANEOUS

11.1           Complete Agreement.  This Agreement and the Certificate of Formation constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Members or any of them.  No representation, statement, condition or warranty not contained in this Agreement or the Certificate of Formation will be binding on the Members or have any force or effect whatsoever.  To the extent that any provision of the Certificate of Formation conflicts with any provision of this Agreement, this Agreement shall control.

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11.2           Pronouns; Statutory References.  All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

11.3           References to this Agreement.  Numbered articles and sections herein contained refer to articles and sections of this Agreement unless otherwise expressly stated.

11.4           Governing Law; Jurisdiction.  This Agreement will be governed by, construed under and interpreted in accordance with the internal laws of the State of Delaware without regard to its conflicts of laws principles.  Each Member hereby consents to the non-exclusive jurisdiction of the state and federal courts sitting in New York in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.  Each Member further agrees that, to the fullest extent permitted by law, personal jurisdiction over him, her or it may be effected by service of process by registered or certified mail addressed as provided in Exhibit F of this Agreement, and that when so made will be as if served upon him, her or it personally.  EACH OF THE MEMBERS HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR RELATING TO THE COMPANY OR ITS OPERATIONS.

11.5           Successors.  This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.6           Amendments.  Except as otherwise provided in this Section 11.6, all amendments to this Agreement shall be in writing and shall not be effective unless approved by Genius and WCO; provided, however, that any such amendment which disproportionately disadvantages one Member relative to another Member shall not be effective without the written concurrence of such disadvantaged Member.  Amendments to Exhibit A following any issuance, redemption, repurchase, reallocation or Transfer of Units in accordance with this Agreement, and any amendments made pursuant to Section 1.5 of Exhibit D may be made by the Managing Member without the consent of or execution by the Members.

11.7           Exhibits, Schedules and Appendices.  All Exhibits, Schedule and Appendices attached to this Agreement are incorporated and shall be treated as if set forth herein.

11.8           Severability.  The provisions of this Agreement are severable.  The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.  The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

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11.9           Additional Documents and Acts.  Each Member agrees to cooperate fully with the other Members, to execute and deliver such additional documents and instruments, to give such further written assurances and to perform such additional acts as may be reasonably necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

11.10         Notices.  All notices or elections required or permitted hereunder shall be in writing and shall be delivered in person by telecopy, facsimile, telex or equivalent form of written telecommunication (with confirmation of delivery), or sent by certified or registered mail, return receipt requested, postage prepaid, to the address set forth by each Member on Exhibit A hereto or such other party and/or address as any of such parties may designate in a written notice served upon the other parties in the manner provided for herein.  All notices required or permitted hereunder shall be deemed duly given and received on the date of delivery, if delivered in person or by telex, telecopy or other written telecommunications or on the seventh day next succeeding the date of mailing if sent by certified or registered mail.

11.11         No Waiver.  Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor will any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver will be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

11.12         Partition.  Each Member and Holder irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

11.13         Press Releases.  Except only as and to the extent required by law, neither WCO nor the Managing Member shall (i) make any disclosure with respect to this Agreement, any transaction contemplated by this Agreement or with respect to the business of the Company without the prior consent of the other party or (ii) release information regarding the matters contemplated herein except that a joint press release in agreed form may be issued by WCO and the Managing Member after the execution of this Agreement.  With respect to disclosures by the Managing Member to the SEC or any other regulatory agency or pursuant to any governmental regulations, the Managing Member will consult with WCO regarding any and all such disclosures about or relating to WCO or its business and WCO will have the right to review and comment on such disclosures.  The Managing Member will use its best efforts to comply with WCO’s requests and comments, including by limiting such disclosures to the extent possible and/or by seeking confidential treatment of such disclosures and involving WCO in such process (including without limitation allowing WCO to participate in discussions regarding limited disclosures and confidential treatment of disclosures, to the extent practicable).  With respect to all other disclosures by the Managing Member, whether such disclosure is to actual or potential sources of debt, equity or other capital or to any other third party, WCO will have the right to review and

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approve in its sole discretion any and all such disclosures about or relating to WCO or its business.  Notwithstanding anything to the contrary herein, Genius acknowledges that WCO shall be entitled to make all filings and disclosures regarding the Company, Genius, its investment in the Company or Genius, or with respect to any other matter, that it deems necessary or advisable in its sole discretion if WCO at any time becomes a public reporting company under the Securities Exchange Act of 1934, as amended.

11.14         Multiple Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11.15         Costs.  The Company shall be responsible for and shall reimburse each of Genius and WCO for all of their respective expenses, including, without limitation, expenses of lenders, legal counsel, investment bankers, consultants, accountants and other advisors, incurred at any time in connection with pursuing or consummating the transactions contemplated by this Agreement, the Distribution Agreement and the Master Contribution Agreement.

11.16         Interpretation.  If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, it is the intent of the parties that no presumption or burden of proof or persuasion be implied because this Agreement was prepared by or at the request of any party or its counsel.

11.17         Valuation Disputes.  As provided in this Section 11.17, WCO may dispute any determination by the Managing Member of (i) the fair market value of any evidences of indebtedness or assets distributed to holders of Genius Common Stock or the amount of any indemnification liability or obligation paid or satisfied by the Company, in connection with a determination of the Adjustment Factor or (ii) the Value of any Rights (any of the foregoing determinations, a “Managing Member Determination”).  Promptly following any Managing Member Determination, the Managing Member shall provide WCO with written notice of that determination in reasonable detail, including its calculations thereof.  If WCO disputes the Managing Member Determination, WCO shall notify the Managing Member in writing of that dispute within thirty (30) days after delivery of the calculation of the Managing Member Determination and any reasonably requested supporting information, which notice shall describe the nature of WCO’s dispute and WCO’s calculation of the relevant fair market value, indemnification liability or obligation, number of shares of Genius Common Stock or Value, as the case may be, applicable to the Managing Member Determination.  During the thirty (30) day period of its review, WCO will have reasonable access to any documents, schedules or other information used by the Managing Member in making the Managing Member Determination.

WCO and the Managing Member agree to negotiate in good faith to resolve any dispute regarding the Managing Member determination.  If WCO and the Managing Member are unable to resolve all disputes within thirty (30) days after WCO’s delivery to the Managing Member of written notice of that dispute, then the dispute will be submitted for final and binding resolution to an independent third party accounting firm or appraiser (the “Arbitrator”) selected by WCO and the Managing Member in good faith.  If the parties cannot agree on an Arbitrator, the parties shall each choose a proposed Arbitrator an such two proposed Arbitrators shall choose a third Arbitrator who shall act as sole Arbitrator.  The Arbitrator will resolve the matter in accordance

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with the terms and provisions of this Agreement.  The Arbitrator will deliver to WCO and the Managing Member as promptly as practicable and in any event within sixty (60) days after its appointment, a written report setting forth the resolution of any such dispute determined in accordance with the terms of this Agreement.  The Arbitrator shall select as a resolution the position of either WCO or the Managing Member for each issue in dispute and may not impose an alternative resolution.  The Arbitrator shall make its determination based exclusively on presentations and supporting material provided by the parties and not pursuant to any independent review.  The determination of the Arbitrator shall be final and binding on WCO and the Managing Member.  The fees, expenses and costs of the Arbitrator shall be paid by the Company.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Members of Genius Products, LLC, a Delaware limited liability company, have executed this Agreement, effective as of the date first written above.

THE WEINSTEIN COMPANY HOLDINGS LLC

By:/s/ Larry Madden
Name:  Larry Madden
Title:     Executive Vice President and CFO

W-G HOLDING CORP.

By:/s/ Larry Madden
Name:  Larry Madden
Title:     Executive Vice President and CFO

GENIUS PRODUCTS, INC.

By:/s/ Trevor Drinkwater
Name:  Trevor Drinkwater
Title:     President and CEO

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EXHIBIT A

MEMBERS, ADDRESSES, UNITS AND MEMBERSHIP INTERESTS

As of July 21, 2006

Member	Membership Units	Percentage Interest
Genius Products, Inc.	61,005,126 Class G	30%
The Weinstein Company Holdings LLC	140,311,790 Class W	69%
W-G Holding Corp.	2,033,504 Class W	1%
TOTAL	203,350,420	100%

[Remainder of Page Intentionally Left Blank]

A-1

EXHIBIT C

EXAMPLES OF ADJUSTMENTS TO THE ADJUSTMENT FACTOR

Assumptions

3,000,000 shares of Genius Common Stock outstanding
3,000,000 initial G Units
7,000,000 initial W Units
Initial Adjustment Factor = 1

(i) Application of clause (i) of Adjustment Factor:

1.  Genius does a 2 for 1 split of Genius Common Stock (or a one-for one stock dividend)

New Adjustment Factor is 2

1 x           6,000,000
3,000,000

meaning each W Unit will be exchangeable for 2 shares of Genius Common Stock.

2.  Genius does a 1 for 2 reverse stock split of Genius Common Stock

New Adjustment Factor is .5

1 x           1,500,000
3,000,000

meaning each W Unit will be exchangeable for .5 shares of Genius Common Stock.

3.  Genius issues 500,000 shares of Common Stock in respect of Pre-existing Options or Warrants or 500,000 shares of Common Stock to raise funds to satisfy indemnification

New Adjustment Factor is 1.166667

1 x           3,500,000
3,000,000

meaning each W Unit will be exchangeable for 1.166667 shares of Genius Common Stock.

4.  Genius receives 500,000 Wellspring Shares back from escrow

New Adjustment Factor is .8333333

1 x           2,500,000
3,000,000

meaning each W Unit will be exchangeable for .8333333 shares of Genius Common Stock.

(ii) Application of clause (ii) of Adjustment Factor

1.   Genius distributes rights to purchase 500,000 shares at $1.00 where Value is $2.00 and Market Price is $1.90.

New Adjustment Factor is 1.076923

1 x           3,000,000  + 500,000
3,000,000 + 250,000 [500,000/2]

meaning each W Unit exchangeable for 1.076923 shares of Genius Common Stock.

(iii) Application of clause (iii) of Adjustment Factor

1.  Genius distributes $1,000,000 in assets (other than related to a distribution from the LLC) or pays an indemnification liability (other than from shares issued which causes an adjustment under clause (i))  where Value is $2.00 and Market Price is $1.90 or the Value is $1.90 and the Market Price is 2.00.  The per share portion of the distribution is $.333333

New Adjustment Factor is 1.276595

1 x           2.00
1.566667 [1.90 -.333333]

meaning each W Unit will be exchangeable for 1.276595 shares of Genius Common Stock.

(iv) Application of clause (iv) of Adjustment Factor:

1.  WCO exchanges Units where Value of a share of Genius Common Stock it is to receive is $8.00 and Market Price is $8.25 and Floor Amount is $8.57 [$60,000,000/7,000,000]

New Adjustment Factor is 1.071250

1 x           8.57
8.00

meaning each W Unit exchangeable for 1.071250 shares of Genius Common Stock.

(v) Application of clause (v) of Adjustment Factor:

1.  Units are reallocated to be 8,000,000 to W and 2,000,000 to G

New Adjustment Factor is 1.5

1 x           3,000,000
3,000,000-1,000,000

meaning each W Unit will be exchangeable for 1.5 shares of Genius Common Stock.

2.  Using example from Exhibit 4.1(d)

Units are reallocated to be 7,368,421 to W and 2,631,579 to G

New Adjustment Factor is 1.14

1 x           3,000,000
3,000,000-368,421

meaning each W Unit will be exchangeable for 1.14 shares of Genius Common Stock.

3.  Using example from Exhibit 4.1(e)

Units are reallocated to be 7,526,316  to W and 2,473,468 to G

New Adjustment Factor is 1.212766

1 x           3,000,000
3,000,000-526,316

meaning each W Unit will be exchangeable for 1.212766 shares of Genius Common Stock.

EXHIBIT 4.1

Application of 4.1(d)

Pre Indemnification Amount

3,000,000 G Units
7,000,000 W Units
Value is $2.00
Market Price is $1.90

L  = 1,000,000

P = 70%

V = $1.90

U = 368,421	1,000,000 * 70%
1.90

Post Indemnification Amount

2,631,579 G Units
7,368,421 W Units

Application of 4.1(e)

Pre Indemnification Amount

3,000,000 G Units
7,000,000 W Units
Value is $2.00
Market Price is $1.90.

L  = 1,000,000

V = $1.90

U = 526,315	1,000,000
1.90

Post Indemnification Amount

2,473,468 G Units
7,526,316 W Units

EXHIBIT D

ALLOCATIONS OF NET INCOME, NET LOSSES AND
OTHER ITEMS AMONG THE MEMBERS

ARTICLE 1

1.1.           Capital Accounts.

(a)           A separate capital account will be maintained for each Member (a “Capital Account”).  On the Effective Date, (i) the Capital Account of Genius will be credited with the net fair market value of the contribution made by Genius pursuant to Section 4.3 and (ii) the Capital Accounts of WCO and W-G Holding will be restated to equal their respective pro rata shares of the value of the distribution rights evidenced by the Distribution Agreement and owned by the Company on the Effective Date.  The parties intend and agree that the aggregate Capital Account balances of WCO and W-G Holding following such restatement will be equal to 70% of the aggregate Capital Account balances of all of the Members as of the Effective Date.  Thereafter, each Member’s Capital Account will from time to time be (i) increased by (A) the amount of money and the Gross Asset Value of any Property contributed (or deemed contributed) by the Member to the Company (net of liabilities secured by the Property or to which the Property is subject), and (B) the Net Income and any other items of income and gain specially allocated to the Member under Paragraph 1.4, and (ii) decreased by (A) the amount of money and the Gross Asset Value of any Property distributed to the Member by the Company (net of liabilities secured by the Property or to which the Property is subject), and (B) the Net Losses and any other items of deduction and loss specially allocated to the Member under Paragraph 1.4.

(b)           If Company assets other than money are distributed to a Member in liquidation, or if such assets are distributed to a Member in kind, in order to reflect unrealized gain or loss, the Members’ Capital Accounts will be adjusted for the hypothetical “book” gain or loss that the Company would have realized if the distributed assets had been sold for their Gross Asset Values in a cash sale.  In the event of the liquidation of a Member’s interest in the Company, in order to reflect unrealized gain or loss, the Member’ Capital Accounts will be adjusted for the hypothetical “book” gain or loss that would have been realized by the Company if all Company assets had been sold for their Gross Asset Values in a cash sale.

(c)           The Capital Accounts shall be adjusted (i) proportionately to reflect any Redemption, forfeiture or Transfer of Units and (ii) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m).  It is the intent of the Members that the Capital Accounts of all Economic Interest Holders be determined and maintained in accordance with the principles of Treasury Regulations Section 1.704-1(b)(2)(iv) at all times throughout the full term of the Company.  Accordingly, the Managing Member is authorized to make any other adjustments to the Capital Accounts so that the Capital Accounts and allocations thereto comply with said section of the Treasury Regulations.

1.2.           Allocation of Net Income and Net Losses.  The Company shall allocate Net Income, Net Loss and other items to the Capital Accounts of the Members as of the end of each Fiscal Year and as of any shorter periods for which the Tax Matters Partner determines that it is appropriate to make allocations to the Members’ Capital Accounts (including, without limitation, as of the date of any acquisition of Units by Genius pursuant to Article 4 hereof).  Except as otherwise provided in this Agreement, the Net Income or Net Losses of the Company for each Fiscal Year or other period for which allocations are made hereunder, and, if appropriate, items thereof, will be allocated among the Members as required so that the closing balance in each Member’s Adjusted Capital Account as of the end of such Fiscal Year (or shorter period for which allocations are being made hereunder), is, as nearly as possible, equal to the amount that would be distributed to such Member if the Company were dissolved, its affairs wound up and its assets sold for cash in an amount equal to their respective Gross Asset Values, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the fair market value of the asset securing such liability), and the net assets of the Company were distributed to the Members in the order of priority set forth in Section 9.4.

1.3           Loss Limitation.  Notwithstanding anything to the contrary in Section 1.2, Net Losses shall not be allocated (and no items of loss or deduction shall be allocated) to the Capital Account of a Member to the extent such allocation would cause such Member to have a deficit in its Adjusted Capital Account at the end of any Fiscal Year (or portion thereof for which allocations are made hereunder).  In the event some but not all of the Members would have a deficit Adjusted Capital Account as a consequence of an allocation of Net Loss (or an item of loss or deduction) pursuant to Section 1.2 hereof, the limitation set forth in this Section 1.3 shall be applied on a Member-by-Member basis so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

1.4.           Special Allocations.  Notwithstanding anything in Section 1.2 to the contrary, the following special allocations will be made in the following order:

(a)           Regulatory Allocations.  Allocations of Net Income (or, if applicable, individual items of income and gain will be made in accordance with the “minimum gain chargeback,” “partner nonrecourse debt minimum gain chargeback” and “qualified income offset” provisions of the Treasury Regulations promulgated under Section 704 of the Code.

(b)           Nonrecourse Deductions.  Any Nonrecourse Deductions will be allocated to the Members in accordance with their Percentage Interests.

(c)           Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions will be allocated to the Member that bears the Economic Risk of Loss for the member nonrecourse debt to which such deductions relate as provided in Treasury Regulation Section 1.704-2(i)(1).

(d)           Gross Income Allocation.  If any Member has a deficit in its Adjusted Capital Account at the end of any fiscal year, that Member will be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided, that an allocation pursuant to this Paragraph 1.4(d) will be made only if and to the extent that such Member would have a deficit in its Adjusted Capital Account in excess of such sum after all other allocations provided for in this Article 1 have been made.

1.5.           Certain Adjustments.  The Members intend that the allocation of Profits, Losses, and other items of income, gain, loss, deduction and credit required to be allocated to Capital Accounts pursuant to this Agreement will result in final Capital Account balances that will permit the amount of the distributions which each Member is entitled to receive pursuant to Section 9.4 to equate to the amount of its final Capital Account balance (immediately prior to making such distribution).  Accordingly, the Managing Member is authorized and shall use reasonable efforts, to amend the allocations of Net Income, Net Loss, items thereof, and other items of income, gain, loss and deduction as necessary to produce such result; provided, however, that the Regulatory Allocations shall in all events apply and the Managing Member shall consult with the Company’s professional tax advisors to determine that the resulting allocations will be in accordance with the Members’ economic interests in the Company for purposes of Section 704(b) of the Code.

1.6.           Allocation of Certain Tax Items.

(a)           Except as otherwise provided in this Paragraph 1.6, all items of income, gain, loss or deduction for federal, state and local income tax purposes will be allocated in the same manner as the corresponding “book” items are allocated under Paragraphs 1.2, or 1.4.

(b)           In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Company will, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and the initial Gross Asset Value thereof (computed in accordance with subparagraph (i) of the definition of the term Gross Asset Value herein).  The Company shall apply the “traditional method” of making allocations under Code Section 704(c) as set forth in Section 1.704-3(b) of the Regulations.

(c)           In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or (iv) of the definition of the term Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset will take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder, using the “traditional method” set forth in Section 1.704-3(b) of the Regulations.

(d)           In the event the Company has in effect an election under Section 754 of the Code, allocations of income, gain, loss or deduction to affected Members for federal, state and local tax purposes will take into account the effect of such election pursuant to applicable Code provisions.

(e)           Any elections or other decisions relating to such allocations will be made by the Tax Matters Member in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Paragraph 1.6 are solely for federal, state and local tax purposes and will comprise the information furnished to such Members in their Schedule K-1s each year.  Except to the extent allocations under this Paragraph 1.6 are reflected in the allocations of the corresponding “book” items pursuant to Paragraphs 1.2, or 1.4, allocations under this Paragraph 1.5 will not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Losses, other items or distributions pursuant to any provision of this Agreement.

1.7.           Allocation Between Assignor and Assignee.  The portion of the income, gain, losses, credits, and deductions of the Company for any fiscal year during which a Membership Interest is assigned by a Member (or by an assignee or successor in interest to a Member), that is allocable with respect to such Membership Interest will be apportioned between the assignor and the assignee of the Membership Interest on whatever reasonable, consistently applied basis is selected by the Tax Matters Member and permitted by the applicable Treasury Regulations under Section 706 of the Code.

1.8.           Tax Reporting.  The Members are aware of the income tax consequences of the allocations made by this Article 1 and hereby agree to be bound by this Article 1 in reporting their shares of Company income and loss for income tax purposes.  Neither Genius nor WCO shall take any position inconsistent with the position reported to it on its IRS Schedule K-1 to Form 1065; provided that, except as required by Section 1.3(d) of the Master Contribution Agreement, Genius can take such an inconsistent position if its independent public accountants determine that there is a 50% or less chance that the  position reported in the Schedule K-1 would prevail if challenged by the Internal Revenue Service, unless Genius is provided an opinion reasonably acceptable to it from reputable tax counsel that there is a more than 50% chance that the position reported in the Schedule K-1 would prevail if challenged by the Internal Revenue Service.

1.9.           Profit Shares.  Solely for purposes of determining a Member’s proportionate share of the Company’s “excess nonrecourse liabilities,” as defined in Treasury Regulation Section 1.752-3(a), the Members’ interests in Company profits will be deemed to be in accordance with their Percentage Interests.

ARTICLE 2

DEFINITIONS

As used in this Exhibit D, the following terms will have the following meaning:

“Adjusted Capital Account” means, the balance in a Member’s Capital Account after giving effect to the following adjustments:

(i)           debit or credit to such Capital Account, as applicable, all capital contributions and distributions to the Member for the relevant fiscal year;

(ii)           credit to such Capital Account any amount which such Member is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(iii)           debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations.

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of any asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation will be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis, provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation will be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matters Member.

“Economic Risk of Loss” will have the meaning provided by Sections 1.704-2(b)(4) and 1.752-2 of the Treasury Regulations.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)           the initial Gross Asset Value of any asset contributed by a Member to the Company will be the gross fair market value of such asset, as determined by the contributing Member and the Company; and

(ii)           the Gross Asset Value of all Company assets will be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as of the following times:  (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company, in the case of either (a) or (b), if the Members reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company within the meaning of Section 1.704-1(b)(2)(i)(g) of the Regulations; and (c) the liquidation of a Member’s interest in the Company or the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations;

(iii)           the Gross Asset Value of any Company asset distributed to any Member will be the gross fair market value (taking Section 7701(g) of the Code into account) of such asset on the date of distribution;

(iv)           the Gross Asset Values of Company assets will be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 732(d), Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) hereof, provided, however, that Gross Asset Values will not be adjusted pursuant to this subparagraph (iv) to the extent that the Members determine that an adjustment pursuant to subparagraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv); and

(v)           if the Gross Asset Value of any asset has been determined or adjusted pursuant to subparagraphs (i), (ii) or (iv) hereof, such Gross Asset Value will thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing gains or losses from the disposition of such asset.

“Member Nonrecourse Deductions” in any year means the Company deductions that are characterized as “partner nonrecourse deductions” under Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Treasury Regulations.

“Net Income” and “Net Losses” mean, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss, as the case may be for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code will be included in taxable income or loss), with the following adjustments:  (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Losses pursuant to this paragraph will be added to such taxable income or loss; (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Losses pursuant to this paragraph will be subtracted from such taxable income or loss; (iii) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or (iii) of the definition thereof, the amount of such adjustment will be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Losses; (iv) gain or loss resulting from the disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; (v) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there will be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition thereof; and (vi) notwithstanding any other provision of this paragraph, any items which are specially allocated pursuant to Paragraph 1.4 hereof will not be taken into account in computing Net Income and Net Losses.

“Nonrecourse Deductions” in any year means the Company deductions that are characterized as “nonrecourse deductions” under Sections 1.704-2(b)(1) and 1.704-2(c) of the Treasury Regulations.

All other capitalized terms used in this Exhibit D will have the same meaning as in the Agreement.

(continued)

		Page
4.8	Redemption Rights Holder of Class W Units	22
4.9	Redemptions	24
ARTICLE 5	GOVERNANCE	25
5.1	Management Through the Managing Member	25
5.2	Limitations on the Authority of the Managing Member	25
5.3	Officers	26
5.4	Unanimous Consent of Members	28
5.5	Right of First Negotiation for Genius Financings	28
ARTICLE 6	DISTRIBUTIONS, TAX MATTERS, AND ALLOCATIONS	28
6.1	Distributions	28
6.2	Tax Distributions	26
6.3	Allocations of Net Income and Net Losses	29
6.4	Tax Matters for the Company Handled by Tax Matters Partner	29
6.5	Distributions in Kind	30
6.6	Compliance With the Act	30
6.7	Liability for Amounts Distributed	30
ARTICLE 7	EXCULPATION AND INDEMNIFICATION; OTHER MATTERS	31
7.1	Performance of Duties; Liability of Members	31
7.2	Exculpation and Indemnification	31
7.3	Notice; Procedures	32
7.4	Insurance	32
ARTICLE 8	TRANSFER OF INTERESTS	33
8.1	Transfer of Interests	33
8.2	Rights of Assignees	33
8.3	Actions Following Transfers	33
8.4	Effect on Distributions	33
8.5	Unauthorized Transfers	34
8.6	Pledge of Interests	34
8.7	Restrictions on Transfer	34
ARTICLE 9	DISSOLUTION AND WINDING UP	35

-ii-

(continued)

-iii-

(continued)

		Page
11.15	Costs	40
11.16	Interpretation	40
11.17	Valuation Disputes	40

-iv-

Annex B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 27, 2007
__________________________

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)
__________________________

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2230 Broadway
Santa Monica, California 90404
 (Address of Principal Executive Offices) (Zip Code)

(310) 453-1222
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On September 27, 2007, Genius Products, LLC (the “Subsidiary”), a minority-owned subsidiary of Genius Products, Inc. (the “Registrant”), borrowed six million dollars ($6,000,000) from the Registrant and issued a promissory note (the “Note”) in favor of the Registrant in the principal amount of six million dollars ($6,000,000).

Under the Note, interest is due on the unpaid principal balance at the monthly rate equal to the LIBOR Rate (as defined in the Note) plus five percent (5%) until paid.  The principal and accrued interest under the Note are due and payable on demand at any time after March 31, 2008.  In the event payment of principal or interest due under the Note is not made when due, the outstanding principal balance will bear interest at the rate of two percent (2%) above the interest rate which is otherwise provided under the Note for so long as such event of default continues.  If the Note is not paid when due, the Subsidiary agreed to pay the Registrant’s reasonable costs of collection, including, without limitation, all reasonable attorneys’ fees and all reasonable expenses actually incurred by the Registrant in connection with such collection efforts.  The principal amount of the Note may be prepaid in whole or in part; provided that all accrued interest on the amount to be prepaid is also paid at such time.

In addition, the Board of Directors of the Registrant authorized up to two million dollars ($2,000,000) in additional loans from the Registrant to the Subsidiary from time to time, which loans, if any, would be on terms consistent with the terms of the Note described above.

The Subsidiary intends to use the proceeds from the Note to pay amounts owed to The Weinstein Company LLC under its Distribution Agreement with the Subsidiary.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Note, which is attached hereto as an exhibit.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Promissory Note, dated as of September 27, 2007, issued by Genius Products, LLC in favor of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date:  October 3, 2007                                                                                                     By: /s/ John P. Mueller
John P. Mueller
Chief Financial Officer

EXHIBIT 99.1

PROMISSORY NOTE

$6,000,000	Los Angeles, California
September 27, 2007

FOR VALUE RECEIVED, the undersigned, GENIUS PRODUCTS, LLC, a Delaware limited liability company, promises to pay to the order of GENIUS PRODUCTS, INC., a Delaware corporation, at 2230 Broadway, Santa Monica, California 90404, or at such other place as the holder of this Promissory Note may from time to time designate, the principal sum of Six Million Dollars ($6,000,000), with interest on the unpaid principal balance from time to time outstanding at a monthly rate equal to the LIBOR Rate plus five percent (5%) until paid, commencing on the date hereof.  For purposes of this Promissory Note, the term “LIBOR Rate” shall mean, as of the date of determination, the one-month average of the London Interbank Offered Rate for the previous calendar month, as published in the Wall Street Journal.  Principal and accrued interest under this Promissory Note shall be due and payable on demand at any time after March 31, 2008.

The undersigned agrees that time is of the essence and that in the event payment of principal or interest due under this Promissory Note is not made when due, the outstanding principal balance hereof shall immediately bear interest at the rate of two percent (2%) above the interest rate which is otherwise provided herein for so long as such event of default continues.

All agreements between the undersigned and the holder of this Promissory Note are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder hereof exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto.  If, from any circumstances whatsoever, the performance of any provision of this Promissory Note would cause such limit to be exceeded, then, ipsofacto, the obligation to be fulfilled shall be reduced to such limit.

If this Promissory Note is not paid when due, the undersigned promises to pay the holder’s reasonable costs of collection, including, without limitation, all reasonable attorneys’ fees and all reasonable expenses actually incurred by the holder hereof in connection with such collection efforts.

The principal of this Promissory Note may be prepaid in whole or in part; provided however that all accrued interest on the amount to be prepaid is also paid at such time.

No single or partial exercise of any power hereunder shall preclude other or further  exercise thereof or the exercise of any other power.  No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Promissory Note.  The acceptance of any amount due and payable hereunder shall not operate as a waiver with respect to any other amount then owing and unpaid.  Presentment, demand, protest, notices of protest, dishonor and nonpayment of this Promissory Note and all notices of every kind are hereby waived by the undersigned.

Principal and interest evidenced hereby are payable only in lawful money of the United States.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of California.

GENIUS PRODUCTS, LLC

By: /s/ John Mueller
Name:  John Mueller
Title:    Chief Financial Officer

ALLONGE ENDORSEMENT

Dated as of:  September 27, 2007

FOR VALUE RECEIVED, the undersigned, GENIUS PRODUCTS, INC., pursuant to a security agreement in favor of the Administrative Agent referred to below, hereby assigns to Société Générale (“Société Générale”), as Administrative Agent under the Credit Agreement, dated as of August 10, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Genius Products, LLC, the financial institutions party thereto from time to time (the “Lenders”), and Société Générale, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), all of its right, title and interest in and to the Promissory Note dated as of September 27, 2007, made by Genius Products, LLC, payable to the order of the undersigned.  This Allonge Endorsement is intended to be attached to said note and, when so attached, shall constitute an endorsement thereof.

GENIUS PRODUCTS, INC.

By:          /s/ John Mueller
Name:  John Mueller
Title:    Chief Financial Officer

Annex C

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14C
(Rule 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[   ]   Preliminary Information Statement

[   ]   Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)

[X]   Definitive Information Statement

GENIUS PRODUCTS, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies.

(2)   Aggregate number of securities to which transaction applies.

(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined).

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[   ]  Fee paid previously with preliminary materials

[   ]  Check box if any part of the fee is offset as provided by Exchange Act  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

GENIUS PRODUCTS, INC.
2230 Broadway
Santa Monica, California  90404

October 31, 2007

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To our Stockholders:

The purpose of this letter is to inform you that stockholders of Genius Products, Inc., a Delaware corporation (hereinafter referred to as the “Company”, “we”, “us” or “our”), holding voting rights equivalent to 70% of the outstanding shares of our common stock executed written consents in lieu of a special meeting approving a reverse stock split of our common stock in an exchange ratio of (i) one-for-five, (ii) one-for-six, (iii) one-for-seven, or (iv) one-for-eight (the “Reverse Stock Split”), with our Board of Directors retaining the discretion of whether to implement the Reverse Stock Split and which exchange ratio to implement.  Our Board of Directors approved the proposed Reverse Stock Split on September 28, 2007, but our Board has not yet determined whether to implement it or which exchange ratio to implement.

The accompanying Information Statement, which describes the above corporate actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  Under the Delaware General Corporation Law and our amended and restated certificate of incorporation and bylaws, stockholder action may be taken by written consent without a meeting of stockholders.  The above-described action by our Board of Directors and the written consent of our stockholders is sufficient under the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation and our Bylaws to approve the Reverse Stock Split.  Accordingly, the Reverse Stock Split will not be submitted to the other stockholders of the Company for a vote.  Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Stock Split will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This letter is the notice required by Section 228(e) of the Delaware General Corporation Law.  We will first mail this Information Statement to stockholders on or about October 31, 2007.

October 31, 2007	By Order of the Board of Directors of Genius Products, Inc.

By: /s/ Trevor Drinkwater
Trevor Drinkwater Chief Executive Officer

GENIUS PRODUCTS, INC.
2230 Broadway
Santa Monica, California  90404
_________________________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14c-2 THEREUNDER
_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

_______________________________________________________________

We are sending you this Information Statement solely for the purpose of informing our stockholders of record as of October 31, 2007 (the “Mailing Date”) in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the actions taken by our stockholders by written consent in lieu of a special meeting.  No action is requested or required on your part.

What actions were taken by the written consent in lieu of a special meeting?

Stockholders of the Company holding voting rights equivalent to 70% of the outstanding shares of our common stock executed written consents in lieu of a special meeting approving a reverse stock split of our common stock in an exchange ratio of (i) one-for-five, (ii) one-for-six, (iii) one-for-seven, or (iv) one-for-eight (the “Reverse Stock Split”), with our Board of Directors retaining the discretion of whether to implement the Reverse Stock Split and which exchange ratio to implement.  Our Board of Directors approved the proposed Reverse Stock Split on September 28, 2007, but our Board has not yet determined whether to implement it or which exchange ratio to implement.  If our Board elects to effect the Reverse Stock Split, the form of the Certificate of Amendment (the “Reverse Stock Split Amendment”) that would be filed with the Delaware Secretary of State is attached as Appendix A.  Additional information regarding the Reverse Stock Split is set forth below under “Approval Granting Our Board of Directors with the Authority to Implement the Reverse Stock Split.”

How many shares were voted for the actions?

Under applicable law and our Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), the approval of (i) our stockholders holding at least a majority of the voting interests in the Company voting together as a single class and (ii) the holders of at least a majority of the outstanding shares of Series W Preferred Stock voting separately as a single class are required to approve the Reverse Stock Split.  Such approvals have been received, and consequently no further stockholder action is required to approve and adopt the Reverse Stock Split.  See “Approval Granting Our Board of Directors with the Authority to Implement the Reverse Stock Split – Vote Required” below for further information.

Am I entitled to dissenter’s rights?

The Delaware General Corporation Law does not provide for dissenter’s rights for the foregoing actions taken by written consent in lieu of a special meeting.

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APPROVAL GRANTING OUR BOARD OF DIRECTORS
WITH THE AUTHORITY TO IMPLEMENT THE REVERSE STOCK SPLIT

Introduction

As of October 29, 2007 (the “Record Date”), stockholders holding the necessary voting rights approved a proposal to permit us to amend our Restated Certificate of Incorporation to allow our Board of Directors to effect a Reverse Stock Split of our common stock on the terms described in this Information Statement.  The amendment approved by the stockholders does not specify the ratio for the Reverse Stock Split but rather approves a range for a Reverse Stock Split of (i) one-for-five, (ii) one-for-six, (iii) one-for-seven, or (iv) one-for-eight.  The form of Certificate of Amendment to the Restated Certificate of Incorporation to effect the Reverse Stock Split is attached to this Information Statement as Appendix A.

The approval becomes effective twenty (20) days after the mailing of this Information Statement.  Upon this approval becoming effective, our Board of Directors will be authorized, in its sole discretion, to implement the Reverse Stock Split at the exchange ratio determined by the Board at any time within 12 months from the Record Date, or to abandon the Reverse Stock Split.  The Board will set the ratio for the Reverse Stock Split or abandon the Reverse Stock Split as it determines is advisable considering relevant market conditions at the time of the Reverse Stock Split.  We believe that approval of this discretion to the Board provides the Board with maximum flexibility to react to current market conditions and to therefore act in the best interests of the Company and our stockholders.  In setting the ratio for the Reverse Stock Split, the intention of our Board of Directors would be to increase the stock price sufficiently above the minimum bid price that may be required for listing on The NASDAQ Stock Market (“NASDAQ”) or another national stock exchange so that we may become eligible for listing without being subjected to delisting for failure to meet the minimum bid price absent a significant percentage decline in our stock price.  The Company has applied to list its Common Stock on the NASDAQ Global Market.

Vote Required; Written Consent Obtained

As of the Record Date, there were 67,673,344 shares of common stock outstanding and 100 outstanding shares of Series W Preferred Stock.  Each holder of our common stock is entitled to one vote for each share held by such holder.   All of the shares of Series W Preferred Stock were issued to affiliates of The Weinstein Company LLC (“TWC”) on July 21, 2006 at the closing of our strategic transaction with TWC (the “TWC Transaction”) described below under “Change-in-Control – The Weinstein Transaction”.

So long as the holders of the Series W Preferred Stock and their permitted transferees (collectively, the “TWC Holders”) (i) own the shares of Series W Preferred Stock, and (ii) collectively beneficially own or have the right to beneficially own upon conversion, exchange, or redemption of Class W Units of the Distributor pursuant to the operating agreement of the Distributor (the “LLC Agreement”) of at least 20% of our outstanding shares of common stock (assuming conversion, exchange or redemption of the Class W Units and excluding shares of common stock issuable upon exercise of outstanding options, warrants or other convertible securities of the Company), the shares of Series W Preferred Stock will generally have, in the aggregate, voting rights and powers equal to the greatest of:

•	100 votes;

•
the number of votes attributable to the number of shares of common stock that TWC Holders and their permitted transferees beneficially own, including without limitation those shares of common stock which they have the right to acquire, upon conversion, exchange or redemption of Class W Units pursuant to the LLC Agreement, less the number of votes attributable to the shares of common stock which TWC Holders and their permitted transferees may vote directly; and

•
the number of votes that, together with all other votes entitled to be directly cast by the holders of the shares of Series W Preferred Stock on such Record Date, whether by virtue of beneficial ownership of our capital stock, proxies, voting trusts or otherwise, entitle the holders of the shares of Series W Preferred Stock to exercise one vote more than one-half of all votes entitled to be cast as of such Record Date by all holders of our capital stock.

Under the terms of the LLC Agreement and based on our current capitalization, the Class W Units in the Distributor held by the TWC Holders are redeemable, at their option at any time from one year after the closing of the TWC Transaction, for up to 70% of our outstanding common stock, or with their approval, cash.  Consequently, as of the Record Date, the TWC Holders have aggregate voting rights equivalent to 70% of our outstanding shares of common stock.

Under Delaware General Corporation Law and the provisions of our Restated Certificate of Incorporation and Bylaws, approval of the Reverse Stock Split requires the affirmative vote or written consent of (i) holders of at least a majority of the voting interests in the Company voting together as a single class and (ii) holders of at least a majority of the outstanding shares of Series W Preferred Stock, voting separately as a single class.  The written consent approving the Reverse Stock Split was executed by the holders of all of the outstanding shares of Series W Preferred Stock, which represented as of the Record Date voting interests equivalent to 70% of our outstanding common stock.  Consequently, the  corporate action described in this Information Statement was approved without the vote or written consent of any other stockholders of the Company.

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Background of the Reverse Stock Split

Our common stock is traded on the over-the-counter bulletin board (“OTC Bulletin Board”) maintained by the National Association of Securities Dealers (“NASD”).  We would like to list our common stock on NASDAQ or on another national stock exchange, but we do not currently meet the listing requirements for NASDAQ or any other national stock exchange.  In order to list our common stock on The NASDAQ Global Market, we would be required to have a minimum bid price of $5.00 per share.  As of the Record Date, the closing price of our common stock, as listed on the OTC Bulletin Board, was $2.45 per share.  The Company has applied to list its Common Stock on the NASDAQ Global Market.

The approval of the proposal relating to the Reverse Stock Split gives our Board the flexibility to implement a Reverse Stock Split intended to increase our minimum bid price.   After giving effect to the Reverse Stock Split, we anticipate that we would be eligible for listing on the NASDAQ Global Market.  Such a listing would in any event be subject to approval of NASDAQ, including our satisfaction of the minimum trading price requirement established by NASDAQ.  However, even if the Reverse Split is implemented, we cannot assure you that we will be able to achieve listing of our common stock on NASDAQ or another national stock exchange.

Reasons for the Reverse Stock Split

The authority to implement a Reverse Stock Split will enable us to seek to increase the market price per share of our common stock in an effort to meet the listing requirements of NASDAQ or another national stock exchange.  The Board also believes that an increased per share price of our common stock that is expected to result from a Reverse Stock Split may increase the attractiveness of our common stock to prospective investors and the financial community.

In reaching its decision to seek and recommend authority to implement a Reverse Stock Split, the Board considered, among many other factors, the consequences of our common stock not now being listed on NASDAQ or another national stock exchange.  Our common stock is currently quoted on the OTC Bulletin Board maintained by the NASD.  Our Board believes that the liquidity and marketability of shares of our common stock has been adversely affected by virtue of not being traded on NASDAQ or another national stock exchange.  As a result, investors might find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock.

In addition, since our common stock does not trade on NASDAQ or on any other national stock exchange and since the trading price of our common stock has continued to be less than $5.00 per share, trading in our common stock is subject to certain rules under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock” involving persons other than established customers and accredited investors.  The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common stock, which may further affect the liquidity of our common stock.

For the above reasons, we believe that current and prospective investors will view an investment in our common stock more favorably if our shares are listed on NASDAQ or a national stock exchange than if our common stock trades on the OTC Bulletin Board.  In addition, we also believe that being listed on NASDAQ or a national stock exchange will be viewed more favorably by prospective and actual customers, partners and employees.

Our Board believes that the Reverse Stock Split and anticipated increase in the per share price of our common stock should also enhance the acceptability and marketability of our common stock to the financial community and investing public.  Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock.  Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks.  Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks due to, among other reasons, the trading volatility often associated with lower-priced stocks.   Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than

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commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.   It should be noted that the liquidity of our common stock may be adversely affected by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split.  The Board of Directors is hopeful, however, that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

We cannot assure you that the Reverse Stock Split will have any of the desired consequences described above.  Specifically, we cannot assure you that after the Reverse Stock Split the market price of our common stock will increase proportionately to reflect the ratio for the Reverse Stock Split, that the market price of our common stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Stock Split or that we will be able to achieve listing of our common stock on NASDAQ or a national stock exchange.

The effect of a Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar Reverse Stock Splits for companies in like circumstances is varied.  It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and there can be no assurance that the market price per share after the Reverse Stock Split will either exceed or remain in excess of the minimum bid price required for listing on NASDAQ or another national stock exchange for a sustained period of time.  The market price of our common stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance.

As noted above, the liquidity of our common stock could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split. Although our Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.  As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our common stock.

Board Discretion to Implement the Reverse Stock Split

The authority to implement the Reverse Stock Split will become effective twenty (20) calendar days after the mailing of this Information Statement to our stockholders.  We will first mail this Information Statement to stockholders on or about October 31, 2007.  Upon this approval becoming effective, our Board of Directors will be authorized, in its sole discretion, to implement the Reverse Stock Split at the exchange ratio determined by the Board at any time within 12 months from the Record Date, or to abandon the Reverse Stock Split.

After the authority becomes effective, the Reverse Stock Split Amendment will be effected only upon the Board’s determination that the Reverse Stock Split is then in the best interests of the Company and our stockholders and its establishment of an appropriate ratio for the Reverse Stock Split based on factors at the time.  The Board will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Stock Split on the market price of our common stock and on our compliance with applicable listing requirements, and the marketability and liquidity of our common stock.  The actual timing of the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split will be determined by the Board.  In addition, if for any reason the Board of Directors deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of the Reverse Stock Split Amendment, without further action by the stockholders of the Company. The Reverse Stock Split will be effective as of the effective date (the “Effective Date”) of the Reverse Stock Split Amendment.

Upon the filing of the Reverse Stock Split Amendment, without further action on the part of the Company or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Date would be converted into a lesser number of shares of Common Stock calculated in accordance with the terms of the amendment to our charter based on a Reverse Stock Split ratio of one-for-five, one-for-six, one-for-seven or one-for-eight.  For example, if a stockholder presently holds 100 shares of common stock, he, she or it would hold 20 shares of common stock following a one-for-five Reverse Stock Split.

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Effect of the Reverse Stock Split

After the Effective Date of the proposed Reverse Stock Split, each common stockholder will own a reduced number of shares of our common stock.  However, the proposed Reverse Stock Split will affect all of our common stockholders uniformly and will not affect any common stockholder’s percentage ownership interest in us, except to the extent that the Reverse Stock Split results in any of our common stockholders owning a fractional share as described below.  Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares).  For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the Reverse Stock Split.  The number of stockholders of record will not be affected by the proposed Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed Reverse Stock Split).

The table below shows the approximate number of common shares that would be issued and outstanding upon the implementation of the Reverse Stock Split at each ratio from one-for-five to one-for-eight based on our capitalization as of the Record Date.   The calculation below does not take into account fractional shares that will be paid in cash.

Shares Issued and Outstanding
As of the Record Date	67,673,344
If 1-for-5 Reverse Stock Split Enacted	13,534,668
If 1-for-6 Reverse Stock Split Enacted	11,278,890
If 1-for-7 Reverse Stock Split Enacted	9,667,620
If 1-for-8 Reverse Stock Split Enacted	8,459,168

Although the proposed Reverse Stock Split will not affect the rights of common stockholders or any common stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares, the number of authorized shares of common stock and preferred stock will not be reduced.  This will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder action.  The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock.  The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Restated Certificate of Incorporation or bylaws.

Other than shares reserved for issuance upon exercise of outstanding stock options and warrants and shares that may be reserved in the future upon future grants of stock options in accordance with our stock option plans, we have no plans at the present time to issue additional shares of our common stock.  Nevertheless, our Board of Directors may, from time to time, deem it to be in the best interests of the Company and our stockholders to enter into transactions and other ventures that may include the issuance of shares of our common stock. In that event, our Board of Directors would seek approval of the stockholders if required at that time. The Reverse Stock Split is not part of any plan or proposal to “take the Company private”.  Rather, the Reverse Stock Split is intended to enable us to remain public and to increase the possibility that our common stock may become eligible for trading on NASDAQ or another national stock exchange.

The proposed Reverse Stock Split will reduce the number of shares of common stock available for issuance upon exercise of our outstanding stock options in proportion to the exchange ratio of the Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options.  In connection with the proposed Reverse Stock Split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.  The proposed Reverse Stock Split would have a similar effect upon our outstanding warrants and stock purchase rights under our stockholder rights plan.

Although we believe that a Reverse Stock Split may be in the best interests of the Company and our stockholders, if implemented, the Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. In addition, a Reverse Stock Split may make it more difficult for us to meet other requirements for listing on NASDAQ or a national stock exchange relating to the minimum number of shares that must be in the public float and the minimum number of round lot holders.

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Our common stock is currently registered under Section 12(g) of the Exchange Act , and we are subject to the periodic reporting and other requirements of the Exchange Act.  The proposed Reverse Stock Split will not affect the registration of the common stock under the Exchange Act.  If the proposed Reverse Stock Split is implemented, our common stock will continue to be reported on the  OTC Bulletin Board under the symbol “GNPI.OB”, unless we choose to list our common stock on another market or exchange.

The proposed Reverse Stock Split will not affect the par value of our common stock.  As a result, on the Effective Date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the exchange ratio selected by the Board in the manner described above, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

The proposed Reverse Stock Split will not affect the rights, preferences and privileges of the Series W Preferred Stock, and will not reduce the number of Series W Preferred Stock outstanding.  There are currently outstanding 100 shares of Series W Preferred Stock, all of which were issued to The Weinstein Company Holdings LLC and its first-tier subsidiary, W-G Holding Corp., in connection with the TWC Transaction described below under “Change in Control – The Weinstein Transaction”.  If implemented, following the Reverse Stock Split, the outstanding shares of Series W Preferred Stock will continue to have the same voting rights as currently set forth under the provisions of our Restated Certificate of Incorporation, which are summarized above under “—Vote Required.”  In addition, the Series W Preferred Stock will continue to have the same dividend and liquidation rights and will remain non-convertible following the Reverse Stock Split.  Under our Restated Certificate of Incorporation, the Series W Preferred Stock is entitled to receive dividends when, as and if declared by our Board and is entitled to a minimal liquidation preference equal to $0.01 per share plus all accrued but unpaid dividends in the event of the liquidation, dissolution, winding-up or sale or other dispositions of all or substantially all of the assets of the Company.

Payment for Fractional Shares

We would not issue any fractional shares in connection with the Reverse Stock Split. Instead, any fractional share resulting from the Reverse Stock Split would be rounded down to the nearest whole share. Stockholders who would be otherwise entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our common stock to which the stockholder would be otherwise entitled, multiplied by the closing trading price of our common stock on the trading day immediately before the Effective Date.

Exchange of Stock Certificates

The conversion of the shares of our common stock under the Reverse Stock Split will occur automatically on the Effective Date. This will occur regardless of when stockholders physically surrender their stock certificates for new stock certificates.

Our transfer agent, Interwest Transfer Company, would act as exchange agent (“Exchange Agent”) to implement the exchange of stock certificates and the distribution of any cash in lieu of fractional shares. As soon as practicable after the Effective Date, the Company or the Exchange Agent will send a letter to each stockholder of record at the Effective Date for use in transmitting certificates representing shares of our common stock (“Old Certificates”) to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of common stock to be issued following the Reverse Stock Split (the “New Common Stock”). No new stock certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent. Consequently, you will need to surrender your Old Certificates before you will be able to sell or transfer your stock.

Stockholders will then receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of common stock have been converted as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled.

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We estimate that our aggregate expenses relating to the Reverse Stock Split will be approximately $25,000.   All expenses of the exchange of certificates will be borne by us.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

Accounting Consequences

The par value of our common stock would remain unchanged at $.0001 per share after the Reverse Stock Split.  However, the common stock as designated on our balance sheet would be adjusted downward in respect of the shares of the New Common Stock to be issued in the Reverse Stock Split such that the common stock would become an amount equal to the aggregate par value of the shares of New Common Stock being issued in the Reverse Stock Split, and that the Additional Paid-In Capital as designated on our balance sheet would be increased by an amount equal to the amount by which the common stock was decreased. Additionally, net income (loss) per share would increase proportionately as a result of the Reverse Stock Split since there will be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed amendments to our charter to effect the Reverse Stock Split, if implemented, and we will not independently provide our stockholders with any such rights.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax considerations of the proposed Reverse Stock Split.  It addresses only U.S. Stockholders (as defined herein) who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets.  This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).  It does not address tax considerations under state, local, foreign and other laws.

As used herein, the term “U.S. Stockholder” means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation created or organized in or under (or treated for U.S. federal income tax purposes as created or organized in or under) the laws of the United States or any state thereof or the District of Columbia, (iii) an estate subject to U.S. federal income taxation without regard to the source of its income, and (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. fiduciaries have the authority to control all of the trust’s substantial decisions, or (b)  the trust has in effect a valid election to be treated as a United States person within the meaning of the U.S. Treasury Regulations.  The discussion does not address the U.S. federal income tax considerations that affect the treatment of an entity that is a partnership for U.S. federal income tax purposes and that holds the pre-Reverse Stock Split shares and post-Reverse Stock Split shares, or the partners of such partnership.  Such partnerships and their partners should consult their own tax advisors.  The discussion does not purport to be complete and does not address stockholders subject to special rules, such as stockholders that are not U.S. Stockholders, or that are financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, stockholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge or conversion transaction or other risk reduction strategy, stockholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation.  Furthermore, we have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

ACCORDINGLY, ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

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The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code.  Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. Stockholder generally will not recognize gain or loss on the Reverse Stock Split, except (as discussed below) to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares.  The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

A holder of the pre-Reverse Stock Split shares who receives cash in lieu of a fractional share interest in the post-Reverse Stock Split shares will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest and the cash received.  Such gain or loss will be a capital gain or loss and will be short term if the pre-Reverse Stock Split shares were held for one year or less and long term if held more than one year.  It is assumed for this purpose that cash will be paid in lieu of fractional shares only as a mechanical rounding off of fractions resulting from the exchange rather than separately bargained-for consideration. It is also assumed that the Reverse Stock Split is not being undertaken to increase any stockholder’s proportionate ownership of the Company.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

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CHANGE IN CONTROL – THE WEINSTEIN TRANSACTION

On July 21, 2006, we completed a strategic transaction with The Weinstein Company Holdings LLC (“TWC Holdings”) and launched a venture named Genius Products, LLC to exploit the exclusive U.S. home video distribution rights to feature films and direct-to-video releases owned or controlled by The Weinstein Company LLC (“TWC”).  Under the terms of the transaction, we contributed substantially all of our assets, employees and businesses to Genius Products, LLC (the “Distributor”).  The Distributor also holds the exclusive U.S. home video distribution rights for filmed entertainment and direct-to-video product of TWC pursuant to a Distribution Agreement between the Distributor and TWC dated July 17, 2006.  The Distributor also operates the former businesses of Genius Products, Inc., including the marketing, sales and distribution of other major branded entertainment content.

The Distributor is owned 70% by TWC Holdings and its first-tier subsidiary, W-G Holding Corp., and 30% by us.  Our interest in the Distributor consists of Class G Units representing a 30% membership interest in the Distributor, and the interest of TWC and W-G Holding Corp. consists of Class W Units representing a 70% membership interest in the Distributor.  The 70% interest in the Distributor is redeemable by the holders, at their option, for up to 70% of our outstanding common stock, or with their approval, cash.

In connection with this transaction, on July 21, 2006 we issued to TWC Holdings and its first-tier subsidiary, W-G Holding Corp., an aggregate of 100 shares of our Series W Preferred Stock.  The Series W Preferred Stock provides the holders with (a) the right to elect five of seven members of our Board of Directors, (b) voting power of up to 70% of our outstanding shares over all actions requiring approval of our stockholders (subject to adjustment), and (c) the right to approve certain specified actions by the Company.  The Series W Preferred Stock has rights to receive dividends only if declared by the Board and minimal liquidation value.  At the closing, we amended and restated our Certificate of Incorporation to, among other things, provide for the designation of the Series W Preferred Stock.  As a result of these transactions with TWC, a change in control of our Company occurred.

Additional information regarding the transaction with TWC is available in our definitive proxy statement relating to the transaction filed with the Securities and Exchange Commission (“SEC”) on June 29, 2006.  See “Miscellaneous” below on how to obtain a copy of the definitive proxy statement and other SEC filings made by us.

9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock and Series W Preferred Stock as of August 31, 2007, by (i) each person who is known by the Company to own beneficially more than 5% of our Common Stock or Series W Preferred Stock, (ii) each of the Company’s directors and named executive officers (as defined in the rules and regulations of the SEC) and the executive officers of Genius Products, LLC (the “Distributor”), and (iii) all of the Company’s executive officers, directors and all of the executive officers of the Distributor as a group, in each case based on (a) the Company’s outstanding common stock and Series W Preferred Stock as of August 31, 2007 and (b) the most recent Statements of Beneficial Ownership filed by the applicable shareholder and/or internal Company records.  Except as otherwise listed below, the address of each person is c/o Genius Products, Inc., 2230 Broadway, Santa Monica, California 90404.  As of August 31, 2007, there were outstanding 67,381,344 shares of our common stock and 100 shares of our Series W Preferred Stock.

	Shares Beneficially Owned (1)
Name of Owner of Common Stock	Number		Percent
Bradley A. Ball	0		0%
Stephen K. Bannon	829,520	(2)	*
Mitch Budin	180,000	(3)	*
Trevor Drinkwater	2,100,000	(4)	3.12%
James G. Ellis	429,520	(5)	*
Herbert Hardt	330,790	(6)	*
Larry Madden	0		0%
Christine Martinez	255,000	(7)	*
John Mueller	625,000	(8)	*
Michael Radiloff	142,500	(9)	*
Irwin Reiter	0		0%
Rodney Satterwhite	297,000	(10)	*
Michel Urich	200,000	(11)	*
All directors and officers as a group (13 persons)	5,389,330	(12)	7.99%
Bonanza Master Fund, Ltd.	5,199,429	(13)	7.72%
Janus Capital Management	7,239,130	(14)	10.74%
Stephens Investment Management, LLC	3,641,787	(15)	5.40%
Wellington Management Company LLP	8,486,730	(16)	12.59%

Name of Owner of Series W Preferred Stock	Number		Percent
W-G Holding Corp.	1.42857	(17)	1.43%
The Weinstein Company Holdings LLC	98.57143	(17)	98.57%

*           Represents less than 1% of our common stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of August 31, 2007, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.  Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.  The information reflected in this table is based on the Company’s review of the most recent SEC filings for the individuals and entities listed above and the Company’s internal records.

(2)	Includes outstanding options to purchase 829,520 shares exercisable within 60 days of August 31, 2007. Excludes outstanding options to purchase 1,000,000 shares exercisable after that period.

(3)	Includes outstanding options to purchase 180,000 shares exercisable within 60 days of August 31, 2007. Excludes outstanding options to purchase 120,000 shares exercisable after that period.

(4)	Includes outstanding options to purchase 2,100,000 shares exercisable within 60 days of August 31, 2007. Excludes outstanding options to purchase 1,000,000 shares exercisable after that period.

(5)	Includes outstanding options to purchase 429,520 shares exercisable within 60 days of August 31, 2007.

10

(6)	Includes outstanding options to purchase 330,790 shares exercisable within 60 days of August 31, 2007. Excludes outstanding options to purchase 198,730 shares exercisable after that period.

(7)	Includes outstanding options to purchase 255,000 shares exercisable within 60 days of August 31, 2007. Excludes outstanding options to purchase 45,000 shares exercisable after that period.

(8)	Includes outstanding options to purchase 625,000 shares exercisable within 60 days of August 31, 2007. Excludes outstanding options to purchase 125,000 shares exercisable after that period.

(9)	Includes outstanding options to purchase 142,500 shares exercisable within 60 days of August 31, 2007. Excludes outstanding options to purchase 157,500 shares exercisable after that period.

(10)	Includes outstanding options to purchase 297,000 shares exercisable within 60 days of August 31, 2007. Excludes outstanding options to purchase 183,000 shares exercisable after that period.

(11)	Includes outstanding options to purchase 200,000 shares exercisable within 60 days of August 31, 2007.

(12)	Includes outstanding options to purchase 5,389,330 shares exercisable within 60 days of August 31, 2007. Excludes outstanding options to purchase 2,829,230 shares exercisable after that period.

(13)
Bonanza Master Fund, Ltd. is managed by Bonanza Capital, Ltd., which is managed by Bonanza Fund Management, Inc.  The number of shares indicated includes warrants to purchase 783,830 shares of common stock exercisable within 60 days of August 31, 2007.  The mailing address for Bonanza Master Fund, Ltd. is 300 Crescent Court, Suite 1740, Dallas, Texas 75201.

(14)
The securities reported herein are held by Janus Investment Fund, on behalf of its Series Janus Venture Fund, which is managed by Janus Capital Management.  The number of shares includes (i) 5,814,130 shares held directly by Janus Capital and (ii) a warrant to purchase 1,425,000 shares of common stock.  However, the warrant provides that the number of shares that may be acquired upon exercise of the warrant is limited to the extent necessary to ensure that the total number of shares of common stock then beneficially owned by the warrant holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the warrant holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 9.999% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon exercise).  The mailing address for Janus Investment Fund is c/o Janus Capital Management, 151 Detroit Street, Denver, Colorado 80206.

(15)
Stephens Investment Management, LLC, in its capacity as investment adviser, may be deemed to beneficially own 3,641,787 shares which are held of record by clients of Stephens Investment Management, LLC.  The principal business address of Stephens Investment Management, LLC is One Sansome Street, Suite 2900, San Francisco, California 94104.

(16)
Wellington Management LLP, in its capacity as investment adviser, may be deemed to beneficially own 8,486,730 shares which are held of record by clients of Wellington Management LLP.  The principal business address of Wellington Management LLP is 75 State Street, Boston, Massachusetts 02109.

(17)	The principal business address for each of W-G Holding Corp. and The Weinstein Company Holdings LLC is 345 Hudson Street, 13th Floor, New York, New York 10014.

11

INTEREST OF CERTAIN PERSONS
IN OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his or her role as an officer or director of the Company.   No director of the Company opposed the proposed actions taken by the Company set forth in this Information Statement.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it.  It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.  Additional copies of this Information Statement may be obtained at no charge by writing to us at:  Genius Products, Inc., 2230 Broadway, Santa Monica, California  90404.

MISCELLANEOUS

One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address.  Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future.   In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices at (310) 453-1222  or by mail to our address at Genius Products, Inc., 2230 Broadway, Santa Monica, California  90404, Attn: Corporate Secretary.

The Company files annual, quarterly and current reports, proxy statements, and registration statements with the SEC.  These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS OF GENIUS PRODUCTS, INC.

By: /s/ Trevor Drinkwater Trevor Drinkwater, Chief Executive Officer

12

APPENDIX A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

GENIUS PRODUCTS, INC.

The undersigned, Trevor Drinkwater and Michel Urich, hereby certify that:

1.    They are the Chief Executive Officer and Secretary, respectively, of Genius Products, Inc., a Delaware corporation (the “Corporation”).  The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 2, 2005, and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 21, 2006.

2.    Article IV, Part A of the Amended and Restated Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

“A.    Classes of Stock.

Effective as of 5:00 p.m., Eastern time, on the date that this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, each outstanding [*] shares of Common Stock shall be combined and converted into one share of Common Stock, par value $0.0001 per share (the “Reverse Stock Split”).  No fractional shares shall be issued in the Reverse Stock Split and, in lieu thereof, any holder of less than one share of Common Stock immediately after the Reverse Stock Split shall be entitled to receive cash for such holder’s fractional share based upon the fair market value of the Common Stock as of the date that this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, as such fair market value is determined by the Corporation’s Board of Directors.  Whether or not the Reverse Stock Split would result in fractional shares for a holder of record shall be determined on the basis of the total number of shares of Common Stock held by such holder of record at the time that the Reverse Stock Split occurs.

The total number of shares of stock which the Corporation shall have the authority to issue is 310,000,000 shares, consisting of 300,000,000 shares of Common Stock with a par value of $0.0001 per share, and 10,000,000 shares of Preferred Stock with a par value of $0.0001 per share.

Any of the shares of Preferred Stock may be issued from time to time in one or more series.  Subject to the limitations and restrictions in this Article IV, the Board of Directors or a Committee of the Board of Directors, to the extent permitted by law and the Bylaws of the Corporation or a resolution of the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter in this Article IV otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by Committee of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.”

*  The stockholders of the Company approved the combination of any whole number of shares of Common Stock between and including five and eight into one share of Common Stock as follows: one-for-five, one-for-six, one-for-seven and one-for-eight.   If the Board of Directors determines to proceed with the reverse stock split, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include the specific number in the discretion of the Board of Directors.

3.    This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation on this ____ day of _______, 2007.

Trevor Drinkwater Chief Executive Officer Michel Urich Secretary

Annex D

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 1, 2007
__________________________

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2230 Broadway
Santa Monica, California 90404
 (Address of Principal Executive Offices) (Zip Code)

(310) 453-1222
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 1, 2007, Genius Products, LLC (“Genius”), a subsidiary of Genius Products, Inc. (the “Company”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) and certain other loan documents with Société Générale, as administrative agent, as collateral agent and L/C Issuer, the lenders party thereto, SG Americas Securities, LLC, as lead arranger and sole bookrunner and Alliance & Leicester Commercial Finance plc, as managing lead arranger.  The Credit Agreement amends and restates the existing credit agreement dated August 10, 2007 (the “Original Credit Agreement”), increases the initial commitment of the senior secured revolving credit facility from $30 million to $50 million, and provides for a commitment of up to a total of $100 million based upon expected incremental commitments, to be provided from a consortium of banks including Société Générale.  The Credit Agreement will terminate on June 30, 2010, which termination date may be extended to September 30, 2010, upon the satisfaction of certain conditions, and is otherwise on terms materially consistent with the terms of the Original Credit Agreement, as described in the Company’s Form 8-K filed on August 16, 2007.

Pursuant to the Credit Agreement, the following agreements, among others, were also entered into by the Company, Genius and/or Genius’ subsidiaries and Société Générale:

•	Amendment No. 1 to Allocation of Accounts Receivable and Intercreditor Agreement; and
•	Reaffirmation of Guaranty Agreement.

The foregoing does not constitute a complete summary of the terms of the Credit Agreement or the above-listed ancillary transaction documents, which are attached as Exhibits 99.1 through 99.3.  The descriptions of the terms of such agreements are qualified in their entirety by reference to such exhibits.

Item 2.03                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure requirement of this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(d)           Exhibits.

99.1
Amended and Restated Credit Agreement, dated as of November 1, 2007, by and among Genius Products, LLC, as borrower, Société Générale, as administrative agent, collateral agent and L/C Issuer, the lenders party thereto, SG Americas Securities, LLC, as lead arranger and sole bookrunner, and Alliance & Leicester Commercial Finance plc, as managing lead arranger.*

99.2	Amendment No. 1 to Allocation of Accounts Receivable and Intercreditor Agreement, dated as of November 1, 2007, by and among Genius Products, LLC, The Weinstein Company LLC and Société Générale.*

99.3	Reaffirmation of Guaranty Agreement, dated as of November 1, 2007, by Genius Products, Inc. and each of the other signatories thereto, as guarantors, in favor of Société Générale.

* Exhibits and schedules are omitted but will be furnished to the Commission supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: November 6, 2007	By:	/s/ John P. Mueller
John P. Mueller
Chief Financial Officer

Exhibit 99.1

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 1, 2007, is entered into by and among:  (1) GENIUS PRODUCTS, LLC, a Delaware limited liability company (the “Borrower”); (2) each of the financial institutions party to this Agreement from time to time (each a “Lender” and collectively, the “Lenders”); (3) SOCIÉTÉ GÉNÉRALE (“Société Générale”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, the “Collateral Agent”); and (4) Société Générale as issuer of Letters of Credit (as defined below) under this Agreement (in such capacity, the “L/C Issuer”).  SG Americas Securities, LLC has been given the title of lead arranger and sole bookrunner in connection with this Agreement (in such capacity, the “Lead Arranger”) and Alliance & Leicester Commercial Finance plc has been given the title of managing lead arranger (in such capacity, the “Managing Lead Arranger”).

RECITALS

A.           The Borrower, the Administrative Agent, the Collateral Agent and the Lenders previously entered into that certain Credit Agreement dated as of August 10, 2007 (as it existed immediately prior to the Closing Date (as defined herein), the “Original Agreement”);

B.           The Borrower has requested the Lenders consent to an increase the Total Revolving Loan Commitment (as defined herein) and various other amendments to the Original Agreement;

C.           As a result of such request, the parties wish to amend and restate the Original Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree , effective as of the Closing Date, that this Agreement amends and restates the Original Agreement in its entirety as follows:

ARTICLE I.  INTERPRETATION.

1.01    Definitions.  Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.

“Account” shall mean an “account,” as such term is defined in Section 9-102(a)(2) of the UCC (or any other then applicable provision of the UCC).

“Account Debtor” shall mean any Person who is or may become obligated under, with respect to, or on account of an Account.

“Acquired Person” shall mean a Proposed Target that is the subject of a Permitted Acquisition after the Original Closing Date.

“Acquired Portion” shall have the meaning given to that term in Section 2.03(c)(v).

“Adjusted Borrowing Base Availability” shall mean, on each Monthly Release Date (and the Proposed Interim Release Date or any other date following such Monthly Release Date), an amount equal to:

(a)           the Borrowing Base Availability as of the end of the most recent calendar month prior to such Monthly Release Date (each a “BB Calculation Month”), minus

(b)           the amount of Cash allocated and applied to the Eligible Accounts (as contemplated by the Intercreditor Agreement) during the period beginning on the first day of the calendar month immediately following the applicable BB Calculation Month and ending on the day prior to such Monthly Release Date, plus

(c)           an amount equal to: (i) the amount of Genius Receivables that have arisen during the period beginning on the first day of the calendar month immediately following the applicable BB Calculation Month and ending on the day prior to such Monthly Release Date, minus (ii) an amount equal to the Return Reserve Percentage multiplied by the amount set forth in subsection (c)(i) above, multiplied by (iii) the Applicable Advance Rate (as of such Monthly Release Date or such Proposed Interim Release Date, as applicable) for Eligible Genius Receivables, multiplied by (iv) 90%, plus

(d)           an amount equal to: (i) the amount of Weinstein Receivables that have arisen during the period beginning on the first day of the calendar month immediately following the applicable BB Calculation Month and ending on the day prior to such Monthly Release Date, minus (ii) an amount equal to the Return Reserve Percentage multiplied by the amount set forth in subsection (d)(i) above, multiplied by (iii) the Applicable Advance Rate (as of such Monthly Release Date or such Proposed Interim Release Date, as applicable) for Eligible Weinstein Receivables, multiplied by (iv) 90%, minus

(e)           the amount of any Eligible Cash Amount that has been released from the Genius Control Account from and after the most recent Monthly Release Date.

“Administrative Agent” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

“Administrative Agent’s Fee Letter” shall mean the letter agreement dated as of the Original Closing Date, between the Borrower and the Administrative Agent regarding certain fees payable by the Borrower to the Administrative Agent as expressly indicated therein.

“Affected Lender” shall have the meaning given to that term in Section 2.15.

“Affected L/C Issuer” shall have the meaning given to that term in Section 2.15.

“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person’s officers, directors, managers, joint venturers and partners; provided, however, that in no case shall the Administrative Agent, the Collateral Agent or any Lender be deemed to be an Affiliate of any Loan Party for purposes of this Agreement.  For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Amended and Restated Credit Agreement.

“Agreement Currency” shall have the meaning given to that term in Section 8.18.

“Allocation Certificate” shall have the meaning given to that term in Section 5.01(a)(v).

“Anti-Terrorism Law” shall mean each of: (a) the Executive Order; (b) the Patriot Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956; and (d) any other Governmental Rule now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism.

“Applicable Advance Rate”  shall mean (1) with respect to the Eligible Library Value, 0%, (2) with respect to the Eligible Weinstein Receivables, 0% and (3) with respect to Eligible Genius Receivables, 80%, in each case, subject to (i) reduction as set forth in Section 2.17 and (ii) increase upon the unanimous written approval of the Lenders in their sole discretion pursuant to Section 8.04(a).

“Applicable Concentration Percentage” shall mean (a) in the case of Wal-Mart, the percentage set forth below in the column headed “Wal-Mart Concentration Limit” and (b) in the case of each other Account Debtor, the percentage set forth in the column headed “General Concentration Limit”, in each case, based on the ratings set forth below and determined from time to time as set forth herein:

S&P’s Short Term Debt Rating for such Account Debtor	S&P’s Long Term Debt Implied Rating for such Account Debtor	Wal-Mart Concentration Limit	General Concentration Limit
A-1+	> AA-	55.0%	38.0%
A-1	> A- < AA-	45.0%	33.0%
A-2	> BBB < AA-	33.0%	28.0%
A-3	BBB-	18.0%	18.0%
< A-3 or unrated	< BBB- or unrated	7.0%	7.0%

If S&P’s short term debt rating for an Account Debtor and S&P’s long term debt implied rating for such Account Debtor are in different rows in the chart above, then the level applicable to the lower rating shall apply.

For the period from the Original Closing Date to the date immediately prior to the Closing Date, the ratings above for each Account Debtor (and therefore the Applicable Concentration Percentage for such Account Debtor) shall be determined as set forth in the Original Agreement.  As of the Closing Date, the ratings above for each Account Debtor (and therefore the Applicable Concentration Percentage for such Account Debtor) shall be determined from a certificate delivered by the Borrower on the Closing Date.  Thereafter, the ratings above for each Account Debtor (and therefore the Applicable Concentration Percentage for such Account Debtor) shall be determined from the information provided by the Borrower pursuant to Section 5.01(a)(iv)(A) (or, if the Borrower fails to provide such information, as determined by the Administrative Agent (if requested by the Required Lenders)).  Any change in the Applicable Concentration Percentage shall become effective on the Business Day after the Administrative Agent receives (or obtains) such information.

“Applicable Creditor” shall have the meaning given to that term in Section 8.18.

“Applicable Lending Office” shall mean, with respect to any Lender, (a) in the case of its Base Rate Loans, its Domestic Lending Office, and (b) in the case of its LIBOR Loans, its Euro-Dollar Lending Office.

“Applicable Margin” shall mean, with respect to each Loan (and with respect to the calculation of Letter of Credit fees pursuant to Section 2.02(i)), the per annum margin which is determined pursuant to the Pricing Grid.  The Applicable Margin shall be determined as provided in the Pricing Grid and may change as set forth in the definition of Pricing Grid.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Lender” shall have the meaning given to that term in Section 8.05(c).

“Assignment” shall have the meaning given to that term in Section 8.05(c).

“Assignment Agreement” shall have the meaning given to that term in Section 8.05(c).

“Assignment Effective Date” shall have, with respect to each Assignment Agreement, the meaning set forth therein.

“Assignor Lender” shall have the meaning given to that term in Section 8.05(c).

“Base Rate” shall mean, on any day, the greater of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate for such day plus one-half percent (0.50%).

“Base Rate Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in clause (i) of Section 2.01(c).

“BB Calculation Month” shall have meaning given to that term in the definition of Adjusted Borrowing Base Availability.

“Borrower” shall have the meaning given to such terms in clause (1) of the introductory paragraph hereof.

“Borrowing Base Availability” shall mean, as of any date, based on a review of the then applicable Borrowing Base Certificate, the most recent Library Value Report and other documents and information the Administrative Agent may reasonably request or be in possession of from time to time, an amount equal to the sum of, without duplication, the following: (1) the Eligible Library Value on such date multiplied by the Applicable Advance Rate on such date, plus (2) the Eligible Weinstein Receivables on such date multiplied by the Applicable Advance Rate on such date, plus (3) the Eligible Genius Receivables on such date multiplied by the Applicable Advance Rate on such date, plus (4) the Eligible Cash Amount on such date.

“Borrowing Base Certificate” shall have the meaning given to that term in Section 5.01(a)(iv).

“Borrowing Base Percentage” shall mean, as of each date of determination, an amount (expressed as a percentage) equal to (a) the sum of (i) the Eligible Genius Receivables on such date, (ii) the Eligible Weinstein Receivables on such date, which amount shall be deemed to be $0 if the Applicable Advance Rate with respect to Eligible Weinstein Receivables is not greater than 0% on such date and (iii) the Eligible Library Value on such date, which amount shall be deemed to be $0 if the Applicable Advance Rate with respect to the Eligible Library Value is not greater than 0% on such date divided by (b) the sum of (i) the aggregate amount of Revolving Loans outstanding on such date and (ii) the aggregate amount of L/C Obligations outstanding on such date.

“Business Day” shall mean any day on which (a) commercial banks are not authorized or required to close in New York, New York or London, England and (b) if such Business Day is related to a LIBOR Loan, dealings in Dollar deposits are carried out in the London interbank market.

“Canadian Dollars” shall mean the lawful currency of Canada.

“Capital Adequacy Requirement” shall have the meaning given to that term in Section 2.11(d).

“Capital Asset” shall mean, with respect to any Person, any tangible fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by such Person that is required by GAAP to be reported as a non-current asset on such Person’s balance sheet.

“Capital Leases” shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent or the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the Obligations, cash or deposit account balances in an amount equal to the L/C Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term shall have a corresponding meaning.

“Cash Collection Ratio” shall mean, as of the last day of each calendar quarter, the percentage equal to the ratio of (a) Cash Collections for such fiscal quarter to (b) the lesser of (i) the Borrowing Base Availability as at the first day of such fiscal quarter and (ii) the Total Revolving Loan Commitment as at the first day of such fiscal quarter.

“Cash Collections” shall mean, with respect to any period, the amount of immediately available funds attributable to payments on the Weinstein Receivables and the Genius Receivables allocated and deposited into the Genius Control Account from the Central Lockbox Account pursuant to the Intercreditor Agreement during such period.

“Cash Equivalents” shall mean:

(a)           Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America or obligations of any agency of the United States of America to the extent such obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

(b)           Certificates of deposit maturing within one year from the date of acquisition thereof issued by, or normal business bank accounts with, a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender; provided that (i) such deposits are denominated in Dollars, (ii) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000 and (iii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by S&P or P-1 (or its equivalent) by Moody’s Investors Service, Inc.;

(c)           Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States of America or a state thereof; provided such commercial paper is rated at least A-1 (or its equivalent) by S&P or P-1 (or its equivalent) by Moody’s Investors Service, Inc.;

(d)           Any repurchase agreement entered into with a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender; provided that (i) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000, (ii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by S&P or P-1 (or its equivalent) by Moody’s Investors Service, Inc., (iii) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clause (a), (b) or (c) above and (iv) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations; and

(e)           Shares of any money market, mutual or similar fund that has all or at least 90% of its assets invested continuously in the types of investments referred to in clauses (a) through (d) above.

“Central Lockbox Account” shall mean the “Central Lockbox Account” as defined in the Intercreditor Agreement.

“Change of Control” shall mean the occurrence of any one or more of the following:

(a)           (i) The Weinstein Company shall cease to beneficially own and control, directly or indirectly, at least 50.1% of the Equity Securities of the Borrower or (ii) The Weinstein Company’s level of representation on an actual or percentage basis on the board of directors of the Borrower or any other governing body of the Borrower as of the Original Closing Date is reduced below 28%; or

(b)           (i) GPI shall cease to beneficially own and control, directly or indirectly, at least 30% of the Equity Securities of the Borrower, (ii) GPI shall cease to be the managing member of the Borrower or (iii) Trevor Drinkwater or Stephen Bannon (or any successor of Trevor Drinkwater or Stephen Bannon satisfactory to the Administrative Agent in its sole discretion) shall cease to be a member of the board of directors of the Borrower; or

(c)           Harvey Weinstein or Robert Weinstein shall cease to be employed by The Weinstein Company; or

(d)           An acquisition of ownership, directly or indirectly, beneficially or of record, in a transaction or series of transactions of Equity Securities in GPI representing more than 35% of either the aggregate voting power or the aggregate equity value represented by the issued and outstanding Equity Securities in GPI, whether pursuant to a merger, consolidation, reorganization (including the Bankruptcy Code of the United States of America), issuances by GPI of Equity Securities or otherwise, by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities and Exchange Act of 1934, as amended); or

(e)           A sale, assignment, transfer, contribution or other disposition, directly or indirectly, of all or substantially all of the property, business or assets of GPI to any Person or group of Persons; or

(f)           A confirmation of any plan of reorganization or liquidation under, or sale of assets pursuant to, the Bankruptcy Code of the United States of America, any out-of-pocket recapitalization or reorganization transaction or exchange offer, in any case in which more than 35% of either the aggregate voting power or the aggregate equity value represented by the issued and outstanding Equity Securities in GPI is issued to a Person or group of Persons in exchange for all or a significant portion of GPI’s outstanding debt or other securities, or a deed in lieu of a foreclosure or any other remedy or right at law or contract by which 35% or more of either the aggregate voting power or the aggregate equity value represented by the issued and outstanding equity interests in GPI or substantially all of GPI’s assets is/are surrendered, assigned or otherwise transferred to any Person or group of Persons; or

(g)           The dissolution or liquidation of GPI; or

(h)           The Borrower shall cease to (i) beneficially own and control, directly or indirectly, one hundred percent (100%) of the Equity Securities of a Subsidiary of the Borrower or (ii) control the board of directors of such Subsidiary or any other governing body of such Subsidiary.

For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Change of Law” shall have the meaning given to that term in Section 2.11(b).

“Closing Date” shall mean the time and Business Day on which all conditions precedent in Section 3.01 have been satisfied or waived.

“Collateral” shall mean all property in which the Collateral Agent, the Administrative Agent or any Lender has a Lien to secure the Obligations or the Guaranty.

“Collateral Agent” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

“Collateral Audit” shall mean an audit, review and inspection of all or a part of the collateral of the Borrower and the Guarantors in form and substance reasonably satisfactory to the Administrative Agent, conducted by Ernst & Young, KPMG or another similarly qualified third-party auditor reasonably satisfactory to the Administrative Agent and, if required by the Administrative Agent from time to time, directly engaged by the Administrative Agent to perform such audit, review and inspection, the scope of which is satisfactory to the Administrative Agent and in any event includes a review and confirmation that: (1) the Eligible Account criteria have been applied correctly in determining the Adjusted Borrowing Base Availability and the Borrowing Base Availability in connection with the delivery of Borrowing Base Certificates pursuant to Section 5.01(a)(iv) and Compliance Certificates pursuant to Section 5.01(a)(iii) or such times as provided in this Agreement; (2) all Accounts of the Borrower and the Guarantors that are identified as Eligible Accounts satisfy all applicable criteria for Eligible Accounts; and (3) the Accounts the Borrower represents as existing and owned by the Borrower or a Guarantor do in fact exist and are in fact owned by the Borrower or such Guarantor.

“Commercial Letter of Credit” shall mean any documentary letter of credit issued by the L/C Issuer under this Agreement, either as originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted.

“Commitment Fee” shall have the meaning given to that term in Section 2.04(b).

“Communications” shall have the meaning set forth in Section 8.01(b).

“Compliance Certificate” shall have the meaning given to that term in Section 5.01(a)(iii).

“Confidential Information” shall mean information delivered to any Lender or the Administrative Agent by or on behalf of any Loan Party pursuant to the Credit Documents that is proprietary in nature and that is clearly marked or labeled as being confidential information of such Loan Party; provided; however, that such term does not include information that (a) was publicly known or otherwise known to the receiving party prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the receiving party or any person acting on its behalf, (c) otherwise becomes known to the receiving party other than through disclosure by any Loan Party or (d) constitutes financial statements delivered to the Lenders and the Administrative Agent under Section 5.01(a) that are otherwise publicly available.

“Contingent Obligation” shall mean, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) as a partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person.  The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of “Guaranty Obligation”) be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(iv) of this definition be marked to market on a current basis.

“Contractual Obligation” of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

“Control Agreement” shall mean a control agreement or blocked account agreement among the Borrower or a Guarantor, a depository bank or securities intermediary, as the case may be, and the Collateral Agent, substantially in the form of Exhibit J or in such other form as shall be reasonably acceptable to the Administrative Agent and the Collateral Agent.

“Credit Documents” shall mean and include this Agreement, the Notes, the Guaranty, the Security Documents, each Letter of Credit Application, each Notice of Loan Borrowing, each Notice of Interest Period Selection, each Notice of Conversion, all Lender Rate Contracts, the Perfection Certificate, the Intercreditor Agreement, the Administrative Agent’s Fee Letter, all other documents, instruments and agreements delivered to the Administrative Agent, the Collateral Agent or any Lender pursuant to Section 3.01 and all other documents, instruments and agreements delivered by any Loan Party to the Administrative Agent, the Collateral Agent or any Lender in connection with this Agreement or any other Credit Document on or after the date of this Agreement, including, without limitation, any amendments, consents or waivers, as the same may be amended, restated, supplemented or modified from time to time.

“Credit Event” shall mean the making of any Loan; or the making of an L/C Credit Extension.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Governmental Rules from time to time in effect affecting the rights of creditors generally.

“Decreasing Lender” shall have the meaning given to that term in Section 2.03(c)(v).

“Default” shall mean any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

“Default Rate” shall have the meaning given to that term in Section 2.07(c).

“Defaulting Lender” shall mean a Lender that (a) has failed to fund its portion of any Revolving Loan Borrowing or any participations in Letters of Credit required to be funded by it under this Agreement and has continued in such failure for three Business Days after written notice from the Administrative Agent, (b) has otherwise failed to pay over to the Administrative Agent, the Collateral Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a receivership, bankruptcy or insolvency proceeding.

“Designated Person” shall mean any Person who (i) is named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and/or any other similar lists maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control pursuant to authorizing statute, executive order or regulation, (ii) (A) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order or any related legislation or any other similar executive order(s) or (B) engages in any dealings or transactions prohibited by Section 2 of the Executive Order or is otherwise associated with any such Person in any manner violative of Section 2 of the Executive Order or (iii)(X) is an agency of the government of a country, (Y) an organization controlled by a country, or (Z) a Person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or as otherwise published from time to time, as such program may be applicable to such agency, organization or Person.

“Distributions” shall mean the declaration or (without duplication) payment of any distributions or dividends (in cash, property or obligations) on, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any membership interests or shares of any class of Equity Securities of any Loan Party or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as “phantom membership” or “phantom stock” payments, where the amount is calculated with reference to the fair market or equity value of any Loan Party), but excluding distributions or dividends payable solely in membership interests or shares of common stock of any Loan Party.

“Dollars” and “$” shall mean the lawful currency of the United States of America and, in relation to any payment under this Agreement, same day or immediately available funds.

“Dollar Equivalent” shall mean, as of any date of determination, (a) as to any amount denominated in Dollars, such amount on such date, and (b) as to any relevant amount denominated in a currency other than Dollars, the amount of Dollars which could be purchased with the amount of such alternate currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 a.m. (New York time) on the date two Business Days prior to the date of any determination therefor for purchase on such date.

“Domestic Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender pursuant to Section 2.03(c) or by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable documentation executed pursuant to those Sections, as applicable) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s Base Rate Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s Base Rate Loans will thereafter be made.

“Domestic Subsidiary” shall mean each direct or indirect Subsidiary of GPI or the Borrower which is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Due Inquiry” shall mean any and all inquiry, investigation and analysis which a prudent Person would commercially reasonably undertake and complete with diligence with the intent of coming to as complete an understanding as reasonably possible of material facts or circumstances, and shall include, but shall not be limited to, a review of relevant records in such Person’s possession and inquiry of appropriate employees, officers and directors.

“Effective Amount” shall mean (i) with respect to Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Eligible Assignee” shall mean (a) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (b) a Person that is (i) a commercial finance company, commercial finance lender, commercial bank, savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, (iii) a Person that is primarily engaged in the business of commercial banking or commercial lending and that is (x) a Subsidiary of a Lender, (y) a Subsidiary of a Person of which a Lender is a Subsidiary, or (z) a Person of which a Lender is a Subsidiary or (iv) any other Person that is primarily engaged in the business of commercial banking or commercial lending that is acceptable to the Borrower and the Administrative Agent in each of their sole discretion; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Loan Party or any Affiliate of a Loan Party.

“Eligible Accounts” shall mean, as of any date of determination, those Accounts owed to the Borrower or any Guarantor that (1) arise out of the Borrower’s or such Guarantor’s sale of goods or rendition of services, (2) are created by the Borrower or such Guarantor in the ordinary course of business, (3) comply with each and all of the representations and warranties with respect to Accounts made by the Borrower and the Guarantors to the Administrative Agent, the Collateral Agent or the Lenders in this Agreement and in the other Credit Documents and (4) are contractually obligated to be paid pursuant to a binding agreement to the Borrower or such Guarantor and which are reasonably expected by the Borrower or such Guarantor to be paid and collected from the relevant obligor (and in any event net of actual returns in excess of applicable return reserves).  Eligible Accounts shall not include:

(a)           Any Account that is payable more than 90 days after shipment of the underlying goods or the rendition of the underlying service under standard terms or 120 days after shipment of the underlying goods or the rendition of the underlying service under extended promotional terms;

(b)           Any Account that has not been paid 90 days after the invoice due date for such Account (exclusive of amounts that are being disputed or contested in good faith);

(c)           Any Account with respect to an Account Debtor if more than 10% of the total outstanding amounts of such Account Debtor have not been paid within 90 days after the invoice due date of each Account of such Account Debtor (exclusive of amounts that are being disputed or contested in good faith);

(d)           Any Account with respect to an Account Debtor if (i) such Account Debtor has one or more Accounts that is between 61 and 90 days past the due date on the applicable invoice (exclusive of amounts that are being disputed or contested in good faith) and (ii) such past-due Account or Accounts, if characterized as an Eligible Account or Eligible Accounts, would comprise more than 10% of all Eligible Accounts of all Account Debtors as of the date of the determination thereof, but only to the extent of such Eligible Accounts comprising more than 10% of all Eligible Accounts of all Account Debtors as of the date of the determination thereof;

(e)           That portion of an Account or the Accounts from an Account Debtor which represents the amount by which the Borrower’s and the Guarantor’s total Accounts from such Account Debtor (other than any Account for which no portion thereof has an Applicable Advance Rate applicable to it that is greater than zero) exceed such Account Debtor’s Applicable Concentration Percentage of the Borrower’s and the Guarantor’s total Eligible Accounts; The amount of any Account attributable to Borrower’s or the applicable Guarantor’s Return Reserve;

(f)           Any Account which is to be paid in a currency other than Dollars or Canadian Dollars (Accounts denominated in Canadian Dollars shall be calculated as set forth in Section 1.12(b));

(g)           Any Account with respect to which goods are placed on consignment, guaranteed sale, sale or return (other than VMI Accounts), sale on approval, or bill and hold, are C.O.D. or subject to conditional sale contracts, or other terms by reason of which the payment by the Account Debtor may be conditional (including any Account which, in the reasonable discretion of the Administrative Agent, is subject to material conditions precedent to payment other than the passage of time);

(h)           Any Account for which there is a bona fide request for a credit, adjustment, compromise, offset, counterclaim, dispute or liability; provided, however, that only the portion subject to such bona fide request shall be excluded from such Accounts, provided, however, further that upon resolution of such request, adjustment, compromise, offset, counterclaim, dispute or liability, the amount, if any, determined to be owed to Borrower or the applicable Guarantor shall again be included as an Eligible Account to the extent such Account otherwise satisfies the requirements of this definition;

(i)           Any Account with respect to any item of product (e.g. an item of inventory with its own unique SKU number) for which the Borrower or the applicable Guarantor cannot warrant sufficient title to the underlying rights or has sold or otherwise disposed of the underlying rights; provided, that all Accounts accruing prior to such sale or disposition that are excluded from the assets sold, shall be included;

(j)           Any Account in which the Collateral Agent (for the benefit of itself, the Administrative Agent and the Lenders) does not have a first priority perfected security interest under the UCC and applicable copyright law (where appropriate); provided, however, that Accounts with respect to the Weinstein Receivables shall be excluded under this clause (k) only if (i) the Collateral Agent (for the benefit of itself, the Administrative Agent and the Lenders) does not have at least a second priority perfected security interest or (ii) the Administrative Agent has not received a waiver of set-off agreement from The Weinstein Company, LLC in form and substance satisfactory to the Administrative Agent or any such agreement is not in full force and effect;

(k)           Any Account with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor or the services giving rise to such Account have not been performed by the Borrower or the applicable Guarantor or accepted by such Account Debtor, any Account that represents progress payments or other advance billings that are due prior to the completion of performance by the Borrower or the applicable Guarantor of the subject contract for goods and services or any Account that otherwise does not represent a final sale by the Borrower or the applicable Guarantor; Any Account with respect to the Weinstein Receivables, except if (i) the Borrower has obtained and delivered to the Administrative Agent a waiver of set-off agreement from The Weinstein Company, LLC in form and substance satisfactory to the Administrative Agent with respect to an Account and such agreement is in full force and effect, those amounts from such Account representing the Borrower’s or the applicable Guarantor’s interests in its distribution fee, reimbursable manufacturing costs, reimbursable distribution expenses and reimbursable marketing expenses under the Weinstein Distribution Agreement and (ii) such amounts are required to be transferred from the Central Lockbox Account to the Genius Control Account pursuant to the Intercreditor Agreement;

(l)           Any Account with respect to an Account Debtor that is an Affiliate of the Borrower or any other Loan Party (other than The Weinstein Company);

(m)           Any Account with respect to an Account Debtor that is not located in the United States of America or Canada, unless the Account is supported by a letter of credit or other form of guaranty or security, in any case, in form and substance reasonably satisfactory to the Administrative Agent;

(n)           Any Account with respect to an Account Debtor that is the United States of America or any department, agency or instrumentality thereof or any state, city or municipality of the United States of America;

(o)           Any Account from an Account Debtor with respect to which the Borrower or any other Loan Party is or may become liable to such Account Debtor for goods sold or services rendered by the Account Debtor to the Borrower or any other Loan Party;

(p)           Any Account with respect to an Account Debtor that is subject to any insolvency or bankruptcy proceeding, or that becomes insolvent, fails or shuts down a material portion of its business;

(q)           The amount of any Account that represents a chargeback, finance charges, collection costs or accrued advertising; or

(r)           Any Account the collection of which the Borrower does not reasonably expect to be repaid.

“Eligible Cash Amount” shall mean, as of any date of determination, the Dollar amount of funds actually in the Genius Control Account that are properly designated as an “Eligible Cash Amount” as of such date pursuant to Section 2.05(a)(i)(B) or Section 2.05(b)(i)(B)(1)(II) (as applicable).

“Eligible Genius Receivables” shall mean, as of any date of determination, that portion of Genius Receivables that are Eligible Accounts.

“Eligible Library Value” shall mean, as of any date of determination, that portion of the Library Value on such date for which the Borrower or a Guarantor is (i) the copyright owner or (ii) a licensee under an Inbound Distribution Agreement to the extent the terms of the Inbound Distribution Agreement transfer an interest in the asset licensed under the Inbound Distribution Agreement to the Borrower or a Guarantor for a period of time that is reasonably satisfactory to the Administrative Agent that survives or is assumable in bankruptcy, in each case, to the extent the Administrative Agent  receives a legal opinion from time to time in form and substance reasonably satisfactory to it from legal counsel to the Borrower and Guarantors (acceptable to the Administrative Agent) confirming the foregoing criteria has been satisfied.

“Eligible Weinstein Receivables” shall mean, as of any date of determination, that portion of the Weinstein Receivables that are Eligible Accounts.

“Environmental Damages” shall mean all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses, including costs of investigation, remediation, defense, settlement and reasonable attorneys’ fees and consultants’ fees, that are incurred at any time (a) as a result of the existence of any Hazardous Material upon, about or beneath any real property owned by the Loan Parties or migrating or threatening to migrate to or from any such real property, (b) arising from any investigation, proceeding or remediation of any location at which the Loan Parties or any predecessors are alleged to have directly or indirectly disposed of Hazardous Materials or (c) arising in any manner whatsoever out of any violation of Environmental Laws by any Loan Party or with respect to any real property owned or used by any Loan Party.

“Environmental Laws” shall mean the Clean Air Act, 42 U.S.C. Section 7401 etseq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 etseq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 etseq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 etseq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 etseq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 etseq.; the Mine Safety and Health Act of 1977, 30 U.S.C. Section 801 etseq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f etseq.; and all other Governmental Rules relating to the preservation or protection of human health and safety and the environment, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, land, surface water, groundwater, or any other water, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

“Environmental Permits” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Securities” of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any Person that is treated as a single employer with any Loan Party under Sections 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of the provisions relating to Section 412 of the IRC).

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA which could give rise to any liability with respect to such withdrawal; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which could constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“Euro-Dollar Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender pursuant to Section 2.03(c) or by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable documentation executed pursuant to those Sections, as applicable) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s LIBOR Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s LIBOR Loans will thereafter be made.

“Event of Default” shall have the meaning given to that term in Section 6.01.

“Evergreen Letter of Credit” shall have the meaning given to that term in Section 2.02(b)(iii).

“Executive Order” shall mean Executive Order No. 13224 on Terrorist Financings: - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on 23rd September, 2001.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Société Générale on such day on such transactions as reasonably determined by the Administrative Agent.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Financial Statements” shall mean, with respect to any accounting period for any Person, statements of income and cash flows (and, in the case of financial statements in respect of a fiscal year, statements of retained earnings, or stockholders’ equity or members’ equity or partners’ capital) of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audited financial statements and, in each case, corresponding figures from the comparable budgeted and projected figures for such period, all prepared in reasonable detail and in accordance with GAAP.

“Foreign Plan” shall mean any employee benefit plan maintained or contributed to by any Loan Party or any ERISA Affiliate which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States.

“Foreign Guarantor Subsidiary” shall mean each Foreign Subsidiary that is not a Foreign Non-Guarantor Subsidiary.

“Foreign Non-Guarantor Subsidiary” shall mean a Foreign Subsidiary that the Borrower reasonably anticipates in good faith would have material earnings and profits which would not be taxable under Subpart F of the Internal Revenue Code absent being party to the Guaranty and the Borrower has provided a certificate concerning such determination to the Administrative Agent.  The Borrower shall provide a certificate confirming such determination to the Administrative Agent upon request from the Administrative Agent from time to time.

“Foreign Subsidiary” shall mean each direct or indirect Subsidiary of the Borrower or a Guarantor which is organized in a jurisdiction other than the United States of America or any state thereof.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

“Genius Control Account” shall mean an account controlled by the Collateral Agent pursuant to a blocked account agreement or other agreement reasonably satisfactory to the Collateral Agent and the Administrative Agent into which funds are deposited from time to time (including funds from the Central Lockbox Account in the manner set forth in the Intercreditor Agreement).

“Genius Receivables” shall mean, as of any date of determination, the Accounts of the Borrower or any Guarantor arising from sales and other dispositions of merchandise that are not governed by the Weinstein Distribution Agreement.

“Governmental Authority” shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority (including any tax authority) or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory, tax or administrative functions of or pertaining to government, including, without limitation, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

“Governmental Authorization” shall mean any permit, license, registration, approval, finding of suitability, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority.

“Governmental Charges” shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

“Governmental Rule” shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization, guidelines, policy or similar form of decision of any Governmental Authority.

“GPI” shall mean Genius Products, Inc., a Delaware corporation.

“Guarantor” shall mean GPI and each now existing or hereafter acquired or created direct or indirect Domestic Subsidiary and Foreign Guarantor Subsidiary which becomes a party to the Guaranty.

“Guaranty” shall mean the Guaranty Agreement, dated as of the Original Closing Date, executed by GPI and each direct or indirect Domestic Subsidiary and Foreign Guarantor Subsidiary party thereto.

“Guaranty Obligation” shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, provided that the term “Guaranty Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum liability in respect thereof.

“Hazardous Materials” shall mean all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, polychlorinated biphenyls and all materials, substances and wastes which are classified or regulated as “hazardous,” “toxic” or similar descriptions under any Environmental Law.

“Honor Date” shall have the meaning given to that term in Section 2.02(c)(i).

“ICC” shall have the meaning given to that term in Section 2.02(h).

“Impairment Proceeds” shall mean any amount paid to any Loan Party under any insurance policy set forth in Section 5.01(d) or as a result of any casualty, condemnation or taking with respect to any inventory of the Loan Parties or the Collateral the proceeds of which are not required to be applied to the “Weinstein Secured Obligations” under and as defined in the Intercreditor Agreement prior to the Obligations.

“Inbound Distribution Agreement” shall mean any binding agreement between a Loan Party and another Person (other than a Loan Party) that grants such Loan Party a right to distribute or market the merchandise of such other Person.

“Increase Effective Date” shall have the meaning given to that term in Section 2.03(c)(iv).

“Increasing Lenders” shall have the meaning given to that term in Section 2.03(c)(i).

“Indebtedness” of any Person shall mean, without duplication:

(a)           All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

(b)           All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price), except for trade accounts payable; provided that (i) such trade accounts payable arise in the ordinary course of business and (ii) no material part of any such account is more than sixty (60) days past due;

(c)           All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or the lender under such agreement are limited solely to repossession or sale of such property);

(d)           All obligations of such Person as lessee under or with respect to Capital Leases;

(e)           All obligations of such Person, contingent or otherwise, under or with respect to Surety Instruments; All obligations of such Person, contingent or otherwise, under or with respect to Rate Contracts on a marked to market basis;

(f)           All Unfunded Pension Liabilities of such Person;

(g)           All obligations of such Person with respect to letters of credit, whether drawn or undrawn, contingent or otherwise;

(h)           All obligations of such Person with respect to off-balance sheet liabilities, including synthetic leases;

(i)           All Guaranty Obligations of such Person with respect to the obligations of other Persons of the types described in clauses (a) - (i) above and all other Contingent Obligations of such Person; and

(j)           All obligations of other Persons of the types described in clauses (a) - (j) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations, but only to the extent of the fair market value of such property;

provided, however, that Indebtedness shall not include agreements to make advance payments permitted by Section 5.02(q) or agreements to make payments in respect of Qualified Co-Productions permitted by Section 5.02(e)(viii).

“Indemnitees” shall have the meaning given to that term in Section 8.03.

“Intellectual Property Security Agreement” shall mean that certain Intellectual Property Security Agreement, dated as of the Original Closing Date, among the Borrower, each Guarantor party thereto and the Collateral Agent.

“Intercreditor Agreement” shall mean the Allocation of Accounts Receivable and Intercreditor Agreement, dated as of the Original Closing Date, executed by and among the Administrative Agent, the Collateral Agent, the Borrower and The Weinstein Company, as may be amended from time to time.

“Interest Period” shall mean, with respect to any LIBOR Loan, the time periods selected by the Borrower pursuant to Section 2.01(b) or Section 2.01(d) which commences on the first day of such Loan or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by the Borrower pursuant to Section 2.01(e) that commences on the last day of the immediately preceding time period and ends on the last day of that time period.

“Interim Prepayment Amount” shall have the meaning given to that term in Section 2.05(b)(i)(B)(1)(II).

“Interim Release of Funds Certificate” shall have the meaning given to that term in Section 2.05(b)(i)(B)(1).

“Investment” of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person and any Guaranty Obligations of such Person with respect to obligations of such other Person and any indebtedness of such Person of the type described in clause (k) of the definition of “Indebtedness” on behalf of any other Person; provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person (other than the Borrower or any Subsidiary) that are current assets and arose from sales of inventory or services in the ordinary course of such Person’s business, or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business.

“IRC” shall mean the Internal Revenue Code of 1986.

“Joint Venture” shall mean a joint venture, limited liability company, corporation, partnership or other entity (other than a Subsidiary) in which a Loan Party and one or more other Persons who are not Loan Parties have ownership interests.  “Joint Venture” shall include any direct or indirect Subsidiary of GPI or the Borrower which Subsidiary is not wholly owned, either directly or indirectly, by GPI or the Borrower.

“L/C Advance” shall mean, with respect to each Lender, such Lender’s participation in any L/C Borrowing in accordance with its Revolving Proportionate Share.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan Borrowing.

“L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof, the amendment thereof, the extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” shall have the meaning given to that term in clause (4) of the introductory paragraph hereof.

“L/C Obligations” shall mean, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Lead Arranger” shall have the meaning given to that term in the introductory paragraph hereof.

“Lender” and “Lenders” shall have the meaning given to such terms in clause (2) of the introductory paragraph hereof and includes the L/C Issuer (unless the context otherwise requires).

“Lender Rate Contract(s)” shall mean one or more Rate Contracts with respect to the Indebtedness evidenced by this Agreement between the Borrower and one or more of the Lenders (or an Affiliate of a Lender, whether or not such Lender subsequently ceases to be a “Lender” hereunder for any reason), on terms acceptable to the Borrower and that Lender or Lenders (or Affiliate(s)).  Each Lender Rate Contract shall be a Credit Document and shall be secured by the Liens created by the Security Documents to the extent set forth in Section 2.14(a).

“Letter of Credit” shall mean any letter of credit issued hereunder.  A Letter of Credit may be a Commercial Letter of Credit or a Standby Letter of Credit.

“Letter of Credit Application” shall mean an application and agreement (including any master letter of credit agreement) for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” shall mean the day that is twenty-five days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” shall mean, as of any date of determination, an amount equal to 50% of the Total Revolving Loan Commitment as in effect on such date.  The Letter of Credit Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

“LIBOR Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in clause (ii) of Section 2.01(c).

“LIBOR Rate” shall mean, with respect to any Interest Period for the LIBOR Loans in any Revolving Loan Borrowing consisting of LIBOR Loans, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/16 of one percent) of (a) the rate per annum appearing on the Reuters Screen LIBOR01 Page (or other display screen as may replace Reuters Screen LIBOR01 Page, or any successor publication) on the second Business Day prior to the first day of such Interest Period at or about 11:00 a.m. (London time) (or as soon thereafter as practicable) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period, divided by (b) one minus the Reserve Requirement for such Loans in effect from time to time.  If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, at the Administrative Agent’s reasonable discretion (in each case, rounded upward if necessary to the nearest 1/16 of one percent), (i) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (ii) the rate at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank eurodollar market selected by the Administrative Agent, in each case on the second Business Day prior to the commencement of such Interest Period at or about 10:00 a.m. (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the Loan to be made or funded by the Administrative Agent as part of such Revolving Loan Borrowing.  The LIBOR Rate shall be adjusted automatically as to all LIBOR Loans then outstanding as of the effective date of any change in the Reserve Requirement.

“Library Value” shall mean, as of any date of determination, an amount equal to (i) the value as determined by a third party appraiser acceptable to the Administrative Agent (The Salter Group being deemed acceptable) of the intellectual property library owned by the Borrower and the Guarantors and set forth in the most recent Library Value Report prepared by such third party appraiser and received by the Administrative Agent, based on discounted cash flow criteria and taking into account royalty payments in respect of such intellectual property, plus (ii) on the occurrence of an acquisition that does not result in a Material Library Value Event, the amount set forth in the second proviso of Section 5.01(a)(viii)minus (iii) the value attributable to any assets previously included in the calculation of Library Value that are sold or otherwise disposed of.

“Library Value Report” shall mean a third-party appraisal setting forth the applicable Library Value as of a recent date in form and substance reasonably acceptable to the Administrative Agent.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Loan” shall mean a Revolving Loan.

“Loan Account” shall have the meaning given to that term in Section 2.08(a).

“Loan Parties” shall mean, collectively, GPI, the Borrower and each now existing or hereafter acquired or created direct or indirect Subsidiary of the Borrower or any Guarantor.

“Managing Lead Arranger” shall have the meaning given to that term in the introductory paragraph hereof.

“Margin Stock” shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board.

“Material Adverse Effect” shall mean any event or circumstance that has or could have a material adverse effect on (a) the assets, liabilities, condition (financial or otherwise), prospects, businesses or operations of the Borrower individually or the Loan Parties (taken as a whole); (b) the ability of the Borrower to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents or the ability of the Guarantors, collectively, to pay or perform any portion of their obligations in accordance with the terms of the Guaranty; (c) the rights and remedies of the Administrative Agent, the Collateral Agent or any Lender under this Agreement, the other Credit Documents or any related document, instrument or agreement; (d) the value of the Collateral, the Administrative Agent’s, the Collateral Agent’s or any Lender’s security interest in the Collateral or the perfection or priority of such security interests; or (e) the validity or enforceability of any of the Credit Documents.

“Material Documents” shall mean the Weinstein Distribution Agreement, the articles of incorporation, certificate of incorporation, certificate of organization, limited liability company agreement, by-laws and other organizational documents of the Loan Parties.

“Material Library Value Event” shall mean (a) an acquisition made by the Borrower which (i) the Borrower reasonably believes increases the Library Value by an amount that is greater than or equal to 50% and (ii) increases the Library Value by an amount that is greater than or equal to $10,000,000, as determined by an appraisal from an independent third party in connection with such acquisition, (b) a sale or other disposition of the collateral underlying the Library Value which decreases Library Value by an amount that is greater than or equal to 25% or (c) an increase to the Applicable Advance Rate with respect to the Eligible Library Value by an amount that is greater than or equal to 20% (such as, for example, the Applicable Advance Rate with respect to the Eligible Library Value increasing from 0% to 20% or from 20% to 40%).

“Maturity” or “maturity” shall mean, with respect to any Loan, interest, fee or other amount payable by the Borrower under this Agreement or the other Credit Documents, the date such Loan, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

“Maturity Date” shall mean June 30, 2010; provided that if prior to six months before June 30, 2010 the Borrower provides the Administrative Agent with written evidence that the term of the Weinstein Distribution Agreement expires on or after March 31, 2011 in form and substance satisfactory to the Administrative Agent, then the “Maturity Date” shall be automatically extended to September 30, 2010.  The Administrative Agent shall notify the Borrower and the Lenders in writing if the “Maturity Date” is extended pursuant to the proviso in this definition.

“Monthly Prepayment Amount” shall have the meaning given to that term in Section 2.05(a)(i)(B).

“Monthly Release Date” shall mean the earlier of (a) during any period beginning on the first day of each calendar month and ending on the fourteenth day of such calendar month, the date the Borrower delivers a Borrowing Base Certificate required to be delivered during such month pursuant to Section 5.01(a)(iv)(A) and (b) the fifteenth day of each calendar month after the Closing Date.

“Multiemployer Plan” shall mean any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by a Loan Party or any ERISA Affiliate.

“Negative Pledge” shall mean a Contractual Obligation which contains a covenant binding on GPI, the Borrower or any of their respective Subsidiaries that prohibits Liens on any of its Property, otherthan (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Permitted Lien which affects only the Property that is the subject of such Permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations or any guaranty thereof.

“Net Proceeds” shall mean:

(a)           With respect to any sale or other disposition of any asset or property by any Person, the aggregate consideration received by such Person from such sale or other disposition (including any termination, transfer, assignment or other fee payable to such Person) less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and other costs and expenses directly related to such sale that are to be paid by such Person; and

(b)           With respect to any issuance or incurrence of any Indebtedness by any Person, the aggregate consideration received by such Person from such issuance or incurrence less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance or incurrence that are to be paid by such Person; and

(c)           With respect to any issuance of Equity Securities by any Person, the aggregate consideration received by such Person from such issuance less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance that are to be paid by such Person.

“New Lender” shall have the meaning given to that term in Section 2.03(c)(ii).

“Non-Consenting Lender” shall have the meaning given to that term in Section 8.04.

“Nonrenewal Notice Date” shall have the meaning given to that term in Section 2.02(b)(iii).

“Note” shall mean a Revolving Loan Note.

“Notice” shall have the meaning set forth in Section 8.01(b).

“Notice of Conversion” shall have the meaning given to that term in Section 2.01(d).

“Notice of Interest Period Selection” shall have the meaning given to that term in Section 2.01(e)(ii).

“Notice of Loan Borrowing” shall have the meaning given to that term in Section 2.01(b).

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed or owing by the Borrower to the Administrative Agent, the Collateral Agent or any Lender (or in the case of any Lender Rate Contract, any Affiliate of a Lender, as applicable) of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including without limitation all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against the Borrower, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Borrower hereunder and thereunder.

“OIBDA” shall mean operating income, as determined in accordance with GAAP, of the Borrower and those Subsidiaries of the Borrower that are Guarantors on a consolidated basis plus the following to the extent deducted in the calculation of operating income: (a) the amount of amortization of intangible assets (other than the amount of such amortization attributable to any film or content) of the Borrower and those Subsidiaries of the Borrower that are Guarantors and (b) the amount of depreciation of fixed assets (other than the amount of such depreciation attributable to any film or content) of the Borrower and those Subsidiaries of the Borrower that are Guarantors.

“Operating Account” shall mean a deposit account of the Borrower or any other Loan Party other than the Central Lockbox Account, the Genius Control Account or the Weinstein Control Account.

“Original Agreement” shall have the meaning given to that term in Recital A.

“Original Closing Date” shall mean August 10, 2007.

“Other Taxes” shall have the meaning given to such term in Section 2.12(b).

“Outbound Distribution Agreement” shall mean any binding agreement between a Loan Party and another Person (other than a Loan Party) that grants such Person a right to distribute and/or market the merchandise of such Loan Party.

“Participant” shall have the meaning given to that term in Section 8.05(b).

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act).

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan and a Foreign Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which a Loan Party or any ERISA Affiliate contributes or has an obligation to contribute.

“Percentage of Loans Outstanding” shall mean, as of each date of determination, the amount (expressed as a percentage) equal to (a) the sum of (i) the aggregate amount of Loans outstanding on such date and (ii) the aggregate amount of L/C Obligations outstanding on such date, divided by (b) the lesser of (i) the Adjusted Borrowing Base Availability on such date and (ii) the Total Revolving Loan Commitment on such date.

“Perfection Certificate” shall mean a Perfection Certificate in substantially the form of Exhibit K, appropriately completed and duly executed by the Borrower and the Guarantors.

“Permitted Acquisition” shall mean any acquisition permitted under Section 5.02(d)(iii).

“Permitted Indebtedness” shall have the meaning given to that term in Section 5.02(a).

“Permitted Liens” shall have the meaning given to that term in Section 5.02(b).

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

“Platform” shall have the meaning set forth in Section 8.01(b).

“Pledged Intercompany Notes” shall mean original demand promissory notes in favor of one or more of the Borrower or the Guarantors evidencing intercompany advances pledged to the Collateral Agent pursuant to the Security Agreement or any other Security Document.

“Pricing Grid” shall mean,

Pricing Grid
Tier	Percentage of Loans Outstanding	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	> 67%	3.00%	2.00%
2	> 33% < 67%	2.75%	1.75%
3	< 33%	2.50%	1.50%

For the avoidance of doubt, all accrued but unpaid interest outstanding prior to the Closing Date shall be priced according to the Pricing Grid as in effect prior to the Closing Date.

Any increase or decrease in the Applicable Margin resulting from a change in the Percentage of Loans Outstanding shall become effective as of the Business Day following the delivery of a Borrowing Base Certificate pursuant to Sections 5.01(a)(iv)(A); provided, however, that, as of the Closing Date, the Applicable Margin shall be set at Tier 1 until adjusted as a result of the next delivery of a Borrowing Base Certificate pursuant to Sections 5.01(a)(iv)(A)provided, further, that if no Borrowing Base Certificate is delivered when due in accordance with such Section 5.01(a)(iv)(A), then Tier 1 shall apply as of the date of the failure to deliver such Borrowing Base Certificate until such date as the Borrower delivers a Borrowing Base Certificate in form and substance reasonably acceptable to the Administrative Agent and thereafter the Applicable Margin shall be based on the Percentage of Loans Outstanding indicated on such Borrowing Base Certificate until such time as the Applicable Margin is further adjusted as set forth in this definition.  If the Percentage of Loans Outstanding reported in a Borrowing Base Certificate shall be determined to have been incorrectly reported and if correctly reported would have resulted in a higher Applicable Margin, then at the Administrative Agent’s election the Applicable Margin shall be retroactively adjusted to reflect the higher rate that would have been applicable had the Percentage of Loans Outstanding been correctly reported in such Borrowing Base Certificate.

“Prime Rate” shall mean the per annum rate of interest most recently announced within Société Générale at its principal office in New York City as its Prime Rate, with the understanding that Société Générale’s Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Société Générale may designate.  Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which such change in the Prime Rate occurs.

“Proceeds/Judgment Currency” shall have the meaning given to that term in Section 8.18.

“Proposed Change” shall have the meaning given to that term in Section 8.04.

“Proposed Interim Release Date” shall mean the last Business Day of each calendar month occurring (a) after the Closing Date and (b) 45 days before the Maturity Date.

“Proposed Target” shall have the meaning given to that term in Section 5.02(d).

“Qualified Co-Production” shall mean an Investment (i) whereby the Borrower or a Guarantor owns or co-owns the copyright or (ii) with a licensor in a co-production pursuant to an Inbound Distribution Agreement whereby the Inbound Distribution Agreement (a) provides for an exclusive grant to the Borrower or a Guarantor (“Licensee”) of certain distribution rights in the licensed content, (b) has a term ending at least seven (7) years after complete delivery of the licensed content, (c) provides language to the effect that in the event that the Licensee fails to make a payment when due and payable under such Inbound Distribution Agreement, the licensor will either (1) waive any right to terminate the grant of the licensed content and the other rights related thereto or (2) have the right to terminate the grant of the licensed content and the other rights related thereto only if the licensor first reimburses the Licensee for the Licensee’s unrecouped Investment in such co-production and (d) provides language to the effect that if a circumstance described under Section 6.01(f) or (g) as to the Licensee shall have occurred, the licensor will be deemed to have granted consent to the assumption by the Licensee as debtor-in-possession and to an assignment by the Licensee as debtor-in-possession to the Collateral Agent and will not unreasonably withhold or deny consent to an assignment to the Collateral Agent’s designee of the Inbound Distribution Agreement as may be required by Section 365(c)(1) of the Bankruptcy Code of the United States of America.  For purposes of Section 5.02, all payments under an Inbound Distribution Agreement in the nature of advances shall be considered advance payments governed by Section 5.02(q); provided, that (A) if the above criteria have been satisfied and (B) if the Borrower delivers written notice to the Administrative Agent stating (i) that the above criteria have been satisfied and (ii) that the Borrower wishes to consider such payment an Investment relating to co-productions governed by Section 5.02(e)(viii) (rather than an advance payment governed by Section 5.02(q)), then such payment shall be governed by Section 5.02(e)(viii) (rather than Section 5.02(q)).

“Rate Contract” shall mean any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Register” shall have the meaning given to that term in Section 8.05(d).

“Reduction Notice” shall have the meaning given to that term in Section 2.03(a).

“Replacement Lender” shall have the meaning given to that term in Section 2.15.
“Replacement L/C Issuer” shall have the meaning given to that term in Section 2.15.

“Reportable Event” shall have the meaning given to that term in Title IV of ERISA and applicable regulations thereunder.

“Required Lenders” shall mean, at any time, the Lenders whose Revolving Proportionate Shares then exceed fifty percent (50%) of the total Revolving Proportionate Shares of all Lenders; provided that at any time any Lender is a Defaulting Lender, such Defaulting Lender shall be excluded in determining “Required Lenders”, and “Required Lenders” shall mean at such time non-Defaulting Lenders having total Revolving Proportionate Shares exceeding fifty percent (50%) of the total Revolving Proportionate Shares of all non-Defaulting Lenders; provided that, in no event shall Required Lenders consist of fewer than two non-Defaulting Lenders at any time at which there shall be at least two non-Defaulting Lenders party to this Agreement.

“Requirement of Law” applicable to any Person shall mean (a) the articles or certificate of incorporation, certificate of organization, limited liability company agreement, by-laws or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person or (d) any judgment, decision, award, decree, writ or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Requirement” shall mean, with respect to any day in an Interest Period for a LIBOR Loan, the aggregate of the maximum of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System.  As used herein, the term “reserve requirement” shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Lender by any Governmental Authority.

“Responsible Officer” shall mean, with respect to a Loan Party, the chief executive officer, president, chief financial officer, vice president or treasurer of such Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party and any request or other communication conveyed telephonically or otherwise by a Responsible Officer of a Loan Party (or any Person reasonably believed by the Administrative Agent or the Collateral Agent (as applicable) to be a Responsible Officer of a Loan Party) shall be conclusively presumed to have been authorized by all necessary corporate, company, partnership and/or other action on the part of such Loan Party and such Responsible Officer (or such Person reasonably believed by the Administrative Agent or the Collateral Agent (as applicable) to be a Responsible Officer) shall be conclusively presumed to have acted on behalf of such Loan Party.

“Return Reserve” shall mean, on each Monthly Release Date (and the Proposed Interim Release Date following such Monthly Release Date), an amount equal to (a) all Accounts arising from the sale of goods and the provision of services by the Borrower and the other Loan Parties that are unpaid as of the end of the most recent calendar month prior to such Monthly Release Date multiplied by (b) the Return Reserve Percentage.

“Return Reserve Percentage” shall mean a percentage equal to the greater of (i) the reserve percentage established by the Borrower and applied to Accounts in determining the allowance for returns and doubtful accounts set forth on the Borrower’s most recent quarterly financial statements that have been reviewed or audited by the Borrower’s independent accountants (which shall be set at (A) 31% for the Closing Date and (B) shall be updated as soon as is practicable thereafter) and (ii) 20%; provided, however, if the Borrower has not entered into a distribution agreement with either Ditan Distribution LLC, Delaware limited liability company, or an alternative replication and fulfillment company reasonably acceptable to the Administrative Agent on or before January 31, 2008, then from and after February 1, 2008 until such time as the Borrower enters into such a distribution agreement the Return Reserve Percentage shall be increased by an additional 3% from its otherwise applicable level.

“Revolving Loan” shall have the meaning given to that term in Section 2.01(a).

“Revolving Loan Borrowing” shall mean a borrowing by the Borrower consisting of the Revolving Loans made by each of the Lenders to the Borrower on the same date and of the same Type pursuant to a single Notice of Loan Borrowing for Revolving Loans.

“Revolving Loan Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Revolving Loan Commitment” opposite such Lender’s name on Part A of Schedule I, or, if changed in accordance with this Agreement, such Dollar amount as may be set forth for such Lender in the Register.

“Revolving Loan Note” shall have the meaning given to that term in Section 2.08(b).

“Revolving Proportionate Share” shall mean:

(a)           With respect to any Lender so long as the Revolving Loan Commitments are in effect, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Revolving Loan Commitment at such time to (ii) the Total Revolving Loan Commitment at such time; and

(b)           With respect to any Lender at any other time, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the sum of (A) the aggregate Effective Amount of such Lender’s Revolving Loans and (B) such Lender’s pro rata share of the Effective Amount of all L/C Obligations to (ii) the sum of (A) the aggregate Effective Amount of all Revolving Loans and (B) the Effective Amount of all L/C Obligations.

The initial Revolving Proportionate Share of each Lender is set forth under the caption “Revolving Proportionate Share” opposite such Lender’s name on Schedule I.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Security Agreement” shall mean that certain Security Agreement, dated as of the Original Closing Date, among the Borrower, each Guarantor party thereto and the Collateral Agent.

“Security Documents” shall mean and include the Security Agreement, the Intellectual Property Security Agreement, each Control Agreements, each pledge agreement or security agreement delivered in accordance with Section 5.01(i), any deed of trust or mortgage and all other instruments, agreements, certificates, opinions and documents (including UCC financing statements and fixture filings) delivered to the Administrative Agent, the Collateral Agent or any Lender in connection with any Collateral or to secure the Obligations or the obligation of a Guarantor under the Credit Documents.

“Société Générale” shall mean have the meaning given to that term in clause (3) of the introductory paragraph hereof.

“Solvent” shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person’s property would constitute an unreasonably small capital.

“Standby Letter of Credit” shall mean any of the standby letters of credit issued by the L/C Issuer under this Agreement, either as originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted.

“Stub Amount” shall have the meaning given to that term in Section 2.06(c)(ii).

“Subordinated Obligations” shall mean, as of any date of determination (without duplication), any Indebtedness of the Borrower, GPI or any of their respective Subsidiaries on that date which has been subordinated in right of payment to the Obligations in a manner reasonably satisfactory to the Required Lenders and contains such other protective terms with respect to senior debt (such as amount, maturity, amortization, interest rate, covenants, defaults, remedies, payment blockage and terms of subordination) as the Required Lenders may reasonably require.

“Subsidiary” of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interests having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis.  Unless otherwise indicated in this Agreement, “Subsidiary” shall mean a Subsidiary of a Loan Party.

“Surety Instruments” shall mean all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“Taxes” shall have the meaning given to such term in Section 2.12(a).

“Termination Value” shall mean, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (a) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined by the Administrative Agent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts which may include any Lender.

“The Weinstein Company” shall mean The Weinstein Company LLC, a Delaware limited liability company.

“Total Revolving Loan Commitment” shall mean, at any time, Fifty Million Dollars ($50,000,000) or, if such amount is reduced pursuant to Section 2.03(a) or (b), the amount to which so reduced and in effect at such time, or, if such amount is increased pursuant to Section 2.03(c), the amount to which so increased and in effect at such time.

“Type” shall mean, with respect to any Loan or borrowing at any time, the classification of such Loan or borrowing by the type of interest rate it then bears, whether an interest rate based upon the Base Rate or the LIBOR Rate.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York, provided, however, in the event that, by reason of mandatory provisions of applicable Governmental Rules, any or all of the attachment, perfection, priority or remedies of the Collateral Agent’s, the Administrative Agent’s or any Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the IRC for the applicable plan year.

“Unreimbursed Amount” has the meaning set forth in Section 2.02(c)(i).

“Unrestricted Cash Liquidity Amount” shall mean an amount equal to the Dollar amount of the Borrower’s unrestricted, unencumbered (except for liens or encumbrances in favor of the Collateral Agent under the Security Documents and liens permitted by Section 5.02(b)(xiii)) cash in the Borrower’s Operating Accounts (including, for the avoidance of doubt, amounts released from the Genius Control Account and the Weinstein Control Account that are held in the Borrower’s Operating Accounts, but excluding, for the avoidance of doubt, any amounts in the Central Lockbox Account, the Genius Control Account and the Weinstein Control Account).

“Unused Revolving Commitment” shall mean, at any time, the remainder of (a) the Total Revolving Loan Commitment at such time minus (b) the sum of the Effective Amount of all Revolving Loans and the Effective Amount of all L/C Obligations outstanding at such time.

“VMI Account” shall mean, as of any date of determination, an Account owing from an Account Debtor of the Borrower or a Guarantor arising from the sale of inventory on a “sale or return” basis to such Account Debtor under the Borrower’s “vendor managed inventory” program so long as (i) such sale was originated from an order placed by such Account Debtor or by the Borrower in good faith on behalf of such Account Debtor under the authority provided to the Borrower by such Account Debtor under the Borrower’s “vendor managed inventory” program and (ii) the Borrower has in good faith established an adequate return reserve in respect of such VMI Account, which has been included in the calculation of “Return Reserve” as defined in this Agreement; provided that Accounts otherwise described above in this definition shall not be VMI Accounts to the extent the inventory giving rise to such Accounts is inventory that is more than 6 months old (i.e. six months has past since the initial retail release date for the movie or other content embodied in such inventory) (“Library Product”) and such Library Product comprises more than 10% of all inventory giving rise to Accounts that would otherwise qualify as VMI Accounts as of the date of the determination thereof.

“Weinstein Control Account” shall mean an account controlled by The Weinstein Company into which the Weinstein Receivables are deposited from the Central Lockbox Account in the manner set forth in the Intercreditor Agreement.

“Weinstein Distribution Agreement” shall mean that certain Distribution Agreement dated as of July 17, 2006, by and between the Borrower (formerly known as The Weinstein Company Funding LLC), and The Weinstein Company LLC, a Delaware limited liability company.

“Weinstein Receivables” shall mean, as of any date of determination, the aggregate amount of Accounts of the Borrower or any Guarantor arising from sales and other dispositions of merchandise governed by the Weinstein Distribution Agreement.

1.02.      GAAP.  Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, applied in a consistent manner with the principles used in the preparation of the Financial Statements used in Section 4.01(i).  If GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, other than changes in GAAP that require items to be included in the definition of Indebtedness that were not so required before such change, the Borrower, the Lenders and the Administrative Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Loan Parties’ financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until the Borrower, the Lenders and the Administrative Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

1.03.    Headings.  The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

1.04.    Plural Terms.  All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

1.05.     Time.  All references in this Agreement and each of the other Credit Documents to a time of day shall mean New York, New York time, unless otherwise indicated.

1.06.     Governing Law.  Unless otherwise expressly provided in any Credit Document, this Agreement and each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.  The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Credit Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

1.07.    Construction.  This Agreement is the result of negotiations among, and has been reviewed by, the Borrower, the Lenders, the Administrative Agent, the Collateral Agent and their respective counsel.  Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Borrower, any Lender, the Administrative Agent or the Collateral Agent.

1.08.    Entire Agreement.  This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of the Borrower, the Lenders, the Administrative Agent and the Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof including, except to the extent expressly set forth therein, the engagement letter, dated as of June 12, 2007, between the Borrower and the Administrative Agent.

1.09.    Calculation of Interest and Fees.  All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan bears interest based upon the Prime Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

1.10.        References.

(a)           References in this Agreement to “Recitals,” “Sections,” “Paragraphs,” “Exhibits” and “Schedules” are to recitals, sections, paragraphs, exhibits and schedules herein and hereto unless otherwise indicated.

(b)           References in this Agreement or any other Credit Document to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments hereto or thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof if such replacement is permitted hereby or thereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time if such amendment, modification or supplement is permitted hereby or thereby.

(c)           References in this Agreement or any other Credit Document to any Governmental Rule (i) shall include any successor Governmental Rule, (ii) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (iii) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.

(d)           References in this Agreement or any other Credit Document to any Person in a particular capacity (i) shall include any successors to and permitted assigns of such Person in that capacity and (ii) shall exclude such Person individually or in any other capacity.

(e)           References in this Agreement to a “fiscal quarter” or a “fiscal year” shall mean a “calendar quarter” or a “calendar year,” respectively.

1.11.         Other Interpretive Provisions.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be.  The words “include” and “including” and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive.  In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.

1.12.         Currency Conversion.

(a)           With respect to any funds or other amounts (other than Accounts) that are denominated in Canadian Dollars or any other currency other than Dollars, the amount of such funds or other amounts shall be the Dollar Equivalent thereof for purposes of any calculation under this Agreement or any other Credit Document (including the calculation of Cash Collection Ratio and the amount of funds in the Genius Control Account). With respect to any Accounts that are denominated in Canadian Dollars (or any other currency other than Dollars), the amount of such funds to be included in the Borrowing Base Availability, the Adjusted Borrowing Base Availability or other amounts shall be an amount equal to the Dollars that can be purchased with the amount of Canadian Dollars (or such other currency) of such Account at a rate equal to (i) the rate shown on the Bloomberg FXC screen (or any replacement Bloomberg screen or successor information service) on the date of the calculation at which US Dollars can be purchased with Canadian Dollars (or such other currency)multiplied by (ii) 95%.

1.13.         Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

1.14.         Knowledge.  All references to “knowledge” shall mean the actual, present knowledge of a Responsible Officer with respect to the Loan Parties after Due Inquiry.

1.15.          Closing Date.  Any reference to the “Closing Date” in any Credit Documents executed, delivered and effective prior to the date hereof that are not being amended and restated as of the date hereof (including the Administrative Agent’s Fee Letter, Security Agreement and the Guaranty) shall be deemed to be references to the Original Closing Date as defined in this Agreement and the Borrower confirms and agrees that such Credit Documents remain in full force and effect and are hereby ratified and confirmed by the Borrower.

1.16.          Original Agreement.  The parties hereto agree that the Original Agreement remains in full force and effect until the conditions precedent in Section 3.01 have been satisfied and the Closing Date has occurred.

ARTICLE II.  CREDIT FACILITIES.

2.01.         Loan Facilities.

(a)           Revolving Loan Availability.  On the terms and subject to the conditions of this Agreement, each Lender severally agrees to advance to the Borrower from time to time during the period beginning on the Original Closing Date up to, but not including the Maturity Date such loans in Dollars as the Borrower may request under this Section 2.01(a) (individually, a “Revolving Loan”); provided, however, that (i) the sum of (A) the Effective Amount of all Revolving Loans made by such Lender at any time outstanding and (B) such Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations at any time outstanding shall not exceed such Lender’s Revolving Loan Commitment at such time and (ii) the sum of (A) the Effective Amount of all Revolving Loans made by all the Lenders at any time outstanding and (B) the Effective Amount of all L/C Obligations at any time outstanding shall not exceed the lesser of (1) the Total Revolving Loan Commitment at such time and (2) the Adjusted Borrowing Base Availability at such time.  All Revolving Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Revolving Proportionate Shares, with each Revolving Loan Borrowing to be comprised of a Revolving Loan by each Lender equal to such Lender’s Revolving Proportionate Share of such Revolving Loan Borrowing.  Except as otherwise provided herein, the Borrower may borrow, repay and reborrow Revolving Loans until the Maturity Date.

(b)           Notice of Loan Borrowing.  The Borrower shall request each Revolving Loan Borrowing (1) by delivering to the Administrative Agent an irrevocable written notice substantially in the form of Exhibit A (a “Notice of Loan Borrowing”), duly executed by a Responsible Officer of the Borrower and appropriately completed or (2) by notifying the Administrative Agent by telephone, to be promptly confirmed by the delivery to the Administrative Agent of a signed Notice of Loan Borrowing for such Revolving Loan Borrowing, which may be delivered by facsimile, in either case, which specifies, among other things:

(i)           The principal amount of the requested Revolving Loan Borrowing, which shall be in the amount of (A) $1,000,000 or an integral multiple of $500,000 in excess thereof in the case of a Revolving Loan Borrowing consisting of Base Rate Loans; or (B) $3,000,000 or an integral multiple of $500,000 in excess thereof in the case of a Revolving Loan Borrowing consisting of LIBOR Loans;

(ii)           Whether the requested Revolving Loan Borrowing is to consist of Base Rate Loans or LIBOR Loans;

(iii)           If the requested Revolving Loan Borrowing is to consist of LIBOR Loans, the initial Interest Periods selected by the Borrower for such LIBOR Loans in accordance with Section 2.01(e); and

(iv)           The date of the requested Revolving Loan Borrowing, which shall be a Business Day.

The Borrower shall give each Notice of Loan Borrowing for Revolving Loans to the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of LIBOR Loans and not later than 11:00 a.m. at least one (1) Business Day before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of Base Rate Loans.  Each Notice of Loan Borrowing shall be delivered by first-class mail or facsimile to the Administrative Agent at the office or facsimile number and during the hours specified in Section 8.01; provided, however, that the Borrower shall promptly deliver to the Administrative Agent the original of any Notice of Loan Borrowing initially delivered by facsimile.  The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Loan Borrowing for Revolving Loans and of the amount and Type of (and, if applicable, the Interest Period for) the Revolving Loan to be made by such Lender as part of the requested Revolving Loan Borrowing.  Notwithstanding the foregoing, the Notice of Loan Borrowing with respect to Revolving Loan Borrowings made as Base Rate Loans on the Closing Date may be delivered at the closing without regard to the notice requirements set forth above.

(c)    Interest Rates.  The Borrower shall pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until paid in full, at one of the following rates per annum:

(i)           During such periods as such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change; and

(ii)           During such periods as such Loan is a LIBOR Loan, at a rate per annum equal at all times during each Interest Period for such LIBOR Loan to the LIBOR Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin shall change.

All Revolving Loans in each Revolving Loan Borrowing shall, at any given time prior to maturity, bear interest at one, and only one, of the above rates.  The number of Revolving Loan Borrowings consisting of LIBOR Loans shall not exceed eight (8) in the aggregate at any time.

(d)           Conversion of Revolving Loans.  Subject to Section 2.13, the Borrower may convert any Revolving Loan Borrowing from one Type of Revolving Loan Borrowing to the other Type; provided, however, that any conversion of a Base Rate Loan into a LIBOR Loan shall be in the amount of $3,000,000 or an integral multiple of $500,000 in excess thereof and any conversion of a LIBOR Loan into a Base Rate Loan shall be in the amount of $1,000,000 or an integral multiple of $500,000 in excess thereof; provided, further, that no Base Rate Loan may be converted into a LIBOR Loan after the occurrence and during the continuance of an Event of Default and provided, further, that any conversion of a LIBOR Loan on any day other than the last day of the Interest Period therefor shall be subject to the payments required under Section 2.13.  The Borrower shall request such a conversion by delivering to the Administrative Agent an irrevocable written notice to the Administrative Agent substantially in the form of Exhibit B (a “Notice of Conversion”), duly executed by a Responsible Officer of the Borrower and appropriately completed (or shall notify the Administrative Agent by telephone, to be promptly confirmed by the delivery to the Administrative Agent of a signed Notice of Conversion, which may be delivered by facsimile), which specifies, among other things:

(i)           The Revolving Loan Borrowing which is to be converted, as applicable;

(ii)           The Type of Revolving Loan Borrowing into which such Revolving Loan Borrowing is to be converted;

(iii)           If such Revolving Loan Borrowing is to be converted into a Revolving Loan Borrowing consisting of LIBOR Loans, the initial Interest Period selected by the Borrower for such LIBOR Loans in accordance with Section 2.01(e); and

(iv)           The date of the requested conversion, which shall be a Business Day.

The Borrower shall give each Notice of Conversion to the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days before the date of the requested conversion of a Base Rate Loan into a LIBOR Loan or vice versa.  Each Notice of Conversion shall be delivered by first-class mail or facsimile to the Administrative Agent at the office or to the facsimile number and during the hours specified in Section 8.01; provided, however, that the Borrower shall promptly deliver to the Administrative Agent the original of any Notice of Conversion initially delivered by facsimile.  The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Conversion relating to Revolving Loans.

(e)           LIBOR Loan Interest Periods.

(i)           The initial and each subsequent Interest Period selected by the Borrower for a Revolving Loan Borrowing consisting of LIBOR Loans shall be one (1), two (2), three (3), or six (6) months; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (C) no Interest Period shall end after the Maturity Date; and (D) no LIBOR Loan shall be made or continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default.

(ii)           The Borrower shall notify the Administrative Agent by an irrevocable written notice substantially in the form of Exhibit C (a “Notice of Interest Period Selection”), duly executed by a Responsible Officer of the Borrower and appropriately completed (or shall notify the Administrative Agent by telephone, to be promptly confirmed by the delivery to the Administrative Agent of a signed Notice of Interest Period Selection, which may be delivered by facsimile), not later than 11:00 a.m. at least three (3) Business Days prior to the last day of each Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans; provided, however, that no LIBOR Loan shall be continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default.  Each Notice of Interest Period Selection shall be given by first-class mail or facsimile to the office or the facsimile number and during the hours specified in Section 8.01; provided, however, that the Borrower shall promptly deliver to the Administrative Agent the original of any Notice of Interest Period Selection initially delivered by facsimile.  If (A) the Borrower shall fail to notify the Administrative Agent of the next Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans in accordance with this Section 2.01(e) or (B) an Event of Default has occurred and is continuing on the last date of an Interest Period for any LIBOR Loan, such LIBOR Loan(s) shall automatically convert to Base Rate Loan(s) on the last day of the current Interest Period therefor.  The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Interest Period Selection for the Revolving Loans.

(f)    Scheduled Payments.

(iii)           Interest – All Loans.  The Borrower shall pay accrued interest on the unpaid principal amount of each Revolving Loan in arrears (i) in the case of a Base Rate Loan, on the last Business Day of each fiscal quarter, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor (and, if any such Interest Period is longer than three (3) months, every three (3) months after the first day of such Interest Period); and (iii) in the case of all Loans, at maturity.  All interest that is not paid when due shall be due on demand.

(iv)           Scheduled Principal Payments - Revolving Loans.  The Borrower shall repay the principal amount of the Revolving Loans on the Maturity Date.  The Borrower shall also make the mandatory prepayments required by Section 2.06(c).

2.02.         Letters of Credit.

(a)           The Letter of Credit Commitment.

(i)           On the terms and subject to the conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.02, (1) from time to time on any Business Day during the period from the Original Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower in support of the obligations of the Borrower or any other Loan Party, and to amend or renew  Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower in support of the obligations of the Borrower or any other Loan Party; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Effective Amount of all Revolving Loans and L/C Obligations would exceed the lesser of (1) the Total Revolving Loan Commitment at such time and (2) the Adjusted Borrowing Base Availability at such time, (y) the aggregate Effective Amount of the Revolving Loans of any Lender, plus such Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations would exceed such Lender’ Revolving Loan Commitment, or (z) the Effective Amount of the L/C Obligations would exceed the Letter of Credit Sublimit.  Each Letter of Credit shall be in a form acceptable to the L/C Issuer.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)           The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer reasonably and in good faith deems material to it;

(B)           subject to Section 2.02(b)(iii), (1) in the case of any Standby Letter of Credit, the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal or (2) in the case of any Commercial Letter of Credit, the expiry date of such requested Letter of Credit would occur more than 180 days after the date of issuance or last renewal, in either case unless the Required Lenders have approved such expiry date;

(C)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the L/C Issuer and all the Lenders have approved such expiry date;

(D)           the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer or the terms and conditions of the applicable Letter of Credit Application; or

(E)           such Letter of Credit is in a face amount less than $25,000, in the case of a Commercial Letter of Credit, or $100,000, in the case of any other type of Letter of Credit, or denominated in a currency other than Dollars.

(iii)           The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i)           Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., at least three Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which date shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the account party thereunder, and (H) such other matters as the L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which date shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Revolving Proportionate Share times the amount of such Letter of Credit.  The Administrative Agent shall promptly notify each Lender upon the issuance of a Letter of Credit.

(iii)           If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal.  Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 3.02 is not then satisfied.  Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

(iv)           Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)           Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent of the amount to be paid by the L/C Issuer as a result of such drawing and the date on which payment is to be made by the L/C Issuer to the beneficiary of such Letter of Credit in respect of such drawing; provided, however, that in the case of Commercial Letters of Credit, subsequent notification by routine methods shall be deemed sufficient notice.  Not later than 11:00 a.m., on the date of any payment by the L/C Issuer under a Letter of Credit (each such date of payment, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing, which may be effected through the debiting of one or more deposit accounts maintained with the Administrative Agent.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Lender’s Revolving Proportionate Share thereof.  In such event, the Borrower shall be deemed to have requested a Revolving Loan Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Revolving Loan Commitment, Adjusted Borrowing Base Availability and the conditions set forth in Section 3.02 (other than the delivery of a Notice of Loan Borrowing for Revolving Loans).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.02(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.02(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Revolving Proportionate Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.02(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)           With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan Borrowing because the conditions set forth in Section 3.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate applicable to Revolving Loans upon the occurrence and during the continuance of an Event of Default.  In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.02.

(iv)           Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.02(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Proportionate Share of such amount shall be solely for the account of the L/C Issuer.  For the avoidance of doubt, interest shall accrue beginning on the Honor Date for any such draw under a Letter of Credit.

(v)           Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for, or participate in, amounts drawn under Letters of Credit, as contemplated by this Section 2.02(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.  Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)           If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.02(c) by the time specified in Section 2.02(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)           At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.02(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Revolving Proportionate Share thereof in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Proportionate Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e)           Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Revolving Loan Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the other Credit Documents under all circumstances, including the following:

(i)           any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)           any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of, or any consent to departure from, all or any of the Credit Documents;

(iii)                      the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any other Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iv)           any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(v)           any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will notify the L/C Issuer within ten (10) Business Days of such delivery or the honoring of a draft that Borrower believes was a non-conforming draft, as applicable.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)           Role of L/C Issuer.  The Borrower and each of the Lenders agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.02(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which are determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the L/C Issuer’s gross negligence or willful misconduct or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)           Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn or (iii) if the L/C Obligations exceed the Letter of Credit Sublimit, the Borrower shall immediately Cash Collateralize the Obligations in an amount equal to 105% of the then Effective Amount of the L/C Obligations (or, in the case of clause (iii), the amount by which the L/C Obligations exceed the Letter of Credit Sublimit).  The Borrower hereby grants the Collateral Agent and the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances described in the definition of “Cash Collateralize” as security for the Obligations.  Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Société Générale or other institutions satisfactory to it which accounts, in any case, are the subject of control agreements pursuant to which the Collateral Agent (or if the Borrower and the Administrative Agent so agree, the Administrative Agent) has “control” as such term is used in the UCC, sufficient to perfect a security interest in such cash collateral.  The Lien held by the Collateral Agent and/or the Administrative Agent in such cash collateral to secure the Obligations shall be released upon the satisfaction of each of the following conditions: (a) no Letters of Credit shall be outstanding, (b) all L/C Obligations shall have been repaid in full and (c) no Default or Event of Default (or event or circumstance described in Section 2.06(d)) shall have occurred and be continuing.

(h)           Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Commercial Letter of Credit.

(i)           Letter of Credit Fees.  The Borrower shall pay, to the Administrative Agent for the account of each Lender in accordance with its Revolving Proportionate Share, a Letter of Credit fee for each such Letter of Credit for the period from the date of issuance of such Letter of Credit until the expiry thereof, at a per annum rate equal to the Applicable Margin for LIBOR Loans applicable from time to time during such period multiplied by the actual daily maximum amount available to be drawn under such Letter of Credit.  Such fee for each Letter of Credit shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and on the Letter of Credit Expiration Date.  Each such fee, when due, shall be fully earned and when paid, shall be non-refundable.  If there is any change in the Applicable Margin for LIBOR Loans during any quarter, the Applicable Margin used for the calculation of the Letter of Credit fee shall be the Applicable Margin for LIBOR Loans on each day during such quarter.

(j)           Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee in an amount with respect to each Letter of Credit equal to 0.25% of the amount of such Letter of Credit, due and payable upon each L/C Credit Extension with respect to such Letter of Credit; provided, that in the case of an increase in the amount of a Letter of Credit after the issuance thereof, such fronting fee shall be payable only on the increased amount thereof.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment, negotiation and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such fees and charges are due and payable on demand and are nonrefundable.

(k)           Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.03.         Amount Limitations, Commitment Adjustments, Etc.

(a)           Optional Reduction or Cancellation of Commitments.  The Borrower may, upon five (5) Business Days written notice to the Administrative Agent (each a “Reduction Notice”), permanently reduce the Total Revolving Loan Commitment by the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or cancel the Total Revolving Loan Commitment in its entirety; provided, however, that:

(i)           The Borrower may not reduce the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such reduction, the Effective Amount of all Revolving Loans and L/C Obligations then outstanding would exceed the Total Revolving Loan Commitment as so reduced; and

(ii)           The Borrower may not cancel the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such cancellation, any Revolving Loan would then remain outstanding.

Any Reduction Notice shall be irrevocable; provided that any Reduction Notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date previously provided in the applicable Reduction Notice) if such condition is not satisfied.

(b)           Mandatory Reduction of Commitments.

(i)           The Total Revolving Loan Commitment shall be automatically and permanently reduced by an amount equal to the maximum amount that would be required to be applied as a mandatory prepayment of the Revolving Loans pursuant to Section 2.06(c)(iv) and (v) or Section 2.06(e) and as an accelerated repayment of the of the Revolving Loans pursuant to Section 2.06(d) (other than Section 2.06(d)(v)) or Section 2.06(e), in either case, if the Effective Amount of such Loans was then equal to the amount of the Total Revolving Loan Commitment (but without regard to the actual usage of the Total Revolving Loan Commitment), such reduction to be effective on the date of the required prepayment or accelerated repayment, as applicable.

(ii)           The unused portion of the Total Revolving Loan Commitment shall be automatically and permanently cancelled upon the occurrence of any of the events or circumstances resulting in accelerated repayments under Section 2.06(d) (other than Section 2.06(d)(v)).

(iii)           The Total Revolving Loan Commitment shall be automatically and permanently reduced to zero on the earlier of (A) the date of any Change of Control under clause (a), (b), (c), (d), (e), (f) or (g) of the definition of Change of Control and (B) the Maturity Date.

(c)           Optional Increases of Commitments.

(i)           On the terms and subject to the conditions set forth below, Borrower may, at any time before the Maturity Date, increase the Total Revolving Loan Commitment; provided that:

(A)           after giving effect to the requested increase, the aggregate amount of the increases in the Total Revolving Loan Commitment pursuant to this Section 2.03(c) shall not exceed $50,000,000;

(B)           all required third party consents and approvals shall have been obtained;

(C)           prior to the date of any proposed increase, the Total Revolving Loan Commitment shall not have been decreased pursuant to Section 2.03(a) or Section 2.03(b);

(D)           each such increase in the Total Revolving Loan Commitment shall be equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

(E)           no Default or Event of Default (or event or circumstance described in Section 2.06(d)) shall have occurred and be continuing or shall occur as a result of such increase; and

(F)           the Borrower and the Guarantors shall have executed and delivered such documents and instruments and taken such other actions as may be reasonably requested by the Administrative Agent in connection with such increases in the Total Revolving Loan Commitment (including new or amended Notes, any related fee letters, documents evidencing the increased Revolving Loan Commitment held by any applicable Lender, any joinder agreements related to a New Lender, reaffirmations of the Guaranty, resolutions regarding the increase in the Total Revolving Loan Commitment and related actions taken by Borrower and the Guarantors, certified as true and correct by a Responsible Officer and legal opinions, all in form and substance reasonably satisfactory to the Administrative Agent).

Any request under this Section 2.03(c) shall be submitted by the Borrower to the Administrative Agent (which shall promptly forward copies to the Lenders), specify the proposed effective date and amount of such increase (and whether such increase shall be an increase in the Total Revolving Loan Commitment) and be accompanied by a certificate of a Responsible Officer stating that no Default or Event of Default (or event or circumstance described in Section 2.06(d)) exists or will occur as a result of such increase.  If any fees are to be paid or offered in connection with such increase, the Administrative Agent (with the consent of the Borrower) may also specify any fees offered to those Lenders (the “Increasing Lenders”) which agree to increase the amount of their respective Revolving Loan Commitment, which fees may be variable based upon the amount by which any such Lender is willing to increase the amount of its Revolving Loan Commitment; no Lender which is not an Increasing Lender shall be entitled to receive any such fees.  No Lender shall have any obligation, express or implied, to offer to increase the amount of its Revolving Loan Commitment.  Only the consent of each Increasing Lender shall be required for an increase in the amount of the Total Revolving Loan Commitment pursuant to this Section 2.03(c)(i).  No Lender which elects not to increase the amount of its Revolving Loan Commitment may be replaced in respect of its existing Revolving Loan Commitment as a result thereof without such Lender’s written consent.

(ii)           Each Increasing Lender shall, as soon as practicable after the Borrower has submitted a request under Section 2.03(c)(i), specify the amount of the proposed increase in its Revolving Loan Commitment which it is willing to offer.  To the extent the increased Revolving Loan Commitment of the Increasing Lenders is insufficient or there are no Increasing Lenders, the Borrower may designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with this Section 2.03(c)(ii) (each such new Lender being a “New Lender”), which New Lender may assume all or a portion of the increase in the amount of the Total Revolving Loan Commitment. The Borrower shall pay a fee to the Administrative Agent solely for the account of the Administrative Agent in connection any such increase as set forth in the Administrative Agent’s Fee Letter.  The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of the Total Revolving Loan Commitment among Increasing Lenders and New Lenders.

(iii)           Each New Lender designated by the Borrower and reasonably acceptable to the Administrative Agent and the L/C Issuer shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the amount of the Total Revolving Loan Commitment upon its execution of an instrument of joinder (which may contain such modifications to this Agreement and terms and conditions relating thereto as may be necessary to ensure that such Revolving Loan Commitments are treated as Revolving Loan Commitments for all purposes under the Credit Documents), in each case prepared by the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent.  Each New Lender shall provide the documentation required by Section 2.12(e).

(iv)           Subject to the foregoing, any increase in the Total Revolving Loan Commitment requested by Borrower shall be effective as of the date proposed by Borrower (the “Increase Effective Date”) and shall be in the principal amount equal to (i) the amount which the Increasing Lenders are willing to assume as increases to the amount of their Revolving Loan Commitments, plus (ii) the amount offered by the New Lenders with respect to the Total Revolving Loan Commitment, in either case as adjusted by Borrower and the Administrative Agent pursuant to the last sentence of Section 2.03(c)(ii).

(v)           On or prior to the Increase Effective Date, with respect to any increase in the Total Revolving Loan Commitment, the Administrative Agent shall notify each Lender of the amount required to be paid by or to such Lender so that the Revolving Loans held by the Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) shall be held by each Lender pro rata in accordance with the Revolving Loan Commitments of the Lenders as adjusted pursuant to the last sentence of Section 2.03(c)(ii).  Each Lender which is required to reduce the amount of Revolving Loans held by it (each such Lender, a “Decreasing Lender”) shall irrevocably assign, without recourse or warranty of any kind whatsoever (except that each Decreasing Lender warrants that it is the legal and beneficial owner of the Revolving Loans assigned by it under this Section 2.03(c)(v) and that such Revolving Loans are held by such Decreasing Lender free and clear of adverse claims), to each Increasing Lender and New Lender participating in the applicable increase in the Total Revolving Loan Commitment, and each applicable Increasing Lender and New Lender shall irrevocably acquire from the Decreasing Lenders, a portion of the principal amount of the Revolving Loans of each Decreasing Lender (collectively, the “Acquired Portion”) outstanding on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) in an amount such that the principal amount of the Revolving Loans held by each applicable Increasing Lender, New Lender and Decreasing Lender as of the Increase Effective Date shall be held in accordance with each such Lender’s Revolving Proportionate Share (if any) as of such date.  Such assignment and acquisition shall be effective on the Increase Effective Date automatically and without any action required on the part of any party other than the payment by the applicable Increasing Lenders and New Lenders to the Administrative Agent for the account of the Decreasing Lenders of an aggregate amount equal to the Acquired Portion, which amount shall be allocated and paid by the Administrative Agent at or before 12:00 p.m. on the Increase Effective Date to the Decreasing Lenders pro rata based upon the respective reductions in the principal amount of the Revolving Loans held by such Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date).  Each of the Administrative Agent and the Lenders shall adjust its records accordingly to reflect the payment of the Acquired Portion.  The payments to be made in respect of the Acquired Portion shall be made by the applicable Increasing Lenders and New Lenders to the Administrative Agent in Dollars in immediately available funds at or before 11:00 a.m. on the Increase Effective Date, such payments to be made by the applicable Increasing Lenders and New Lenders pro rata based upon the respective increases in the amount of the Revolving Loan Commitments held by such Lenders on the Increase Effective Date.

(vi)           To the extent any of the Revolving Loans acquired by the applicable Increasing Lenders and New Lenders from the Decreasing Lenders pursuant to Section 2.03(c)(v) above are LIBOR Loans and the Increase Effective Date is not the last day of an Interest Period for such LIBOR Loans, the Decreasing Lenders shall be entitled to compensation from the Borrower as provided in Section 2.13 (as if the Borrower had prepaid such Revolving Loans in an amount equal to the Acquired Portion on the Increase Effective Date).

(d)           Effect of Revolving Loan Commitment Adjustments.  From the effective date of any reduction or increase of the Total Revolving Loan Commitment, the Commitment Fees payable pursuant to Section 2.04(b) shall be computed on the basis of the Total Revolving Loan Commitment as so reduced or increased.  Once reduced or cancelled, the Total Revolving Loan Commitment may not be increased or reinstated without the prior written consent of all Lenders (except as permitted under Section 2.03(c)).  Any reduction of the Total Revolving Loan Commitment pursuant to Section 2.03(a) shall be applied ratably to reduce each Lender’s Revolving Loan Commitment in accordance with clause (i) of Section 2.10(a).

2.04.         Fees.

(a)           Administrative Agent’s Fee; Other Fees.  The Borrower shall pay to the Administrative Agent, for its own account, agent’s fees and other compensation in the amounts and at the times set forth in the Administrative Agent’s Fee Letter and any fees set forth in any other fee letter or agreement executed in connection with this Agreement after the Original Closing Date.

(b)           Commitment Fee.  The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders as provided in clause (iv) of Section 2.10(a), a commitment fee (a “Commitment Fee”) equal to 0.50% of the daily average Unused Revolving Commitment for the period beginning on the date of this Agreement and ending on the Maturity Date.  The Borrower shall pay the Commitment Fee in arrears on the last Business Day in each March, June, September and December (commencing September 28, 2007) and on the Maturity Date (or if the Total Revolving Loan Commitment is cancelled on a date prior to the Maturity Date, on such prior date).

2.05.         Genius Control Account – Release and Application of Funds.

(a)           Monthly Release of Funds.

(i)           On or before 12:00 p.m. on each Monthly Release Date, the Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate and an Allocation Certificate and such Borrowing Base Certificate shall contain the following:

(A)           a calculation of the Effective Amount of all Revolving Loans and L/C Obligations outstanding as of such Monthly Release Date and the Adjusted Borrowing Base Availability (excluding any Eligible Cash Amount);

(B)           if the Effective Amount of all Revolving Loans and L/C Obligations outstanding as of such Monthly Release Date exceeds the Adjusted Borrowing Base Availability (excluding any Eligible Cash Amount), a calculation of the amount of such excess, which shall result in a principal amount to be repaid and/or cash collateralized as set forth in Section 2.05(c) (each a “Monthly Prepayment Amount”) unless no Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing and the Borrower has elected to retain funds in the Genius Control Account as an “Eligible Cash Amount” (to the extent such funds are then available) and such election and the amount of the applicable Eligible Cash Amount is set forth on such Borrowing Base Certificate (which shall be an amount equal the then applicable Monthly Prepayment Amount);

(C)           a certification that the Adjusted Borrowing Base Availability (after giving effect to any proposed release of funds) equals or exceeds the Effective Amount of all Revolving Loans and L/C Obligations outstanding as of such Monthly Release Date; and

(D)           if the Borrower is requesting a release of funds pursuant to Section 2.05(a)(iii), (1) the specific amount that the Borrower is requesting be released to the Borrower from the Genius Control Account and (2) a certification that, before after giving effect to the proposed release of funds, each of statements in clauses (A), (B) and (C) of Section 2.05(a)(iii) is true and correct as of such Monthly Release Date (together with calculations related thereto).

(ii)           On each Monthly Release Date, the Collateral Agent shall apply the balance in the Genius Control Account in manner set forth in Section 2.05(c) (taking into account the information described in Section 2.05(a)(i)(B) to the extent such information is provided in the time set forth in Section 2.05(a)(i)); provided that such application is subject to Section 2.06(d) and Section 6.02(b).

(iii)           In addition, if on a Monthly Release Date the Genius Control Account has a positive balance remaining after giving effect to the application of the funds pursuant to Section 2.05(c) as set forth in Section 2.05(a)(ii) and if:

(A)           no Default or Event of Default (or event or circumstance described in Section 2.06(d)) exists or would exist after giving effect to the proposed release to the Borrower;

(B)           after application of the funds pursuant to Section 2.05(c), no additional amounts are due and owing to the Administrative Agent, the Collateral Agent or the Lenders;

(C)           either (x) The Weinstein Company has not blocked any funds from the Weinstein Control Account to the Borrower that the Borrower is entitled to or (y) if The Weinstein Company has blocked funds from the Weinstein Control Account to the Borrower that the Borrower is entitled to, (1) after application of the funds pursuant to Section 2.05(c), the sum of Revolving Loans and L/C Obligations outstanding on the such Monthly Release Date is equal to or less than 50% of the Adjusted Borrowing Base Availability set forth on the Borrowing Base Certificate described in clause (D) below and (2) an accelerated repayment pursuant to Section 2.06(d) has not been triggered; and

(D)           the Borrower has provided the completed certificates and information required under Section 2.05(a)(i); then on the applicable Monthly Release Date the Administrative Agent shall instruct the Collateral Agent to transfer (and the Collateral Agent shall so transfer) the requested amount of available funds remaining in the Genius Control Account to the Borrower (excluding any Eligible Cash Amount or any other amount that if released would result in a mandatory prepayment under Section 2.06(c)(ii)).

(iv)           Any funds not transferred from the Genius Control Account shall remain in the Genius Control Account until such remaining funds are permitted to be released as set forth in this Section 2.05(a) or Section 2.05(b) or otherwise applied to the Obligations as set forth in Section 2.06(d) or Section 6.02(b) or other applicable provisions of the Credit Documents.

(b)           Interim Release of Funds.

(i)           If on any Proposed Interim Release Date:

(A)           as of such Proposed Interim Release Date and after giving effect to any Revolving Loans made, any L/C Obligations incurred, any funds released, any reduction in the Applicable Advance Rates pursuant to Section 2.17 and any increase in the Applicable Advance Rates pursuant to Section 8.04(a) as of the Proposed Interim Release Date:

(1)           no Default or Event of Default (or event or circumstance described in Section 2.06(d)) exists or would exist and the Borrower would be in compliance with the financial covenants in Section 5.03; and

(2)           either (I) The Weinstein Company has not blocked any funds from the Weinstein Control Account to the Borrower that the Borrower is entitled to or (II) if The Weinstein Company has blocked funds from the Weinstein Control Account to the Borrower that the Borrower is entitled to, (x) after application of the funds pursuant to Section 2.05(c), the sum of Revolving Loans and L/C Obligations outstanding on the such Proposed Interim Release Date is equal to or less than 50% of the Adjusted Borrowing Base Availability and (y) an accelerated repayment pursuant to Section 2.06(d) has not been triggered; and

(B)           prior to 12:00 p.m. on such Proposed Interim Release Date the Borrower has delivered to the Administrative Agent:

(1)           a certificate of the president or chief financial officer of the Borrower in substantially the form of Exhibit N (the “Interim Release of Funds Certificate”), addressed to the Administrative Agent and dated as of the Proposed Interim Release Date, requesting an interim release of funds from the Genius Control Account pursuant to this Section 2.05(b) that contains the following:

(I)           a calculation of the Effective Amount of all Revolving Loans and L/C Obligations outstanding as of such Proposed Interim Release Date and the Adjusted Borrowing Base Availability (excluding any Eligible Cash Amount) after giving effect to any reduction in the Applicable Advance Rates pursuant to Section 2.17 and any increase in the Applicable Advance Rates pursuant to Section 8.04(a) as of such Proposed Interim Release Date;

(II)            if the Effective Amount of all Revolving Loans and L/C Obligations outstanding as of such Proposed Interim Release Date exceeds the Adjusted Borrowing Base Availability (excluding any Eligible Cash Amount) after giving effect to any reduction in the Applicable Advance Rates pursuant to Section 2.17 and any increase in the Applicable Advance Rates pursuant to Section 8.04(a) as of such Proposed Interim Release Date, a calculation of the amount of such excess, which shall result in a principal amount to be repaid and/or cash collateralized as set forth in Section 2.05(c) (each an “Interim Prepayment Amount”) if a release is triggered under this Section 2.05(b) unless no Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing and the Borrower has elected to retain funds in the Genius Control Account as an “Eligible Cash Amount” (to the extent such funds are available) and such election and the amount of the applicable Eligible Cash Amount is set forth on such Interim Release of Funds Certificate (which shall be an amount equal the then applicable Interim Prepayment Amount);

(III)            a certification that the Adjusted Borrowing Base Availability (after giving effect to any reduction in the Applicable Advance Rates pursuant to Section 2.17 and any increase in the Applicable Advance Rates pursuant to Section 8.04(a) as of such Proposed Interim Release Date and after giving effect to any proposed release of funds) equals or exceeds the Effective Amount of all Revolving Loans and L/C Obligations outstanding as of such Proposed Interim Release Date; and

(IV)            a certification that the each statement in clause (A) above is true and correct as of such Proposed Interim Release Date (including, if applicable, calculations confirming satisfaction of Section 2.05(b)(i)(A)(2)(II))and setting forth the amount requested to be released; and

(2)           an Allocation Certificate as of such Proposed Interim Release Date;

then on the applicable Proposed Interim Release Date the Administrative Agent shall instruct the Collateral Agent to apply (and the Collateral Agent shall so apply) the balance in the Genius Control Account as set forth in Section 2.05(c); provided that such application shall be subject to Section 2.06(d) and Section 6.02(b). If the conditions in Section 2.05(b)(i) have been satisfied as of the applicable Proposed Interim Release Date and the Genius Control Account has a positive balance remaining after giving effect to the application of the funds pursuant to Section 2.05(c) as set forth in Section 2.05(b)(i), then on the applicable Proposed Interim Release Date the Administrative Agent shall instruct the Collateral Agent to transfer (and the Collateral Agent shall so transfer) the requested amount of available funds remaining in the Genius Control Account to the Borrower (excluding any Eligible Cash Amount or any other amount that if released would result in a mandatory prepayment under Section 2.06(c)(ii)).

(ii)           Any funds not transferred from the Genius Control Account shall remain in the Genius Control Account until such remaining funds are permitted to be released as set forth in Section 2.05(a) or this Section 2.05(b) or otherwise applied to the Obligations as set forth in Section 2.06(d) or Section 6.02(b) or other applicable provisions of the Credit Documents.

(c)           Application of Released Funds.  If so required by Section 2.05(a) or (b), the Collateral Agent shall retain (in the case of clause “First”), remit (in the case of clause “Second”) and apply (in all other cases) the balance in the Genius Control Account in the following order of priority:

(i)           First, the amount of the then applicable Eligible Cash Amount determined and elected by the Borrower pursuant to Section 2.05(a)(i)(B) or Section 2.05(b)(i)(B)(1)(II) (as applicable);

(ii)           Second, to the Borrower in an amount equal to the amount required to pay any taxes then due and owing by the Borrower to the extent the Collateral Agent and the Administrative Agent have been notified in writing by the Borrower that such taxes are due and owing and the amount and the payee thereof (the Collateral Agent or the Administrative Agent may, at its option, request that the Borrower provide evidence of the amount, due date and payee of such taxes);

(iii)           Third, to pay the amount of unpaid interest that is then due and payable under this Agreement and the other Credit Documents;

(iv)           Fourth, to the Obligations in an amount equal to the then applicable Monthly Prepayment Amount or the then applicable Interim Prepayment Amount (as applicable) unless the Borrower has made an election for an Eligible Cash Amount in a like amount pursuant to Section 2.05(a)(i)(B) or Section 2.05(b)(i)(B)(1)(II) (as applicable) and there are sufficient funds to satisfy the retention required under clause “First” above;

(v)           Fifth, to pay any unpaid fees or other amounts to the Administrative Agent, the Collateral Agent and the Lenders that are then due and owing (other than any mandatory prepayments under Section 2.06(c)(ii)); and

(vi)           Sixth, to pay the unpaid principal amount of any remaining mandatory prepayments that are then due and payable under Section 2.06(c)(ii). All of the foregoing applications that are made to the principal amount of the Obligations shall be applied in the manner set forth in Section 2.06(e).

2.06.         Prepayments.

(a)           Terms of All Prepayments.  Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.06(b), a mandatory prepayment required by Section 2.06(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), the Borrower shall pay (i) to the Administrative Agent for the account of the Lender that made such Loan all accrued interest and fees to the date of such prepayment on the amount prepaid and (ii) to such Lender  if such prepayment is the prepayment of a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, all amounts payable to such Lender pursuant to Section 2.13.

(b)           Optional Prepayments.  At its option, the Borrower may, without premium or penalty but subject to Section 2.13 in the case of LIBOR Loans, upon one (1) Business Day’s notice from the Borrower to the Administrative Agent in the case of Base Rate Loans or three (3) Business Days’ notice from the Borrower to the Administrative Agent in the case of LIBOR Loans, prepay the Base Rate Loans in any Revolving Loan Borrowing and all accrued but unpaid interest thereon in part, in a minimum principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof, or in whole and prepay the LIBOR Loans in any Revolving Loan Borrowing and all accrued but unpaid interest thereon in part, in a minimum principal amount of $3,000,000 or an integral multiple of $500,000 in excess thereof, or in whole.  Each such notice shall specify the date and amount of such prepayment; provided that if such prepayment is on any day other than on the last day of the Interest Period applicable to such LIBOR Loan, the Borrower shall be subject to the payments required by Section 2.13.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  If no Default or Event of Default has occurred and is continuing, all prepayments under this Section 2.06(b) which are applied to reduce the principal amount of the Loans shall be applied to the Loans as directed by the Borrower.  If the Borrower fails to direct the application of any such prepayments, then such principal prepayments shall be applied first to the accrued but unpaid interest on and then any principal of the Revolving Loans until paid in full and second to Cash Collateralize the Obligations in an amount equal to the Effective Amount of the L/C Obligations.  In each case, to the extent possible, such principal payment shall be first applied to prepay Base Rate Loans and then if any funds remain, to prepay LIBOR Loans; provided that if an Event of Default has occurred and is continuing at the time any such prepayment is made, the Lenders shall apply such prepayments to such Obligations as the Administrative Agent may determine in its reasonable discretion which determination shall be effective as to all Lenders (but for regulatory purposes, the Lenders may apply such payments internally as they shall determine).

(c)           Mandatory Prepayments.  The Borrower shall prepay (or Cash Collateralize, as applicable) the Obligations as follows:

(i)           On the date of any Change of Control under clause (a), (b), (c), (d), (e), (f) or (g) of the definition of Change of Control, the Borrower shall prepay all Obligations (including, without limitation, all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

(ii)           If, at any time after the Original Closing Date, the Effective Amount of all Revolving Loans and L/C Obligations then outstanding exceeds the lesser of (i) the Total Revolving Loan Commitment at such time and (ii) the Adjusted Borrowing Base Availability at such time (including after any reduction in the Applicable Advance Rate pursuant to Section 2.17(a)); provided, that the portion of any mandatory prepayment under this Section 2.06(c)(ii) attributable to a reduction in the Applicable Advance Rate pursuant to Section 2.17(a) (each a “Stub Amount”) shall not be required to be repaid from then existing funds in the Borrower’s Operating Accounts so long as no Event of Default has occurred and is continuing; provided, further, that such Stub Amount shall be deemed Obligations due and payable for purposes of Section 2.05(c) and shall in any event be subject to Section 2.06(d)(v)), the Borrower shall immediately prepay the Obligations in the manner set forth in Section 2.06(e), in an aggregate principal amount equal to such excess.

(iii)           If, at any time after the Original Closing Date, the Borrower sells or otherwise disposes of a Inbound Distribution Agreement or an Outbound Distribution Agreement and the Net Proceeds from such sale or other disposition exceeds $10,000,000, then the Borrower shall within three (3) Business Days after the completion of such sale or disposition, prepay the Obligations in the manner set forth in Section 2.06(e), in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds from such sale or other disposition.

(iv)           If, at any time after the Original Closing Date, any Loan Party issues or incurs any Indebtedness for borrowed money, including Indebtedness evidenced by notes, bonds, debentures or other similar instruments but excluding Permitted Indebtedness, the Borrower shall, immediately after such issuance or incurrence, prepay the outstanding Obligations in the manner set forth in Section 2.06(e), in each case, in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds of such Indebtedness.

(v)           If, at any time after the Original Closing Date, any Loan Party issues or sells any Equity Securities, the Borrower shall, immediately after such issuance or sale, prepay the outstanding Obligations in the manner set forth in Section 2.06(e), in each case, in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds of such Equity Securities; provided,  if, at any time after the Original Closing Date, any Loan Party issues or sells any Equity Securities that take the form of common units or common shares, as applicable, that do not have any mandatory redemption, preferred or cumulative dividend obligations or other rights typically given to preferred units or shares, the Borrower shall have no obligation to prepay the Net Proceeds arising therefrom;  provided further, that if, at any time after the Original Closing Date, any Loan Party issues or sells any Equity Securities that contain repurchase obligations or obligations to pay preferred or cumulative dividends that do not arise until at least 6 months after the Maturity Date (and do not have any other mandatory redemption, preferred or cumulative dividend obligations or other rights typically given to preferred units or shares), the Borrower shall, immediately after such issuance or sale, prepay the outstanding Obligations in the manner set forth in Section 2.06(e), in each case, in an aggregate principal amount equal to fifty percent (50%) of the Net Proceeds of such Equity Securities.

(vi)           Not later than four (4) Business Days following the date of receipt by a Loan Party (or the Administrative Agent or the Collateral Agent) of any Impairment Proceeds from the assets comprising inventory of the Loan Parties and Collateral the proceeds of which are not required to be applied to the “Weinstein Secured Obligations” under and as defined in the Intercreditor Agreement prior to the Obligations, the Borrower shall prepay the outstanding Obligations in the manner set forth in Section 2.06(e) and in an amount equal to the aggregate amount of the sum of such Impairment Proceeds; provided that if the Borrower notifies the Collateral Agent within such four (4) Business Day period that it intends to repair, replace or restore the damage resulting from such casualty or condemnation, the Borrower shall prepay the outstanding Obligations within 180 days, or such longer period as the Administrative Agent in its reasonable discretion agrees, of receipt of such Impairment Proceeds by such Loan Party, in the manner set forth in Section 2.06(e) and in an amount equal to the aggregate amount of the sum of such Impairment Proceeds less the aggregate amount of paid invoices and receipts provided to the Collateral Agent for reasonable out-of-pocket costs and expenses for such repair, replacement or restoration.

(vii)           The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.06(c), (A) a certificate signed by the chief financial officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (B) to the extent practicable, at least three days prior written notice of such prepayment.  Each notice of prepayment shall specify the prepayment date and the Type and principal amount of each Loan (or portion thereof) to be prepaid.  In the event that the Borrower shall subsequently determine that the actual amount required to be prepaid was greater than the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and the Borrower shall concurrently therewith deliver to the Administrative Agent a certificate signed by the chief financial officer of the Borrower demonstrating the derivation of the additional amount resulting in such excess.

(d)           Accelerated Repayment.  Subject to Section 6.02(b), the Collateral Agent shall use the balance and funds from time to time deposited in the Genius Control Account to prepay (or Cash Collateralize, as applicable) the Obligations as follows:

(i)           If, at any time, The Weinstein Company blocks the weekly payments made from the Weinstein Control Account to the Borrower for more than 4 consecutive Weinstein Disbursement Dates (as defined in the Intercreditor Agreement), then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay all Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

(ii)           If, at any time, any Inbound Distribution Agreement or Outbound Distribution Agreement actually is terminated or not renewed and such actual termination or non-renewal, together with any other actual termination or non-renewal of Inbound Distribution Agreements and Outbound Distribution Agreements, in the aggregate could reasonably be expected to have a Material Adverse Effect, then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay all Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

(iii)           If, at any time, the Cash Collection Ratio is below 100% for any calendar quarter (including after any reduction in the Applicable Advance Rate pursuant to Section 2.17), then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay all Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

(iv)           If, at any time, an Event of Default has occurred under Section 6.01 (other than Section 6.01(e) and Section 6.01(h)), then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay all Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

(v)           If, at any time, a Stub Amount arises under Section 2.06(c)(ii), the Collateral Agent shall (upon instruction from the Administrative Agent) immediately use the balance and funds from time to time deposited in the Genius Control Account to pay such Stub Amount.

(vi)           If, at any time, any material patent, license or agreement (excluding any Inbound Distribution Agreement or any Outbound Distribution Agreement) is terminated, canceled, rescinded or determined to be invalid, then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay the Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations, in an amount equal to the value of such patent, license or agreement.

(vii)           If, at any time, The Weinstein Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or, in each case, any analogous procedure or step is taken in any jurisdiction, then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay all Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

(viii)                      If, at any time, there shall be proceedings for the appointment of a receiver, trustee, liquidator or custodian of The Weinstein Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to The Weinstein Company or the debts thereof or The Weinstein Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement, or, in each case, any analogous procedure or step is taken in any jurisdiction, then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay all Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

(ix)           If, at any time, (A) any Loan Party shall fail to make any payment on account of any Indebtedness or Contingent Obligation of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness or Contingent Obligation exceeds the greater of $1,000,000 and an amount equal to 2.5% of OIBDA for the most recently ended four consecutive fiscal quarter period or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party (other than the Obligations) in an aggregate amount exceeding the greater of $1,000,000 and an amount equal to 2.5% of OIBDA for the most recently ended four consecutive fiscal quarter period to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (B) any Loan Party shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness or Contingent Obligation of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party (other than the Obligations) in an aggregate amount exceeding the greater of $1,000,000 and an amount equal to 2.5% of OIBDA for the most recently ended four consecutive fiscal quarter period to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral, then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay all Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

(x)           If, at any time, (A) one or more judgments, orders, decrees or arbitration awards requiring any Loan Party to pay an aggregate amount exceeding the greater of $1,000,000 and an amount equal to 2.5% of OIBDA for the most recently ended four consecutive fiscal quarter period (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrower and otherwise satisfying the requirements set forth in Section 5.01(d) in all material respects) shall be rendered against any Loan Party in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of thirty (30) consecutive days; provided that if one or more judgments, orders, decrees or arbitration awards requiring any Loan Party to pay an aggregate amount exceeding the greater of $2,000,000 and an amount equal to 5% of OIBDA for the most recently ended four consecutive fiscal quarter period (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrower and otherwise satisfying the requirements set forth in Section 5.01(d) in all material respects) shall be rendered against any Loan Party in connection with any single or related series of transactions, incidents or circumstances such circumstance shall be an event triggering the accelerated prepayments hereunder whether or not the same has been satisfied, vacated or stayed; (B) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a part of the property of any Loan Party with an aggregate value in excess of the greater of $1,000,000 and an amount equal to 2.5% of OIBDA for the most recently ended four consecutive fiscal quarter period and the same shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or (C) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, could have a Material Adverse Effect are rendered, issued or levied, then from and after being made aware of such occurrence the Collateral Agent shall immediately use the balance and funds from time to time deposited in the Genius Control Account to prepay all Obligations (including all Loans, L/C Borrowings, all unpaid interest, fees, costs and expenses) and Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.

(e)           Application of Loan Prepayments.  Except as otherwise provided in this Section 2.06, the amount of all required prepayments shall be applied as follows:  (A) to prepay the Revolving Loans to the extent Revolving Loans are then outstanding and (B) otherwise, to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations.  Without modifying the order of application of prepayments set forth in the preceding sentence, all such prepayments shall, to the extent possible, be first applied to prepay Base Rate Loans and then if any funds remain, to prepay LIBOR Loans; provided that to the extent any portion of such prepayment would be applied to outstanding LIBOR Loans and no portion of the Obligations have been accelerated, such portion shall be deposited in an account with the Collateral Agent and withdrawn for application to such LIBOR Loans at the end of the then-current Interest Periods applicable thereto (or earlier, upon and at any time after the occurrence and continuance of a Default or Event of Default).

2.07.          Other Payment Terms.

(a)           Place and Manner.  All payments to be made by the Borrower under this Agreement or any other Credit Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  The Borrower shall make all payments due to each Lender, the Collateral Agent or the Administrative Agent under this Agreement or any other Credit Document by payments to the Administrative Agent at the Administrative Agent’s office located at the address specified in Section 8.01, with each payment due to a Lender to be for the account of such Lender and such Lender’s Applicable Lending Office.  The Borrower shall make all payments under this Agreement or any other Credit Document in lawful money of the United States and in same day or immediately available funds not later than 12:00 p.m. on the date due.  The Administrative Agent shall promptly disburse to each Lender (and the Collateral Agent, if applicable) each payment received by the Administrative Agent for the account of such Lender (or the Collateral Agent, if applicable).

(b)           Date.  Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)           Default Rate.  Upon the occurrence and during the continuation of any Event of Default, until the time when such Event of Default shall have been cured or waived in writing by the Required Lenders or all the Lenders (as may be required by this Agreement), the Borrower shall pay interest on the aggregate, outstanding principal amount of all Obligations hereunder (A) with respect to Base Rate Loans, at a per annum rate equal to the interest rate otherwise applicable to Base Rate Loans plus two percent (2.00%), (B) with respect to any LIBOR Loan, (i) on and before the last day of the then current Interest Period for such LIBOR Loan at a per annum rate equal to the interest rate otherwise applicable to such LIBOR Loan plus two percent (2.00%) and (ii) thereafter at a per annum rate equal to the Base Rate plus two percent (2.00%) (and from and after the end of such Interest Period at the interest rate described in clause (A) above) and (C) if no such per annum rate is applicable to any such Obligations, at a per annum rate equal to the Base Rate, plus the Applicable Margin for Base Rate Loans, plus two percent (2.00%) (the “Default Rate”) payable on demand.

(d)           Application of Payments.  All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents and finally to reduce the principal amount of outstanding Loans and L/C Borrowings.

(e)    Failure to Pay the Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower at least one (1) Business Day prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent shall be entitled to assume that the Borrower has made or will make such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be paid to the Lenders on such due date an amount equal to the amount then due such Lenders.  If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a per annum rate equal to (i) the Federal Funds Rate for the first three (3) days and (ii) the rate applicable to Base Rate Loans thereafter.  A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.07(e) shall be conclusive absent manifest error.

2.08.         Loan Accounts; Notes.

(a)           Loan Accounts.  The obligation of the Borrower to repay the Loans made to it by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by an account or accounts maintained by such Lender on its books (individually, a “Loan Account”), except that any Lender may request that its Loans be evidenced by a note or notes pursuant to Section 2.08(b).  Each Lender shall record in its Loan Accounts (i) the date and amount of each Loan made by such Lender, (ii) the interest rates applicable to each such Loan and the effective dates of all changes thereto, (iii) the Interest Period for each LIBOR Loan, (iv) the date and amount of each principal and interest payment on each Loan and (v) such other information as such Lender may determine is necessary for the computation of principal and interest payable to it by the Borrower hereunder; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrower’s Obligations.  The Loan Accounts shall be conclusive absent manifest error as to the matters noted therein.  In addition to the Loan Accounts, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

(b)           Revolving Loan Notes.  Each Lender’s Revolving Loans, if requested, shall be evidenced by a promissory note in the form of Exhibit D (individually, a “Revolving Loan Note”) which note shall be (i) payable to the order of such Lender, (ii) in the amount of such Lender’s Revolving Loan Commitment, (iii) dated the Closing Date and (iv) otherwise appropriately completed.  The Borrower authorizes each Lender to record on the schedule annexed to such Lender’s Revolving Loan Note the date and amount of each Revolving Loan made by such Lender and of each payment or prepayment of principal thereon made by the Borrower, and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrower’s Obligations. The Borrower further authorizes each Lender to attach to and make a part of such Lender’s Revolving Loan Note continuations of the schedule attached thereto as necessary.  If, because any Lender designates separate Applicable Lending Offices for Base Rate Loans and LIBOR Loans, such Lender requests that separate promissory notes be executed to evidence separately such Revolving Loans, then each such note shall be in the form of Exhibit D, mutatis mutandis to reflect such division, and shall be (w) payable to the order of such Lender, (x) in the amount of such Lender’s Revolving Loan Commitment, (y) dated the Closing Date and (z) otherwise appropriately completed.  Such notes shall, collectively, constitute a Revolving Loan Note.

2.09.         Loan Funding.

(a)           Lender Funding and Disbursement to the Borrower.  Each Lender shall, before 11:00 a.m. on the date of each Revolving Loan Borrowing, make available to the Administrative Agent at the Administrative Agent’s office specified in Section 8.01, in same day or immediately available funds, such Lender’s Revolving Proportionate Share of such Revolving Loan Borrowing.  After the Administrative Agent’s receipt of such funds and upon satisfaction of the applicable conditions set forth in Section 3.02 (and, if such Revolving Loan Borrowing is the initial Loan or Letter of Credit, Section 3.01), the Administrative Agent shall promptly make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower maintained by the Borrower on the books of Société Générale with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Revolving Loan Borrowing there are L/C Borrowings outstanding, then the proceeds of such Revolving Loan Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and second, to the Borrower as provided above.

(b)           Lender Failure to Fund.  Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Loan Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Revolving Proportionate Share of such Revolving Loan Borrowing, the Administrative Agent shall be entitled to assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Revolving Loan Borrowing in accordance with Section 2.09(a), and the Administrative Agent may on such date, in reliance upon such assumption, disburse or otherwise credit to the Borrower a corresponding amount.  If any Lender does not make the amount of such Lender’s Revolving Proportionate Share of any Revolving Loan Borrowing available to the Administrative Agent on or prior to the date of such Revolving Loan Borrowing, such Lender shall pay to the Administrative Agent, on demand, interest which shall accrue on such amount from the date of such Revolving Loan Borrowing until such amount is paid to the Administrative Agent at rates equal to (i) the daily Federal Funds Rate during the period from the date of such Revolving Loan Borrowing through the third Business Day thereafter and (ii) the rate applicable to Base Rate Loans thereafter.  A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.09(b) shall be conclusive absent manifest error with respect to such amount.  If the amount of any Lender’s Revolving Proportionate Share of any Revolving Loan Borrowing is not paid to the Administrative Agent by such Lender within three (3) Business Days after the date of such Revolving Loan Borrowing, the Borrower shall repay such amount to the Administrative Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the Loans comprising such Revolving Loan Borrowing.

(c)           Lenders’ Obligations Several.  The failure of any Lender to make the Loan to be made by it as part of any Revolving Loan Borrowing or to fund participations in Letters of Credit to be funded by it shall not relieve any other Lender of its obligation hereunder to make its Loan as part of such Revolving Loan Borrowing or fund its participations in Letters of Credit, but no Lender shall be obligated in any way to make any Loan or fund any participation in Letters of Credit which another Lender has failed or refused to make or otherwise be in any way responsible for the failure or refusal of any other Lender to make any Loan required to be made by such other Lender on the date of any Revolving Loan Borrowing or to fund any participation required to be funded by such other Lender.

2.10.         Pro Rata Treatment.

(a)           Revolving Loan Borrowings, Commitment Reductions, Etc.  Except as otherwise provided herein:

(i)           Each Revolving Loan Borrowing and reduction of the Total Revolving Loan Commitment shall be made or shared among the Lenders pro rata according to their respective Revolving Proportionate Shares;

(ii)           Each payment of principal on Loans in any Revolving Loan Borrowing shall be shared among the Lenders which made or funded the Loans in such Revolving Loan Borrowing pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

(iii)           Each payment of interest on Loans in any Revolving Loan Borrowing shall be shared among the Lenders which made or funded the Loans in such Revolving Loan Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

(iv)           Each payment of Commitment Fees and Letter of Credit fees payable under Section 2.02(i) shall be shared among the Lenders with Revolving Loan Commitments (except for Defaulting Lenders) pro rata according to (A) their respective Revolving Proportionate Shares and (B) in the case of each Lender which becomes a Lender hereunder after the date hereof, the date upon which such Lender so became a Lender;

(v)           Each payment of interest (other than interest on Loans) shall be shared among the Lenders, the Collateral Agent and the Administrative Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders, the Collateral Agent and the Administrative Agent and (B) the dates on which such amounts became owing to such Lenders, the Collateral Agent and the Administrative Agent; and All other payments under this Agreement and the other Credit Documents (including, without limitation, fees paid in connection with any amendment, consent, waiver or the like) shall be for the benefit of the Person or Persons specified.

(b)           Sharing of Payments, Etc.  If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it, or the participations in L/C Obligations held by it, in excess of its ratable share of payments on account of the Loans and the L/C Obligations obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans and/or participations in L/C Obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

2.11.        Change of Circumstances.

(a)           Inability to Determine Rates.  If, on or before the first day of any Interest Period for any LIBOR Loan, (i) any Lender shall advise the Administrative Agent that the LIBOR Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) any Lender shall advise the Administrative Agent that the rate of interest for such Loan does not adequately and fairly reflect the cost to such Lender of making or maintaining such LIBOR Loan, the Administrative Agent shall immediately give notice of such condition to the Borrower and the other Lenders.  After the giving of any such notice and until the Administrative Agent shall otherwise notify the Borrower that the circumstances giving rise to such condition no longer exist, the Borrower’s right to request the making of, conversion to or a new Interest Period for LIBOR Loans shall be suspended.  Any LIBOR Loans outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such LIBOR Loans into Base Rate Loans unless such suspension has then ended.

(b)           Illegality.  If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (a “Change of Law”) shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan, such Lender shall immediately notify the Administrative Agent and the Borrower in writing of such Change of Law.  Upon receipt of such notice, (i) the Borrower’s right to request the making of, conversion to or a new Interest Period for LIBOR Loans with respect to such Lender shall be terminated, and (ii) the Borrower shall, at the request of such Lender, either (A) pursuant to Section 2.01(d), as the case may be, convert any such then outstanding LIBOR Loans of such Lender into Base Rate Loans at the end of the current Interest Period for such LIBOR Loans or (B) immediately repay or convert any such LIBOR Loans of such Lender if such Lender shall notify the Borrower that such Lender may not lawfully continue to fund and maintain such LIBOR Loans.  Any conversion or prepayment of LIBOR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such LIBOR Loans shall be deemed a prepayment thereof for purposes of Section 2.13.  After any Lender notifies the Administrative Agent and the Borrower of such a Change of Law and until such Lender notifies the Administrative Agent and the Borrower that it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR Loan, all Revolving Loans of such Lender shall be Base Rate Loans.

(c)           Increased Costs.  If, after the date of this Agreement, any Change of Law:

(i)           Shall subject any Lender to any tax, duty or other charge with respect to any LIBOR Loan, or shall change the basis of taxation of payments by the Borrower to any Lender on such a LIBOR Loan or in respect to such a LIBOR Loan under this Agreement (except for changes in the rate of taxation on the overall net income of any Lender imposed by its jurisdiction of incorporation or the jurisdiction in which its principal executive office is located); or

(ii)           Shall impose, modify or hold applicable any reserve (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBOR Rate for any Loans), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loan; or

(iii)           Shall impose on any Lender any other condition related to any LIBOR Loan or such Lender’s Revolving Loan Commitment;

and the effect of any of the foregoing is to increase the cost to such Lender of making, renewing, or maintaining any such LIBOR Loan or its Revolving Loan Commitment or to reduce any amount receivable by such Lender hereunder; then the Borrower shall from time to time, within five (5) Business Days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts.  A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts, submitted by such Lender to the Borrower shall be conclusive absent manifest error.  The obligations of the Borrower under this Section 2.11(c) shall survive the payment and performance of the Obligations and the termination of this Agreement.

(d)           Capital Requirements.  If, after the date of this Agreement, any Lender reasonably determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender (a “Capital Adequacy Requirement”) and (ii) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Letters of Credit, the Revolving Loan Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s or such Person’s policies with respect to capital adequacy), the Borrower shall pay to such Lender or such Person, within five (5) Business Days after demand of such Lender, such amounts as such Lender or such Person shall reasonably determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital.  A certificate setting forth in reasonable detail the amount of such increased costs, submitted by any Lender to the Borrower shall be conclusive absent manifest error.  The obligations of the Borrower under this Section 2.11(d) shall survive the payment and performance of the Obligations and the termination of this Agreement.

2.12.        Taxes on Payments.

(a)           Payments Free of Taxes.  All payments made by the Borrower under this Agreement and the other Credit Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, documentary or other taxes, any duties, or any other levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than (x) taxes imposed on or measured by the Administrative Agent’s, the Collateral Agent’s or any Lender’s overall net income (however denominated), and franchise taxes imposed on the Administrative Agent, the Collateral Agent or such Lender (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (y) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located) (all such non-excluded taxes, duties, levies, imposts, charges, fees, deductions and withholdings being hereinafter called “Taxes”).  If any Taxes are required to be withheld from any amounts payable to the Administrative Agent, the Collateral Agent or any Lender hereunder or under the other Credit Documents, the amounts so payable to the Administrative Agent, the Collateral Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Collateral Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Credit Documents.  Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender or the Collateral Agent, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.  If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Collateral Agent and the Lenders for any taxes, interest or penalties that may become payable by the Administrative Agent, the Collateral Agent or any Lender as a result of any such failure.  The obligations of the Borrower under this Section 2.12 shall survive the payment and performance of the Obligations and the termination of this Agreement.

(b)    In addition, the Borrower shall pay to the relevant taxing authority in accordance with applicable law, and indemnify and hold the Administrative Agent, the Collateral Agent and the Lenders harmless from, any present or future stamp, documentary, excise, property, sales or similar taxes, charges or levies that arise from the delivery or registration of, performance under, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).

(c)           The Borrower shall indemnify each Lender, the Collateral Agent and the Administrative Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender, the Collateral Agent or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be made within thirty (30) days from the date such Lender, the Collateral Agent or the Administrative Agent (as the case may be) makes written demand therefor, which demand shall contain a reasonably detailed statement of the basis and calculation of the amount demanded.

(d)           Within thirty (30) days after the date of any payment of Taxes or Other Taxes pursuant to Section 2.12(a) or (b), the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.01(a), the original or a certified copy of a receipt evidencing such payment, to the extent that such receipt is issued therefor or such other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(e)           Withholding Exemption Certificates.  On or prior to the date of the initial Revolving Loan Borrowing or, if such date does not occur within thirty (30) days after the date of this Agreement, by the end of such 30-day period, each Lender which is not organized under the laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.  Each such Lender further agrees (i) promptly to notify the Borrower and the Administrative Agent of any change of circumstances (including any change in any treaty, law or regulation) which would prevent such Lender from receiving payments hereunder without any deduction or withholding of such Taxes and (ii) if such Lender has not so notified the Borrower and the Administrative Agent of any change of circumstances which would prevent such Lender from receiving payments hereunder without any deduction or withholding of taxes, then on or before the date that any certificate or other form delivered by such Lender under this Section 2.12(e) expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent such certificate or form previously delivered by such Lender, to deliver to the Borrower and the Administrative Agent a new certificate or form, certifying that such Lender is entitled to receive payments under this Agreement without deduction or such taxes, but only if and to the extent such Lender is legally entitled to do so.  If (i) there has not occurred any change of circumstances (including any change in any treaty, law or regulation) which would prevent a Lender from receiving payments hereunder without any deduction or withholding of such Taxes, which would present a Lender from doing so and (ii) such Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15) fails to provide to the Borrower or the Administrative Agent pursuant to this Section 2.12(e) (or, in the case of an Assignee Lender, Section 8.05(c)) any certificates or other evidence required by such provision to establish that such Lender is, at the time it becomes a Lender hereunder, entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, such Lender shall not be entitled to any indemnification under Section 2.12(a) for any Taxes imposed on such Lender primarily as a result of such failure, except to the extent that such Lender (or its assignor, if any) was entitled, at the time such Lender became a Lender hereunder, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.12(a).

(f)           Tax Returns.  Nothing contained in this Section 2.12 shall require the Administrative Agent, the Collateral Agent or any Lender to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

2.13.        Funding Loss Indemnification.  If the Borrower shall (a) repay, prepay or convert any LIBOR Loan on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise), (b) fail to borrow any LIBOR Loan for which a Notice of Loan Borrowing has been delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or (c) fail to convert any Revolving Loans into LIBOR Loans in accordance with a Notice of Conversion delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), the Borrower shall pay to the appropriate Lender within five (5) Business Days after demand a prepayment fee, failure to borrow fee or failure to convert fee, as the case may be (determined as though 100% of the LIBOR Loan had been funded in the London interbank eurodollar currency market) equal to the sum of:

(a)           $250; plus

(b)           the amount, if any, by which (i) the additional interest would have accrued on the amount prepaid or not borrowed at the LIBOR Rate plus the Applicable Margin for LIBOR Loans if that amount had remained or been outstanding through the last day of the applicable Interest Period exceeds (ii) the interest that such Lender could recover by placing such amount on deposit in the London interbank eurodollar currency market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable Interest Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus

(c)           all out-of-pocket expenses incurred by such Lender reasonably attributable to such payment, prepayment or failure to borrow.

Each Lender’s determination of the amount of any prepayment fee payable under this Section 2.13 shall be conclusive in the absence of manifest error.  The obligations of the Borrower under this Section 2.13 shall survive the payment and performance of the Obligations and the termination of this Agreement.

2.14.    Security.

(a)           Security Documents.  The Loans, together with all other Obligations, shall be secured by the Liens granted by the Borrower under the Security Documents.  All obligations of a Guarantor under the Credit Documents shall be secured by the Liens granted by such Guarantor under the Security Documents.  So long as the terms thereof are in compliance with this Agreement, each Lender Rate Contract shall be secured by the Lien of the Security Documents (a) on a pari passu basis to the extent of the associated Termination Value, and (b) to the extent of any excess, on a basis which is in all respects subordinated to all other Obligations.

(b)           Further Assurances.  The Borrower shall deliver, and shall cause each Guarantor to deliver, to the Administrative Agent and the Collateral Agent such mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language), control agreements, and other instruments, agreements, certificates, opinions and documents (including UCC financing statements and fixture filings and landlord waivers, warehouse agreements, bailee agreements, access agreements, and laboratory agreements) as the Administrative Agent may reasonably request to:

(i)           grant, perfect, maintain, protect and evidence security interests in favor of the Collateral Agent, for the benefit of the Collateral Agent, the Administrative Agent and the Lenders, in any or all present and future property of the Borrower and the Guarantors prior to the Liens or other interests of any Person, except for Permitted Liens; and

(ii)           otherwise establish, maintain, protect and evidence the rights provided to the Administrative Agent and the Collateral Agent, for the benefit of the Administrative Agent, the Collateral Agent and the Lenders, pursuant to the Security Documents.

The Borrower shall fully cooperate with the Administrative Agent, the Collateral Agent and the Lenders and perform all additional acts requested by the Administrative Agent, the Collateral Agent or any Lender to effect the purposes of this Section 2.14.

2.15.        Replacement of the Lenders.  If (a) any Lender shall become a Defaulting Lender more than one (1) time in a period of twelve (12) consecutive months, (b) any Lender shall continue as a Defaulting Lender for more than five (5) Business Days at any time, (c) any Lender shall suspend its obligation to make or maintain LIBOR Loans pursuant to Section 2.11(b) for a reason which is not applicable to any other

Lender, or (d) any Lender shall demand any payment under Section 2.11(c), 2.11(d) or 2.12(a) for a reason which is not applicable to any other Lender, then the Administrative Agent may (or upon the written request of the Borrower, shall) replace such Lender (the “Affected Lender”), or cause such Affected Lender to be replaced, with another lender (the “Replacement Lender”) satisfying the requirements of an Assignee Lender under Section 8.05(c), by having the Affected Lender sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations) to the Replacement Lender pursuant to Section 8.05(c); provided, however, that if the Borrower seeks to exercise such right, it must do so within sixty (60) days after it first knows or should have known of the occurrence of the event or events giving rise to such right, and neither the Administrative Agent nor any Lender shall have any obligation to identify or locate a Replacement Lender for the Borrower (it being expressly agreed that in such circumstances it is the Borrower’s obligation to identify or locate a Replacement Lender that is an Eligible Assignee and is acceptable to the Administrative Agent).  Upon receipt by any Affected Lender of a written notice from the Administrative Agent stating that the Administrative Agent is exercising the replacement right set forth in this Section 2.15, such Affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations) to the Replacement Lender pursuant to an Assignment Agreement and Section 8.05(c) for a purchase price equal to the sum of the principal amount of the Affected Lender’s Loans so sold and assigned or such other amount is agreed to by such Affected Lender and such Replacement Lender), all accrued and unpaid interest thereon and its ratable share of all fees to which it is entitled.  Notwithstanding the foregoing, if the Affected Lender is also the L/C Issuer (the “Affected L/C Issuer”), the replacement of the Affected L/C Issuer with a Replacement Lender that has agreed to become the L/C Issuer (the “Replacement L/C Issuer”) shall not be effective until the date on which all the following conditions are satisfied: (a) the original copy of all Letters of Credit issued by the Affected L/C Issuer shall have been returned to Affected L/C Issuer and cancelled (or the Administrative Agent, the Borrower, the Affected L/C Issuer and the Replacement L/C Issuer shall have agreed in writing to an alternative arrangement) and (b) the Replacement L/C Issuer shall have agreed to serve as the L/C Issuer and shall have executed such documentation acceptable to the Administrative Agent and the Borrower to reflect such agreement.  Upon the effective date of a Replacement L/C Issuer becoming the L/C Issuer, (A) such Replacement L/C Issuer shall succeed to and become vested with all of the rights, powers, privileges and duties of the Affected L/C Issuer, (B) the Affected L/C Issuer shall be discharged from all of its respective duties and obligations hereunder or under the other Credit Documents, and (C) the Replacement L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such replacement.

2.15.        Calculation of Adjusted Borrowing Base Availability.  The Borrower’s calculation of the Adjusted Borrowing Base Availability reflected in each Borrowing Base Certificate delivered pursuant to Section 5.01(a)(iv) or otherwise pursuant to this Agreement shall be subject to the review and approval of the Administrative Agent.

2.16.        Adjustments to the Applicable Advance Rate.

(a)           Adjustment by the Administrative Agent.  Notwithstanding anything to the contrary in this Agreement or the other Credit Documents and in addition to any other available remedies, upon the occurrence and during the continuance of an Event of Default, if the Administrative Agent determines in its reasonable discretion that there is a material impairment of the prospect of repayment of all or any portion of the Obligations or a material impairment of the value of the Collateral or security interests in the Collateral, the Administrative Agent may, upon giving written notice to the Borrower, reduce one or more of the percentages in the definition of Applicable Advance Rate without declaring an Event of Default.

(b)           Cash Collection Ratio Adjustment.  If the Cash Collection Ratio for any calendar quarter is less than 110%, the Applicable Advance Rate of the Eligible Genius Receivables, the Eligible Weinstein Receivables and the Eligible Library Value, respectively, shall be reduced by 10% (e.g. a rate of 80% would be reduced to 70% pursuant to this Section 2.17(b)) (except that in any event the Applicable Advance Rate of the Eligible Genius Receivables, the Eligible Weinstein Receivables or the Eligible Library Value, as applicable, shall not be reduced below 0%) for the period beginning on the Business Day after the Borrower provides a Compliance Certificate pursuant to Section 5.01(a)(iii) reflecting that the Cash Collection Ratio for any calendar quarter is less than 110% and ending on the Business Day after the Borrower provides a Compliance Certificate pursuant to Section 5.01(a)(iii) reflecting that the Cash Collection Ratio for any calendar quarter is equal to or greater than 110%; provided, however, that that if no Compliance Certificate is delivered when due in accordance with such Section 5.01(a)(iii), then the Cash Collection Ratio shall be deemed to be less than 110% until such date as the Borrower delivers a Compliance Certificate in form and substance acceptable to the Administrative Agent and thereafter the applicable adjustments under this Section 2.17(b) shall be based on the Cash Collection Ratio indicated on such Compliance Certificate until such time as the Applicable Advance Rate is further adjusted as set forth in this Agreement.

ARTICLE III.  CONDITIONS PRECEDENT.

3.01.        Initial Conditions Precedent.  The obligations of the Lenders to make the Loans comprising the initial Revolving Loan Borrowing are subject to the satisfaction of the conditions set forth on Schedule 3.01 and receipt by the Administrative Agent, on or prior to the Closing Date, of each item listed on Schedule 3.01, each in form and substance satisfactory to the Administrative Agent for the benefit of the Lenders.

3.02.        Conditions Precedent to each Credit Event.  The occurrence of each Credit Event (including the initial Revolving Loan Borrowing) is subject to the further conditions that:

(a)           The Borrower shall have delivered to the Administrative Agent and, if applicable, the L/C Issuer, (i) the Notice of Loan Borrowing, Letter of Credit Application, as the case may be, for such Credit Event in accordance with this Agreement and (ii) a Borrowing Base Certificate as contemplated by Section 5.01(a)(iv)(B); and

(b)           On the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

(i)           The representations and warranties of the Loan Parties set forth in Article IV and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects as of such date);

(ii)           No Default or Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing or will result from such Credit Event;

(iii)           No material adverse change in the operations, business or condition (financial or otherwise) of the Borrower individually or the Loan Parties (taken as a whole) having occurred since December 31, 2006;No default or event of default under the Weinstein Distribution Agreement has occurred and is continuing or will result from such Credit Event, in each case that would permit The Weinstein Company to terminate the Weinstein Distribution Agreement;

(iv)           The Weinstein Company has not blocked payment from the Weinstein Control Account to the Borrower;

(v)           The Weinstein Distribution Agreement expires at least 6 months after the Maturity Date; and

(vi)           The Effective Amount of all Loans and L/C Obligations outstanding does not exceed, or will not exceed as a result of such Credit Event, the Adjusted Borrowing Base Availability at such time.

The submission by the Borrower to the Administrative Agent of each Notice of Loan Borrowing, each Letter of Credit Application, each Notice of Conversion (other than a notice for a conversion to a Base Rate Loan) and each Notice of Interest Period Selection shall be deemed to be a representation and warranty by the Borrower that each of the statements set forth above in this Section 3.02(b) is true and correct as of the date of such notice.

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES.

4.01.         Representations and Warranties.  In order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders for itself and each of the other Loan Parties as follows and agrees that each of said representations and warranties shall be deemed to survive until full, complete and indefeasible payment and performance of the Obligations (other than contingent indemnity obligations to the extent no claim has been asserted) and shall apply anew to each Revolving Loan Borrowing hereunder:

(a)           Due Incorporation, Formation, Qualification, etc.  Each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license and where the failure to be so qualified or licensed, individually or in the aggregate could have a Material Adverse Effect.

(b)           Authority.  The execution, delivery and performance by each Loan Party of each Credit Document executed, or to be executed, by such Loan Party and the consummation of the transactions contemplated thereby (i) are within the power of such Loan Party and (ii) have been duly authorized by all necessary actions on the part of such Loan Party.

(c)           Enforceability.  Each Credit Document executed, or to be executed, by each Loan Party has been, or will be, duly executed and delivered by such Loan Party and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)           Non-Contravention.  The execution and delivery by each Loan Party of the Credit Documents executed by such Loan Party and the performance and consummation of the transactions (including the use of loan and letter of credit proceeds) contemplated thereby do not (i) violate any Requirement of Law applicable to such Loan Party; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Collateral Agent for the benefit of itself, the Administrative Agent and the Lenders pursuant to this Agreement or the other Credit Documents) or (iv) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject, in each case where such breach could result in a Material Adverse Effect.

(e)           Approvals.

(i)           No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the equity holders of any Person) is required in connection with the borrowing of Loans, the granting of Liens under the Credit Documents, the execution and delivery of the Credit Documents executed by any Loan Party or the performance or consummation of the transactions contemplated hereby and thereby, except for those which have been made or obtained and are in full force and effect.

(ii)           All Governmental Authorizations have been duly obtained and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, except where any such failure to obtain such Governmental Authorizations or any such conflict or restriction could not have, either individually or in the aggregate, a Material Adverse Effect.  No Loan Party has received any written notice or other written communications from any Governmental Authority regarding (i) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Governmental Authorization, or (ii) any other limitations on the conduct of business by any Loan Party, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not have, either individually or in the aggregate, a Material Adverse Effect.

(iii)           No Governmental Authorization is required for either (x) the pledge or grant by any Loan Party as applicable of the Liens purported to be created in favor of the Collateral Agent or the Administrative Agent (as applicable) in connection herewith or any other Credit Document or (y) the exercise by the Collateral Agent or the Administrative Agent (as applicable) of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by any Governmental Rule), except for (1) such Governmental Authorizations that have been obtained and are in full force and effect and fully disclosed to Administrative Agent in writing, and (2) filings or recordings contemplated in connection with this Agreement or any Security Document.

(f)           No Violation or Default.  No Loan Party is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person or (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, could result in such a violation or default), where, in each case, such violation or default could have a Material Adverse Effect.  No Default or Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing.

(g)           Litigation.  Except as set forth in Schedule 4.01(g), no actions (including derivative actions), suits, proceedings (including arbitration proceedings or mediation proceedings) or investigations are pending or to its knowledge threatened against any Loan Party at law or in equity in any court, arbitration proceeding or before any other Governmental Authority which (i) could (alone or in the aggregate) have a Material Adverse Effect or (ii) seek to enjoin, either directly or indirectly, the execution, delivery or performance by any Loan Party of the Credit Documents or the transactions contemplated thereby.

(h)           Real Property, Etc.

(i)           All real property owned or leased by the Loan Parties is described (including, as to owned real property, a legal description) in Schedule 4.01(h) and such schedule sets forth which are owned and which are leased.  The Loan Parties own and have good and marketable title, or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements delivered to the Administrative Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by the Loan Parties since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement).  Such assets and properties are subject to no Lien, except for Permitted Liens.  Each of the Loan Parties has complied with all material obligations under all material leases to which it is a party and enjoys peaceful and undisturbed possession under such leases.  The real properties owned by the Loan Parties are taxed separately and do not include any other property, and for all purposes the real properties may be mortgaged, conveyed and otherwise dealt with as a separate legal parcel.

(ii)           No Loan Party (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation could have, individually or in the aggregate, a Material Adverse Effect.  Each Loan Party’s use and operation of its business properties are in compliance with all applicable Laws, including all applicable land use and zoning laws, except to the extent that non-compliance could not have a Material Adverse Effect.

(i)    Financial Statements.  The Financial Statements of the Loan Parties which have been delivered to the Administrative Agent, (i) are in accordance with the books and records of the Loan Parties, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; and (iii) fairly present in all material respects the financial conditions and results of operations of the Loan Parties as of the date thereof and for the period covered thereby.  Other than as set forth on Schedule 4.01(i), no Loan Party has any Contingent Obligations, liability for taxes or other outstanding obligations which, in any such case, are material in the aggregate, except as disclosed in the audited Financial Statements for the fiscal year ended December 31, 2005 and 2006 and the fiscal year to date period ended June 30, 2007, furnished to the Administrative Agent prior to the date hereof, or in the Financial Statements delivered to the Administrative Agent pursuant to clause (i) or (ii) of Section 5.01(a).

(j)           Creation, Perfection and Priority of Liens; Equity Interests.

(i)           As of the Closing Date (or as of the date any Loan Party becomes party to the Credit Documents after the Closing Date, as to such Loan Party), except as may be caused by any action or omission of the Administrative Agent:  (x) the execution and delivery of the Security Documents by the Loan Parties, together with the filing of any UCC financing statements and the recording of the U.S. Patent and Trademark Office filings and U.S. Copyright Office filings delivered to the Administrative Agent for filing and recording, and as of the date delivered, the recording of any mortgages or deeds of trust delivered to the Administrative Agent for recording (but not yet recorded), are effective to create in favor of the Collateral Agent for the benefit of itself, the Administrative Agent and the Lenders, as security for the Obligations, a valid and perfected first priority Lien on all of the Collateral as of the Closing Date (or as of the date any Loan Party becomes party to the Credit Documents after the Closing Date, as to such Loan Party) (subject only to Permitted Liens), and (y) all filings and other actions necessary to perfect and maintain the perfection and first priority status of such Liens have been duly made or taken and remain in full force and effect.

(ii)           All outstanding Equity Securities of the Loan Parties are duly authorized, validly issued, fully paid and non-assessable (as applicable, and in any event are not subject to further payment obligations by the holders thereof).  Except as set forth on Schedule 4.01(j), there are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (firm or conditional) obligating the Loan Parties to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Securities of the Loan Parties, or obligating the Loan Parties to grant, extend or enter into any such agreement or commitment.  All Equity Securities of the Loan Parties have been offered and sold in compliance with all federal and state securities laws and all other Requirements of Law, except where any failure to comply could not have a Material Adverse Effect.

(k)           ERISA.  Except as set forth on Schedule 4.01(k):

(i)           Based upon the actuarial assumptions specified for funding purposes in the latest valuation of each Pension Plan that any Loan Party or any ERISA Affiliate maintains or contributes to, or has any obligation under, the aggregate benefit liabilities of such Pension Plan within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of such Pension Plan.  Neither any Loan Party nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any employee welfare plan (as defined in Section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan contribution coverage could not have a Material Adverse Effect.

(ii)           Each Pension Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such Pension Plan which would result in the incurrence by any Loan Party or any ERISA Affiliate of any material liability, fine or penalty.  Each Pension Plan, related trust agreement, arrangement and commitment of any Loan Party or any ERISA Affiliate is legally valid and binding and in full force and effect.  No Pension Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit.  No Loan Party or ERISA Affiliate has engaged in a prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC with respect to any Pension Plan which would result in the incurrence by any Loan Party or ERISA Affiliate of any material liability.

(iii)           None of the Loan Parties and the ERISA Affiliates contributes to or has any material contingent obligations to any Multiemployer Plan.  None of the Loan Parties and the ERISA Affiliates has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA.  None of the Loan Parties and the ERISA Affiliates has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

(iv)           No Loan Party has (A) engaged in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan; (B) failed to make full payment when due of all amounts due as contributions to any Foreign Plan; or (C) otherwise failed to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above could have a Material Adverse Effect.

(l)           Margin Stock; Other Regulations.  No Loan Party owns any Margin Stock which, in the aggregate, would constitute a substantial part of the assets of the Borrower or the Loan Parties (taken as a whole), and no proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, to purchase, acquire or carry any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.  No Loan Party is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

(m)           Trademarks, Patents, Copyrights and Licenses.  The Loan Parties each possess and either own, or have the right to use to the extent required, all necessary trademarks, trade names, copyrights, patents, patent rights and licenses which are material to the conduct of their respective businesses as now operated.  The Loan Parties each conduct their respective businesses without infringement or, to the Borrower’s knowledge, after Due Inquiry, claim of infringement of any trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property rights of any other Person (which is not a Loan Party), except where such infringement or claim of infringement could not have a Material Adverse Effect.  There is no infringement or, to the Borrower’s knowledge, after Due Inquiry, claim of infringement by others of any material trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property right of the Borrower or any of the other Loan Parties.  Each of the patents, trademarks, trade names, service marks and copyrights owned by any Loan Party which is registered with any Governmental Authority is set forth on the schedules to the Intellectual Property Security Agreement.

(n)           Governmental Charges.  The Loan Parties have filed or caused to be filed all tax returns which are required to be filed by them.  The Loan Parties have paid, or made provision for the payment of, all material taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith by appropriate proceedings and as to which adequate reserves (determined in accordance with GAAP) have been established.  Other than as set forth on Schedule 4.01(n), proper and accurate amounts have been withheld by each Loan Party from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.  No Loan Party has executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes or Governmental Charges.

(o)           Subsidiaries, Etc.Schedule 4.01(o) (as supplemented by the Borrower in a notice delivered pursuant to Section 5.01(a)(xi)) sets forth each of the Subsidiaries of each Loan Party, its jurisdiction of organization, the classes of its Equity Securities, the number of Equity Securities of each such class issued and outstanding, the percentages of Equity Securities of each such class owned directly or indirectly by each Loan Party and whether such Loan Party owns such Equity Securities directly or, if not, the Subsidiary of such Loan Party that owns such Equity Securities and the number of Equity Securities and percentages of Equity Securities of each such class owned directly or indirectly by such Loan Party.  Except as set forth on Schedule 4.01(o) (as supplemented as set forth above), none of the Loan Parties currently has any Subsidiaries.  All of the outstanding Equity Securities of each such Subsidiary indicated on Schedule 4.01(o) as owned by each Loan Party are owned beneficially and of record by such Loan Party free and clear of all adverse claims.

(p)           Solvency, Etc.  Each of the Loan Parties is Solvent and, after the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby, will be Solvent.

(q)           Labor Matters.  There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Loan Party is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of the Borrower, after Due Inquiry, jurisdictional disputes or organizing activities occurring or threatened, which, in each case, alone or in the aggregate could have a Material Adverse Effect.

(r)           No Material Adverse Effect.  Since December 31, 2006, no event has occurred and no condition exists which, either individually or in the aggregate, could have a Material Adverse Effect.

(s)           Accuracy of Information Furnished.

(i)           The Credit Documents and the other certificates, statements and information (excluding projections) furnished or made available by the Loan Parties to the Administrative Agent, the Collateral Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby, taken as a whole, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  All projections furnished or made available by the Loan Parties to the Administrative Agent, the Collateral Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby have been prepared on a basis consistent with the historical financial statements described above, except as described therein, have been based upon reasonable assumptions and represent, as of their respective dates of presentations, the Loan Parties’ good faith estimates of the future performance of the Loan Parties, and the Borrower has no reason to believe that such estimates and assumptions are not reasonable.

(ii)           The copies of the Material Documents which have been delivered to the Administrative Agent in accordance with Section 3.01 are true, correct and complete copies of the respective originals thereof, as in effect on the Closing Date, and no amendments or modifications have been made to the Material Documents, except as set forth by documents delivered or made available to the Administrative Agent in accordance with said Section 3.01 or otherwise reasonably approved in writing by the Required Lenders in accordance with Section 5.02(m).  None of the Material Documents has been terminated and each of the Material Documents is in full force and effect.  None of the Loan Parties is in default in the observance or performance of any of its material obligations under the Material Documents and each Loan Party has taken all action required to be taken as of the Closing Date to keep unimpaired its rights thereunder (other than possible defaults which may be the subject of any litigation referred to in Schedule 4.01(g)).

(iii)           Each Account included in each Borrowing Base Certificate satisfies the requirements of an Eligible Account as of the date of such Borrowing Base Certificate, the Eligible Library Value included in each Borrowing Base Certificate reflects the current Library Value that satisfies the requirements of Eligible Library Value and all calculations in each Borrowing Base Certificate are accurate and in accordance with the provisions and requirements of this Agreement.  The Borrower confirms that it has not included any non-Eligible Accounts in Adjusted Borrowing Base Availability even though the sale of goods giving rise to Eligible Accounts and non-Eligible Accounts may be on a single invoice sent to the applicable Account Debtor.

(t)           Brokerage Commissions.  No person is entitled to receive any brokerage commission, finder’s fee or similar fee or payment in connection with the extensions of credit contemplated by this Agreement as a result of any agreement entered into by any Loan Party.  No brokerage or other fee, commission or compensation is to be paid by the Lenders with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by GPI, the Borrower or any other Loan Party.

(u)           Policies of Insurance.  The material properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate.  Schedule 4.01(u) sets forth a true and complete listing of all insurance maintained by the Loan Parties as of the Closing Date.  Such insurance has not been terminated and is in full force and effect, and each of the Loan Parties has taken all action required to be taken as of the date of this Agreement to keep unimpaired its rights thereunder.

(v)           Agreements with Affiliates and Other Agreements.  Except as disclosed on Schedule 4.01(v), no Loan Party has entered into and, as of the date of the applicable Credit Event does not contemplate entering into, any material agreement or contract with any Affiliate of any Loan Party, except upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons, based on the totality of the circumstances.  No Loan Party is a party to or is bound by any Contractual Obligation or is subject to any restriction under its respective charter or formation documents, which could have a Material Adverse Effect.

(w)           Foreign Assets Control, Etc.

(i)           No Loan Party (i) is, or is controlled by, a Designated Person; (ii) has received funds or other property from a Designated Person; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law.  No Loan Party engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any Designated Person.  Each Loan Party and each of its Subsidiaries are in compliance, in all material respects, with the Patriot Act.  Each Loan Party has taken reasonable measures to ensure compliance to ensure compliance with the Anti-Terrorism Laws including the requirement that (i) no Person who owns any direct or indirect interest in any Loan Party is a Designated Person, (ii) funds invested directly or indirectly in any Loan Party by are derived from legal sources.

(ii)           No portion of the proceeds of any Loan, L/C Credit Extension or other credit made hereunder has been or will be used, directly or indirectly for, and no fee, commission, rebate or other value has been or will be paid to, or for the benefit of, any governmental official, political party, official of a political party or any other Person acting in an official capacity in violation of any applicable law, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.
Dormant Entities.  American Vantage/Hypnotic, Inc. and Castalian, LLC have been dissolved, merged out of existence or the equivalent thereof.

4.02.        Reaffirmation.  The Borrower shall be deemed to have reaffirmed, for the benefit of the Lenders, the Collateral Agent and the Administrative Agent, each representation and warranty in all material respects contained in Article IV and in the other Credit Documents on and as of the date of each Credit Event (except for representations and warranties expressly made as of a specified date, which shall be true in all material respects as of such date).

ARTICLE V.  COVENANTS.

5.01.         Affirmative Covenants.  So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed (other than contingent indemnity obligations to the extent no claim has been asserted) or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance by the other Loan Parties, with the following affirmative covenants, unless the Required Lenders shall otherwise consent in writing:

(a)           Financial Statements, Reports, etc.  The Borrower shall deliver to the Administrative Agent the following (which delivery shall be deemed satisfied with respect to Section 5.01(a)(i) and (ii) upon the Borrower or GPI filing with the Securities and Exchange Commission 10-Q or 10-K reports that include the applicable Financial Statements), each in such form and such detail as the Administrative Agent or the Required Lenders shall reasonably request:

(i)           As soon as available and in no event later than the last permitted day for GPI to file quarterly SEC financial statements for such fiscal quarter absent any waiver of filing requirements (except for the applicable Rule 12b-25 grace period so long as a Rule 12b-25 form is timely filed with the SEC), a copy of the Financial Statements of the Loan Parties (prepared on a consolidated and consolidating basis) for such quarter (beginning with the quarter ending June 30, 2007 and thereafter) and for the fiscal year to date, certified by the president or chief financial officer of the Borrower to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes, which Financial Statements shall be accompanied by a narrative from management of the Borrower which discusses results (which delivery shall be deemed satisfied by the receipt of or the filing of the 10-Q or 10-K reports that include a management discussion and analysis) and compares actual financial performance for the prior fiscal quarter to the budget and projected financial statements for such fiscal year delivered pursuant to Section 5.01(a)(vii);

(ii)           As soon as available and in no event later than the last permitted day for GPI to file annual SEC financial statements for such fiscal year absent any waiver of filing requirements (except for the applicable Rule 12b-25 grace period so long as a Rule 12b-25 form is timely filed with the SEC), copies of the consolidated and consolidating Financial Statements of the Loan Parties for such year, audited (as to the consolidated Financial Statements) by an independent certified public accountants of recognized national standing, which Financial Statements shall be accompanied by (1) a narrative from management of the Borrower which discusses results (which delivery shall be deemed satisfied by the receipt of or the filing of the 10-Q or 10-K reports that include a management discussion and analysis) and (2) copies of the unqualified opinions, such accountants covenant compliance calculations and, to the extent delivered, management letters delivered by such accountants in connection with all such Financial Statements and prepared in accordance with GAAP;

(iii)           Contemporaneously with the Financial Statements for each quarter and each year end required by the foregoing clauses (i) and (ii), a compliance certificate of the president or chief financial officer of the Borrower in substantially the form of Exhibit E (a “Compliance Certificate”) which (A) states that no Default or Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing, or, if any such Default or Event of Default (or such event or circumstance described in Section 2.06(d)) has occurred and is continuing, a statement as to the nature thereof and what action the Borrower proposes to take with respect thereto, (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in Section 5.03, (C) sets forth OIBDA for the four consecutive fiscal quarter period ending as of such quarter or year end, (D) set forth Accounts agings for all Accounts, a list of the top ten Account Debtors (based on outstanding Accounts as of the end of such quarter or year) and Accounts agings for each such top ten Account Debtor, and (E) sets forth information and computations related to Sections 2.17(b), 5.01(i), 5.02(a), 5.02(d), 5.02(e) and 5.02(q) of this Agreement and any other provisions of the Credit Documents required to be included in such Compliance Certificate;

(iv)           (A) On each Monthly Release Date (and in any event no later than the fifteenth date of each calendar month), a Borrowing Base Certificate of the president or chief financial officer of the Borrower in substantially the form of Exhibit F (a “Borrowing Base Certificate”) which sets forth (i) the calculation of the Adjusted Borrowing Base Availability as of such Monthly Release Date (including Accounts agings), (ii) the calculation of the Percentage of Loans Outstanding as of such Monthly Release Date, (iii) the amount that the Borrower is requesting to be released to the Borrower from the Genius Control Account pursuant to Section 2.05(a) and the amount the Borrower is requesting be retained in the Genius Control Account as an “Eligible Cash Amount,”(iv) the ratings described in the definition of “Applicable Concentration Percentage” for each Account Debtor where the Borrower’s and the Guarantor’s total Accounts from such Account Debtor (other than any Account for which no portion thereof has an Applicable Advance Rate applicable to it that is greater than zero) exceed 7% of the Borrower’s and the Guarantor’s total Eligible Accounts, determined using the Bloomberg CRPR screen (or any other source satisfactory to the Administrative Agent), in each case, as of the last day of the calendar month ending prior to such Monthly Release Date and (v) a schedule of the amount and Account Debtor for each VMI Account, and (B) concurrently with the delivery of a Notice of Loan Borrowing or Letter of Credit Application, a Borrowing Base Certificate demonstrating that the Adjusted Borrowing Base Availability as of the most recent Monthly Release Date (after making adjustments as required by clause (e) of the definition of Adjusted Borrowing Base Availability) is sufficient for such requested Notice of Loan Borrowing or Letter of Credit Application.  In each case, such Borrowing Base Certificate shall be accompanied by a certificate of a Responsible Officer of the Borrower attesting that the Adjusted Borrowing Base Availability as set forth in the Borrowing Base Certificate has been calculated in accordance with the definition of “Adjusted Borrowing Base Availability” as set forth in Section 1.01;

(v)           On each Monthly Release Date (and in any event no later than the fifteenth date of each calendar month), an Allocation Certificate of the Borrower in substantially the form of Exhibit G (an “Allocation Certificate”) which includes a calculation of the then applicable allocation and application of funds from the Central Lockbox Account to the Weinstein Control Account and the Genius Control Account pursuant to the Intercreditor Agreement and confirmation of such allocation and application of funds from the Central Lockbox Account pursuant to the Intercreditor Agreement as of the date of such Allocation Certificate.  The Allocation Certificate shall be accompanied by a certificate of a Responsible Officer of the Borrower attesting that the allocation and application of funds requirements set forth in the Intercreditor Agreement have been complied with;

(vi)           As soon as possible and in no event later than five (5) Business Days after any Loan Party knows of the occurrence or existence of (A) any ERISA Event, (B) any actual or, to the knowledge of the Loan Parties, threatened litigation, suits, claims, disputes or investigations against any Loan Party involving potential monetary damages payable by any Loan Party of $1,000,000 or more (alone or in the aggregate) or in which injunctive relief or similar relief is sought, which relief, if granted, could have a Material Adverse Effect, (C) any other event or condition which, either individually or in the aggregate, could have a Material Adverse Effect, including (I) breach or non-performance of, or any default (taking into consideration any applicable cure periods) under, a Contractual Obligation of the Borrower or any Guarantor; (II) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Guarantor and any Governmental Authority; or (III) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Guarantor, including pursuant to any applicable Environmental Laws; (D) any Default, Event of Default (or event or circumstance described in Section 2.06(d)) or any default under any Subordinated Obligations, the statement of the president or chief financial officer or treasurer of the Borrower setting forth details of such event, circumstance, condition, default, Event of Default or Default and the action which the Borrower proposes to take with respect thereto; or (E) any material change in accounting policies of or financial reporting practices by the applicable Loan Party.  Each notice pursuant to this Section 5.01(a)(vi) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to this Section 5.01(a)(vi) shall describe with particularity any and all provisions of this Agreement or other Credit Document that have been breached;

(vii)           As soon as available, and in any event not later than sixty (60) days after the commencement of each fiscal quarter of the Borrower, the budget and projected financial statements of the Loan Parties for the next four quarters, including, in each case, projected balance sheets, statements of income and retained earnings and statements of cash flow of the Loan Parties, all in reasonable detail and in any event to include projected capital expenditures and quarterly projections of the Borrower’s compliance with each of the covenants set forth in Section 5.03 of this Agreement (including quarterly forecasts of monthly cash flow demonstrating monthly compliance with Section 5.03(a) during such fiscal year);

(viii)                      As soon as possible and in any event not later than 90 days after December 31 of each year, a Library Value Report and if (A) an Event of Default has occurred and is continuing, (B) a Material Library Value Event has occurred or (C) in the reasonable judgment of the Administrative Agent a material change in market conditions has occurred, the Administrative Agent in its reasonable discretion (or at any time when an Event of Default has occurred and is continuing) may require an updated Library Value Report covering such matters as the Administrative Agent shall reasonably require (but in any event including all such matters contained in the initial Library Value Report delivered by the Salter Group that relate to copyrights and Inbound Distribution Agreements included in the Eligible Library Value), all at the Borrower’s expense; provided that when the Applicable Advance Rate with respect to the Eligible Library Value equals 0%, clause (A), (B) and (C) of this Section 5.01(a)(viii) shall not apply; provided further, that in the case of an acquisition that does not result in a Material Library Value Event, an appraisal from an independent third party delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent with respect to the assets acquired in such acquisition shall be deemed to be the Library Value Report with respect to such assets until the next Library Value Report is delivered as contemplated above.

(ix)           At least thirty (30) days prior to a sale or other disposition of all or part of the Library Value and no more than ten (10) days after a Material Library Value Event or a material acquisition or change in market conditions for assets comprising all or part of the Library Value has occurred, a notice from the Borrower setting forth the details thereof;

(x)           As soon as possible and in no event later than five (5) Business Days prior to the occurrence of any event or circumstance that would require a prepayment pursuant to Section 2.06(c), the statement of the chief financial officer of the Borrower setting forth the details thereof;

(xi)           As soon as possible and in no event later than ten (10) days prior thereto, written notice of the establishment or acquisition by a Loan Party of any new Subsidiary or the issuance of any new Equity Securities of any existing Loan Party;

(xii)           As soon as possible and in no event later than five (5) Business Days after the receipt thereof by a Loan Party, a copy of any notice, summons, citations or other written communications concerning any actual, alleged, suspected or threatened violation of any Environmental Law, or any liability of a Loan Party for Environmental Damages;

(xiii)         Promptly after the same are available, and in any event within five (5) Business Days after filing with the Securities and Exchange Commission, notice of filing of copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of GPI or any of its Subsidiaries, and copies of all annual, regular, periodic and special reports and registration statements which GPI, the Borrower or any of their respective Subsidiaries may file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Administrative Agent pursuant to other provisions of this Section 5.01(a);

(xiv)         As soon as possible and in no event later than (10) days prior to the acquisition by any Loan Party of any leasehold or ownership interest in real property, a written update to Schedule 4.01(h);

(xv)          Promptly after the reasonable request by any Lender through the Administrative Agent, copies of any other report or other document that was filed by GPI, the Borrower or any of their respective Subsidiaries, with any Governmental Agency; and

(xvi)           Such other instruments, agreements, certificates, opinions, statements, documents and information relating to the properties, operations or condition (financial or otherwise) of the Loan Parties, and compliance by the Borrower with the terms of this Agreement and the other Credit Documents as the Administrative Agent, the Collateral Agent or any Lender may from time to time reasonably request.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on one or more Platforms and (b) certain of the Lenders may be “public-side” Lenders (i.e. Lenders that do not wish to receive non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”).  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC” the Borrower shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state security laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

(b)           Books and Records.  The Loan Parties shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.

(c)           Inspections.

(i)    The Loan Parties shall permit the Administrative Agent or any agent or representative thereof to conduct (or, if requested by the Administrative Agent, provide the Administrative Agent with) a Collateral Audit at the Borrower’s expense (A) not later than 90 days after January 1 and June 30 of each year (including not later than 90 days after June 30, 2007), and (B) if an Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing, at any other time the Administrative Agent requests;

(ii)           The Loan Parties shall permit the Administrative Agent, the Collateral Agent or any agent or representative thereof, upon reasonable notice and during normal business hours so long as no Default or Event of Default (or event or circumstance described in Section 2.06(d)) shall have occurred and be continuing and otherwise at any time as the Administrative Agent or the Collateral Agent may determine with or without prior notice to the Borrower, to visit and inspect any of the properties and offices of the Loan Parties, to conduct audits of any or all of the Collateral, to examine the books and records of the Loan Parties and make copies thereof, and to discuss the affairs, finances and business of the Loan Parties with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as the Administrative Agent or the Collateral Agent may request, all at the Borrower’s expense; provided that so long as no Event of Default (or event or circumstance described in Section 2.06(d)) shall have occurred and be continuing, the Borrower shall not be obligated to pay for the costs of more than one inspection under this Section 5.01(c)(ii) in any 12 month period.

(d)           Insurance.  The Loan Parties shall:

(i)           Carry and maintain (A) insurance during the term of this Agreement of the types and in the amounts customarily carried from time to time by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker’s compensation, (B) if reasonably requested by the Administrative Agent, flood insurance with respect to real property Collateral in amounts and subject to such deductibles and other terms as may be reasonably acceptable to the Administrative Agent, (C) protection and indemnity risks and (D) any other risks against which the Administrative Agent considers, having regards to practices and other circumstances prevailing at the relevant time, it would in the reasonable opinion of the Administrative Agent be reasonable for the Loan Parties to insure and which are specified by the Administrative Agent by notice to the Borrower;

(ii)           Furnish to the Administrative Agent, upon written request, full information as to the insurance carried;

(iii)           Carry and maintain each policy for such insurance with (A) a company which is rated A or better by A.M. Best and Company at the time such policy is placed and at the time of each annual renewal thereof or (B) any other insurer which is reasonably satisfactory to the Administrative Agent; and Obtain and maintain endorsements reasonably acceptable to the Administrative Agent for such insurance (including form 438BFU or equivalent) naming the Administrative Agent and the Collateral Agent as an additional insured, mortgagee and as lender’s loss payee and including lender’s loss payable endorsements, where applicable;

(iv)           Unless otherwise agreed to by the Administrative Agent with the consent of the Required Lenders, cause each such policy to (A) provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder, (B) provide that it shall not be canceled, modified or not renewed (1) by reason of nonpayment of premium upon not less than ten (10) days’ prior written notice thereof by the insurer to the Administrative Agent, and (2) for any other reason upon not less than thirty (30) days’ prior written notice by the insurer to the Administrative Agent and, in each case, giving the Administrative Agent the right to cure defaults, (C) provide for at least thirty (30) days’ prior written notice to each insured and each loss payee named therein of the date on which such policies shall terminate by lapse of time if not renewed, (D) be primary without right of contribution from any other insurance carried by or on behalf of any Lender, the Collateral Agent or the Administrative Agent with respect to any interest in the Collateral, (E) provide that no Person other than the Loan Parties shall have any liability for any premiums with respect thereto and (F) provide that inasmuch as the policies are written to cover more than one insured, all terms and conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured;

provided, however, that if any Loan Party shall fail to maintain insurance in accordance with this Section 5.01(d), or if any Loan Party shall fail to provide the required endorsements with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.

(e)           Governmental Charges and Other Indebtedness.  Each Loan Party shall promptly pay and discharge when due (i) all material taxes and other material Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all Indebtedness which, if unpaid, could become a Lien upon the property of such Loan Party and (iii) subject to any subordination provisions applicable thereto, all other Indebtedness which in each case, if unpaid, could have a Material Adverse Effect, except such taxes, Governmental Charges and Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made; provided that in each such case appropriate reserves are maintained to the satisfaction of the Administrative Agent and no material property of any Loan Party is at impending risk of being seized, levied upon or forfeited.

(f)           Use of Proceeds.  The Borrower shall use the proceeds of the Revolving Loans (i) to pay all outstanding interest, loans (it being understood that payments in respect of LIBOR Loans shall be applied to LIBOR Loans as set forth in Section 2.06(e)), fees and other monetary obligations under the Original Agreement, (ii) to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement, (iii) to finance Permitted Acquisitions, and (iv) (together with Letters of Credit issued hereunder) to provide for the working capital and general corporate purpose needs of the Loan Parties (including without limitation (but subject to the terms herein) the acquisition, development, financing, production, distribution, marketing and certain other exploitation costs).  No part of the proceeds of any Loan or any Letter of Credit shall be used, whether directly or indirectly, to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.

(g)           General Business Operations.  Each of the Loan Parties shall (i) preserve, renew and maintain in full force its corporate, partnership or limited liability company existence and good standing under the Governmental Rules of the jurisdiction of its organization and all of its rights, licenses, leases, qualifications, privileges franchises and other authority reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person in all material respects, (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and from time to time make, or cause to be made, all necessary and proper repairs, except, in each case, where any failure, either individually or in the aggregate, could not have a Material Adverse Effect, (iv) maintain, preserve and protect all of its rights to enjoy and use its trademarks, trade names, service marks, patents, copyrights, licenses, leases, franchise agreements and franchise registrations and (v) conduct its business in an orderly manner without voluntary interruption.  No Loan Party shall change its jurisdiction of formation.

(h)           Compliance with Laws .  Each Loan Party shall comply, and shall cause all other Persons occupying or using such Loan Party’s property to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental Laws and Environmental Permits), noncompliance with which could have, individually or in the aggregate, a Material Adverse Effect and the inventory of each Loan Party shall comply with the Fair Labor Standards Act.

(i)           New Subsidiaries.  The Borrower shall, at its own expense promptly, and in any event within thirty (30) Business Days after the formation or acquisition of any Domestic Subsidiary or any Foreign Subsidiary (A) notify the Administrative Agent of such event in writing (to the extent notice has not already been provided in accordance with Section 5.01(a)(x)), (B) cause each Domestic Subsidiary, each Foreign Guarantor Subsidiary and each other Loan Party (other than a Foreign Non-Guarantor Subsidiary), as applicable, to become a party to the Guaranty, the Security Agreement, the Intellectual Property Security Agreement and each other applicable Security Document in accordance with the terms thereof, execute additional Security Documents if requested by the Administrative Agent and amend the Security Documents as appropriate in light of such event to pledge to the Collateral Agent for the benefit of itself and the Lenders (1) 100% of the Equity Securities of each such Person which becomes a Domestic Subsidiary or a Foreign Guarantor Subsidiary and (2) 100% of the non-voting Equity Securities (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the IRC) and 66% of the voting Equity Securities (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the IRC) of each such Person which becomes a Foreign Non-Guarantor Subsidiary (provided that, if, as a result of any change in the tax laws of the United States of America after the date of this Agreement, the pledge by any Loan Party of any additional Equity Securities in any such Foreign Non-Guarantor Subsidiary to the Collateral Agent, on behalf of itself and the Lenders, under the Security Documents would not result in an increase in the aggregate net consolidated tax liabilities of the Loan Parties, then, promptly after the change in such laws, all such additional Equity Securities shall be so pledged under the Security Documents) and execute and deliver all documents or instruments required thereunder or appropriate to perfect the security interest created thereby, (C) deliver (or cause the appropriate Person to deliver) to the Collateral Agent all certificates and other instruments constituting Collateral thereunder free and clear of all adverse claims, accompanied by undated powers or other instruments of transfer executed in blank (and take such other steps as may be requested by the Administrative Agent or the Collateral Agent to perfect the Collateral Agent’s Lien in such Collateral consisting of Equity Securities in compliance with any applicable laws of jurisdictions outside of the United States of America), (D) cause each document (including each UCC financing statement and each filing with respect to intellectual property owned by each new Domestic Subsidiary) required by law or reasonably requested by the Administrative Agent or the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Lenders a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Security Documents to be so filed, registered or recorded and evidence thereof delivered to the Administrative Agent, (E) deliver an opinion of counsel in form and substance reasonably satisfactory to the Administrative Agent with respect to each new Domestic Subsidiary and Foreign Guarantor Subsidiary, and/or the pledge of the Equity Securities of each Domestic Subsidiary, Foreign Guarantor Subsidiary and Foreign Non-Guarantor Subsidiary and the matters set forth in this Section and (F) deliver to the Administrative Agent the same organization documents, resolutions, certificates, lien searches and other matters set forth in Schedule 3.01(b) and (e) with respect to such New Subsidiary as required to be delivered with respect to the Borrower on the date hereof, in form and substance reasonably satisfactory to Administrative Agent.

(j)           Appraisals.  During the existence of an Event of Default (or event or circumstance described in Section 2.06(d)) or upon the written request of any Lender acting pursuant to any Requirement of Law, the Borrower agrees that the Administrative Agent may, at the expense of the Borrower, commission an appraisal of any property (i) to which any Loan Party holds legal title and (ii) which is encumbered by any Security Document.

(k)           Additional Collateral.  If at any time from and after the Original Closing Date any Loan Party acquires any fee interest in real property with a value that exceeds $1,000,000, such Loan Party shall deliver to the Administrative Agent, at its own expense, promptly all documentation and information in form and substance reasonably satisfactory to the Administrative Agent (including surveys and environmental reports) to assist the Collateral Agent in obtaining deeds of trust or mortgages on such additional real property and ALTA policies of title insurance, with such endorsements as the Administrative Agent may reasonably require, issued by a company and in form and substance reasonably satisfactory to the Administrative Agent, in an amount equal to the principal amount of the Total Revolving Loan Commitment as in effect from time to time, insuring the Collateral Agent’s Lien on such additional real property Collateral to be of first priority, subject only to such exceptions as the Administrative Agent shall approve in its discretion, with all costs thereof to be paid by the Borrower.

(l)    Control Agreements.  No later than 30 days after the Closing Date, to the extent not previously provided, the Borrower shall provide the Administrative Agent with (i) a Control Agreement with each financial institution at which the Borrower or any Guarantor maintains a deposit account as of the Closing Date, each appropriately completed, duly executed by such Loan Party, and the Administrative Agent and acknowledged by the depositary bank to which addressed and (ii) a Control Agreement with each securities intermediary at which any Borrower or any Guarantor maintains a securities account as of the Closing Date, each appropriately completed, duly executed by such Loan Party, and the Administrative Agent and acknowledged by the securities intermediary to which addressed; provided that in the event that the Borrower cannot obtain a Control Agreement with respect to the deposit accounts of the Loan Parties at Wells Fargo Bank, National Association within 30 days after the Closing Date, then the Borrower shall terminate such deposit accounts within 15 days after such 30-day period and the Borrower shall transfer all funds in such deposit accounts to a deposit account subject to a Control Agreement.

(m)           Good Standing Certificates.

(i)             No later than 15 days after the Closing Date, to the extent not previously provided, the Borrower shall provide the Administrative Agent with a certificate of good standing (or comparable certificate) for each Loan Party that is qualified to do business in the state of California or Colorado, certified as of a recent date after the Closing Date by the Secretary of State (or comparable public official) of California or Colorado, as applicable.

(ii)             No later than 15 days after the Closing Date, to the extent not previously provided, the Borrower shall provide the Administrative Agent with certificates of the Franchise Tax Board, Secretary of State or comparable official of the state of incorporation or formation of each Loan Party (to the extent such a certificate is available in such state) and each state in which such Loan Party is qualified to do business (to the extent such a certificate is available in such state), certified as of a recent date after the Closing Date and stating that such Loan Party is in good tax standing under the laws of such states.

5.02.         Negative Covenants.  So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed, (other than contingent indemnity obligations to the extent no claim has been asserted) or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance by the other Loan Parties, with the following negative covenants, unless the Required Lenders shall otherwise consent in writing:

(a)           Indebtedness.  None of the Loan Parties shall create, incur, assume or permit to exist any Indebtedness or engage in any off-balance sheet finance transaction or other similar transaction except for the following (“Permitted Indebtedness”):

(i)           Indebtedness of the Loan Parties under the Credit Documents;

(ii)          Indebtedness of the Loan Parties listed in Schedule 5.02(a) and existing on the date of this Agreement (excluding any extension, renewal, replacement or refinancing thereof);

(iii)         Indebtedness of the Loan Parties under Rate Contracts entered into with respect to the Loans; provided that (A) all such Rate Contracts are entered into in connection with bona fide hedging operations and not for speculation and (B) the aggregate notional principal amount under all such Rate Contracts does not exceed the Effective Amount of the Loans at any time;

(iv)         Indebtedness of the Loan Parties with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business, including those for laboratories (including surety or similar bonds issued in connection with the stay of a proceeding of the type described in Section 6.01(h));

(v)          Guaranty Obligations of any Loan Party in respect of Permitted Indebtedness of any other Loan Party;

(vi)         Indebtedness, if any, owing to any other Loan Parties; provided that the Investment constituting such Indebtedness is permitted by Section 5.02(e)(iii);

(vii)       purchase money Indebtedness, vendor financing and Capital Lease obligations in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding;

(viii)      Indebtedness, if any, owing to The Weinstein Company under the Weinstein Distribution Agreement;

(ix)         Subordinated Obligations incurred after the Closing Date; provided that such Indebtedness is on terms and conditions and pursuant to documentation (including rate, tenor, amount, security and subordination) satisfactory to the Required Lenders and the Required Lenders consent thereto is evidenced in writing; and

(x)          Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding arising in connection with one or more letters of credit issued by a Lender under separate documentation between a Loan Party and such Lender (for the avoidance of doubt, each letter of credit described in this clause (x) is not a Letter of Credit as defined in this Agreement).

(b)           Liens.  No Loan Party shall create, incur, assume or permit to exist any Lien or Negative Pledge on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for the following (“Permitted Liens”):

(i)           Liens in favor of the Collateral Agent, the Administrative Agent or any Lender securing the Obligations and Negative Pledges under the Credit Documents;

(ii)          Liens listed in Schedule 5.02(b) and existing on the date of this Agreement and any replacement Liens (covering the same or a lesser scope of property) in respect of replacement Indebtedness permitted under Section 5.02(a)(ii);

(iii)         Liens on the TWC Collateral (as defined in the Intercreditor Agreement) in favor of The Weinstein Company securing the Weinstein Secured Obligations (as defined in the Intercreditor Agreement) so long as such liens are subject to the Intercreditor Agreement and the Intercreditor Agreement remains in full force and effect;

(iv)         Liens for taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith and by appropriate proceedings; provided that adequate reserves for the payment thereof have been established in accordance with GAAP and no property of any Loan Party is subject to impending risk of loss or forfeiture by reason of nonpayment of the obligations secured by such Liens;

(v)          Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums which are not overdue more than 45 days or are being contested in good faith and by appropriate proceedings; provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

(vi)         Deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(vii)        Purchase money Liens and associated Negative Pledges incurred with respect to property acquired using the proceeds of Indebtedness and Capital Leases permitted under Section 5.02(a)(vii);

(viii)       Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in clause (ii) or (vii) above; provided that any extension, renewal or replacement Lien (A) is limited to the property covered by the existing Lien and (B) secures Indebtedness which is no greater in amount and has material terms no less favorable to the Lenders than the Indebtedness secured by the existing Lien;

(ix)         any judgment Lien not giving rise to an Event of Default;

(x)          leases or subleases granted to others (in the ordinary course of business consistent with past practices) not interfering in any material respect with the ordinary conduct of the business or operations of any Loan Party;

(xi)         easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

(xii)        deposits in the ordinary course of business to secure liabilities to insurance carriers, lessor, utilities and other service providers;

(xiii)       bankers liens and rights of setoff with respect to customary depository arrangements entered into in the ordinary course of business;

(xiv)       Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of any Loan Party;

(xv)        Liens resulting from a filing made by a third party as consignor against the Borrower as consignee, which filing solely describes the property of the consignor that is being held by the Borrower;

(xvi)       Other Liens securing any collateral of the Loan Parties with a value in an amount not in excess of $2,000,000 at any one time;

(xvii)      Liens incurred with respect to Subordinated Obligations permitted under Section 5.02(a)(ix) to the extent the Required Lenders expressly permit any such Liens when consenting to any such Subordinated Obligations pursuant to Section 5.02(a)(ix);

(xviii)     Liens on cash collateral in favor of Citibank, N.A. securing the Indebtedness permitted under Section 5.02(a)(ii); provided that (A) the aggregate amount of such cash collateral may not at any time exceed the lesser of (1) the aggregate outstanding amount of the Indebtedness permitted under Schedule 5.02(a)(ii) and (2) $300,000 and (B) such cash collateral must be held in account #270271604 at Citibank, N.A.; and

(xix)         Liens on cash collateral in favor of one or more Lenders securing the Indebtedness permitted under Section 5.02(a)(x); provided that (A) the aggregate amount of such cash collateral may not at any time exceed the lesser of (1) the aggregate outstanding amount of the Indebtedness permitted under Section 5.02(a)(x) at such time and (2) $5,000,000 and (B) such cash collateral must be held in one or more Operating Accounts;

provided, however, that the foregoing exceptions shall not permit any Lien in any Equity Securities issued by any Loan Party (other than GPI) and owned by any Loan Party, except for Liens in favor of the Collateral Agent securing the Obligations or any guaranty thereof.

(c)           Asset Dispositions.  No Loan Party shall, directly or indirectly, sell, lease, charter, convey, transfer or otherwise dispose (including, without limitation, via any sale and leaseback transaction) of any of its assets or property, whether now owned or hereafter acquired, except for the following:

(i)          Sales or licensing by the Loan Parties of inventory in the ordinary course of their businesses (excluding sales of inventory by any Loan Party, directly or indirectly, to another Loan Party);

(ii)         Sales by the Loan Parties of damaged, worn or obsolete equipment in the ordinary course of their businesses for not less than fair market value;

(iii)        Sales or other dispositions by any Loan Party of Investments permitted by clause (i) of Section 5.02(e) for not less than fair market value; provided that no Default or Event of Default (or event or circumstance described in Section 2.06(d)) shall have occurred and be continuing and the proceeds of such sale or other disposition are retained as working capital with such Loan Party;

(iv)        Sales or other dispositions of assets and property by the Borrower to any Guarantor (other than GPI) or by any Guarantor to the Borrower or another Guarantor (other than GPI); provided that the terms of any such sales or other dispositions by or to the Borrower or any Guarantor are terms which are no less favorable to the Borrower or any Guarantor than would prevail in the market for similar transactions between unaffiliated parties dealing at arm’s length; and

(v)         Sales or other dispositions by the Loan Parties of all or a portion of the assets included in the Library Value to a non-Affiliate third party for cash; provided that:

(A)           No Default or Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing on the date of, or would result after giving effect to, any such sale or other disposition (actually and on a pro forma basis);

(B)           The Adjusted Borrowing Base Availability reported in the most recently delivered Borrowing Base Certificate as of the date of any such sale or other disposition exceeds, and would exceed after giving effect to any such sale or other disposition, the aggregate amount of Revolving Loans and L/C Obligations outstanding as of the date of any such sale or other disposition; and

(C)           The Borrower notifies the Administrative Agent of any such sale or other disposition in accordance with Section 5.01(a)(ix).

(d)           Mergers, Acquisitions, Etc.  No Loan Party shall reorganize, recapitalize, liquidate, dissolve or consolidate with or merge into any other Person or permit any other Person to merge into it, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, except for the following:

(i)           the Borrower and the other Loan Parties (other than GPI) may consolidate or merge with each other; provided that (A) no Default or Event of Default (or event or circumstance described in Section 2.06(d)) shall have occurred and be continuing or would result after giving effect to any such consolidation or merger and (B) in any such consolidation or merger involving the Borrower and another Loan Party, the Borrower is the surviving Person;

(ii)          Intentionally Omitted;

(iii)         Acquisitions by the Borrower or a Guarantor of any Person or the assets of a Person as a new Subsidiary or of all or substantially all of the assets of any other Person or identifiable business unit or division of any other Person (in each case, the “Proposed Target”); provided that:

(A)    No Default or Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing on the date of, or will result after giving effect to, any such acquisition (actually and on a pro forma basis);

(B)           The Proposed Target is in the same or similar line of business as the Borrower;

(C)           The acquisition of the Proposed Target shall be completed as a result of an arm’s length negotiation (i.e. on a non-hostile basis);

(D)           The Proposed Target’s earnings before interest, taxes, depreciation and amortization (calculated in a manner reasonably acceptable to the Administrative Agent) for the last twelve months ending as of closing of such acquisition is not less than zero;

(E)           The acquisition of the Proposed Target shall be consummated, in all material respects, in accordance with all applicable laws and all applicable Governmental Authorizations;

(F)           The Borrower have delivered to the Administrative Agent, (1) written notice of such proposed acquisition at least 20 calendar days prior to the closing date of such proposed acquisition, (2) financial statements of the subject of such acquisition (or, in the case of assets constituting less than all of the assets of a Person, the equivalent of financial statements with respect to such assets) to the extent available, but in no event for less than the immediately preceding twelve months, and (3) pro forma financial statements reflecting the combined projected performance of the Loan Parties during the 12 months immediately following consummation of such transaction, certified to the Administrative Agent and the Lenders as being the good faith projections of the Borrower, in form and detail reasonably acceptable to the Administrative Agent, which projections shall show that such acquisition will not result in any Default hereunder (or event or circumstance described in Section 2.06(d));

(G)           The Borrower shall be in compliance with the covenants in Section 5.03 and any financial covenants set forth in this Agreement on a pro forma basis after giving effect to the acquisition of the Proposed Target as of the last day of the fiscal quarter most recently ended and, prior to the proposed acquisition date, the Administrative Agent shall have received a Compliance Certificate evidencing such pro forma compliance;

(H)           No Proposed Target shall be organized or domiciled under the law of any jurisdiction outside the United States or Canada, and no Proposed Target shall have more than 10% of its assets or annual revenues based in or from outside of the United States or Canada (as determined from the most recently available financial information for the Proposed Target);

(I)    The Proposed Target shall be owned directly by the Borrower or, if the Proposed Target remains a separate entity, be a wholly-owned Subsidiary of the Borrower after giving effect to the acquisition;

(J)           The Collateral Agent shall hold a perfected, first priority security interest in and lien on all of the assets acquired by the Borrower or a Guarantor in such transaction (including but not limited to the assets of the Proposed Target, subject only to Permitted Liens and, if the Proposed Target survives such transaction as a separate Subsidiary, any Equity Securities in the Proposed Target to the extent required by Section 5.01(i));

(K)           If such Proposed Target remains a separate Subsidiary, all action required of the Loan Parties under Section 5.01(i) shall be completed substantially concurrently with the consummation of such acquisition or, if reasonably requested by the Administrative Agent, such Proposed Target (and any Subsidiary of the Proposed Target acquired as part of the acquisition) shall be a party to the Credit Documents as an additional borrower substantially concurrently with the consummation of such acquisition pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent; and

(L)           The consideration paid or payable in cash or other property (other than common Equity Securities) in connection with such acquisition (including “earn-out” or similar payments), when taken together with each other Permitted Acquisition consummated since the Original Closing Date shall not exceed $5,000,000 in the aggregate (plus an amount equal to (1) 25% multiplied by (2) the cumulative amount of OIBDA that is generated from and after October 1, 2007 to the extent such OIBDA exceeds $50,000,000); provided, that (x) consideration paid or payable in common Equity Securities of the Borrower or GPI shall not be subject to or included in the dollar limit set forth in this clause (L) and (y) the acquisition of a company disclosed to the Administrative Agent in writing prior to the Closing Date for an amount of up to $10,000,000 of cash consideration paid as of the closing of such acquisition (plus an additional amount of up to $2,500,000 in earn-out payments to the extent actually earned pursuant to the documents executed in connection with such acquisition) shall not be subject to or included in the dollar limit set forth in this clause (L).

(e)           Investments.  None of the Loan Parties shall make any Investment except for Investments in the following:

(i)           Investments by the Loan Parties in cash and Cash Equivalents; provided that, for Investments of the Borrower and each Guarantor, such Investments are subject to a Control Agreement (other than an aggregate amount of Investments existing at any one time equal to or less than $100,000);

(ii)          Investments listed in Schedule 5.02(e) existing on the date of this Agreement; Investments by the Loan Parties in each other (other than GPI); provided that any Investments constituting Indebtedness shall be evidenced by one or more Pledged Intercompany Notes subject to a first perfected security interest in favor of the Collateral Agent and in the Collateral Agent’s possession; providedfurther that Investments (including any loans or advances) by Loan Parties made directly or indirectly in any Foreign Subsidiaries may not exceed $1,000,000 at any one time as to any such Foreign Subsidiary or $1,000,000 in the aggregate at any one time;

(iii)         Investments consisting of loans to employees, officers and directors in the ordinary course of business in an aggregate amount not exceeding $1,000,000 at any one time outstanding;

(iv)         Investments permitted by Section 5.02(d);

(v)          Advance payments made for the right to distribute or market products or items under an Inbound Distribution Agreement that are permitted by Section 5.02(q);

(vi)         Deposit accounts; provided that, for deposit accounts of the Borrower and each Guarantor, such Investments are subject to a Control Agreement; and

(vii)        Investments by the Borrower and its Domestic Subsidiaries in Qualified Co-Productions in an aggregate amount (valued at cost) not to exceed $20,000,000 at any one time since the date of this Agreement; provided that in calculating the aggregate amount of Investments relating to Qualified Co-Productions, such Investments recouped by the Borrower or any of its Domestic Subsidiaries shall reduce the aggregate amount of Investments related to Qualified Co-Productions; provided further, that if (A) the Borrower and the Guarantors have positive OIBDA for four consecutive quarters and cumulative OIBDA of $75,000,000 or more since October 1, 2007 and (B) the Borrower shall have provided the Administrative Agent with a certificate confirming the satisfaction of the conditions in clause (A) above together with calculations demonstrating such satisfaction executed by a Responsible Officer of the Borrower, then from and after the date such certificate is delivered to the Administrative Agent the dollar limitation in this clause (viii) shall no longer be applicable.

(f)           Distributions, Redemptions, Etc.  No Loan Party shall reorganize, recapitalize or make any Distributions or set apart any sum for any such purpose except as follows:

(i)           Any Subsidiary of the Borrower may pay dividends on its Equity Securities to the Borrower or any intervening Subsidiary;

(ii)          If no Default or Event of Default (or event or circumstance described in Section 2.06(d)) shall have occurred and be continuing or would result from a proposed Distribution under this Section 5.02(f)(ii) and so long as the Borrower is a limited liability company or any other pass-through entity for tax purposes, the Borrower may, on a quarterly basis, make cash Distributions to GPI and The Weinstein Company (through any intervening Loan Parties) and GPI may make corresponding distributions to its shareholders in an amount equal to the minimum amount necessary to pay for estimated income taxes owing by GPI and The Weinstein Company attributable to the income of the Borrower (less the amount of any prior Distribution for such purpose that was not necessary to pay the actual taxes of such holders); and

(iii)         If no Default or Event of Default (or event or circumstance described in Section 2.06(d)) shall have occurred and be continuing or would result from a proposed Distribution under this Section 5.02(f)(iii) and so long as GPI and the Borrower remain in compliance with their material business and legal agreements, the Borrower may, on a quarterly basis make cashless Distributions to The Weinstein Company for the purpose of converting The Weinstein Company’s Class W Units of the Borrower into common stock of GPI.  Without limiting the foregoing, the Borrower agrees not to elect to make any cash payment in connection with any such conversion or redemption under the Borrower’s limited liability company agreement.

(g)           Change in Business.  No Loan Party shall engage, either directly or indirectly through Affiliates, in any business substantially different from the business of the Borrower or the Loan Parties as of the Original Closing Date.

(h)           Payments of Indebtedness, Etc.  No Loan Party shall:

(i)           prepay, redeem, purchase, defease, acquire or otherwise satisfy (or offer to redeem, purchase, acquire or otherwise satisfy) in any manner prior to the scheduled payment thereof any Indebtedness (including any Subordinated Obligations) or lease obligations of any Loan Party (other than (A) the Obligations and (B) the prepayment of any Indebtedness incurred in accordance with Section 5.02(a)(vii) so long as no Default or Event of Default (or event or circumstance described in Section 2.06(d)) exists at the time of such proposed prepayment of any Indebtedness incurred in accordance with Section 5.02(a)(vii) or would result therefrom); or make any payment or deposit any monies, securities or other property with any trustee or other Person that has the effect of providing for the satisfaction (or assurance of any satisfaction) of any Indebtedness (including any Subordinated Obligations) of any Loan Party prior to the date when due or otherwise to provide for the defeasance of any such Indebtedness;

(ii)          pay or prepay any principal, premium, interest or any other amount  (including sinking fund payments) with respect to any Subordinated Obligation (except payments expressly approved by the Required Lenders in writing), or redeem purchase, defease, acquire or otherwise satisfy (or offer to redeem, purchase, acquire or otherwise satisfy) any Subordinated Obligations; or make any payment or deposit any monies, securities or other property with any trustee or other Person that has the effect of providing for the satisfaction (or assurance of any satisfaction) of any Subordinated Obligations prior to the date when due or otherwise to provide for the defeasance of any Subordinated Obligations; or

(iii)         supplement, modify, amend, restate, extend or otherwise change the terms of any document, instrument or agreement evidencing or governing any Subordinated Obligations.

(i)    ERISA.

(i)           No Loan Party nor any ERISA Affiliate  shall (A) adopt or institute any Pension Plan; (B) take any action which will result in the partial or complete withdrawal, within the meanings of Sections 4203 and 4205 of ERISA, from a Multiemployer Plan; (C) engage or permit any Person to engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the IRC involving any Pension Plan or Multiemployer Plan which would subject a Loan Party or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify; (D) incur or allow to exist any accumulated funding deficiency (within the meaning of Section 412 of the IRC or Section 302 of ERISA); (E) fail to make full payment when due of all amounts due as contributions to any Pension Plan or Multiemployer Plan; (F) fail to comply with the requirements of Section 4980B of the IRC or Part 6 of Title I(B) of ERISA; or (G) adopt any amendment to any Pension Plan which would require the posting of security pursuant to Section 401(a)(29) of the IRC, where singly or cumulatively, the above could have a Material Adverse Effect.

(ii)           No Loan Party shall (A) engage in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan; (B) fail to make full payment when due of all amounts due as contributions to any Foreign Plan; or (C) otherwise fail to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above could have a Material Adverse Effect.

(j)           Transactions With Affiliates.  No Loan Party shall enter into or permit to exist any Contractual Obligation with any Affiliate (other than any other Loan Party) or engage in any other transaction with any Affiliate (other than any other Loan Party) other than Contractual Obligations upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons.

(k)           Accounting Changes.  No Loan Party shall change (i) its fiscal year (currently January 1 through December 31) or (ii) its accounting practices except as required by GAAP.

(l)           Rate Contracts.  No Loan Party shall enter into any Rate Contract, except (i) Rate Contracts entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Securities of the Borrower or any Subsidiary of the Borrower), and (ii) Rate Contracts entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

(m)           Amendment of Material Documents.  No Loan Party shall agree to amend, modify, supplement or replace any Material Document or any document executed and delivered in connection therewith, in each case in a manner which would adversely affect the interests of the Borrower or the Administrative Agent, the Collateral Agent and the Lenders and in any event subject to Section 5.02(h) with respect to Subordinated Obligations.

(n)    Restrictive Agreements.  No Loan Party shall agree to any restriction or limitation (other than as set forth in this Agreement or the other Credit Documents) on the making of Distributions or the transferring of asset from any Loan Party to another Loan Party.

(o)           Joint Ventures.  No Loan Party shall enter into any Joint Venture; provided, however, that the Borrower may enter into and maintain an interest in a Joint Venture that is a Qualified Co-Production if (i) the aggregate Investment by the Borrower and its Subsidiaries in all Qualified Co-Productions is permitted by Section 5.02(e)(viii), (ii) the business of the Joint Venture is the same or a similar line of business as the Borrower and (iii) such Joint Venture is a corporation, limited liability company or other limited liability entity organized under the laws of the United States of America or any state thereof.

(p)           Accounts.  No Loan Party shall fail, within 30 days of the Borrower’s receipt of a written request from the Administrative Agent (as such time period may be extended by the Administrative Agent), to execute and deliver to the Administrative Agent control agreements in favor of the Collateral Agent in form and substance reasonably acceptable to the Administrative Agent and the Collateral Agent with respect to each account of the Loan Parties which is existing as of the Original Closing Date (to the extent the Borrower has not already done so) or opened following the Original Closing Date with any bank, savings association, financial institution or similar financial intermediary in which cash or other property will be deposited.

(q)           Advance Payments.  No Loan Party shall make advance payments for the right to distribute or market any item or product pursuant to an Inbound Distribution Agreement (other than advance payments made in an aggregate amount not to exceed $35,000,000 since the Original Closing Date; provided that in calculating the aggregate amount of advance payments, such advance payments recouped by the Borrower or any of its Domestic Subsidiaries shall reduce the aggregate amount of advance payments).

(r)           Consignments.  No Loan Party shall deliver inventory to a third party for the purpose of sale or disposition under a consignment arrangement or any similar arrangement.

5.03.        Financial Covenants.  So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed (other than contingent indemnification Obligations), or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance, with the following financial covenants, unless the Required Lenders shall otherwise consent in writing:

(a)           Minimum Cash Liquidity.  The Borrower shall not permit its Unrestricted Cash Liquidity Amount to be less than $3,000,000 at any time after the Original Closing Date.

(b)           Minimum Borrowing Base Coverage.  The Borrower shall not permit the Borrowing Base Percentage to be less than or equal to 115% at any time after the Original Closing Date.

ARTICLE VI.  EVENTS OF DEFAULT.

6.01.         Events of Default.  The occurrence or existence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a)           Non-Payment.  Any Loan Party shall (i) fail to pay when due any principal of any Loan or any L/C Obligation or (ii) fail to pay within five (5) Business Days after the same becomes due, any interest, fees or other amounts payable under the terms of this Agreement or any of the other Credit Documents (including any amount due under any Lender Rate Contract and the Guaranty); or

(b)           Specific Defaults.  Any Loan Party shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 5.01(a) (other than Section 5.01(a)(iv)(A)), Section 5.01(f), Section 5.01(g), Section 5.01(h), Section 5.01(i), Section 5.01(k), Section 5.02 or Section 5.03(a) of this Agreement or Section 2 of the Intercreditor Agreement; or

(c)           Other Defaults.

(i)           Any default shall occur under the Guaranty or any Security Document and such default shall continue beyond any period of grace provided with respect thereto; or

(ii)          Any Loan Party shall fail to observe or perform any other covenant (including Section 5.03(b), but excluding Section 5.01(a)(iv)(A)), obligation, condition or agreement contained in this Agreement or any other Credit Document and such failure shall continue for thirty (30) days after the date of such failure; or

(iii)         The Borrower shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 5.01(a)(iv)(A) and such failure shall continue for ten (10) Business Days after the date of such failure; provided that any such failure described under this clause (iii) shall not be an Event of Default if such failure occurs at a time when no Loans or L/C Obligations are outstanding; or

(d)           Representations and Warranties.  Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of any Loan Party to the Administrative Agent, the Collateral Agent or any Lender in or in connection with this Agreement or any of the other Credit Documents, or as an inducement to the Administrative Agent, the Collateral Agent or any Lender to enter into this Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(e)           Cross-Default.  (i) Any Loan Party shall fail to make any payment on account of any Indebtedness or Contingent Obligation of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness or Contingent Obligation exceeds the greater of $1,000,000 and an amount equal to 5% of OIBDA for the most recently ended four consecutive fiscal quarter period or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party (other than the Obligations) in an aggregate amount exceeding the greater of $1,000,000 and an amount equal to 5% of OIBDA for the most recently ended four consecutive fiscal quarter period to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (ii) any Loan Party shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness or Contingent Obligation of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party (other than the Obligations) in an aggregate amount exceeding the greater of $1,000,000 and an amount equal to 5% of OIBDA for the most recently ended four consecutive fiscal quarter period to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral; or

(f)           Insolvency; Voluntary Proceedings.  Any Loan Party shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or, in each case, any analogous procedure or step is taken in any jurisdiction; or

(g)           Involuntary Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Loan Party or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Loan Party or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement, or, in each case, any analogous procedure or step is taken in any jurisdiction; or

(h)           Judgments.  (i) One or more judgments, orders, decrees or arbitration awards requiring any Loan Party to pay an aggregate amount exceeding the greater of $1,000,000 and an amount equal to 5% of OIBDA for the most recently ended four consecutive fiscal quarter period (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrower and otherwise satisfying the requirements set forth in Section 5.01(d) in all material respects) shall be rendered against any Loan Party in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of thirty (30) consecutive days; provided that if one or more judgments, orders, decrees or arbitration awards requiring any Loan Party to pay an aggregate amount exceeding the greater of $5,000,000 and an amount equal to 25% of OIBDA for the most recently ended four consecutive fiscal quarter period (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrower and otherwise satisfying the requirements set forth in Section 5.01(d) in all material respects) shall be rendered against any Loan Party in connection with any single or related series of transactions, incidents or circumstances such circumstance shall be an Event of Default whether or not the same has been satisfied, vacated or stayed; (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a part of the property of any Loan Party with an aggregate value in excess of the greater of $1,000,000 and an amount equal to 5% of OIBDA for the most recently ended four consecutive fiscal quarter period and the same shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, could have a Material Adverse Effect are rendered, issued or levied; or

(i)           Credit Documents.  Any Credit Document or any material term thereof shall cease to be, or shall be asserted by a Loan Party not to be, a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms or shall otherwise cease to be in full force and effect; or

(j)           Security Documents.  Any Lien intended to be created by any Security Document shall at any time be invalidated, subordinated or otherwise cease to be in full force and effect, for whatever reason, or any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by a Loan Party not to be, a valid, first priority (except as expressly otherwise provided in this Agreement or such Security Document) perfected Lien in the Collateral covered thereby, or any Loan Party shall issue, create or permit to be outstanding any Equity Securities which shall not be subject to a first priority perfected Lien under the Security Documents; or

(k)           ERISA.  Any Reportable Event which the Administrative Agent reasonably believes in good faith constitutes grounds for the termination of any Pension Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Pension Plan shall occur and be continuing for a period of thirty (30) days or more after written notice thereof is provided to the Borrower by the Administrative Agent, or any Pension Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Pension Plan which, either individually or in the aggregate, could have a Material Adverse Effect; or

(l)           Change of Control.  Any Change of Control shall occur; or

(m)           Involuntary Dissolution or Split Up.  Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or

(n)           Material Adverse Change.  A material adverse change in the assets, operations, business, properties or condition (financial or otherwise) of the Loan Parties (taken as a whole) since December 31, 2006 shall have occurred; or

(o)           Guarantors.  Any Guarantor shall repudiate or purport to revoke the Guaranty; or

(p)    Designated Person.  Any Loan Party shall become a Designated Person; or

(q)           Subordinated Obligations.  Any trustee for, or any holder of, any Subordinated Obligations asserts in writing that such Subordinated Obligations (or any portion thereof) is not subordinated to the Obligations in accordance with its terms or the applicable subordination agreement (in the case of such other Subordinated Obligations); or any event occurs which gives the holder or holders of such Subordinated Obligations (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligations due before the date on which it otherwise would become due, or the right to require the issuer thereof, to redeem, purchase or otherwise defease, or offer to redeem, purchase or otherwise defease, all or any portion of any Subordinated Obligations, or a final judgment is entered by a court of competent jurisdiction that any Subordinated Obligations (or any portion thereof) is not subordinated in accordance with its terms or the applicable subordination agreement (in the case of such other Subordinated Obligations) to the Obligations; or

(r)           Waiver or Amendment.  Any term of an Inbound Distribution Agreement or an Outbound Distribution Agreement is waived or amended, which, in the aggregate, could have a Material Adverse Effect; or

(s)           Weinstein Distribution Agreement.  (i) The Borrower or the Administrative Agent receives written notice that the Weinstein Distribution Agreement has been terminated (through early termination provisions, any buyback option or otherwise), the Weinstein Distribution Agreement actually is terminated (through early termination provisions, any buyback option or otherwise), (ii) The Weinstein Company exercises any of its secured creditor remedies under the Weinstein Distribution Agreement or any related security documents (other than blocking the Weinstein Control Account), (iii) The Weinstein Company blocks the weekly payments made from the Weinstein Control Account to the Borrower for more than 4 consecutive Weinstein Disbursement Dates (as defined in the Intercreditor Agreement) or (iv) any waiver or extension agreement in existence on or about the Original Closing Date that relates to one or more Material Documents shall have expired or been terminated and a waiver or extension agreement is still required in connection with any such Material Document to provide a waiver with respect to or to extend the time period for compliance with any such Material Document; or

(t)           Loss of Material Account Debtor.  An Account Debtor that accounted for more than 10% of net revenues of the Loan Parties, taken together, in the prior 12 month period ceases to be purchase inventory or services from the Borrower or a Guarantor or otherwise terminates its relationship with the Borrower or the applicable Guarantor, in each case for a period of greater than ninety (90) days.

6.02.        Remedies.

(a)           At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 6.01(f) or Section 6.01(g)), the Administrative Agent may or shall, upon instructions from the Required Lenders, by written notice to the Borrower, (i) terminate the Revolving Loan Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans, and/or (ii) declare all or a portion of the outstanding Obligations payable by the Borrower to be immediately due and payable and require that the Borrower Cash Collateralize the Obligations in an amount equal to 105% of the then Effective Amount of the L/C Obligations, in each case, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding .  Upon the occurrence or existence of any Event of Default described in Section 6.01(f) or 6.01(g), immediately and without notice, (1) the Revolving Loan Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans shall automatically terminate, (2) the obligation of the Borrower to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations shall automatically become effective, which amounts shall be immediately pledged and delivered to the Collateral Agent as security for the Obligations and (3) all outstanding Obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and the Collateral Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law, either by suit in equity or by action at law, or both.  Notwithstanding anything to the contrary in the Credit Documents, all Cash Collateral shall first be applied to the L/C Obligations and then to the remaining obligations in the manner set forth in the Credit Documents.

(b)           The proceeds of any sale, disposition or other realization upon all or any part of the Collateral and, if an Event of Default has occurred and is continuing and the Collateral Agent, the Administrative Agent or the Required Lenders have so elected, the funds deposited and available from the Genius Control Agreement shall, in each case, be distributed or otherwise applied by the Administrative Agent or the Collateral Agent (as applicable) in the following order of priorities:

First, to the Administrative Agent and the Collateral Agent in an amount sufficient to pay in full the costs and expenses of the Administrative Agent and the Collateral Agent in connection with any sale of, disposition of or other realization on the Collateral, including all fees, costs, expenses, liabilities and advances incurred or made by the Administrative Agent or the Collateral Agent in connection therewith, including, without limitation, attorneys’ fees and costs;

Second, to the Lenders in an amount equal to accrued interest then due and payable under this Agreement and the other Credit Documents (except for Lender Rate Contracts);

Third, pari passu and ratably, to (i) the Lenders in an amount equal to the principal amount of the outstanding Loans and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations on a pro rata basis in accordance with the then outstanding principal amount of the Loans and L/C Obligations (with the portion allocated to the Revolving Loans and L/C Obligations to be applied first to repay the Revolving Loans in full and then to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of all L/C bligations) and (ii) to the Lender(s) and Affiliates thereof to whom obligations are owed in connection with any Lender Rate Contract the terms of which comply with this Agreement to the extent of the associated Termination Value of such Lender Rate Contract, and such proceeds will not be applied to the extent of any excess over such Termination Value in connection with any Lender Rate Contact, until the Obligations (other than obligations under this clause (ii)) have been paid in full and the Revolving Loan Commitments have been terminated;

Fourth, to the Lenders in an amount equal to any other Obligations, which are then unpaid (other than any Obligations related to Lender Rate Contracts);

Fifth, to the Lenders and Affiliates thereof in an amount equal to any other Obligations related to Lender Rate Contracts the terms of which comply with this Agreement, which are then unpaid; and

Finally, upon payment in full of all of the Obligations, to the Borrower or the persons legally entitled thereto.

ARTICLE VI.  ADMINISTRATIVE AGENT, COLLATERAL AGENT AND RELATIONS AMONG LENDERS.

7.01.        Appointment, Powers and Immunities.

(a)           Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.  The Administrative Agent and each Lender hereby appoint and authorize the Collateral Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.  Each Lender hereby authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Lead Arranger or the Managing Lead Arranger shall not have any duties or responsibilities or any liabilities under this Agreement or any other Credit Documents and any amendments, consents, waivers or any other actions taken in connection with this Agreement or the other Credit Documents shall not require the consent of any of the Lead Arranger or the Managing Lead Arranger in such capacity.  Neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, be a trustee for any Lender or have any fiduciary duty to any Lender.  Notwithstanding anything to the contrary contained herein neither the Administrative Agent nor the Collateral Agent shall be required to take any action which is contrary to this Agreement or any other Credit Document or any applicable Governmental Rule.  Neither the Administrative Agent, the Collateral Agent nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure by any Loan Party to perform its obligations hereunder or thereunder.  The Administrative Agent and the Collateral Agent may employ its own respective agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  Neither the Administrative Agent, the Collateral Agent nor any of their directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from its or their own gross negligence or willful misconduct.  Except as otherwise provided under this Agreement, the Administrative Agent, shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders or in the absence of such direction such action as the Administrative Agent in good faith deems advisable under the circumstances.  The Collateral Agent shall take such action with respect to the Credit Documents as shall be directed by the Administrative Agent or the Required Lenders or in the absence of such direction such action as the Collateral Agent in good faith deems advisable under the circumstances (the Required Lenders agree that all instructions to the Collateral Agent from the Required Lenders will be delivered through the Administrative Agent).

(b)           The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VII included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

7.02.    Reliance by the Administrative Agent and the Collateral Agent.  The Administrative Agent, the Collateral Agent and the L/C Issuer shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent or the Collateral Agent (as applicable) with reasonable care.  As to any other matters not expressly provided for by this Agreement, the Administrative Agent and the Collateral Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or all Lenders if required by Section 8.04), and such instructions of the Required Lenders (or all the Lenders as the case may be) and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

7.03    Defaults.  Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (or event or circumstance described in Section 2.06(d)) unless the Administrative Agent or the Collateral Agent, as applicable, has received a written notice from a Lender or the Borrower, referring to this Agreement, describing such Default or Event of Default (or event or circumstance described in Section 2.06(d)) and stating that such notice is a “Notice of Default”.  If the Administrative Agent or the Collateral Agent receives such a notice of the occurrence of a Default or Event of Default (or event or circumstance described in Section 2.06(d)), the Administrative Agent or the Collateral Agent, as applicable, shall give prompt notice thereof to the Lenders.  The Administrative Agent or the Collateral Agent, as applicable shall take such action with respect to such Default or Event of Default (or event or circumstance described in Section 2.06(d)) as shall be reasonably directed by the Required Lenders or otherwise required by the Credit Documents; provided, however, that until the Administrative Agent or the Collateral Agent, as applicable, shall have received such directions, the Administrative Agent or the Collateral Agent, as applicable, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default (or event or circumstance described in Section 2.06(d)) as it shall deem advisable in the best interest of the Lenders.  Notwithstanding anything in the contrary contained herein, the order and manner in which the Lenders’ rights and remedies are to be exercised (including, without limitation, the enforcement by any Lender of its Note) shall be determined by the Required Lenders in their sole discretion.

7.04.     Indemnification.  Without limiting the Obligations of the Borrower hereunder, each Lender agrees to indemnify the Administrative Agent, the L/C Issuer and the Collateral Agent, ratably in accordance with its Revolving Proportionate Share of all Obligations and Revolving Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent, the L/C Issuer or the Collateral Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Lender shall be liable for any of the foregoing (1) as to the Administrative Agent, to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the Administrative Agent’s gross negligence or willful misconduct, (2) as to the Collateral Agent, to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the Collateral Agent’s gross negligence or willful misconduct or (3)  as to the L/C Issuer, to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the L/C Issuer’s gross negligence or willful misconduct.  The Administrative Agent, the L/C Issuer and the Collateral Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The obligations of each Lender under this Section 7.04 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

7.05    Non-Reliance.  Each Lender represents that it has, independently and without reliance on the Administrative Agent, the L/C Issuer, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of the Loan Parties and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Administrative Agent, the L/C Issuer, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement.  None of the Administrative Agent, the L/C Issuer, the Collateral Agent or any of their affiliates nor any of their respective directors, officers, employees, agents or advisors shall (a) be required to keep any Lender informed as to the performance or observance by any Loan Party of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Loan Party; (b) have any duty or responsibility to disclose to or otherwise provide any Lender, and shall not be liable for the failure to disclose or otherwise provide any Lender, with any credit or other information concerning any Loan Party which may come into the possession of the Administrative Agent, the L/C Issuer or the Collateral Agent or that is communicated to or obtained by the bank serving as Administrative Agent, the L/C Issuer or Collateral Agent or any of their Affiliates in any capacity, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent, the L/C Issuer or the Collateral Agent, as applicable, hereunder; or (c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by any Loan Party or any officer, employee or agent of any Loan Party in this Agreement or in any of the other Credit Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document, (iii) the value or sufficiency of the Collateral or the validity or perfection of any of the liens or security interests intended to be created by the Credit Documents, or (iv) any failure by any Loan Party to perform its obligations under this Agreement or any other Credit Document.

7.06.    Resignation of the Administrative Agent, L/C Issuer or the Collateral Agent.  The Administrative Agent, the Collateral Agent or the L/C Issuer may resign at any time by giving thirty (30) days prior written notice thereof to the Borrower, the Lenders and, as applicable, the Administrative Agent, the L/C Issuer and/or the Collateral Agent.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, L/C Issuer or Collateral Agent, as applicable, which successor Administrative Agent, L/C Issuer or Collateral Agent, as applicable, if not a Lender, shall be reasonably acceptable to the Borrower; provided, however, that the Borrower shall have no right to approve a successor Administrative Agent, L/C Issuer or Collateral Agent, as applicable, if a Default or Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing.  Upon the acceptance of any appointment as the Administrative Agent, L/C Issuer or Collateral Agent, as applicable, hereunder by a successor Administrative Agent, successor L/C Issuer or successor Collateral Agent, as applicable, such successor Administrative Agent, successor L/C Issuer or successor Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, retiring L/C Issuer or retiring Collateral Agent, as applicable, and the retiring Administrative Agent, retiring L/C Issuer or retiring Collateral Agent, as applicable, shall be discharged from the duties and obligations thereafter arising hereunder; provided that the retiring Administrative Agent, retiring L/C Issuer or retiring Collateral Agent, as applicable, shall be discharged from the duties and obligations arising hereunder from and after the end of such thirty (30) day even if no successor has been appointed.  If no such successor has been appointed, the Required Lenders shall act as the Administrative Agent, L/C Issuer or Collateral Agent, as applicable, hereunder (unless the Administrative Agent, L/C Issuer or Collateral Agent that is not resigning agrees in writing to serve in such capacity).  After any retiring Administrative Agent’s, any retiring L/C Issuer’s or any retiring Collateral Agent’s resignation hereunder as the Administrative Agent, the L/C Issuer or the Collateral Agent, as applicable, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent, L/C Issuer or the Collateral Agent, as applicable.   The successor L/C Issuer (or if there is no successor one of the Lenders appointed by the Required Lenders that accepts such appointment) shall also simultaneously replace the then existing L/C Issuer and the then existing L/C Issuer shall be fully released as “L/C Issuer” hereunder pursuant to documentation in form and substance reasonably satisfactory to the then existing L/C Issuer.

7.07    Collateral Matters.

(a)           The Administrative Agent and the Collateral Agent are hereby authorized by each Lender, without the necessity of any notice to or further consent from any Lender, and without the obligation to take any such action, to take any action with respect to any Collateral or any Security Document which may from time to time be necessary to perfect and maintain perfected the Liens of the Security Documents.

(b)           The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, to release (and to execute and deliver such documents, instruments and agreements as the Collateral Agent may deem necessary to release) any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Revolving Loan Commitments and the full Cash Collateralization of the then outstanding L/C Obligations and the payment in full of all Loans and all other Obligations (other than contingent indemnity obligations to the extent no claim has been asserted) payable under this Agreement and under the other Credit Documents; (ii) constituting property of the Loan Parties which is sold, transferred or otherwise disposed of in connection with any transaction not prohibited by this Agreement or the Credit Documents; (iii) constituting property leased to the Loan Parties under an operating lease which has expired or been terminated in a transaction not prohibited by this Agreement or the Credit Documents or which will concurrently expire and which has not been and is not intended by the Loan Parties to be, renewed or extended; (iv) consisting of an instrument, if the Indebtedness evidenced thereby has been paid in full; or (v) if approved or consented to by those of the Lenders required by Section 8.04.  Upon request by the Collateral Agent or the Administrative Agent, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral (and the Administrative Agent’s authority to direct the Collateral Agent to so release particular types or items of Collateral) pursuant to this Section 7.07.

(c)           Unless all the Lenders otherwise consent in writing, any and all cash collateral for the Obligations shall be released to the Borrower, to the extent not applied to the Obligations, only if (i) the Revolving Loan Commitments have been terminated (ii) all Obligations have been paid in full and are no longer outstanding, including, without limitation, any L/C Obligations but not including contingent indemnification obligations.

7.08.     Performance of Conditions.  For the purpose of determining fulfillment by the Borrower and the other Loan Parties of conditions precedent specified in Sections 3.01 and 3.02 only, each Lender shall be deemed to have consented to, and approved or accepted, or to be satisfied with each document or other matter sent by the Administrative Agent and the Collateral Agent to such Lender for consent, approval, acceptance or satisfaction, or required under Article III to be consented to, or approved by or acceptable or satisfactory to, that Lender, unless an officer of the Administrative Agent who is responsible for the transactions contemplated by the Credit Documents shall have received written notice from that Lender prior to the making of the requested Loan or the issuance of the requested Letter of Credit specifying its objection thereto and either (i) such objection shall not have been withdrawn by written notice to the Administrative Agent or (ii) in the case of any condition to the making of a Loan, that Lender shall not have made available to the Administrative Agent that Lender’s Revolving Proportionate Share of such Loan or Letter of Credit.

7.09.     The Administrative Agent and the Collateral Agent in their Individual Capacity.  The Administrative Agent, the L/C Issuer, the Collateral Agent and their affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking or other business with the any Loan Party and its Affiliates as though the Administrative Agent or the Collateral Agent, as applicable, were not the Administrative Agent, L/C Issuer or Collateral Agent, as applicable, hereunder.  With respect to Loans, if any, made by the Administrative Agent, the L/C Issuer or the Collateral Agent, as applicable, in its capacity as a Lender, the Administrative Agent, the L/C Issuer or Collateral Agent, as applicable, in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, L/C Issuer or Collateral Agent, as applicable, and the terms “Lender” or “Lenders” shall include the Administrative Agent and the Collateral Agent in their capacity as a Lender.  The Administrative Agent, the L/C Issuer and the Collateral Agent shall not be deemed to hold a fiduciary, trust or other special relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent, the L/C Issuer or the Collateral Agent.

7.10.          Collateral Matters/Lender Rate Contracts.  Each Lender on its own behalf on behalf of its Affiliates understands and agrees that if the Obligations are repaid as described in Section 7.07, the Collateral will be released as described in Section 7.07 and such Lender and its Affiliates will no longer have the benefits of the Collateral.

7.11.          Intercreditor Agreement.  Each of the Lenders from time to time party to this Agreement hereby confirms and reaffirms the irrevocable authority of the Administrative Agent and the Collateral Agent to execute, deliver and act on their behalf the Intercreditor Agreement and each supplement, modification, amendment, restatement or extension thereto approved by the Required Lenders.  Each Lender agrees to be bound by the terms and provisions of the Intercreditor Agreement.
MISCELLANEOUS.

8.01.     Notices.

(a)           All notices, requests, demands, consents, instructions or other communications to or upon the Borrower, any Lender, the Collateral Agent or the Administrative Agent under this Agreement or the other Credit Documents shall be in writing and sent by facsimile, mailed, electronic mailed by pdf. or delivered, if to the Borrower, the Collateral Agent, the Administrative Agent or the L/C Issuer, at its respective facsimile number, electronic mail address or address set forth below or, if to any Lender, at the address, electronic mail address or facsimile number specified for such Lender in Part B of Schedule I (or to such other facsimile number, electronic mail address or address for any party as indicated in any notice given by that party to the other parties).  All such notices and communications shall be effective (a) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (b) when mailed, first-class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when sent by facsimile transmission or electronic mail, upon confirmation of receipt; provided, however, that any notice delivered to the Administrative Agent or the L/C Issuer under Article II shall not be effective until actually received by such Person.

The Administrative Agent and the Collateral Agent:
For Notices of Loan Borrowing, Notices of Conversion and
Notices of Interest Period Selection:

Loan Servicing Group
Société Générale
Attn: Nadira Tiwari
480 Washington Boulevard
Jersey City, NJ 07310.
Tel (201) 839-8459
Fax (201) 839-8256
Electronic mail: nadira.tiwari@sgcib.com

For all other notices: Société Générale 1221 Avenue of the Americas New York, New York 10020 Attention: Mark Vigil Tel. No. (212) 278-7350 Fax No. (212) 278-6146 Electronic mail: mark.vigil@sgcib.com
The L/C Issuer:	_______________________ _______________________ _______________________ Attention: ___________ Tel. No. (___)___-____ Fax No. (___)___-____ Electronic mail: __________@___________.com
The Borrower:
Genius Products, LLC
419 Park Avenue South, 20th Floor
New York, New York 10016
Attention:                                John Mueller
Chief Financial Officer
Tel. No. (212) 686-6777 (ext. 102)
Fax No. (212) 686-0387
Electronic mail: john.mueller@geniusproducts.com

Each Notice of Loan Borrowing, Notice of Conversion and Notice of Interest Period Selection shall be given by the Borrower to the Administrative Agent’s office located at the address referred to above during the Administrative Agent’s normal business hours; provided, however, that any such notice received by the Administrative Agent after 11:00 a.m. on any Business Day shall be deemed received by the Administrative Agent on the next Business Day.  In any case where this Agreement authorizes notices, requests, demands or other communications by the Borrower to the Administrative Agent, the Collateral Agent or any Lender to be made by telephone or facsimile, the Administrative Agent, the Collateral Agent or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by the Administrative Agent, the Collateral Agent or a Lender is such a person.

(b)           The Borrower agrees that the Administrative Agent or the Collateral Agent may make any material delivered by the Borrower to the Administrative Agent or the Collateral Agent, as applicable, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrower or any other Loan Party, or any other materials or matters relating to this Agreement, the other Credit Documents or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, the Collateral Agent, an Affiliate of the Administrative Agent or Collateral Agent, or any Person that is not an Affiliate of the Administrative Agent or the Collateral Agent), such as IntraLinks, or a substantially similar electronic system (the “Platform”).  The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent, the Collateral Agent nor any of their Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform.  The Administrative Agent, the Collateral Agent and their Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform, except those that are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct or gross negligence of the Administrative Agent, the Collateral Agent or their Affiliates, as applicable.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent, the Collateral Agent or any of their Affiliates in connection with the Platform.  Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication.  Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent and the Collateral Agent in writing of such Lender’s e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

8.02.    Expenses.  The Borrower shall pay on demand, whether or not any Credit Event occurs hereunder, (a) all reasonable fees and expenses, including reasonable syndication expenses, travel expenses, attorneys’, consultants’ and experts’ fees and expenses, incurred by the Administrative Agent, the L/C Issuer and the Collateral Agent in connection with the syndication of the facilities provided hereunder, the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder (including, in each case, in connection with Section 2.03(c)), (b) all reasonable fees and expenses of the Administrative Agent, L/C Issuer and the Collateral Agent in connection with the use of any Platform and (c) all fees and expenses, including attorneys’ fees and expenses, incurred by the Administrative Agent, the L/C Issuer, the Collateral Agent and the Lenders in the enforcement or attempted enforcement of any of the Obligations or in preserving any of the Administrative Agent’s, L/C Issuer’s, the Collateral Agent’s or the Lenders’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving any Loan Party).  The obligations of the Borrower under this Section 8.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

8.03.    Indemnification.  To the fullest extent permitted by law, and in addition to any other indemnity set forth in the Credit Documents, the Borrower agrees to protect, indemnify, defend and hold harmless the Administrative Agent, the L/C Issuer, the Lead Arranger, the Managing Lead Arranger, the Collateral Agent, the Lenders and their Affiliates and their respective directors, officers, employees, attorneys, agents, trustees and advisors (collectively, “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, claims or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorneys’ fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to (a) the Credit Documents or any transaction contemplated thereby or related thereto, including the making of any Loans, the funding of any Unreimbursed Amounts and any use by the Borrower of any proceeds of the Loans or the Letters of Credit, (b) any Environmental Damages, (c) any claims for brokerage fees or commissions in connection with the Credit Documents or any transaction contemplated thereby or in connection with the Borrower’s failure to conclude any other financing, and to reimburse each Indemnitee on demand for all reasonable legal and other expenses incurred in connection with investigating or defending any of the foregoing, (d) any Permitted Acquisition or attempted acquisition, merger, consolidation or takeover involving any Loan Party or (e) the use of any Platform; provided, however, that nothing contained in this Section 8.03 shall obligate the Borrower to protect, indemnify, defend or hold harmless any Indemnitee against any such liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, claims or expenses to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Indemnitee.  Upon receiving knowledge of any suit, claim or demand asserted by a third party that the Administrative Agent, the Collateral Agent or any Lender believes is covered by this indemnity, the Administrative Agent or the Collateral Agent shall give the Borrower notice of the matter and the Administrative Agent or the Collateral Agent may select their own counsel or the counsel of the applicable Lender or Lenders or request that the Borrower defends such suit, claim or demand, with legal counsel satisfactory to the Administrative Agent or the Collateral Agent as the case may be, at the Borrower’s sole cost and expense; provided, however, that the Administrative Agent, the Collateral Agent or such Lender shall not be required to so notify the Borrower and the Administrative Agent and the Collateral Agent shall have the right to defend, at the Borrower’s sole cost and expense, any such matter that is in connection with a formal proceeding instituted by any Governmental Authority having authority to regulate or oversee any aspect of the Administrative Agent’s, the Collateral Agent’s or such Lender’s business or that of its Affiliates.  In any event, the party that has assumed the defense of such action shall provide the other party with copies of all notices, pleadings and other papers filed or served in such action.  Neither party shall make any settlement or adjustment without the other party’s prior written consent, which consent (a) in the case of the Borrower will not be unreasonably withheld if the settlement or adjustment involves only the payment of money damages by an Indemnitee and (b) in the case of the Indemnitee may be withheld for any reason if the settlement or adjustment involves performance or admission by the Indemnitee.  The Administrative Agent or the Collateral Agent may also require the Borrower to defend the matter.  Notwithstanding the foregoing provisions, the Administrative Agent or the Collateral Agent for benefit of any of the Indemnitees will be entitled to employ counsel separate from counsel for the Borrower and for any other party in such action if the Administrative Agent or the Collateral Agent reasonably determines that a conflict of interest exists or legal defenses available to the Indemnitee that are different from, in addition to, or inconsistent with the defenses available to the Borrower exists which makes representation by counsel chosen by the Borrower not advisable, all at the Borrower’s expense.  In the event an Indemnitee (or any of its officers, directors or employees) appears as a witness in any action or proceeding brought against the Borrower in which an Indemnitee is not named as a defendant, the Borrower agrees to reimburse such Indemnitee for all out-of-pocket expenses incurred by it (including reasonable fees and expenses of counsel) in connection with its appearing as a witness.  Any failure or delay of the Administrative Agent, the Collateral Agent or any Lender to notify the Borrower of any such suit, claim or demand shall not relieve the Borrower of its obligations under this Section 8.03.  No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence of willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction. The obligations of the Borrower under this Section 8.03 shall survive the payment and performance of the Obligations and the termination of this Agreement.

8.04.    Waivers; Amendments.  Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived, and any consent under this Agreement or any other Credit Document may be given, if such amendment, waiver or consent is in writing and is signed by the Borrower and the Required Lenders (or the Administrative Agent on behalf of the Required Lenders with the written approval of the Required Lenders or the Collateral Agent on behalf of the Required Lenders and the Administrative Agent with the written approval of the Administrative Agent (given with the approval of the Required Lenders)); provided, however, that:

(a)           Any amendment, waiver or consent which (i) amends the definition of “Required Lenders”, or modify in any other manner the number or percentage of the Lenders required to make any determinations or to waive any rights under, or to modify any provision of, this Agreement, (ii) releases the Borrower or any Guarantor (except in connection with a consolidation or merger permitted by Section 5.02(d) or consented to by the Required Lenders or any sale, transfer or other disposition of such Guarantor permitted by or consented to by the Required Lenders), (iii) amends, waives or consents to any departure from the definition of Applicable Advance Rate, Borrowing Base Availability or Adjusted Borrowing Base Availability or the calculation thereof, in each case which has the effect of increasing the Borrowing Base Availability or the Adjusted Borrowing Base Availability or (iv) amends this Section 8.04 or Section 2.10, must be in writing and signed or approved in writing by all of the Lenders (or the Administrative Agent on behalf of all of the Lenders with the written approval of all of the Lenders);

(b)           Any amendment, waiver or consent which releases any substantial part of the Collateral must be in writing and signed or approved in writing by all Lenders (or the Collateral Agent on behalf of all of the Lenders and the Administrative Agent with the written approval of the Administrative Agent (given with the approval of all of the Lenders)), except that (i) any release in connection with a sale or other disposition of Collateral authorized by Section 5.02(c) shall not require the approval of any Lenders and (ii) any amendment, waiver or consent which modifies the terms of Section 5.02(c) (including any modification relating to the prepayment of proceeds from any such sale or other disposition) shall require the consent of the Required Lenders (or the Administrative Agent on behalf of the Required Lenders with the written approval of the Required Lenders);

(c)           Any amendment, waiver or consent which (i) increases or decreases the Revolving Proportionate Share of a Lender (other than a mathematical decrease resulting from additional Revolving Loan Commitments due to an increase under Section 2.03(c)), (ii) reduces the principal of or interest on any Loan or L/C Borrowing or any fees or other amounts payable for the account of a Lender hereunder (iii) extends the Maturity Date with respect to a Lender or (iv) extends any date fixed for any payment of the principal of or interest on any Loans or other Obligations or any fees or other amounts payable for the account of a Lender or due dates for interest or fees of a Lender, must be in writing and signed by such Lender;

(d)           Any amendment, waiver or consent which affects the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it must be in writing and signed by the L/C Issuer;

(e)           Any amendment, waiver or consent which affects the rights or obligations of the Administrative Agent must be in writing and signed by the Administrative Agent; and

(f)           Any amendment, waiver or consent which affects the rights or obligations of the Collateral Agent must be in writing and signed by the Collateral Agent.

No failure or delay by the Administrative Agent, the L/C Issuer, the Collateral Agent or any Lender in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder.  Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

In connection with any such proposed amendment, modification, waiver or termination requiring the consent of all Lenders (such proposed amendment, modification, waiver or termination, a “Proposed Change”), if the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 8.04 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender and provided no Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing, at the Borrower’s request, the Lender that is acting as the Administrative Agent or an Eligible Assignee that is acceptable to the Administrative Agent shall have the right with the Administrative Agent’s consent and in the Administrative Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent’s request, sell and assign to the Lender that is acting as the Administrative Agent or such Eligible Assignee, all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this paragraph, the Revolving Loan Commitments, the Revolving Loans and L/C Advances) for an amount equal to the principal balance of all Revolving Loans and L/C Advances, by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale (or such other amounts as may be agreed upon by the Non-Consenting Lender and the assignee).  In such event, such Non-Consenting Lender agrees to execute an Assignment Agreement to reflect such purchase and sale, but regardless of whether such Assignment Agreement is executed, such Non-Consenting Lender’s rights hereunder, except rights under Section 8.03 with respect to actions prior to such date, shall cease from and after the date of tender by the purchaser of the amount of the purchase price.

8.05    Successors and Assigns.

(a)           Binding Effect.  This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, all future holders of the Notes and their respective successors and permitted assigns, except that no Loan Party may assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of the Administrative Agent and each Lender.  Any purported assignment or transfer by a Loan Party in violation of the foregoing shall be null and void.

(b)           Participations.  Any Lender may, without notice to or consent of the Borrower, at any time sell to one or more banks or other financial institutions (“Participants”) participating interests in all or a portion of any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents (including for purposes of this subsection (b), participations in L/C Obligations).  In the event of any such sale by a Lender of participating interests, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in Section 8.04(a) or Section 8.04(b) but may not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder.  The Borrower agrees that if amounts outstanding under this Agreement and the other Credit Documents are not paid when due (whether upon acceleration or otherwise), each Participant shall, to the fullest extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any other Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Credit Documents; provided, however, that (i) no Participant shall exercise any rights under this sentence without the consent of the Administrative Agent, (ii) no Participant shall have any rights under this sentence which are greater than those of the selling Lender and (iii) such rights of setoff shall be subject to the obligation of such Participant to share the payment so obtained with all of the Lenders as provided in Section 2.10(b).  The Borrower also agrees that any Lender which has transferred any participating interest in its Commitment or Loans shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Sections 2.11, 2.12 and 2.13, as if such Lender had not made such transfer.

(c)           Assignments.  Any Lender may, at any time, sell and assign to any Lender or any Eligible Assignee (individually, an “Assignee Lender”) all or a portion of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this subsection (c), participations in L/C Obligations) (such a sale and assignment to be referred to herein as an “Assignment”) pursuant to an assignment agreement in substantially the form of Exhibit I (an “Assignment Agreement”) (which Assignment Agreement shall include an acknowledgment by the Assignee party thereto that it has received a copy of and is subject to the terms of the Intercreditor Agreement), executed by each Assignee Lender and such assignor Lender (an “Assignor Lender”) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that:

(i)           Without the written consent of the Administrative Agent, the L/C Issuer and, if no Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing, the Borrower (which consent of the Administrative Agent and the Borrower shall not be unreasonably withheld or delayed), no Lender may make any Assignment to any Assignee Lender which is not, immediately prior to such Assignment, a Lender hereunder or an Affiliate thereof or Approved Fund as to such Lender;

(ii)          Without the written consent of (1) the Administrative Agent, (2) if such Assignment would result in the Assignee Lender becoming a Lender and the L/C Issuer, and (3) if no Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing, the Borrower (which consents shall not be unreasonably withheld or delayed), no Lender may make any Assignment to any Assignee Lender (I) that is less than $1,000,000 in the aggregate or (II)  if, after giving effect to such Assignment, the Commitment or Loans of such Lender or such Assignee Lender would be less than $1,000,000 (except that, in each case, a Lender may make an Assignment which reduces its Commitment or Loans to zero without the written consent of the Borrower and the Administrative Agent except to the extent such written consent is required by clause (i) above and clause (iii) below); and

(iii)         Without the written consent of the Administrative Agent and, if no Default or Event of Default (or event or circumstance described in Section 2.06(d)) has occurred and is continuing, the Borrower (which consent of the Administrative Agent and the Borrower shall not be unreasonably withheld or delayed), no Lender may make any Assignment which does not assign and delegate an equal pro rata interest in such Lender’s Revolving Loans, Revolving Loan Commitment and all other rights, duties and obligations of such Lender under this Agreement and the other Credit Documents.

Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Lender thereunder shall be a Lender hereunder with a Revolving Loan Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents, and (B) the Assignor Lender thereunder shall be a Lender with a Revolving Loan Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement or, if the Revolving Loan Commitment and Loans of the Assignor Lender have been reduced to $0, the Assignor Lender shall cease to be a Lender and to have any obligation to make any Loan; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement.  Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduces its Revolving Loan Commitment and Loans to $0 and the resulting adjustment of Revolving Loan Commitment and Loans arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Credit Documents.  On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Loan Note of the Assignor Lender thereunder, a new Revolving Loan Note to each Assignee Lender thereunder that requests such a note (with each new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment assumed by such Assignee Lender) and, if the Assignor Lender is continuing as a Lender hereunder, a new Revolving Loan Note to the Assignor Lender if so requested by such Assignor Lender (with the new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment retained by it).  Each such new Revolving Loan Note shall be dated the Closing Date, and each such new Note shall otherwise be in the form of the Note replaced thereby.  The Notes surrendered by the Assignor Lender shall be returned by the Administrative Agent to the Borrower marked “Replaced”.  Each Assignee Lender which was not previously a Lender hereunder and which is not incorporated under the laws of the United States of America or a state thereof shall, within three (3) Business Days of becoming a Lender, deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, but only if and to the extent such Lender is legally entitled to do so and if such Lender is unable to, such Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15) shall not be entitled to indemnification for Taxes under Section 2.12 greater than that to which its assignor was entitled immediately preceding such Assignment.

Notwithstanding anything to the contrary contained herein, if at any time Société Générale assigns all of its Revolving Loan Commitment and Loans pursuant to subsection (c) above, Société Générale may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer.  In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Société Générale as L/C Issuer.  Société Générale shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.02(c)).

(d)           Register.  The Administrative Agent shall maintain at its address referred to in Section 8.01 a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment or Loans of each Lender from time to time.  The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)    Registration.  Upon its receipt of an Assignment Agreement executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Section 8.05(c), by the Borrower and the Administrative Agent) together with payment to the Administrative Agent by Assignor Lender of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.  The Administrative Agent may, from time to time at its election, prepare and deliver to the Lenders and the Borrower a revised Schedule I reflecting the names, addresses and Revolving Loan Commitment or Loans of all Lenders then parties hereto (and in any event Schedule I shall be deemed amended to reflect any assignment consummated pursuant to the terms of this Agreement or upon any Lender becoming a party to this Agreement by any other means (including pursuant to a joinder as contemplated by Section 2.03(c)).

(f)           Confidentiality.  Subject to Section 8.10, the Administrative Agent, the Collateral Agent and the Lenders may disclose the Credit Documents and any financial or other information relating to the Loan Parties to each other or to any potential Participant or Assignee Lender.

(g)           Pledges to Federal Reserve Banks; Other Pledges of Notes.  Notwithstanding any other provision of this Agreement, any Lender may at any time assign all or a portion of its rights under this Agreement and the other Credit Documents to a Federal Reserve Bank.  No such assignment shall relieve the assigning Lender from its obligations under this Agreement and the other Credit Documents.  In the case of any Lender that is a Fund, such Lender may (i) assign or pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to the trustee under any indenture to which such Lender is a party in support of its obligations to the trustee for the benefit of the applicable trust beneficiaries, or (ii) pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to its lenders for collateral security purpose; provided, however, no such pledgee under clause (i) or (ii) shall become a Lender hereunder (by foreclosure, transfer in lieu of foreclosure or otherwise) unless and until it complies with the assignment provisions of this Agreement to become a Lender hereunder and has received all consents required hereunder.

(h)           Assignments by Société Générale.  Notwithstanding any provision in this Section 8.05 to the contrary, no Assignment by Société Générale shall be subject to the requirements set forth in clauses (ii) and (iii) (other than consents of the Borrower) of the proviso of Section 8.05(c) until the syndication of the Revolving Loan Commitments and the Loans has been completed in accordance with the terms and subject to the limitations in the Administrative Agent’s Fee Letter, and no registration or processing fee shall be payable in connection with any such Assignment by Société Générale.

(in)           True Sale.  All participations in the Obligations or any portion thereof, whether pursuant to provisions hereof or otherwise, are intended to be “true sales” for purposes of financial reporting in accordance with Statement of Financial Accounting Standards No. 140.  Accordingly, the L/C Issuer or any Lender that sells or is deemed to have sold a participation in the Obligations (including any participations in Letters of Credit and/or Loans, any participations described in clause (b) above and any participations under Section 2.10(b)) (each a “Participation Seller”) hereby agrees that if such Participation Seller receives any payment in respect of the Obligations to which such participation relates through the exercise of setoff by such Participation Seller against the Borrower or any other obligor, then such Participation Seller agrees to promptly pay to the participating party in such participation such participant’s pro rata share of such setoff (after giving effect to any sharing with the Lenders under Section 2.10(b) hereof).

8.06.        Setoff; Security Interest.

(a)           Setoffs By Lenders.  In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the Administrative Agent but without prior notice to or consent of the Borrower, any such notice and consent being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Obligations any amount owing from such Lender to the Borrower.  The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time.  Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

(b)           Security Interest.  As security for the Obligations, the Borrower hereby grants to the Collateral Agent, the Administrative Agent and each Lender, for the benefit of the Collateral Agent, the Administrative Agent and the Lenders, a continuing security interest in any and all deposit accounts or moneys of the Borrower now or hereafter maintained with such Lender.  Each Lender shall have all of the rights of a secured party with respect to such security interest.

8.07.         No Third Party Rights.  Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

8.08.         Partial Invalidity.  If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

8.09.         Jury Trial.  EACH OF THE BORROWER, THE LENDERS, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

8.10.        Confidentiality.  Neither any Lender, the Collateral Agent nor the Administrative Agent shall disclose to any Person any Confidential Information, except that any Lender, the Collateral Agent or the Administrative Agent may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates; (b) to any other Lender, the Collateral Agent or the Administrative Agent; (c) which is otherwise known or available to the public or which is otherwise known to the receiving party prior to the time such Confidential Information was delivered to any Lender, the Collateral Agent or the Administrative Agent; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, the Collateral Agent or the Administrative Agent; (e) if required in response to any summons or subpoena; (f) in connection with any enforcement by the Lenders, the Collateral Agent and the Administrative Agent of their rights under this Agreement or the other Credit Documents or any litigation among the parties relating to the Credit Documents or the transactions contemplated thereby; (g) to comply with any Requirement of Law applicable to such Lender, the Collateral Agent or the Administrative Agent; (h) to any Assignee Lender or Participant or any prospective Assignee Lender or Participant; provided that such Assignee Lender or Participant or prospective Assignee Lender or Participant agrees to be bound by the provisions of (or provisions substantially similar to) this Section 8.10; or (i) otherwise with the prior consent of such Loan Party; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligations of the Loan Parties under this Agreement and the other Credit Documents.  Nothing in this Section 8.10 shall limit the use of any Platform as described in Section 8.01(b).

8.11.        Counterparts.  This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.  Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

8.12.        Consent to Jurisdiction.  Each of the parties to this Agreement irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in New York, New York and agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any of the other Credit Documents may be brought against such party in any such courts.  Final judgment against any party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.  Nothing in this Section 8.12 shall affect the right of any party to commence legal proceedings or otherwise sue any other party in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any other party in any manner authorized by the laws of any such jurisdiction.  Each of the parties agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitutes adequate service of process in any such suit.  Each of the parties to this Agreement irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the United States of America; (d) any immunity which it or its assets may have in respect of its obligations under this Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Agreement or any other Credit Document to post security for the costs of any party or to post a bond or to take similar action.

8.13.        Relationship of Parties.  The relationship between the Borrower, on the one hand, and the Lenders, the Collateral Agent and the Administrative Agent, on the other, is, and at all times shall remain, solely that of borrower and lenders.  Neither the Lenders, the Collateral Agent nor the Administrative Agent shall under any circumstances be construed to be partners or joint venturers of the Borrower or any of their Affiliates; nor shall the Lenders, the Collateral Agent or the Administrative Agent under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Borrower or any of its Affiliates, or to owe any fiduciary duty to the Borrower or any of its Affiliates.  The Lenders, the Collateral Agent and the Administrative Agent do not undertake or assume any responsibility or duty to the Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their property, any security held by the Administrative Agent, the Collateral Agent or any Lender or the operations of the Borrower or any of its Affiliates.  The Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender, the Collateral Agent or the Administrative Agent in connection with such matters is solely for the protection of the Lenders, the Collateral Agent and the Administrative Agent and neither the Borrower nor any of its Affiliates is entitled to rely thereon.

8.14.        Time.  Time is of the essence as to each term or provision of this Agreement and each of the other Credit Documents.

8.15.        Waiver of Certain Damages.  Notwithstanding anything to the contrary contained in this Agreement, the Borrower, the Administrative Agent, the Collateral Agent and the Lenders each hereby agree that it shall not seek from any other party hereto consequential, punitive or special damages under any theory of liability.

8.16.        USA PATRIOT Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

8.17.        Clarification.  Notwithstanding anything to the contrary, the parties hereto understand and agree that Société Générale is acting in various capacities under this Agreement and the other Credit Documents and therefore shall be permitted to fulfill its roles and manage its various duties hereunder in such manner as Société Générale sees fit and, for the avoidance of doubt, in lieu of sending notices to itself when acting in different capacities Société Générale may keep internal records regarding all such communications, notices and actions related to this Agreement and the other Credit Documents in accordance with its past practice.

8.18.        Conversion of Currencies.  The obligations of the Borrower in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding that any proceeds of Collateral (including funds held in the Genius Control Account) or any judgment may be in a currency (the “Proceeds/Judgment Currency”) other than Dollars (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum that is proceeds of Collateral in the Proceeds/Judgment Currency (or, in the case of funds already held by or on behalf of the Applicable Creditor, on the Business Day such funds are to be applied to the Obligations (unless otherwise specifically set forth in this Agreement with respect to such funds) or so adjudged to be so due in the Proceeds/Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Proceeds/Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.  The obligations of the Borrowers contained in this Section 8.18 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

[The first signature page follows.]

IN WITNESS WHEREOF, the Borrower, the Lenders, the Administrative Agent, the L/C Issuer and the Collateral Agent have caused this Agreement to be executed as of the day and year first above written.

BORROWER: GENIUS PRODUCTS, LLC, a Delaware limited liability company By: /s/ Trevor Drinkwater Name: Trevor Drinkwater Title: President

ADMINISTRATIVE AGENT:

SOCIÉTÉ GÉNÉRALE,
as Administrative Agent

By:   /s/ Hannah Kim
Name:    Hannah Kim
Title:   Director

COLLATERAL AGENT:

SOCIÉTÉ GÉNÉRALE,
as Collateral Agent

By:    /s/ Hannah Kim
Name:   Hannah Kim
Title:    Director

L/C ISSUER: SOCIÉTÉ GÉNÉRALE, as L/C Issuer By: /s/ Hannah Kim Name: Hannah Kim Title: Director

THE LENDERS: SOCIÉTÉ GÉNÉRALE By: /s/ Hannah Kim Name: Hannah Kim Title: Director

ALLIANCE & LEICESTER COMMERCIAL FINANCE PLC By: /s/ G.A. Faulkner Name: G.A. Faulkner Title: Head of Structured Finance By: /s/ J.C.P. Marchant Name: J.C.P. Marchant Title: Senior Manager

AMENDED AND RESTATED CREDIT AGREEMENT

among

GENIUS PRODUCTS, LLC,

and

THE LENDERS NAMED HEREIN

and

SOCIÉTÉ GÉNÉRALE,

as Administrative Agent and Collateral Agent,

and

SOCIÉTÉ GÉNÉRALE,

as L/C Issuer,

and

SG AMERICAS SECURITIES, LLC,

as Lead Arranger and Sole Bookrunner

and

ALLIANCE & LEICESTER COMMERCIAL FINANCE PLC,

as Managing Lead Arranger

Dated as of November 1, 2007

ARTICLE I.	INTERPRETATION	1
1.01.	Definitions	1
1.02.	GAAP	33
1.03.	Headings	33
1.04.	Plural Terms	33
1.05.	Time	33
1.06.	Governing Law	33
1.07.	Construction	33
1.08.	Entire Agreement	33
1.09.	Calculation of Interest and Fees	34
1.10.	References	34
1.11.	Other Interpretive Provisions	34
1.12.	Currency Conversion	35
1.13.	Rounding	35
1.14.	Knowledge	35
1.15.	Closing Date	35
1.16.	Original Agreement	35
ARTICLE II.	CREDIT FACILITIES	35
2.01.	Loan Facilities	35
2.02.	Letters of Credit	39
2.03.	Amount Limitations, Commitment Adjustments, Etc	47
2.04.	Fees	51
2.05.	Genius Control Account – Release and Application of Funds	51
2.06.	Prepayments	56
2.07.	Other Payment Terms	62
2.08.	Loan Accounts; Notes	63
2.09.	Loan Funding	64
2.10.	Pro Rata Treatment	65
2.11.	Change of Circumstances	66
2.12.	Taxes on Payments	68
2.13.	Funding Loss Indemnification	70
2.14.	Security	71
2.15.	Replacement of the Lenders	71

i

2.16.	Calculation of Adjusted Borrowing Base Availability	72
2.17.	Adjustments to the Applicable Advance Rate	72
ARTICLE III.	CONDITIONS PRECEDENT	73
3.01.	Initial Conditions Precedent	73
3.02.	Conditions Precedent to each Credit Event	73
ARTICLE IV.	REPRESENTATIONS AND WARRANTIES	74
4.01.	Representations and Warranties	74
4.02.	Reaffirmation	82
ARTICLE V.	COVENANTS	82
5.01.	Affirmative Covenants	82
5.02.	Negative Covenants	91
5.03.	Financial Covenants	101
ARTICLE VI.	EVENTS OF DEFAULT	102
6.01.	Events of Default	102
6.02.	Remedies	105
ARTICLE VII.	ADMINISTRATIVE AGENT, COLLATERAL AGENT AND RELATIONS AMONG LENDERS	107
7.01.	Appointment, Powers and Immunities	107
7.02.	Reliance by the Administrative Agent and the Collateral Agent	108
7.03.	Defaults	108
7.04.	Indemnification	109
7.05.	Non-Reliance	109
7.06.	Resignation of the Administrative Agent, L/C Issuer or the Collateral Agent	110
7.07.	Collateral Matters	111
7.08.	Performance of Conditions	112
7.09.	The Administrative Agent and the Collateral Agent in their Individual Capacity	112
7.10.	Collateral Matters/Lender Rate Contracts	112
7.11.	Intercreditor Agreement	112
ARTICLE VIII.	MISCELLANEOUS	113
8.01.	Notices	113
8.02.	Expenses	115
8.03.	Indemnification	115

ii

8.04.	Waivers; Amendments	117
8.05.	Successors and Assigns	119
8.06.	Setoff; Security Interest	123
8.07.	No Third Party Rights	123
8.08.	Partial Invalidity	123
8.09.	Jury Trial	123
8.10.	Confidentiality	124
8.11.	Counterparts	124
8.12.	Consent to Jurisdiction	124
8.13.	Relationship of Parties	125
8.14.	Time	125
8.15.	Waiver of Certain Damages	125
8.16.	USA PATRIOT Act	125
8.17.	Clarification	125
8.18.	Conversion of Currencies	126

iii

SCHEDULES

SCHEDULE I	-	THE LENDERS
SCHEDULE 3.01	-	CONDITIONS PRECEDENT
SCHEDULE 4.01(G)	-	LITIGATION
SCHEDULE 4.01(H)	-	REAL PROPERTY
SCHEDULE 4.01(I)	-	CONTINGENT OBLIGATIONS
SCHEDULE 4.01(J)	-	EQUITY SECURITIES
SCHEDULE 4.01(K)	-	MULTIEMPLOYER PLANS
SCHEDULE 4.01(N)	-	GOVERNMENT CHARGES
SCHEDULE 4.01(O)	-	SUBSIDIARIES
SCHEDULE 4.01(U)	-	INSURANCE
SCHEDULE 4.01(V)	-	AGREEMENTS WITH AFFILIATES, ETC.
SCHEDULE 5.02(A)	-	EXISTING DEBT
SCHEDULE 5.02(B)	-	EXISTING LIENS
SCHEDULE 5.02(E)	-	EXISTING INVESTMENTS

EXHIBITS

EXHIBIT A	NOTICE OF LOAN BORROWING
EXHIBIT B	NOTICE OF CONVERSION
EXHIBIT C	NOTICE OF INTEREST PERIOD SELECTION
EXHIBIT D	REVOLVING LOAN NOTE
EXHIBIT E	COMPLIANCE CERTIFICATE
EXHIBIT F	BORROWING BASE CERTIFICATE
EXHIBIT G	ALLOCATION CERTIFICATE
EXHIBIT H	Intentionally Omitted
EXHIBIT I	ASSIGNMENT AGREEMENT
EXHIBIT J	CONTROL AGREEMENT
EXHIBIT K	PERFECTION CERTIFICATE
EXHIBIT L	Intentionally Omitted
EXHIBIT M	Intentionally Omitted
EXHIBIT N	INTERIM RELEASE OF FUNDS CERTIFICATE

Exhibit 99.2

AMENDMENT NO. 1 TO
ALLOCATION OF ACCOUNTS RECEIVABLE AND INTERCREDITOR AGREEMENT

THIS AMENDMENT NO. 1 TO ALLOCATION OF ACCOUNTS RECEIVABLE AND INTERCREDITOR AGREEMENT (this “Amendment”), dated as of November 1, 2007, is entered into by and between (1) GENIUS PRODUCTS, LLC, a Delaware limited liability company (formerly known as The Weinstein Company Funding LLC) (“Borrower”), (2) THE WEINSTEIN COMPANY LLC, a Delaware limited liability company (on behalf of itself and all Licensor Controlled Affiliates (as defined in the Weinstein Distribution Agreement referred to below), in such capacity, “TWC”) and (3) SOCIÉTÉ GÉNÉRALE, in its capacity as administrative agent and in its capacity as collateral agent (in such capacities, the “Administrative Agent”) for the lenders party from time to time to the Credit Agreement (as defined in the Intercreditor Agreement referred to below).

A.           Borrower, TWC and the Administrative Agent have previously entered into that certain Allocation of Accounts Receivable and Intercreditor and Subordination Agreement, dated as of August 10, 2007 (as the same may from time to time be supplemented, modified, amended or restated, including by this Amendment, the “Intercreditor Agreement”).  Capitalized terms are used in this Amendment as defined in the Intercreditor Agreement, unless otherwise defined herein.

B.           Borrower, TWC and the Administrative Agent desire to amend the Intercreditor Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, TWC and the Administrative Agent hereto hereby agree as follows:

1.           Amendments.

(a)           The definition of “Blockbuster Revenue Sharing Payments” in Section 1(a) of the Intercreditor Agreement is hereby renamed and amended and restated in its entirety as follows:

“Blockbuster Minimum Guarantee Payments” shall mean payments from Blockbuster that are payments in respect of minimum guarantee payments owing from Blockbuster in connection with one or more revenue sharing arrangements between the Borrower (or any Guarantor) and Blockbuster.

(b)           Each reference in the Intercreditor Agreement to “Blockbuster Revenue Sharing Payment” and “Blockbuster Revenue Sharing Payments” is hereby replaced with “Blockbuster Minimum Guarantee Payment” and “Blockbuster Minimum Guarantee Payments,” respectively.

(c)           The definition of “Central Lockbox Disbursement Date” in Section 1(a) of the Intercreditor Agreement is hereby amended and restated in its entirety as follows:

“Central Lockbox Disbursement Date” shall mean each Wednesday (or if a Wednesday is not a Business Day, the first Business Day after such Wednesday) and the Business Day immediately prior to the last Business Day of each calendar month.

(d)           The definition of “Weinstein Disbursement Date” in Section 1(a) of the Intercreditor Agreement is hereby amended and restated in its entirety as follows:

“Weinstein Disbursement Date” shall mean each Wednesday (or if a Wednesday is not a Business Day, the first Business Day after such Wednesday) and the Business Day immediately prior to the last Business Day of each calendar month.

2.           Continuing Effect.  Except as specifically amended by this Amendment, the Intercreditor Agreement shall remain in full force and effect.

4.           Governing Law.  This Amendment has been delivered and accepted at and shall be deemed to have been made in the State of New York, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

5.           Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties’ respective successors and assigns, subject to Section 11(k) of the Intercreditor Agreement.

6.           Authority.  Each of the signatories hereto certifies that such party has all necessary authority to execute this Amendment and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

7.           Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy (by e-mail of a PDF or similar electronic image file) shall be effective as delivery of a manually executed counterpart of this Amendment.  This Amendment shall become effective when it shall have been executed by each party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

THE WEINSTEIN COMPANY, LLC

By:/s/ Larry Madden
Name:  Larry Madden
Title:    EVP & CFO

SOCIÉTÉ GÉNÉRALE,
for itself and as administrative agent and collateral agent for the SG Lenders

By:/s/ Hannah Kim
Name: Hannah Kim
Title:   Director

GENIUS PRODUCTS, LLC

By:  /s/ Trevor Drinkwater
Name:  Trevor Drinkwater
Title:    President

Exhibit 99.3

REAFFIRMATION OF GUARANTY AGREEMENT

Dated as of November 1, 2007

Reference is made to that certain Guaranty Agreement, dated as of August 10, 2007 (the “Guaranty”), executed by GENIUS PRODUCTS, INC., a Delaware corporation (“GPI”) and each of the other signatories thereto (each of GPI and such other signatories, a “Guarantor” and collectively, the “Guarantors”), in favor of SOCIÉTÉ GÉNÉRALE, as Administrative Agent for the Lenders and the Collateral Agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), and each of the lenders.

This Reaffirmation is in reference to that certain Amended and Restated Credit Agreement, dated on or about November 1, 2007 (the “Amended and Restated Credit Agreement”), among Genius Products, LLC, the lenders party thereto from time to time and Société Générale, as Administrative Agent and Collateral Agent.  Unless otherwise defined herein, all capitalized terms used in this Reaffirmation that are defined in the Amended and Restated Credit Agreement shall have the respective meanings assigned to them in the Amended and Restated Credit Agreement.

Each of the undersigned hereby acknowledges and consents to the Amended and Restated Credit Agreement and the other Credit Documents being executed in connection therewith and confirms and agrees that the Guaranty and each other Credit Document previously executed by the undersigned remains in full force and effect in accordance with its terms and is hereby reaffirmed and ratified by each of the undersigned, and each of the undersigned hereby confirms that the representations and warranties contained in each the Guaranty (including any incorporated by reference to the Original Agreement (as defined in the Amended and Restated Credit Agreement) and the Amended and Restated Credit Agreement, as applicable) are (before and after giving effect to the Amended and Restated Credit Agreement, except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date) true and correct in all material respects.

This Reaffirmation may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Reaffirmation may execute this Reaffirmation by signing any such counterpart.  Transmission by facsimile of an executed counterpart of this Reaffirmation shall be deemed to constitute due and sufficient delivery of such counterpart.

This Reaffirmation shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation to be duly executed by its authorized officer as of the day and year first above written.

GUARANTORS:

GENIUS PRODUCTS, INC.,
a Delaware corporation

By: /s/ Trevor Drinkwater
Name:  Trevor Drinkwater
Title:    President

AMERICAN VANTAGE MEDIA, LLC,
a Nevada limited liability company

By:  /s/ Trevor Drinkwater
Name:  Trevor Drinkwater
Title:    President

WELLSPRING MEDIA, LLC,
a Delaware limited liability company

By:  /s/ Trevor Drinkwater
Name:   Trevor Drinkwater
Title:     President

WELLSPRING PRODUCTIONS, LLC,
a Delaware limited liability company

By:  /s/ Trevor Drinkwater
Name:   Trevor Drinkwater
Title:     President

CASTALIAN DC, LLC,
a Delaware limited liability company

By:  /s/ Trevor Drinkwater
Name:  Trevor Drinkwater
Title:    Manager

THE THIRTEEN THIRTY ONE LLC,
an Illinois limited liability company

By:  /s/ Trevor Drinkwater
Name:  Trevor Drinkwater
Title:    Manager

CASTALIAN, LLC, an Illinois limited liability company By: /s/ Trevor Drinkwater Name: Trevor Drinkwater Title: Manager

Annex E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant    [ X ]

Filed by a Party other than the Registrant   [ _ ]

Check the appropriate box:

[ _ ]           Preliminary Proxy Statement
[ _ ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]          Definitive Proxy Statement
[ _ ]           Definitive Additional Materials
[ _ ]           Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

GENIUS PRODUCTS, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ X ]           No fee required.

[ _ ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) or 0-11.

(1)	Title of each class of securities to which transaction applies: ______________________________________
(2)	Aggregate number of securities to which transaction applies: _____________________________________
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):  ______________

(4)	Proposed maximum aggregate value of transaction: _____________________________________________
(5)	Total fee paid: _________________________________________________________________________

[ _ ]         Fee paid previously with preliminary materials.

[ _ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and date of filing.

(1)	Amount previously paid: _________________________________________________________________
(2)	Form, schedule or Registration Statement No.: _________________________________________________
(3)	Filing party: ___________________________________________________________________________
(4)	Date filed: ____________________________________________________________________________

GENIUS PRODUCTS, INC.
2230 Broadway
Santa Monica, California 90404
(310) 453-1222

November 13, 2007

Dear Stockholder of Genius Products, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Genius Products, Inc. to be held at our offices located at 2230 Broadway, Santa Monica, California 90404, at 2:00 p.m. local time on Wednesday, December 5, 2007.

We have provided details of the business to be conducted at the Annual Meeting in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope.  If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

  We look forward to seeing you at the Annual Meeting.

Sincerely, Trevor Drinkwater Member of the Board, President and Chief Executive Officer

Santa Monica, California

YOUR VOTE IS IMPORTANT

In order to assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope.  You do not need to add postage if mailed in the United States.  Voting instructions are included with your proxy card.

GENIUS PRODUCTS, INC.
2230 Broadway
Santa Monica, California  90404
(310) 453-1222

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:       Tuesday, December 5, 2007

Time:       2:00 p.m. PST

Place:      Genius Products, Inc.
2230 Broadway
Santa Monica, California 90404

The meeting is being held for the following purposes:

1.	To elect seven directors to our Board of Directors to serve until their successors are duly elected and have qualified.

Note: Seven individuals have been nominated for director.  Two of these individuals are nominated for election by the holders of our common stock (the “Common Stock Nominees”), and five of these individuals are nominated for election by the holders of our Series W Preferred Stock (the “Series W Nominees”). We are only soliciting your proxy for election of the Common Stock Nominees.  The Weinstein Company Holdings LLC and its first-tier subsidiary, W-G Holding Corp., together hold all of the outstanding shares of our Series W Preferred Stock and are entitled to vote for the Series W Nominees at the Annual Meeting.

2.	To transact such other business as may properly be brought before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on October 29, 2007 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO FILL IN THE ENCLOSED PROXY AND TO SIGN AND FORWARD IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.  ANY STOCKHOLDER WHO SIGNS AND SENDS IN A PROXY MAY REVOKE IT BY EXECUTING A NEW PROXY WITH A LATER DATE, BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME BEFORE IT IS VOTED, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF STOCK THAT YOU HOLD.  YOUR COOPERATION IN PROMPTLY RETURNING YOUR PROXY WILL HELP LIMIT EXPENSES INCIDENT TO PROXY SOLICITATION.

By Order of the Board of Directors
Santa Monica, California November 13, 2007	Trevor Drinkwater Member of the Board, President and Chief Executive Officer

Stephen K. Bannon Chairman, Board of Directors

GENIUS PRODUCTS, INC.
2230 Broadway
Santa Monica, California 90404
___________________________

PROXY STATEMENT
___________________________

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Genius Products, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held at our offices located at 2230 Broadway, Santa Monica, California 90404 on Wednesday, December 5, 2007 at 2:00 p.m. local time and at any and all adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  Accompanying this Proxy Statement is the Board of Directors’ proxy for the Annual Meeting, which you may use to indicate your vote as to the proposal described in this Proxy Statement.  In addition to solicitation by use of the mail, certain of our officers and employees may, without receiving additional compensation therefor, solicit the return of proxies by telephone, telegram or personal interview.  We have requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of common stock, and have agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith.

Revocation of Proxies

All Proxies which are properly completed, signed and returned to us prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposal described in this Proxy Statement unless otherwise directed.  A stockholder may revoke his or her proxy at any time before it is voted either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

The Weinstein Company LLC

On July 21, 2006, we completed a strategic transaction with The Weinstein Company Holdings LLC (“TWC Holdings”) and launched a venture named Genius Products, LLC (the “Distributor”) to exploit the exclusive U.S. home video distribution rights to feature films and direct-to-video releases owned or controlled by The Weinstein Company LLC (“TWC”).  Under the terms of the transaction, we contributed substantially all of our assets, employees and businesses to the Distributor, which also holds the exclusive U.S. home video distribution rights for filmed entertainment and direct-to-video product of TWC.  The venture also operates the former businesses of Genius Products, Inc., including the marketing, sales and distribution of other major branded entertainment content.  The Distributor is owned 70% by TWC Holdings and its first-tier subsidiary, W-G Holding Corp. (“W-G Holding”), and 30% by us.  As part of the transaction with TWC Holdings, we issued to TWC Holdings and W-G Holding an aggregate of 100 shares of Series W Preferred Stock entitling them to certain voting rights at the Annual Meeting, as described further below.

Record Date and Voting

The close of business on October 29, 2007 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting.  As of the record date, we had outstanding 67,673,344 shares of common stock, par value $.0001 per share, and 100 shares of Series W Preferred Stock, par value $.0001 per share.  As previously disclosed, our Board of Directors has approved, and out stockholders have executed written consents approving, a reverse stock split of our common stock in an exchange ratio of (i) one-for-five, (ii) one-for-six, (iii) one-for-seven, or (iv) one-for-eight (the “Reverse Stock Split”).  Our Board of Directors has retained the discretion of whether to implement the Reverse Stock Split and which exchange ratio to implement.  Our Board has not yet determined whether to implement the Reverse Stock Split or which exchange ratio to implement.

2

Since the record date of the Annual Meeting was fixed as of October 29, 2007, the Reverse Stock Split, if implemented on or prior to the date of the Annual Meeting, will not affect the voting of shares at the Annual Meeting.  Each holder of record of our common stock as of the record date will be entitled to vote on all matters coming before the Annual Meeting based on one vote for each share held on October 29, 2007, regardless of whether the Reverse Stock Split has occurred as of the Annual Meeting date.

The holders of record of Series W Preferred Stock, in the aggregate, are entitled to such number of votes (other than with respect to the election of the Common Stock Nominees described below under Proposal 1) equal to the greater of (i) the number of votes attributable to shares of Company common stock that TWC Holdings and its permitted transferees (which are described in our Amended and Restated Certificate of Incorporation) beneficially own, including without limitation those shares of common stock which they have the right to acquire, upon conversion, exchange or redemption of Class W Units of the Distributor, less the number of votes attributable to the shares of Company common stock which TWC Holdings and its permitted transferees may vote directly; and (ii) the number of votes that, together with all other votes entitled to be directly cast by the holders of Series W Preferred Stock, entitle the holders of Series W Preferred Stock to exercise one vote more than one-half of all votes entitled to be cast at the Annual Meeting.

All proxies which are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on for which a vote was cast.  An abstention from voting or a broker non-vote will not be counted in the voting process.

Stockholders may revoke any proxy before it is voted by attendance at the Annual Meeting and voting in person, by executing a new proxy with a later date, or by giving written notice of revocation to our Secretary.

The shares represented by proxies that are returned properly signed will be voted in accordance with each stockholder’s directions.  If the proxy card is signed and returned without direction as to how they are to be voted, the shares will be voted as recommended by our Board of Directors.

Mailing of Proxy Statement and Proxy Card

We will pay the cost for preparing, printing, assembling and mailing this Proxy Statement and the proxy card and all of the costs of the solicitation of the proxies.

Our principal executive offices are located at 2230 Broadway, Santa Monica, California 90404.  This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about November 15, 2007.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What proposals will stockholders be voting on at the Annual Meeting?

The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: Election of seven directors to our Board of Directors to serve until their successors are duly elected and have qualified.

Note: Seven individuals have been nominated for director.  Two of these individuals are nominated for election by the holders of our common stock (the “Common Stock Nominees”), and five of these individuals are nominated for election by the holders of our Series W Preferred Stock (the “Series W Nominees”). We are only soliciting your proxy for election of the Common Stock Nominees.  The Weinstein Company Holdings LLC and its first-tier subsidiary, W-G Holding Corp., together hold all of the outstanding shares of our Series W Preferred Stock and are entitled to vote for the Series W Nominees at the Annual Meeting.

If any other matter is properly presented for approval at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares in his or her discretion.

3

How many votes are needed to approve each proposal?

The votes required to approve each proposal are as follows:

•	Proposal 1: Directors will be elected by plurality vote, and votes that are withheld will be excluded entirely from the vote and will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  Under our bylaws, a quorum will exist if there is present, in person or by proxy, the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the Annual Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

Who is soliciting my proxy?

Our Board of Directors.

How does your Board of Directors recommend that I vote?

The Company’s Board of Directors recommends that stockholders vote “FOR” each of the two nominees identified herein as the Common Stock Nominees.

Who is entitled to vote at the Annual Meeting?

Only holders of record of common stock and Series W Preferred Stock as of the close of business on October 29, 2007 will be entitled to notice of the Annual Meeting and will be entitled to vote at the Annual Meeting.

Where and when is the Annual Meeting?

The Annual Meeting will be held at the at 2:00 p.m. local time at our offices located at 2230 Broadway, Santa Monica, California 90404 on Tuesday, December 5, 2007.

Where can I vote my shares?

You can vote your shares where indicated by the instructions set forth on the proxy card, or you can attend and vote your shares in person at the Annual Meeting.

May I change my vote after I have mailed my signed proxy card?

Yes.  Just send in a written revocation or a later dated, signed proxy card before the Annual Meeting or attend the Annual Meeting and vote in person.  Simply attending the Annual Meeting, however, will not revoke your proxy – you would have to vote at the Annual Meeting in order to revoke your proxy.

4

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

What do I need to do now?

Please vote your shares as soon as possible, so that your shares may be represented at the Annual Meeting.  You may vote by signing and dating your proxy card and mailing it in the enclosed return envelope, or you may vote in person at the Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We also may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Whom should I call if I have questions?

If you have any questions about any of the proposals on which you are voting, you may call or write to:

Genius Products, Inc.
Attn: Corporate Secretary
2230 Broadway
Santa Monica, California 90404
Telephone:  (310) 453-1222
Facsimile:   (310) 453-0074

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  Final voting results will be published in our annual report on Form 10-K for the year ending December 31, 2007.

5

PROPOSAL 1
ELECTION OF DIRECTORS

In accordance with our Amended and Restated Certificate of Incorporation, the Board of Directors consists of seven members.  At each annual meeting of stockholders, directors are elected until their successors are elected or appointed.  Our bylaws provide for the election of directors at the Annual Meeting of Stockholders.

The Board of Directors proposes the election of the seven nominees listed below as members of the Board of Directors.  If elected, the nominees are expected to serve for the ensuring year or until their successors are elected or appointed.

Unless marked otherwise or if authority is withheld, proxies received will be voted FOR the election of each of the two Common Stock Nominees named below.  If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy.  The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

Nominees

All nominees are currently directors, and each nominee has agreed to be named in this proxy statement and to serve if elected.  The age indicated and other information in each nominee’s biography is as of September 30, 2007.

Common Stock Nominees– Directors Nominated for Election by Holders of Common Stock

The following two individuals are the nominees for election by the holders of common stock.  We are soliciting your proxy for election of these two individuals.

Stephen K. Bannon Age 53 Director since March 2005 Chairman, Board of Directors
Mr. Bannon was appointed as a director and Chairman of the Board of Genius Products, Inc. (the “Company”) in March 2005 in connection with our acquisition of American Vantage Media Corporation (“AVMC”).  Mr. Bannon has also served as an outside consultant to the Company since July 20, 2006.  Mr. Bannon served as the Chief Executive Officer of AVMC from May 2004 until our acquisition of AVMC in March 2005.  From January 2004 to April 2004, Mr. Bannon provided executive and management services to AVMC as a consultant.  From April 2002 to December 2003, Mr. Bannon served as Head, Strategic Advisory Services for The Firm, a leading talent management company in the entertainment and media industries. Prior to that, from April 1990 to July 1998, Mr. Bannon served as Chief Executive Officer of Bannon & Company, Inc., an investment banking firm specializing in the entertainment, media and communications industries.  In July 1998, Bannon & Company, Inc. was sold to Société Generalé and Mr. Bannon became head of The Media and Entertainment Group as part of this transaction.   Mr. Bannon began his investment banking career in 1984 with Goldman Sachs, Inc. where he worked as a Mergers and Acquisitions Investment Banker until 1990.  Mr. Bannon was appointed Chairman of the Board of Points International in February 2007.  Mr. Bannon has a Masters of Arts from Georgetown University and an MBA from Harvard Business School where he graduated with honors.  Mr. Bannon was a Naval Officer for seven years from 1976-1983 including four years of sea-duty aboard the USS Paul F. Foster “DD964”.  Mr. Bannon was awarded the Navy Expeditionary Medal in 1981 for service in the Persian Gulf during the Iranian Hostage Crisis.

Trevor Drinkwater Age 40 Director since July 2005 President and Chief Executive Officer
Mr. Drinkwater has served as a director of the Company since July 2005, and has served as the Company’s President and Chief Executive Officer since February 2005.  Mr. Drinkwater has also served as the President and Chief Executive Officer of the Distributor since the closing of the Company’s transaction with The Weinstein Company LLC on July 21, 2006.  From July 2004 to February 2005, Mr. Drinkwater served as the Company’s Executive Vice President of DVD Sales. Prior to that, he served as Chief Operating Officer of Take-Two Interactive Software, Inc. from 2003-2004, Senior Vice President of Sales & Sales Operations at Warner Home Video, Inc. from 1999-2003 and worked for The Perrier Group of America, now known as Nestle Waters, from 1989-1999, where he started in field sales and progressed to General Manager.

6

Series W Nominees– Directors Nominated for Election by Holders of Series W Preferred Stock

The following five individuals are the nominees for election by the holders of Series W Preferred Stock.  We are not soliciting your proxy for election of these individuals.  The Weinstein Company Holdings LLC and its first-tier subsidiary, W-G Holding Corp., as the holders of the outstanding shares of Series W Preferred Stock, are entitled to elect up to five directors at our Annual Meeting of Stockholders.  The following five individuals have been nominated for election by the holders of Series W Preferred Stock at our Annual Meeting, and it is expected that these individuals will be elected.  Following their election, these nominees would be deemed to be “Series W Directors,” pursuant to the terms of our Amended and Restated Certificate of Incorporation.

The holders of the Series W Preferred Stock are also entitled, at any time, to remove, without cause, from office any Series W Director and to fill any vacancy caused by the resignation, death or removal of any Series W Director.  Vacancies on the Board of Directors resulting from the death, resignation or removal of any Series W Director may be filled by the remaining Series W Directors, to hold office until a qualified successor is elected by the holders of Series W Preferred Stock at the next regular or special meeting of our stockholders.

Bradley A. Ball Age 57 Director since December 2006 Senior Partner, Moroch
Mr. Ball has served as a director since December 12, 2006. Mr. Ball is currently Senior Partner at Moroch, a full-service advertising firm, where he has served since early 2007.  Prior to that, Mr. Ball most recently served as President of Warner Bros.’ Domestic Theatrical Marketing division. While at Warner Bros., he directed all areas of film marketing for Warner Bros.’ North American operations and the release of over 90 films, including “You’ve Got Mail,” “The Matrix” and “Harry Potter and the Sorcerer’s Stone.” He also served as Chairman of the Time Warner Marketing Council, integrating all divisions of Warner Bros. in cross-divisional marketing efforts to maximize efforts resulting from the AOL-Time Warner merger. Further, Mr. Ball was a key player in Warner Bros.’ first entry into “original” IMAX content, spearheading production and corporate sponsorship for the film “NASCAR 3D, the IMAX Experience.” Before joining Warner Bros., Mr. Ball worked as Senior Vice President and Chief Marketing Officer for McDonald’s Corporation’s domestic business. During his tenure at McDonald’s, he directed U.S. marketing plans for over 10,000 restaurants, 2,800 franchises and their multiple agency system. His contributions included being co-architect of the Disney and McDonald’s global alliance, the Atlanta Olympics campaign, numerous Super Bowl advertisements and the launch of McDonald’s “Did Somebody Say McDonald’s?” branding campaign. Mr. Ball began his career at Davis, Johnson, Mogul and Colombatto, a Los Angeles based advertising agency where he worked his way to partner.

James G. Ellis Age 60 Director since February 2005 Dean, The Marshall School of Business
Mr. Ellis has served as a director since February 2005.  Mr. Ellis is the Dean of The Marshall School of Business at the University of Southern California, having been appointed in April 2007.  Prior to that, Mr. Ellis was USC’s Vice Provost for Globalization, responsible for building the school’s brand on a worldwide basis.  He has served as the Vice Dean of External Relations at The Marshall School of Business, and as the Associate Dean of the Undergraduate Business Program. In addition, he is Professor of Marketing, a position he has held since 1997. Prior to joining academia, Mr. Ellis held various senior executive positions in established companies as well as in entrepreneurial ventures. He is a founding director of Professional Business Bank in Pasadena, California, and currently serves on a number of corporate and non-profit boards, including, among others, the board of the Fixed Income Funds of the Capital Group. He is also a member of the Chief Executives Organization and World Presidents Organization, and is a graduate of the Fixed Income Funds of The Capital Group.  He is also a member of the Chief Executives Organization and World Presidents Organization, and is a graduate of the University of New Mexico and The Harvard University Graduate School of Business Administration.

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Herbert Hardt Age 64 Director since October 2005 Principal, Monness, Crespi, Hardt & Co.
Mr. Hardt has served as a director since October 2005.  Mr. Hardt has been a principal of Monness, Crespi, Hardt & Co., Inc., an equity research and trading firm, since 1980.  From 1976 to 1979, he served as Vice President of Fidelity Management and Research (Bermuda).  Mr. Hardt worked at Fidelity Management and Research in Boston, first as an analyst and then as fund manager of Essex Fund and Trend Fund from 1971-1976.  Mr. Hardt received his Bachelor of Arts with a Concentration in Engineering and Applied Physics from Harvard College in 1965 and his Master of Business Administration from Harvard University in 1971.  He also attended graduate school in applied mathematics at the University of Bern in Bern, Switzerland.  From 1966-1969 Mr. Hardt served in the military with the 82nd Airborne Division.  Mr. Hardt also serves on the board of directors of E-Room Systems.

Larry Madden Age 42 Director since July 2006 Executive Vice President & CFO, The Weinstein Company
Mr. Madden has served as a director since July 21, 2006.  Mr. Madden has served as Executive Vice President and Chief Financial Officer of The Weinstein Company since July 2005.  From March 2005 to June 2005, Mr. Madden served as President, Digital Media Solutions for Loudeye Corp., a supplier of white label music platforms and business-to-business digital media distribution services.  During his tenure at Loudeye, Mr. Madden also served as Executive Vice President and Chief Financial Officer from March 2004 to March 2005.  Prior to this, he served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer for EMAK Worldwide, Inc., a Los Angeles based provider of integrated marketing services, from November 2000 to January 2004. He also served as Executive Vice President and Chief Financial Officer for Atomic Pop, an online music distribution and marketing venture, and as Senior Vice President and Chief Financial Officer for the recorded music and music publishing investments of Wasserstein Co., Inc., an investment bank. Earlier in his career, Mr. Madden held executive financial roles at Def Jam Recordings and PolyGram International. He began his career at Ernst & Young.

Irwin Reiter Age 48 Director since July 2006 Executive Vice President of Accounting and Financial Reporting, The Weinstein Company
Mr. Reiter has served as a director since July 21, 2006.  Mr. Reiter has served as Executive Vice President of Accounting and Financial Reporting for The Weinstein Company since October, 2005.  Prior to joining The Weinstein Company, Mr. Reiter held various positions at Miramax Films from 1989-2005, including Controller, Chief Financial Officer and Executive Vice President of Accounting and Financial Reporting.  During his tenure at Miramax, Mr. Reiter was responsible for all aspects of general ledger and financial reporting as well as overseeing the participation reporting department.  He worked on all financial aspects of the company, including key vendor relationships, key licensing relationships as well as overseeing the financial reporting and accounting department.  Prior to working for Miramax, Mr. Reiter held the position of Manager of Financial Reporting at Tri- Star Pictures from 1985-1989.  Mr. Reiter is a CPA with an MBA in finance from Hofstra University.

Directors’ Meetings and Committees

The Board of Directors and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate.

During the 2006 fiscal year our Board of Directors held 10 meetings.

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The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.  The following table lists the chairperson and members of each committee and the number of meetings held by each committing during fiscal 2006.

Director	Audit Committee	Compensation Committee	Nominating Committee
Stephen K. Bannon	-	-	-
Trevor Drinkwater	-	-	-
James G. Ellis	Member	Chairman	Member
Herbert Hardt	Chairman	Member	Member
Larry Madden	-	-	-
Irwin Reiter	-	-	-
Bradley A. Ball	Member	Member	Chairman
Number of meetings held in fiscal 2006	6	3	0

Audit Committee.   The audit committee currently consists of Messrs. Hardt, Ellis and Ball. Our Board of Directors has determined that Mr. Hardt is an audit committee financial expert as defined under applicable rules of the Securities and Exchange Commission, and that Messrs. Hardt, Ellis and Ball are independent under the rules applicable to NASDAQ listed companies. The audit committee, among other things, reviews the scope and results of the annual audit and other services provided by our independent auditors and reviews and evaluates our accounting policies and systems of internal controls. Our Board of Directors has adopted a written charter for the audit committee, which establishes operating guidelines for the audit committee. Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before our auditor is engaged by us to render any auditing or permitted non-audit related services, the engagement must be approved by our Audit Committee or entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

Our Audit Committee requires advance approval of all audit, audit- related, tax and other services performed by the independent auditor.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

Compensation Committee. The compensation committee currently consists of Messrs. Ellis, Hardt and Ball. The compensation committee, among other things, reviews and approves the salaries, bonuses and other compensation payable to our, and the Distributor’s, directors, executive officers and employees and administers and makes recommendations concerning our employee benefit plans.

Nominating Committee.  The nominating committee currently consists of Messrs. Ball, Ellis and Hardt.  The nominating committee is responsible for administering our corporate governance systems, recommending proposed new members of our Board of Directors, evaluating the independence of our current and prospective directors, and reviewing the suitability of each member of our Board of Directors for continued service. The nominating adopted a charter in June 2007.

It is the nominating committee’s policy to consider candidates recommended by stockholders. If a stockholder wishes to submit a candidate for nomination to our Board of Directors, the stockholder should send a written notice to our Secretary, at 2230 Broadway, Santa Monica, California 90404, Attn: Corporate Secretary. It is the nominating committee’s policy to evaluate candidates proposed by stockholders using the same criteria as for other candidates. The following are among the qualifications that our nominating committee considers when evaluating and selecting candidates for nomination to our Board of Directors: (i) experience in business, finance or administration; (ii) familiarity with our industry; (iii) prominence and reputation; and (iv) whether the individual has sufficient time available to devote to the work of the Board of Directors and one or more of its committees.

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In addition, our Board of Directors expects nominees to possess certain core competencies, some of which may include broad experience in business, finance or administration, familiarity with national and international business matters, and familiarity with our industry. In addition to having one or more of these core competencies, board member nominees are identified and considered on the basis of knowledge, experience, integrity, diversity, leadership, reputation and ability to understand our business.

During 2006, each incumbent director attended or participated in at least 75% of the aggregate of:  (i) the total number of meetings of the Board of Directors (during the period for which such director served as a director); and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served (during the period for which such director served on such committees).

Policy Regarding Director Attendance at Annual Meeting of Stockholders

We believe that the annual meeting of stockholders is a good opportunity for the stockholders to meet and, if appropriate, ask questions of the Board of Directors. It is also a good opportunity for the members of the Board of Directors to hear any feedback the stockholders may share with us at the meeting. It is our policy that our directors are invited and strongly encouraged to attend our annual meeting of stockholders. We will reimburse all reasonable out of pocket traveling expenses incurred by the directors in attending the annual meeting. At the time of our 2006 Annual Meeting of Stockholders, we had six directors, all of whom were in attendance at our 2006 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Code of Ethics

Our Board of Directors has adopted an Amended and Restated Code of Ethics that applies to all of our directors, principal executive officer, principal financial officer, principal accounting officer and controller, as well as all other persons performing similar functions. A copy of such Amended and Restated Code of Ethics has been posted on the Company’s website at www.geniusproducts.com.

Communications between Stockholders and the Board of Directors

Stockholders may communicate with our Board of Directors by writing to:  Board of Directors, Genius Products, Inc., 2230 Broadway, Santa Monica, California 90404.  Communications to individual directors may be sent to the same address.

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Board of Director Compensation

The following table sets forth the compensation paid to our non-employee directors in 2006.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Stephen K. Bannon, Chairman	$0	$0	$867,172	$0	$0	$0	$867,172

Bradley A. Ball	$0	$0	$0	$0	$0	$0	$0

James G. Ellis	$0	$0	$399,101	$0	$0	$0	$399,101

Herbert Hardt	$0	$0	$257,692	$0	$0	$0	$257,692

Larry Madden	$0	$0	$0	$0	$0	$0	$0

Irwin Reiter	$0	$0	$0	$0	$0	$0	$0

The Company did not pay outside directors any cash payments for service on our Board of Directors during 2006. We do not reimburse directors for their actual expenses incurred in attending Board meetings. Compensation amounts shown on the table reflect the FAS 123R value of options that became vested during 2006.

We granted fair market value stock options to director Herbert Hardt in June of 2006. The options were granted in two separate groups: the first grant, consisting of 286,347 shares vests in monthly increments over two years beginning in November 2006, and had a per-option grant value (as reported on our financial statements in accordance with FAS 123R) of $1.70 per share; the second grant, consisting of 100,000 shares, vests in equal monthly increments over three years beginning in July 2006 and had a per-option grant value (as reported on our financial statements in accordance with FAS 123R) of $1.70 per share.

Grants to the other directors vest on a monthly basis over a three year period.

Our President and Chief Executive Officer is also a member of the Board of Directors. He receives no additional compensation related to his service on the Board of Directors.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis included below, and has reviewed this document with members of our management team. Based upon the review and discussions that the Compensation Committee had with management regarding the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report.

Members of the Compensation Committee:

James G. Ellis, Chairman
Herbert Hardt
Bradley A. Ball

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF
THE TWO NOMINEES FOR ELECTION BY OUR COMMON STOCKHOLDERS.
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OTHER MATTERS

Our directors know of no other matters to be brought before the Annual Meeting.  If any other matters properly come before the Annual Meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Fees of Independent Public Accountants

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP (“E&Y”), Singer Lewak Greenbaum & Goldstein LLP (“SLGG”) and Cacciamatta Accounting Corporation (“CAC”) for the years ended December 31 shown:

(In thousands)	2006			2005
	E&Y	SLGG	CAC	SLGG	CAC
Audit Fees	$1,950	$235	$-	$421	$-
Audit - Related Fees	-	-	-	-	-
Tax Fees	-	-	-	-	-
All Other Fees	-	483	120	258	82
Total	$1,950	$718	$120	$679	$82

All Other Fees incurred during the year ended December 31, 2006 include fees associated with consents and the Company’s transaction with TWC.

Tax Fees

Our principal accountants did not bill us any fees for tax compliance, tax advice and tax planning for our fiscal years ended December 31, 2006 or 2005.

All Other Fees

Our principal accountants did not bill us for any services or products other than as reported above during our fiscal years ended December 31, 2006 or 2005.

Audit Committee Approvals

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before our auditor is engaged by us to render any auditing or permitted non-audit related services, the engagement must be approved by our audit committee or entered into pursuant to pre-approved policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee’s responsibilities to management.

Our audit committee requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

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Engagement of Ernst & Young LLP

Effective December 12, 2006, we dismissed SLGG, who had previously served as our independent accountants, and engaged Ernst & Young LLP as our new independent accountants. Our Audit Committee recommended that we change audit firms, directed the process of review of candidate firms to replace SLGG and made the final decision to engage E&Y.

The reports of SLGG on our financial statements for the fiscal year ended December 31, 2005 contained no adverse opinions or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits of the Company for the fiscal year ended December 31, 2005, and through the date of this report, there were no disagreements with SLGG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SLGG, would have caused SLGG to make reference thereto in their report on the financial statements for such year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock and Series W Preferred Stock as of September 30, 2007, by (i) each person who is known by the Company to own beneficially more than 5% of our common stock or Series W Preferred Stock, (ii) each of the Company’s directors and named executive officers and the executive officers of Genius Products, LLC (the “Distributor”) and (iii) all of the Company’s executive officers, directors and all of the executive officers of the Distributor as a group, in each case based on (a) the Company’s outstanding common stock and Series W Preferred Stock as of September 30, 2007 and (b) the most recent Statements of Beneficial Ownership filed by the applicable shareholder and/or internal Company records.  Except as otherwise listed below, the address of each person is c/o Genius Products, Inc., 2230 Broadway, Santa Monica, California 90404. As of August 31, 2007, there were outstanding 67,488,344 shares of our common stock and 100 shares of our Series W Preferred Stock.

	Shares Beneficially Owned (1)
Name of Owner of Common Stock	Number		Percent
Bradley A. Ball	0		0%
Stephen K. Bannon	829,520	(2)	*
Mitch Budin	180,000	(3)	*
Trevor Drinkwater	2,100,000	(4)	3.11%
James G. Ellis	429,520	(5)	*
Herbert Hardt	345,499	(6)	*
Larry Madden	0		0%
Christine Martinez	255,000	(7)	*
John Mueller	625,000	(8)	*
Michael Radiloff	142,500	(9)	*
Irwin Reiter	0		0%
Rodney Satterwhite	297,000	(10)	*
Michel Urich	200,000	(11)	*
All directors and officers as a group (13 persons)	5,404,039	(12)	8.01%
Bonanza Master Fund, Ltd.	5,199,429	(13)	7.70%
Janus Capital Management	7,239,130	(14)	10.73%
Stephens Investment Management, LLC	3,641,787	(15)	5.40%
Wellington Management Company LLP	8,486,730	(16)	12.58%

Name of Owner of Series W Preferred Stock	Number		Percent
W-G Holding Corp.	1.42857	(17)	1.43%
The Weinstein Company Holdings LLC	98.57143	(17)	98.57%

*           Represents less than 1% of our common stock.

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(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of September 30, 2007, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.  Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.  The information reflected in this table is based on the Company’s review of the most recent SEC filings for the individuals and entities listed above and the Company’s internal records.

(2)	Includes outstanding options to purchase 829,520 shares exercisable within 60 days of September 30, 2007. Excludes outstanding options to purchase 1,000,000 shares exercisable after that period.

(3)	Includes outstanding options to purchase 180,000 shares exercisable within 60 days of September 30, 2007. Excludes outstanding options to purchase 120,000 shares exercisable after that period.

(4)	Includes outstanding options to purchase 2,100,000 shares exercisable within 60 days of September 30, 2007. Excludes outstanding options to purchase 1,000,000 shares exercisable after that period.

(5)	Includes outstanding options to purchase 429,520 shares exercisable within 60 days of September 30, 2007.

(6)	Includes outstanding options to purchase 345,499 shares exercisable within 60 days of September 30, 2007. Excludes outstanding options to purchase 184,021 shares exercisable after that period.

(7)	Includes outstanding options to purchase 255,000 shares exercisable within 60 days of September 30, 2007. Excludes outstanding options to purchase 45,000 shares exercisable after that period.

(8)	Includes outstanding options to purchase 625,000 shares exercisable within 60 days of September 30, 2007. Excludes outstanding options to purchase 125,000 shares exercisable after that period.

(9)	Includes outstanding options to purchase 142,500 shares exercisable within 60 days of September 30, 2007. Excludes outstanding options to purchase 157,500 shares exercisable after that period.

(10)	Includes outstanding options to purchase 297,000 shares exercisable within 60 days of September 30, 2007. Excludes outstanding options to purchase 183,000 shares exercisable after that period.

(11)	Includes outstanding options to purchase 200,000 shares exercisable within 60 days of September 30, 2007.

(12)	Includes outstanding options to purchase 5,404,039 shares exercisable within 60 days of September 30, 2007. Excludes outstanding options to purchase 2,814,521 shares exercisable after that period.

(13)
Bonanza Master Fund, Ltd. is managed by Bonanza Capital, Ltd., which is managed by Bonanza Fund Management, Inc.  The number of shares indicated includes warrants to purchase 783,830 shares of common stock exercisable within 60 days of September 30, 2007.  The mailing address for Bonanza Master Fund, Ltd. is 300 Crescent Court, Suite 1740, Dallas, Texas 75201.

(14)
The securities reported herein are held by Janus Investment Fund, on behalf of its Series Janus Venture Fund, which is managed by Janus Capital Management.  The number of shares includes (i) 5,814,130 shares held directly by Janus Capital and (ii) a warrant to purchase 1,425,000 shares of common stock.  However, the warrant provides that the number of shares that may be acquired upon exercise of the warrant is limited to the extent necessary to ensure that the total number of shares of common stock then beneficially owned by the warrant holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the warrant holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 9.999% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon exercise).  The mailing address for Janus Investment Fund is c/o Janus Capital Management, 151 Detroit Street, Denver, Colorado 80206.

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(15)
Stephens Investment Management, LLC, in its capacity as investment adviser, may be deemed to beneficially own 3,641,787 shares which are held of record by clients of Stephens Investment Management, LLC.  The principal business address of Stephens Investment Management, LLC is One Sansome Street, Suite 2900, San Francisco, California 94104.

(16)
Wellington Management LLP, in its capacity as investment adviser, may be deemed to beneficially own 8,486,730 shares which are held of record by clients of Wellington Management LLP.  The principal business address of Wellington Management LLP is 75 State Street, Boston, Massachusetts 02109.

(17)	The principal business address for each of W-G Holding Corp. and The Weinstein Company Holdings LLC is 345 Hudson Street, 13th Floor, New York, New York 10014.

Changes in Control

Pursuant to the Amended and Restated Limited Liability Company Agreement of the Distributor, The Weinstein Company Holdings LLC has the right to redeem all or a portion of its interest in the Distributor in exchange for common stock of the Company. The exercise of this right by The Weinstein Company Holdings LLC could result in a change of control of the Company.

EXECUTIVE OFFICERS

Management

The following table sets forth certain information with respect to each of our executive officers, and each of the executive officers of the Distributor, as of September 30, 2007.

NAME	AGE	POSITION
Trevor Drinkwater	40	President and Chief Executive Officer of the Company and the Distributor, Director
John Mueller	44	Executive Vice President and Chief Financial Officer of the Company and the Distributor
Michel Urich	41	Executive Vice President, General Counsel and Secretary of the Company and the Distributor
Mitch Budin	41	Executive Vice President of Sales of the Distributor
Ed Byrnes	62	Executive Vice President, Finance, Systems and Information Technology of the Distributor
Christine Martinez	40	Executive Vice President and General Manager of the Distributor
Michael Radiloff	43	Executive Vice President of Marketing of the Distributor
Rodney Satterwhite	43	Executive Vice President and Chief Operating Officer of the Distributor

Trevor Drinkwater background is discussed above under Proposal 1 – Election of Directors.

John Mueller has served as the Company’s Executive Vice President and Chief Financial Officer since February 1, 2006. Mr. Mueller has also served as the Chief Financial Officer of the Distributor since July 21, 2006. Mr. Mueller joined the Company from Jefferies & Company, Inc., where he served as Senior Vice President of Media and Entertainment Investment Banking in New York. Prior to Jefferies, Mr. Mueller worked for Credit Suisse First Boston in New York and SG Cowen in Los Angeles advising entertainment and media companies from a broad range of sectors including filmed entertainment, video games and internet media. Mr. Mueller began his career in corporate finance at Kimberly-Clark Corporation, a Fortune 500 consumer packaged goods company.

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Michel Urich became our Executive Vice President and General Counsel in November 2005, after serving as General Counsel since July 25, 2005. Mr. Urich has also served as Secretary of the Company since December 12, 2005, and as Executive Vice President, General Counsel and Secretary of the Distributor since July 21, 2006. Prior to joining the Company, from August 2001 to June 2005 Mr. Urich served as Senior Vice President and Director of Legal Affairs at Nara Bancorp, Inc., as well as Nara Bank. Mr. Urich has a law degree from the University of London, an LLM from The London School of Ecomonics and an MBA from the University of San Francisco.

Mitch Budin has served as the Distributor’s Executive Vice President of Sales since July 21, 2006. Prior to that, Mr. Budin had served as the Company’s Executive Vice President of Sales since January 6, 2006. Mr. Budin joined us from Dreamworks SKG, where he served as Head of Sales North America, Home Entertainment division, for over five years. At Dreamworks, Mr. Budin was instrumental in developing sales and marketing strategies and launching some of the industry’s biggest selling DVDs, including Madagascar, Gladiator, Shrek, Shrek 2 and Shark Tale, among others. He joined Dreamworks from Warner Home Video, where he held a number of sales and sales management positions during his nine-year tenure. Budin received his BS from Towson University.

Ed Byrnes was appointed as the Distributor’s Executive Vice President, Finance, Systems and Information Technology, on March 5, 2007. Mr. Byrnes joined the Distributor from Warner Bros., where during a 30-year tenure with Warner Bros. he served in a number of senior positions in both the music and filmed entertainment groups, most recently serving as Executive Vice President, Worldwide Finance, Systems and IT, a position he had held since 2000. In 1980, Mr. Byrnes was instrumental in the creation of Warner Bros.’ International Home Entertainment group, initially setting up the UK company, thereafter managing the EMEA region (Europe, Middle East and Africa) and, from 1985 through 2000, serving as International Executive Vice President and General Manager.

Christine Martinez has served as the Distributor’s Executive Vice President and General Manager since July 21, 2006. Prior to that, Ms. Martinez had served as the Company’s Executive Vice President and General Manager since September 2005. Prior to joining us, Ms. Martinez was a Sales and Marketing Executive at Warner Home Video from April 1996 to May 2005. Her last executive appointment with Warner Home Video was as Vice President, Marketing - Non Theatrical, from November 2003 until her departure from the company. Ms. Martinez also had a three-year tenure in sales, from March 1993 to April 1996, with WEA Corp., a former Time Warner division. Ms. Martinez holds a BBA from the University of Texas at Austin.

Michael Radiloff  has served as the Distributor’s Executive Vice President of Marketing since July 21, 2006. Prior to that, Mr. Radiloff had served as the Company’s Executive Vice President of Marketing since October 2005. Mr. Radiloff is a senior marketing executive with 16 years of entertainment and packaged goods marketing experience with industry-leading companies. He was most recently at Warner Home Video as Vice President of Theatrical Catalog Marketing from May 2001 to September 2005 and as Director of DVD Marketing from March 2000 to April 2001. As the person responsible for releasing Warner’s vast film library onto DVD, Mr. Radiloff launched over 100 new DVD releases annually. Prior to that, he worked as a Brand Marketing Manager at Disney Interactive and Activision. Mr. Radiloff holds an MBA from Stanford Graduate School of Business.

Rodney Satterwhite has served as the Distributor’s Executive Vice President and Chief Operating Officer since July 21, 2006. Prior to that, Mr. Satterwhite had served as the Company’s Executive Vice President and Chief Operating Officer since November 2005, after serving as our Executive Vice President of Operations from April 2005 to November 2005 and our Vice President, Sales Services from July 2004 to April 2005. Mr. Satterwhite has over 22 years of management experience in entertainment and retail operations, merchandising and strategy. While at Giant Foods Inc. from October 1986 to May 1998 he gained management experience in the areas of manufacturing, sourcing, distribution, cost accounting, finance, merchandising and category management. He spent more than five years as an executive at Warner Bros., from May 1998 to February 2004, where he was responsible for developing category management processes as well as revamping non-traditional video markets and rental strategies.>From February 2004 to July 2004, before joining us, he was responsible for revamping trade marketing, sales planning and analysis, inventory/supply and customer service as Take-Two Interactive Software, Inc.’s Vice President of North American Sales Services.

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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objectives and Philosophy

We maintain a group of executive compensation programs for our named executive officers (“Named Executive Officers” or “NEOs”) and other senior level executives. Our executive compensation program, taken as a whole, has the following objectives. The primary objective of our executive compensation program is to attract, retain, motivate and develop the types of people which we need to effectively manage our business during this period of unprecedented growth; we seek to employ the best executive talent in our line of business. We want to reward our executives for business achievements and satisfaction of corporate objectives. Additionally, the overall executive compensation program, taken as a whole, should align the interests of the executives with the stockholders’ interests.

In developing our overall executive compensation program and in establishing the pay packages for the NEOs, we strive to meet the following goals:

•	To pay salaries that are competitive in our industry and our geographical market.

•	To use, assuming that it makes sense for the Company and the Distributor, executive pay practices that are commonly found in companies engaged in the entertainment distribution industry.

•	To maintain a ‘pay for performance’ outlook, particularly in our incentive programs

•	To pay salaries, and award merit increases, on the basis of the individual executive’s performance and contributions to our organization.

We view our competitors for executive talent (for compensation purposes) as the entertainment distribution industry.

To attain these goals, we have created an executive compensation program which consists of base pay, a short term cash bonus program and a stock option program. NEOs also participate in the benefit programs that we offer to all full-time employees, and certain NEOs receive additional fringe benefits. The Distributor also maintains employment contracts with each of the NEOs, as well as with other senior executives at the Distributor.

Our executive compensation program rewards executives for Company and individual performance. Company and individual performance are strongly considered when we grant base pay increases and equity awards. The pool of funds to be used for our short term bonus program is decided by our principal preferred stockholder, TWC Holdings; the Compensation Committee of our Board of Directors (the “Compensation Committee”) approves an allocation of the bonus award among the NEOs and other corporate executives with job titles of manager and above.

The Role of the Compensation Committee

Our Compensation Committee operates under a formal charter. The charter provides that the Compensation Committee shall perform the following functions regarding compensation for the NEOs:

•	Review and approve the Company’s and the Distributor’s goals relating to Principal Executive Officer (“PEO”) compensation.

•	Evaluate the PEO’s performance in light of the goals.

•	Make recommendations to the board regarding compensation to be paid to the other NEOs.

•	Annually review, for all NEOs, annual base salary, short term bonus, long term incentives, employment-related agreements and special benefits.

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Our Compensation Committee is active; the Committee retained an independent compensation consultant and is involved in all phases of our executive compensation program’s design and operation.

The Components of our Executive Compensation Program

Our executive compensation program consists of three elements: base pay; short term cash bonus and grants of fair market value options in our stock. We use this mix of programs for a variety of reasons:

•	As a package, these types of programs are typically offered by the types of companies from which we would seek executive talent.

•	As a package, these particular programs provide both a current and a long term incentive for the executive officers, thereby aligning the executives’ interests with shareholders.

•	These programs, as a package, provide the executives with short and long term rewards; this serves as a retention, as well as a motivational, device for the executives.

The Distributor also provides NEOs with a package of fringe benefits on the same basis that is provided to all full-time benefits eligible employees. These benefits include such items as health insurance and group term life insurance. We provide certain executives with an additional benefit of an automobile allowance, which is provided for in their employment contracts.

We believe that the package of executive compensation programs that we offer fits our needs well. Our program is competitive; we are able to attract and retain the executive talent that we need to successfully run our business. We do not maintain any type of non-qualified deferred compensation program (either a defined benefit or a defined contribution program) for executives; we do not provide our NEOs life insurance benefits beyond what are available to our other full time employees. We currently believe that the long term incentive component of our executive compensation program, which uses fair market value stock options, provides executives with an incentive as well as putting a portion of their compensation at risk if our share price declines; we do not currently feel the need to provide additional long term incentives to our executives.

We believe that our NEOs should have formalized employment contracts with the Distributor. The existence of a contract gives the Company, the Distributor and the NEO structure as to the other’s expectations from the employment relationship. We also believe that the level of security that an employment contract provides to the executive is an important retention tool; we feel that many of the companies with whom we compete for executive talent offer such agreements, and that we would be at a competitive disadvantage if we did not have them. The salient terms of the employment agreements for the NEOs are as follows:

Trevor Drinkwater, Principal Executive Officer: Mr. Drinkwater signed his employment agreement on July 26, 2005, and it has been amended on December 5, 2005 and July 20, 2006. The initial agreement provided for a base pay of $275,000. The original agreement, which had a two year term, also contained a grant of fair market value options to acquire 1,200,000 shares of our stock; one half of the options were immediately exercisable and one quarter of the options vested on the second and third anniversary of the grant of date, and that vesting could accelerate if certain performance goals were met. Mr. Drinkwater also receives all of the benefits that are made available to all of our full time employees, as well as an $800 monthly automobile allowance. The agreement also provides for severance pay in certain circumstances, which will be discussed below in the “Post-employment Payments” section.

The December 5, 2005 amendment extended the term of the agreement to three years from that date, and gave the Company the ability to extend the term an additional two years. The amendment also granted Mr. Drinkwater an additional 1,000,000 fair market value options to purchase Company stock, which were to vest in equal installments over five years. The July 20, 2006 amendment fixed Mr. Drinkwater’s base salary at $425,000 annually, subject to annual review by the Compensation Committee.

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John Mueller, Chief Financial Officer: Mr. Mueller signed his employment agreement on March 10, 2006. The agreement, which has a five year term, provides annual base pay beginning at $250,000 and increasing by $25,000 annually. Additionally, Mr. Mueller is guaranteed an annual bonus of $150,000, and the Company has the discretion to pay him an additional bonus if it is warranted. The agreement also contains a grant of fair market value options to acquire 750,000 shares of our stock; two-thirds of the options were immediately exercisable and one sixth of the options will vest on January 1, 2007 and 2008, respectively. Mr. Mueller also receives all of the benefits that are made available to all of our full time employees, as well as an $800 monthly automobile allowance. The agreement also provides for severance pay in certain circumstances, which will be discussed below in the “Post-employment Payments” section.

Rodney Satterwhite, Executive Vice President and Chief Operating Officer: Mr. Satterwhite signed his employment agreement on December 2, 2005 and it was amended on December 5, 2005. The agreement, as amended, provides for a two year term with annual base pay at a rate of $200,000. The Company has the discretion to provide a year-end performance bonus. The agreement also contains a grant of fair market value options to acquire 75,000 shares of our stock, with the shares vesting in equal installments over five years. Mr. Satterwhite also receives all of the benefits that are made available to all of our full time employees, as well as an $800 monthly automobile allowance. The agreement also provides for severance pay in certain circumstances, which will be discussed below in the “Post-employment Payments” section. Mr. Satterwhite received an increase in base pay to an annual level of $250,000 during 2006.

Christine Martinez, General Manager and Executive Vice President of the Genius Division: Ms Martinez signed her employment agreement on September 26, 2005. The agreement provides for annual base pay at a rate of $200,000. The Company has the discretion to provide a year-end performance bonus. The agreement also contains a grant of fair market value options to acquire 225,000 shares of our stock, with the shares vesting in equal installments over three years. Ms. Martinez also receives all of the benefits that are made available to all of our full time employees. The agreement also provides for severance pay in certain circumstances, which will be discussed below in the “Post-employment Payments” section. Ms. Martinez received a retroactive increase in base pay to an annual level of $250,000 during 2006.

Mitch Budin, Executive Vice President of Sales: Mr. Budin signed his employment agreement on December 5, 2005. The agreement, which has a two year term, provides annual base pay of $210,000 and a guaranteed bonus of $52,500. The Company has the discretion to pay him an additional performance bonus, if warranted, which is limited to no more than 50% of base salary. The agreement also contains a grant of fair market value options to acquire 75,000 shares of our stock, with the shares vesting in equal installments over five years. Mr. Budin also receives all of the benefits that are made available to all of our full time employees, reimbursement of certain expenses related to the maintenance of his home office as well as an $800 monthly automobile allowance. The agreement also provides for severance pay in certain circumstances, which will be discussed below in the “Post-employment Payments” section.

Taken as a whole, we believe that our executive compensation program is a cost-effective method of providing competitive pay to our NEOs.

Our Process for Setting Executive Pay

The Compensation Committee’s focus is to determine the compensation of the Principal Executive Officer and to review the proposals of the Principal Executive Officer regarding the compensation for his direct reports, which include the NEOs. In 2006, the Compensation Committee made the final decision on all aspects of NEO pay. In 2007, the Compensation Committee will present recommendations to the entire Board of Directors for their approval.

Our executive compensation process begins with our human resources department providing various types of pay information to the Principal Executive Officer for his evaluation and eventual submission of each executive’s total pay package to the Compensation Committee for its determination. We maintain a pay structure with ranges for each type of compensation (base pay, short term incentive, equity grant) for the NEOs, as well as for other executives. We have developed this structure using various compensation surveys, compensation consultants and our knowledge of our industry. When we are recruiting to fill an executive position, we also seek the advice of the recruiting firms that we retain when setting pay profiles and making employment offers.

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During 2006, the Company retained various compensation consulting firms to look at different aspects of executive pay. The Chairman of the Board and the Compensation Committee retained an independent compensation consulting firm to perform a compensation assessment for selected positions, including the NEOs. In preparing the report, the consultant used a group of peer companies, which included Advanced Marketing Services, Image Entertainment, Lions Gate Entertainment and Marvel Entertainment.

Our process for determining the value of each component of executive pay functioned in the following manner for 2006:

Base pay: Base compensation for all of our NEOs is provided for in their respective employment agreements, and the Company has the ability to make annual increases to the base pay level. Looking at information compiled by outside consultants and our human resources department, the Principal Executive Officer makes a recommendation for executive base pay increases to the Compensation Committee. The Compensation Committee reviews the information provided by the Principal Executive Officer and its supporting data, and makes a determination of annual base pay increases.

The Compensation Committee awarded the following base pay increases to the NEOs; the increases were effective on January 1, 2007.

NEO	Annualized 2006 Base	Annual Increase	Annualized 2007 Base	Percentage Increase

John Mueller, Principal Financial Officer	$250,000	$25,000	$275,000	10%

Rodney Satterwhite, Executive Vice President and Chief Operating Officer of the Distributor	$250,000	$25,000	$275,000	10%

Christine Martinez, Executive Vice President and General Manager of the Distributor	$250,000	$25,000	$275,000	10%

Mitch Budin, Executive Vice President of Sales of the Distributor	$210,000	$65,000	$275,000	31%

The Executive Vice President of Sales received a larger raise than the other NEOs because further analysis by the Compensation Committee indicated that the position was underpaid and the Compensation Committee wanted to establish an equitable level of base bay amounts for this group of senior executives.

Annual bonus: Our annual bonus program for executives for 2006 was administered in the following manner. Our principal preferred shareholder, TWC Holdings, authorized funding a bonus pool of a specific dollar amount to be awarded to a group of executive employees; this amount was determined, in part, on 2006 operating results. This group includes the NEOs as well as managers, senior managers, directors, executive officers, vice presidents and certain members of the sales department. Once TWC Holdings provided the Company with the overall amount of the bonus pool, the PEO made a proposal to the Compensation Committee regarding the amount of bonus awards to the executive employees including the NEOs, but excluding himself. In making the proposals regarding NEO compensation, the PEO considered various factors, including the particular NEO’s base salary, the ranges for bonuses maintained by the Company for the particular NEO’s position, competitive compensation information, the NEO’s role in the Company, and his or her contribution to the Company’s success during 2006.

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The Compensation Committee considered the PEO’s recommendations, and made a determination of each NEO’s bonus, as well as the bonus for the Principal Executive Officer. The Compensation Committee reviewed various factors when determining the amount of the Principal Executive Officer’s bonus, including the Company’s performance, relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies and the dramatic increase in revenue of our Company in 2006.

The bonuses for 2006 performance, which were paid in 2007, were made on a completely discretionary basis. The Principal Financial Officer and the Executive Vice President of Sales have guaranteed bonuses in their employment contracts; their contracts also give the Company the right to make a discretionary additional bonus to them. The Compensation Committee did not make an additional bonus award to the Principal Financial Officer as a result of 2006 operations.

As the bonus awards are not determined based on any particular Company metric or metrics related to financial performance, the Company does not have a policy that would require that recipients return the bonus to the Company in the event that a restatement of the Company’s financial statements results in a detriment to the Company.

The annual bonus related to 2006 operations for each NEO stated as a percentage of base pay is as follows:

NEO	Annualized 2006 Base	Bonus Awarded	Percentage of Annualized Base

Trevor Drinkwater, Principal Executive Officer	$425,000	$200,000	47%

Rodney Satterwhite, Executive Vice President and Chief Operating Officer of the Distributor	$250,000	$70,000	28%

Christine Martinez, Executive Vice President and General Manager of the Distributor	$250,000	$50,000	20%

Mitch Budin, Executive Vice President of Sales of the Distributor	$210,000	$40,000	19%

Equity grants: The only equity grants that were made to NEOs during 2006 were in connection with employment contracts executed by our Principal Financial Officer and the Executive Vice President of Sales. The equity grants during 2006 to our Executive Vice President of Sales were in the form of Incentive Stock Options (ISOs), which are designed to qualify under Internal Revenue Code Section 422, and to the extent that those grants exceed the ISO limitations, non-qualified stock options. The equity grant during 2006 to our Principal Financial Officer was in the form of non-qualified stock options. All of the options granted in 2006 were valued at fair market value as of the date of grant (as further explained below). Two thirds of the grant to our Principal Financial Officer vested upon the execution of his employment contract; one sixth of the grant vested on January 1, 2007; and the remaining one-sixth of the grant will vest on January 1, 2008. One-third of the grant to our Executive Vice President of Sales vested upon the date of grant of the options; one third will vest on the first anniversary of the date of grant; and the remaining one third will vest on the second anniversary of the date of grant.

In connection with the award of equity grants, the Principal Executive Officer provides the Compensation Committee with a proposal for equity grants as part of the employment contract process. The amount of the grant is based on various factors, including the equity grant ranges for the position which the Company maintains, information from our human resources department and outside consultants. The Compensation Committee reviewed the Principal Executive Officer’s proposal and the underlying information, and makes its determination as to the grant.

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We establish the exercise price for our options in the following manner:

For a new hire, the Compensation Committee approves the grant and establishes the price based on the Company’s closing price on the day of Compensation committee approval; however, if the executive has not yet started employment as of the date of Compensation Committee approval, the price is set as the Company’s closing price on the executive’s first day of work.

For a new contract for a current executive, the Compensation Committee approves the grant and establishes the price based on the Company’s closing price on the day of Compensation Committee approval.

Amounts realized in a prior year from annual bonuses or equity awards are not a factor in determining current year equity grants.

We believe that the grant of fair market value stock options, even though there is now a financial statement impact before the options are exercised, continues to provide substantial benefits to the Company and the executive. We benefit because:

•	The options align the executive’s financial interest with the shareholders’ interest.

•	As we do not maintain any other long term incentive plans or non-qualified deferred compensation programs, the options help us hold onto the executives.

The executives benefit because:

•	They can realize additional income if our shares increase in value.

•	They have no personal income tax impact until they exercise the options.

We do not maintain any equity ownership guidelines for our NEOs. We have adopted a corporate policy which expressly prohibits any NEO from trading in derivative securities of our Company, short selling our securities, or purchasing our securities on margin at any time. We do not time the granting of our options with any favorable or unfavorable news relating to our Company. Proximity of any awards to an earnings announcement, market event or other event related to us is purely coincidental.

Because we feel that each of our NEOs provides unique services to us, we do not use a fixed relationship between base pay, short term bonus and equity awards. When the Compensation Committee makes the final decisions about a NEO’s total compensation package for a year, the three elements (base pay, short term bonus and equity award) are considered both individually and as a complete package. We do not take into account amounts that a NEO may have realized in a year as a result of short term bonus awards or stock option exercises when we establish pay levels and goals for the current year. Overall, we believe that our total compensation program for executives is reasonable while being competitive with market peers.

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Summary Compensation Table for 2006

The following table shows the compensation for each of the Named Executive Officers for 2006.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Plan Incentive Compensation ($) (g)	Non-Qualified Deferred Compensation Plan Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Trevor Drinkwater, Principal Executive Officer (2)	2006	$333,134	$200,000	—	$1,836,198	—	—	$26,761	$2,396,093

John Mueller, Principal Financial Officer (3)	2006	$224,584	$150,000	—	$620,462	—	—	$9,600	$1,004,646

Rodney Satterwhite, Executive Vice President and Chief Operating Officer (4)	2006	$225,213	$70,000	—	$381,426	—	—	$9,600	$686,239

Christine Martinez, Executive Vice President and General Manager	2006	$241,669	$50,000	—	$339,345	—	—	$0	$631,014

Mitch Budin, Executive Vice President of Sales (5)	2006	$197,046	$92,500	—	$109,245	—	—	$13,100	$411,891

(1)	Discretionary bonuses for 2006 were paid in April 2007, aside from Trevor Drinkwater’s, which was paid in January, 2007.

(2)	All other compensation consists of an $800 per month automobile allowance and $17,161 in relocation expenses.

(3)	Bonus amounts were provided in Mr. Mueller’s employment agreement. All other compensation consists of an $800 per month automobile allowance.

(4)	All other compensation consists of an $800 per month automobile allowance.

(5)
Bonus consists of a $40,000 discretionary bonus and $52,500 of bonuses provided for in Mr. Budin’s employment agreement. All other compensation consists of an $800 per month automobile allowance and a $3,500 bonus relation to the award of premium options.

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Grants of Plan-Based Awards for 2006

The following table provides information about awards granted in 2006 to each of the Named Executive Officers.

Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Option Awards

Name and Principal Position (a)	Grant Date (b)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (e)	Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Trevor Drinkwater, Principal Executive Officer	None	—	—	—	—	—	—

John Mueller, Principal Financial Officer	03/10/06	—	—	—	750,000	$1.89	$830,850
Rodney Satterwhite, Executive Vice President and Chief Operating Officer	None	—	—	—	—	—	—

Christine Martinez, Executive Vice President and General Manager	None	—	—	—	—	—
Mitch Budin, Executive Vice President of Sales	01/03/06 01/03/06	—	—	—	225,000 75,000	$2.00 $2.31	$263,745 $89,033

Grants of Plan Based Awards

During 2006, the only equity grants that were made to NEOs resulted from the execution of employment contracts by our Principal Financial Officer and the Executive Vice President of Sales. The 2006 equity grants to our Executive Vice President of Sales were in the form of Incentive Stock Options (ISOs), which are designed to qualify under Internal Revenue Code Section 422, and to the extent that those grants exceed the ISO limitations, non-qualified stock options. The equity grant during 2006 to our Principal Financial Officer was in the form of non-qualified stock options. It is our intent to grant all of our options with an exercise price equal to the fair market value of our company stock as of the date of grant (as further explained below). Two thirds of the grant to our Principal Financial Officer vested upon the execution of his employment contract; one sixth of the grant vested on January 1, 2007; and the remaining one-sixth of the grant will vest on January 1, 2008. One-third of the grant to our Executive Vice President of Sales vested upon the date of grant of the options; one third will vest on the first anniversary of the date of grant; and the remaining one third will vest on the second anniversary of the date of grant.

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As discussed in the notes to our financial statements for the year ending December 31, 2006, we estimate the fair value of our stock option plans using the Black-Scholes option pricing model (the “Option Model”). The Option Model requires the use of subjective and complex assumptions, including the option's expected term and the estimated future price volatility of the underlying stock, which estimates the fair value of the share-based awards.  Our estimate of expected term in 2006 was determined based on the weighted average period of time that options granted are expected to be outstanding considering current vesting schedules. Beginning in 2006, the expected volatility assumption used in the Option Model changed from being based on historical volatility to implied volatility based on traded options on our stock in accordance with guidance provided in SFAS 123R and SAB 107. The risk-free interest rate used in the Option Model is based on the yield of U.S. Treasuries with a maturity closest to the expected term of our stock options.

We estimated share-based compensation expense for fiscal year 2006 using the Black-Scholes model with the following weighted average assumptions: risk free interest rate—4.0%; expected dividend yield—0%; expected volatility--145.9%; expected life in years—5.3.

We establish the exercise price for our options in the following manner:

For a new hire, the Compensation Committee approves the grant and establishes the price based on the Company’s closing price on the day of Compensation committee approval; however, if the executive has not yet started employment as of the date of Compensation Committee approval, the price is set as the Company’s closing price on the executive’s first day of work.

For a new contract for a current executive, the Compensation Committee approves the grant and establishes the price based on the Company’s closing price on the day of Compensation Committee approval.

Outstanding Equity Awards at Year End

The following table shows the number of shares covered by exercisable and unexercisable options held by the Named Executive Officers on December 31, 2006.

Name and Principal Position (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)

Trevor Drinkwater, Principal Executive Officer (1)	1,200,000 200,000 150,000 175,000 87,500 87,500	800,000 400,000	— — — — — — —	$1.65 $1.88 $2.00 $2.31 $2.00 $3.00 $4.00	7/26/2015 11/7/2015 7/16/2014 11/28/2015 9/30/2014 9/30/2014 9/30/2014
John Mueller, Principal Financial Officer (2)	500,000	250,000	—	$1.89	3/10/2016

Rodney Satterwhite, Executive Vice President and Chief Operating Officer (3)	30,000 75,000 30,000 120,000	150,000	— — — —	$1.63 $1.88 $2.00 $2.10	10/19/2015 11/7/2015 7/16/2014 6/14/2015
	15,000	60,000	—	$2.31	11/28/2015

Christine Martinez, Executive Vice President and General Manager (4)	225,000 15,000	0 60,000	— —	$1.63 $2.31	10/19/2015 11/28/2015

Mitch Budin, Executive Vice President of Sales (5)	75,000 15,000	150,000 60,000	— —	$2.00 $2.31	11/7/2015 11/7/2015

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(1)
Mr. Drinkwater’s unvested options vest as follows: (a) the options which expire on 11/7/2015 will vest in equal installments over the next five years; (b) the options which expire on 11/28/2015 will only vest upon the satisfaction of certain performance targets.

(2)	Mr. Mueller’s unvested options will vest as follows: (a) 125,000 shares on January 1, 2007; and (b) 125,000 shares on January 1, 2008.

(3)
Mr. Satterwhite’s unvested options will vest as follows: (a) the options which expire on 11/7/2015 will vest over three years starting from the date of grant; (b) the options which expire on 11/28/2015 will vest over five years with the vesting period beginning six months after the date of grant.

(4)	Ms. Martinez’s unvested options will vest in equal installments over the next four years.

(5)
Mr. Budin’s unvested options will vest as follows: (a) the options which expire on 11/7/2015 will vest in equal installments over the next three years; and (b) the options which expire on 11/28/2015 will vest in equal installments over the next five years.

As we do not maintain any programs for our NEOs that would require inclusion in the “Pension Benefits” or the “Non-Qualified Deferred Compensation” tables, those tables are not included in this report.

Post- Employment Compensation

The Distributor maintains employment arrangements with each of our Named Executive Officers that provide for payments upon their termination of employment in certain circumstances. All of the employment contracts have the following common provisions:

A termination for ‘cause’ occurs if the NEO has:

•	been repeatedly negligent in his or her duties;

•	acted with ‘gross negligence’ or willful misconduct;

•	been dishonest or committed an act of theft, embezzlement, fraud, material breach of confidentiality, unauthorized disclosure or use of inside information, customer lists, or trade secrets;

•	been convicted or plead guilty to a felony or misdemeanor which would harm our reputation;

•	materially breached the employment agreement;

•	materially violated our company policies;

•	engaged in unfair competition or taken other actions which would harm the Company or the Distributor;

•	caused a vendor or customer to terminate any contract with us; or

•	failed to attend Company meetings or frequently visit our offices after receiving written warnings from us.

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A Change in Control, which impacts the vesting of options, occurs if:

•	There is a merger or consolidation in which we are not the surviving entity

•	We sell or dispose of all or substantially all of our assets

•	We dissolve or liquidate

•	We enter into a reverse merger where 40% of our voting power is transferred

•	There is a change in the membership of a majority of the Board of Directors in a 36 month period where the new directors were not nominated by the then current board members.

The ability to exercise options for the NEOs is governed by the following rules:

•	Upon a termination for cause, all vested and unvested options are cancelled.

•
Upon death or disability, vested options can be exercised for six months (certain options of Drinkwater and Satterwhite, all of Martinez) or until the options’ expiration date (certain options of Drinkwater and Satterwhite, all of Mueller and Budin); all unvested options are forfeited.

•	Upon termination for good reason, vested options can be exercised for three months after termination; all unvested options are forfeited.

As discussed below, certain NEOs receive additional vesting in certain circumstances.

For purposes of the table information regarding post employment payments, we assume the following:

•	The NEO does not have any severance benefit reduced as a result of obtaining employment with a new employer.

•	For change in control purposes, a change in control occurred on December 31, 2006.

•	The fair market value of Company shares is $2.72, which is the ending share value of December 29, 2006.

•	Termination of employment occurs on December 31, 2006, and the termination of employment for change of control purposes is not for cause.

•	The NEO exercises all outstanding options that can be exercised immediately upon termination and the net profit from the exercise is paid to the NEO in cash.

•	The Principal Financial Officer’s cash severance payment as a result of termination not for cause and change in control is limited to his base salary.

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The particular terms regarding post-employment compensation for each NEO are as follows:

Trevor Drinkwater, Principal Executive Officer: If Mr. Drinkwater is terminated without cause, he receives a severance payment not to exceed thirty six months of base pay; this payment is limited to the remaining term of his employment agreement. He also receives health insurance for the remaining term of his employment agreement, with a limit of thirty six months. He also receives an additional twelve months of vesting on his stock options. In the event of a Change in Control, all unvested stock options fully vest.

John Mueller, Principal Financial Officer: If Mr. Mueller is terminated without cause, he receives a severance payment not to exceed eighteen months of base pay and any applicable annual bonus that has been awarded but not paid, based upon the amounts specified in his employment agreement; this payment is limited to the remaining term of his employment agreement. He also receives an additional eighteen months of vesting on his stock options. In the event of a Change in Control, all unvested stock options fully vest.

Rodney Satterwhite, Executive Vice President and Chief Operating Officer of the Distributor: If Mr. Satterwhite is terminated without cause, he receives a severance payment not to exceed twelve months of base pay, based upon amounts specified in his employment agreement; this payment is limited to the remaining term of his employment agreement. He also receives an additional twelve months of vesting on his stock options.

Christine Martinez, Executive Vice President and General Manager of the Distributor: If Ms. Martinez is terminated without cause, she receives a severance payment equal to six months of base pay.

Mitch Budin, Executive Vice President of Sales of the Distributor: If Mr. Budin is terminated without cause, he receives a severance payment not to exceed twelve months of base pay, based upon the amounts specified in his employment agreement; this payment is limited to the remaining term of his employment agreement. He also receives an additional twelve months of vesting on his stock options.

Post-Employment Payments Table

Name and Principal Position	Severance for Cause	Severance Not for Cause	Death, Disability or Retirement	Change in Control

Trevor Drinkwater, Principal Executive Officer	$0	$2,947,134	$1,695,000	$3,454,134

John Mueller, Principal Financial Officer	$0	$793,750	$415,000	$897,500

Rodney Satterwhite, Executive Vice President and Chief Operating Officer	$0	$610,102	$290,952	$610,102

Christine Martinez, Executive Vice President and General Manager	$0	$401,000	$269,850	$401,000

Mitch Budin, Executive Vice President of Sales	$0	$330,000	$60,150	$330,000

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REPORT OF THE AUDIT COMMITTEE

The following is the report delivered by the Audit Committee of our Board of Directors with respect to the principal factors considered by such Committee in its oversight of our accounting, auditing and financial reporting practices for fiscal year 2006.

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists our Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices.  Our independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principals.

In discharging their oversight responsibility as to the audit process, the members of our Audit Committee received from our independent auditors, Ernst & Young LLP, the written disclosures and the letter describing all relationships between the auditors and us that might bear on the auditor’s independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the members of our Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied themselves as to the auditor’s independence.

The members of our Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The members of our Audit Committee reviewed and discussed our audited financial statements as of and for the fiscal year ended December 31, 2006 with management and the independent auditors.

Based on the review and discussions referred to above, the members of our Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:
Herbert Hardt, Chairman
Bradley A. Ball
James G. Ellis

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

TWC Distribution Agreement

On July 17, 2006, the Distributor entered into a distribution agreement with TWC (the “TWC Distribution Agreement”), an affiliate of TWC Holdings and W-G Holding Corp., holders of our Series W Preferred Stock. Pursuant to the TWC Distribution Agreement, TWC granted to the Distributor the right to distribute, advertise, publicize, promote and market DVDs of motion pictures owned or released by TWC for an initial term of approximately five years, subject to early termination provisions described in the TWC Distribution Agreement. Under the TWC Distribution Agreement, after deducting permitted amounts from gross receipts for return reserves, the Distributor’s distribution fee and the Distributor’s reimbursable expenses, the Distributor is required to pay to TWC a portion of the net receipts from the sale of any such DVDs.  As of March 31, 2007, the Distributor has paid to TWC an aggregate of $82.8 million in respect of such receipts.

Bannon Consulting Agreement

Stephen K. Bannon is the chairman of the Company’s Board of Directors. Mr. Bannon is also a principal with Bannon Strategic Advisors, Inc. (“Bannon Strategic Advisors”). On July 20, 2006, the Company and Bannon Strategic Advisors entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Bannon Strategic Advisors has provided the Company with consulting and advisory services. Pursuant to the Consulting Agreement, the Company agreed to pay to Bannon Strategic Advisors a monthly consulting fee of $20,833 for a term of two years (i.e., an aggregate of $500,000) and reimburse Mr. Bannon for expenses incurred in connection with services provided to the Company. The Consulting Agreement was approved by the Board of Directors, with Mr. Bannon abstaining from the vote. On July 21, 2006, the rights and obligations of the Company pursuant to the Consulting Agreement were assigned to the Distributor. On January 2, 2007, the Distributor paid to Bannon Strategic Advisors a bonus of $200,000 for services rendered in 2006, and an additional bonus of $25,000 on March 13, 2007. These bonuses were approved by the compensation committee of the Company’s Board of Directors. Through March 31, 2007, the Company and the Distributor in aggregate have paid Bannon Strategic Advisors $454,679 in respect of consulting fees and reimbursement of expenses incurred pursuant to the Consulting Agreement.

Director Independence

Our Board of Directors is comprised of seven individuals, three of whom (Bradley A. Ball, James G. Ellis and Herbert Hardt) the Company has determined are independent under the rules applicable to NASDAQ listed companies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

A late filing of Form 3 was made by Bradley A. Ball, whose Form 3 was due on December 22, 2006. To the Company’s knowledge, no other person who, at any time during the year ended December 31, 2006, was a director, officer or beneficial owner of more than ten percent of any class of our equity securities registered pursuant to Section 12 of the Exchange Act failed to file on a timely basis, as disclosed in Form 3 and 4 filings, reports required by Section 16(a) of the Exchange Act during the year ended December 31, 2006. The foregoing is based solely upon a review of Form 3 and 4 filings furnished to us during the year ended December 31, 2006, and certain representations from officers and directors of the Company.

30

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Under Securities Exchange Act Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2008 Annual Meeting of Stockholders must provide us, at our principal executive offices in Santa Monica, California, a written copy of that proposal by no later than 120 days before the first anniversary of the date of this proxy statement, which is November 13, 2007.  However, if the date of our 2008 Annual Meeting changes by more than 30 days from the date on which our 2007 Annual Meeting was held, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2008 Annual Meeting.  Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act, the rules of the SEC thereunder and other laws and regulations to which interested stockholders should refer.

Under our Bylaws, to be timely a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 45 days nor more than 75 days prior to the date on which we first mailed our proxy materials for the previous year’s annual meeting of stockholders.  If a stockholder who intends to present a proposal at our 2008 Annual Meeting of Stockholders and who has not sought inclusion of the proposal in our proxy materials pursuant to Rule 14a-8, fails to provide us with notice of such proposal between September 1 and October 1, 2008, then the persons named in the proxies solicited by our Board of Directors for our 2008 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one copy of this Proxy Statement and the Annual Report is being delivered to stockholders residing at the same address, unless one or more of such stockholders have notified us of their desire to receive multiple copies of the Proxy Statement.

We will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the Proxy Statement and Annual Report who wishes to receive his or her own copy.  Requests should be directed to our Corporate Secretary by phone at (310) 453-1222 or by mail to Genius Products, Inc., Attn: Corporate Secretary, 2230 Broadway, Santa Monica, California 90404.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the 2006 fiscal year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.  The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE

By Order of the Board of Directors
Santa Monica, California November 13, 2007	Trevor Drinkwater Director, President and Chief Executive Officer

31

[FRONT]

GENIUS PRODUCTS, INC.
2230 Broadway, Santa Monica, California 90404
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of GENIUS PRODUCTS, INC. (the "Company") hereby appoints JOHN MUELLER and JASON GARCIA, and each of them acting individually, as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of the Company at the Annual Meeting of Stockholders of the Company to be held on December 5, 2007, at 2:00 p.m. local time at the offices of the Company located at 2230 Broadway, Santa Monica, California and any adjournment or postponement thereof, upon all subjects that may properly come before the Meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below.

PROPOSAL 1 - Election of Directors

☐  FOR the two nominees listed below.

☐  WITHHOLD AUTHORITY to vote for the two nominees for director listed below.

☐  FOR the two nominees for director listed below, except WITHHOLD AUTHORITY to vote for the nominee whose name is lined through.

Nominees:  Stephen K. Bannon; Trevor Drinkwater

[BACK]

The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s).  If no direction is made, this proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors.  This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH AND THE ANNUAL REPORT AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

Dated:___________________________________, 2007
[PROXY LABEL]                                                                                  (Complete Date)

______________________________________________
(Stockholder's Signature)

______________________________________________
(Stockholder's Signature)

Note:  Please mark, date, and sign this proxy card and return it in the enclosed envelope.  Please sign as your name appears below.  If shares are registered in more than one name, all owners should sign.  If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority.  Corporations please sign with full corporate name by a duly authorized officer and affix with corporate seal.

32

Annex F

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2007

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                     to

COMMISSION FILE NUMBER 000-27915

GENIUS PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-0852923
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2230 BROADWAY
SANTA MONICA, CA 90404
(Address of principal executive offices)

(310) 453-1222
(Registrant's telephone number)

(Former name, former address and former fiscal year,
if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer   ☐                     an accelerated filer   ☐                    or a non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.): Yes  ☐    No ☒

There were 67,673,344 shares outstanding of the issuer's Common Stock as of October 31, 2007.

GENIUS PRODUCTS, INC. AND SUBSIDIARIES

2

NOTICE ABOUT FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q includes “forward-looking statements”. To the extent that the information presented in this Quarterly Report discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this Quarterly Report. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements.

When considering forward-looking statements in this Quarterly Report, you should keep in mind the cautionary statements in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and other sections of this Quarterly Report. Except as required by law, we do not intend to update our forward-looking statements, whether written or oral, to reflect events or circumstances after the date of this Quarterly Report.

3

PART I - FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

GENIUS PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PAR VALUE INFORMATION)

	September 30,	December 31,
	2007	2006
	(Unaudited)	(Note 1)
ASSETS

Current assets:
Cash and cash equivalents	$3,162	$3,745
Prepaid expenses and other current assets	201	110
Amounts receivable from affiliate	882	777
Notes receivable from affiliate	6,000	-
Total current assets	10,245	4,632

Investment in Distributor	79,391	84,796
Total assets	$89,636	$89,428

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$-	$59
Accrued expenses	1,022	865
Total current liabilities	1,022	924

Deferred tax liability	12,964	13,021
Total liabilities	13,986	13,945

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.0001 par value; 10,000,000 shares authorized; no shares outstanding	-	-
Series W preferred stock, $.0001 par value; 100 shares authorized and outstanding	-	-
Common stock, $.0001 par value; 300,000,000 shares authorized;
67,488,344 and 63,305,195 shares outstanding, respectively	7	6
Additional paid-in capital	113,101	105,375
Accumulated deficit	(37,458)	(29,898)
Total stockholders' equity	75,650	75,483

Total liabilities and stockholders' equity	$89,636	$89,428

See accompanying notes to condensed unaudited interim financial statements.

4

GENIUS PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Revenues, net of sales returns, discounts and
allowances of $3,937 and $40,882 for the three
and nine months ended September 30, 2006	$-	$15,015	$-	$119,011

Total costs of revenues	-	15,318		130,870
Gross loss	-	(303)	-	(11,859)

Operating expenses (income):
Selling, general and administrative	448	4,166	1,559	18,621
Gain on sale, related party	-	-	-	(63)
Equity in net loss from Distributor	3,010	63	6,259	63

Total operating expenses	3,458	4,229	7,818	18,621

Loss from operations	(3,458)	(4,531)	(7,818)	(30,480)

Interest and other income, net	86	78	202	113

Loss before provision (benefit) for income taxes and
extraordinary item	(3,372)	(4,453)	(7,616)	(30,367)

Provision (benefit) for income taxes	104	8,053	(57)	6,780

Loss before extraordinary item	(3,476)	(12,506)	(7,559)	(37,147)

Extraordinary gain	-	53,760	-	53,760

Net income (loss)	$(3,476)	$41,254	$(7,559)	$16,613

Basic and Diluted EPS

Loss per share before extraordinary item	$(0.05)	$(0.20)	$(0.11)	$(0.61)

Extraordinary gain per share	-	$0.88	-	$0.88

Net income (loss) per share	$(0.05)	$0.68	$(0.11)	$0.27

Basic and fully diluted average weighted shares	66,951,924	61,370,448	65,738,041	60,888,488

See accompanying notes to condensed unaudited interim financial statements.

5

GENIUS PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS, EXCEPT WARRANT INFORMATION)
(UNAUDITED)

	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$(7,559)	$16,613
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	-	116
Equity in net loss (income) from Distributor	6,259	(36)
Amortization and impairment of film library	-	12,508
Change in allowance for doubtful accounts and provision for returns	-	17,423
Operating expenses paid by related party	884	181
Change in provision for obsolete inventory	-	3,922
Extraordinary gain	-	(60,046)
Stock compensation expense	654	6,447
Deferred tax liability	(57)	13,065
Changes in assets and liabilities:
Increase in accounts receivable	-	(65,331)
Increase in inventories	-	(12,360)
(Increase) decrease in prepaid expenses, notes receivable and deposits	(91)	279
Increase in royalty advances	-	(2,416)
Increase in film library	-	(1,456)
Decrease in accounts payable	(59)	(3,827)
Increase in accrued expenses and other	157	17,470
Increase in deferred revenue	-	2,494
Increase in remittance to licensors	-	50,992
Net cash provided by (used in) operating activities	188	(3,962)

Cash flows from investing activities:
Investment in Distributor	-	(20,329)
Short-term note receivable from affiliate	(6,000)	-
Restricted cash	-	(303)
Purchase of property and equipment	-	(448)
Net cash used in investing activities	(6,000)	(21,080)

Cash flows from financing activities:
Net payments on notes payable and debentures	-	(5,230)
Proceeds from exercise of options	1,595	529
Proceeds from exercise of warrants	3,634	217
Net cash provided by (used in) financing activities	5,229	(4,484)

Net decrease in cash and cash equivalents	(583)	(29,526)
Cash and cash equivalents at beginning of period	3,745	30,597
Cash and cash equivalents at end of period	$3,162	$1,071

Supplemental disclosure of cash flow information
Noncash transactions:
Noncash net asset exchanged for investment in Distributor	$-	$11,851
Write-off of redeemable common stock	$-	$414

Warrant holders cashless exercised 1,625,954 warrants, pursuant to which 490,928 shares were issued during the nine months ended September 30, 2007.

See accompanying notes to condensed unaudited interim financial statements.

6

GENIUS PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1.  NATURE OF BUSINESS, THE WEINSTEIN COMPANY TRANSACTION, AND INVESTMENT IN DISTRIBUTOR

NATURE OF BUSINESS
Genius Products, Inc. (OTC BB:GNPI) ("we" "our" or the "Company"), along with The Weinstein Company Holdings LLC (“TWC Holdings”) and its first-tier subsidiary, W-G Holding Corp. (“W-G Holdings”)  own Genius Products, LLC (the "Distributor"), a leading entertainment products company that distributes, licenses, acquires and produces an expanding library of feature films, television programming, family, lifestyle and trend entertainment on digital versatile discs (“DVD”), as well as Blu-Ray and HD DVD formats and all other hard carrier devices and on emerging digital distribution technologies, including mobile electronic devices and the Internet.  The Distributor primarily focuses on four core branded content areas: major theatrical/independent film, sports, lifestyle and family/faith based content. The Distributor handles the distribution, marketing and sales for many brands including The Weinstein Company®, Dimension Films™, Independent Film Channel (IFC)®, Wellspring™, RHI Entertainment™, ImaginAsian Entertainment, Dragon Dynasty™, Peace Arch Entertainment, Laugh Factory, ESPN®, World Wrestling Entertainment, Inc.® (“WWE”), Animal Planet, The Learning Channel, Classic Media, Entertainment Rights, Sesame Workshop®, Plaza Sesamo®, Discovery Kids™ and Impact Entertainment, among others.  We are the managing member of the Distributor, in which we hold a 30% equity interest.

The Distributor uses third-party distribution facilities located throughout the United States and ships and sells its products directly to retailers, rentailers, and wholesale distribution companies. The Distributor distributes to over 25,000 retail locations.  The Distributor sells to mass retail stores including Target, Wal-Mart, Kmart, Meijers, ShopKo, Costco and Sam’s Club; children’s toy stores including Toys R Us; electronics stores including Best Buy, Fry’s and Circuit City; bookstores including Borders and Barnes & Noble; music retailers including Trans World Entertainment and Virgin; internet retailers including Amazon, Netflix and iTunes; rental outlets including Blockbuster, Movie Gallery and Hollywood Video; direct marketing companies including QVC and Columbia House; as well as other non-traditional outlets.  The Distributor also distributes to wholesale distribution companies including Alliance Entertainment, Ingram, VPD and Baker & Taylor.

THE WEINSTEIN COMPANY (“TWC”) TRANSACTION
On July 21, 2006 (the “Closing Date”), we completed a transaction (the “TWC Transaction”) with TWC Holdings and W-G Holdings (two subsidiaries of TWC) pursuant to which we launched the Distributor to exploit the exclusive U.S. home video distribution rights to feature film and direct-to-video releases owned or controlled by TWC.  On the Closing Date, the Company contributed substantially all of its assets (except for $1 million in cash and certain liabilities), its employees, and its existing businesses to the Distributor.

As a result, the Distributor is owned 70% by TWC Holdings and W-G Holdings and 30% by the Company.  The 70% interest in the Distributor held by TWC Holdings and W-G Holdings consists of Class W Units and is redeemable, at TWC Holdings’ and W-G Holdings’ option commencing at any time from July 21, 2007  for up to 70% of the Company’s outstanding common stock, or with TWC Holdings’ and W-G Holdings’ approval, cash.  The Company’s 30% membership interest in the Distributor consists of the Distributor’s Class G Units (see Investment in Distributor section below).

In addition to granting TWC Holdings and W-G Holdings a 70% interest in the Distributor consisting of the Distributor’s Class W Units, the Company issued an aggregate of 100 shares of the Company’s Series W Preferred Stock to TWC Holdings and W-G Holdings to accomplish the TWC Transaction.  The Series W Preferred Stock provides the holders thereof with (a) the right to elect five of the seven directors on our Board of Directors, of which two are currently TWC executives, (b) majority voting power over other actions requiring approval of our stockholders, and (c) the right to approve certain specified actions.  The Series W Preferred Stock has no rights to receive dividends and minimal liquidation value.

On the Closing Date, we entered into a Registration Rights Agreement with TWC Holdings and W-G Holdings pursuant to which we agreed to register for resale the shares of our common stock issuable upon redemption of Class W Units in the Distributor currently held by TWC Holdings and W-G Holdings.  In addition, the Company and/or the Distributor entered into the following agreements on the Closing Date: (i) Amended and Restated Limited Liability Company Agreement, (ii) Video Distribution Agreement (the “TWC Distribution Agreement”), (iii) Services Agreement, and (iv) Assignment and Assumption Agreement.

From December 5, 2005 through the Closing Date, we operated under an interim distribution agreement with TWC and recorded the results from titles we released for TWC on our financial statements. After the Closing Date, substantially all of the operating activities we previously conducted, as well as the results from releasing TWC product, are reflected in the financial statements of the Distributor. A summary of the financial results of the Distributor is in Note 3.

7

INVESTMENT IN DISTRIBUTOR
The accompanying condensed consolidated financial statements account for the Company’s investment in the Distributor (30% membership interest represented by the Distributor’s Class G units) using the equity method of accounting.  On the Company’s consolidated statement of operations subsequent to the Closing Date, the Company recorded its 30% share of the Distributor’s profit or loss as equity in net loss or profit from Distributor, adjusted for non-cash basis differences (see Note 3) and costs incurred by the Distributor on behalf of the Company.  Pursuant to Accounting Principles Board Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock”, the Company will periodically assess whether a decrease in value of the investment has occurred (which is other than temporary) and which should be recognized immediately, resulting in an impairment loss.

Under the equity method of accounting, only the Company’s investment in and amounts due to and from the Distributor has been included as an asset in its condensed consolidated balance sheet.  The TWC Transaction represented a non-monetary exchange of a business controlled by the Company for a non-controlling interest in the Distributor. Accordingly, the amount recorded for the Company’s investment in the Distributor was partially based on the Company’s fair value as determined by reference to the quoted market prices of the Company’s shares at the close of the market on the Closing Date and partially based on the historical basis of the net assets surrendered in the TWC Transaction.  The Distributor is treated as a partnership for U.S. federal income tax purposes.

NOTE 2.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following accounting policies are applicable to the Company and to the Distributor, where noted.

BASIS OF PRESENTATION
The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X, promulgated by the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and disclosures required by United States generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  The results of operations for interim periods are not necessarily indicative of the results that may be expected for the fiscal year.  The condensed consolidated financial statements should be read in conjunction with the Company’s December 31, 2006 consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K (the “Annual Report”).  All terms used but not defined elsewhere herein have the meanings ascribed to them in the Annual Report.

The condensed consolidated balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

PRINCIPLES OF CONSOLIDATION
The condensed financial statements include the accounts of Genius Products, Inc.  The Distributor’s consolidated financial statements include (i) the Distributor’s wholly owned subsidiary American Vantage Media, LLC (“AVM”), (ii) Wellspring Media, LLC (“Wellspring Media”), a wholly owned subsidiary of AVM and (iii) Castalian DC, LLC, Castalian Music L.L.C., The Thirteen-Thirty-One LLC, Abacus Media L.L.C. and Marathon Media, LLC, subsidiaries of the Distributor (collectively, “Castalian”). AVM and Wellspring Media were acquired on March 21, 2005 and Castalian was acquired on April 1, 2007.  In addition, Sanuk Corporation, American Vantage/Hypnotic, Inc. and Wellspring Productions, LLC are all inactive.

ALLOWANCE FOR SALES RETURNS AND DOUBTFUL ACCOUNTS
The Distributor’s allowance for doubtful accounts and provision for sales returns include management's estimate of the amount expected to be uncollectible or returned on specific accounts and losses or returns on other accounts as yet to be identified included in accounts receivable. The Distributor provides for future returns of home video product at the time the products are sold. The Distributor calculates an estimate of future returns of product by analyzing a combination of historical returns, current economic trends, projections of consumer demand for its product and point-of-sale data available from certain retailers. Based on this information, a percentage of each sale is reserved. The Distributor also analyzes other factors, including historical experience with similar types of sales, information the Distributor receives from retailers and its assessment of the product's appeal based on domestic box office success and other research. Actual returns are charged against the reserve.  The amounts the Distributor will ultimately realize could differ materially in the near term from the amounts estimated in arriving at the allowance for doubtful accounts and provision for sales returns in the accompanying financial statements.

INVENTORIES
The Distributor’s inventories consist of raw materials and finished goods and are valued at the lower of cost or market. Cost is determined on a first-in-first-out method of valuation. Shipping and handling costs are recorded as expenses in the period in which they are incurred. The Distributor regularly monitors inventory for excess or obsolete items and makes any valuation corrections when such adjustments are needed.

8

ROYALTY AND DISTRIBUTION FEE ADVANCES
The Distributor’s royalty and distribution fee advances represent fixed minimum payments made to program suppliers for exclusive content distribution rights. A program supplier’s share of exclusive program distribution revenues is retained by the Distributor until the share equals the advance(s) paid to the program supplier. Thereafter, any excess is paid to the program supplier in accordance with contractual terms.  The Distributor records as a cost of sales an amount equal to the program supplier’s share of the net distribution revenues. Revenue and cost forecasts are continually reviewed by management and revised when warranted by changing conditions. When estimates of total revenues and costs indicate that exploitation of specific program rights will result in an ultimate loss, an impairment charge is recognized to the extent that capitalized advance royalties exceed estimated fair value, based on projected cash flows.

FILM COSTS
The Distributor capitalizes the costs of production and acquisition of film libraries. Costs of production include costs of film and tape conversion to digital linear tape (“DLT”) master format, menu design, authoring and compression. These costs are amortized to cost of revenues in accordance with Statement of Position (“SOP”) 00-2, “Accounting by Producers or Distributors of Films”, using the individual film forecast method over a period of ten years or less. Costs are stated at the lower of unamortized film costs or estimated fair value. For acquired film libraries, ultimate revenue includes estimates over a period not to exceed ten years. Management regularly reviews and revises when necessary its ultimate revenue and cost estimates, which may result in a change in the rate of amortization of film costs and/or a write-down of all or a portion of unamortized film costs or library to estimated fair value.

STOCK-BASED COMPENSATION
Under Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment”, which was adopted by the Company beginning on January 1, 2006, share-based compensation cost is measured at the grant date based on the estimated fair value of the award and is recognized as expense over the employee's requisite service period using a modified prospective application. The valuation provisions apply to new awards and to awards that were outstanding on the effective date and subsequently modified or cancelled. Share-based compensation expense relates to share-based awards granted subsequent to January 1, 2006 and share-based awards granted prior to, but not yet vested as of January 1, 2006, are based on the grant date fair value.

Subsequent to the Closing Date of the TWC Transaction, the Company’s stock-based compensation expense consists of expense associated with stock options held by and subsequently granted to independent members of the Company’s Board of Directors.

The Distributor records stock-based compensation expense associated with Company stock options held by and subsequently granted to the Distributor’s employees (the former employees of the Company before the TWC Transaction) in accordance with Emerging Issues Task Force (‘EITF’) Issue No. 00-12, “Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee”, (“EITF 00-12”).  EITF 00-12 requires that the Distributor recognize the costs of stock-based compensation incurred by an investor on its behalf.

INCOME TAXES
The Company files a consolidated corporate tax return and accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). This statement requires the recognition of deferred tax assets and liabilities for the future consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. The measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and the tax bases of the Company’s assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when some portion or the entire deferred tax asset will not be realized on a more likely than not basis.  Based on the Company’s assessment of all available evidence, the Company has concluded that its deferred tax assets are not more likely than not to be realized. This conclusion is based primarily on our history of net operating losses, annual net operating loss limitations under Internal Revenue Code (“IRC”) Section 382, and the need to generate significant amounts of taxable income in future periods on a consistent and prolonged basis in order to utilize the deferred tax assets.  Accordingly, the Company has recorded a full valuation allowance on its deferred tax assets and has recorded a net deferred tax liability related to its investment in the Distributor.  The deferred tax liability related to the Distributor is not offset against the deferred tax assets as the reversal period for this amount is not considered to be determinable on a more likely than not basis.

We adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN 48”), on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement 109, “Accounting for Income Taxes”, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  We have no material unrecognized tax benefits at January 1, 2007 or at September 30, 2007.

9

RELATED PARTY TRANSACTIONS
The Company accounts for all related party transactions under SFAS No. 57, “Related Party Disclosures”. The statement provides guidance on disclosures of transactions between related parties, including transactions between affiliates and principal owners. Disclosures must include (a) the nature of the relationship involved (b) a description of the transaction (c) the dollar amount of the transaction and (d) amounts due to and from related parties. The statement also requires an assessment of the transaction to ensure that they have been carried out on an arms-length basis.

REVENUE RECOGNITION
Revenue from the sale or licensing of films is recognized by the Distributor upon meeting all recognition requirements of SOP 00-2 and Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition”, which requires that there is a contract with the buyer, delivery or “Street Date” (when it is available for sale by the Distributor’s customer) has occurred, the price is determinable, and collectability is reasonably assured.  The Distributor records revenue upon the receipt of goods by the customer.  Under revenue sharing arrangements, rental revenue is recognized on or after the Street Date and when the Distributor is entitled to receipts and such receipts are determinable. Costs of sales and an allowance for returns are recorded at the time of revenue recognition. Revenues from royalties are recognized when received. Revenues from licensing are recognized when the title is available to the licensee and all other SOP 00-2 requirements are met.  Direct sales to consumers are recognized when consumers’ credit cards are charged and CDs and/or DVDs are shipped.  Cash payments received are recorded as deferred revenue until all the conditions of revenue recognition have been met.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In September 2006, FASB Statement No. 157, Fair Value Measurements (“FAS 157”), was released. FAS 157 establishes a framework for measuring fair value, clarifies the definition of fair value and expands disclosures about the use of fair value measurements. FAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. FAS 157 will be effective for the Company beginning January 1, 2008. The Company is currently assessing the potential effect of FAS 157 on the financial statements.

In February 2007, FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Liabilities (“FAS 159”). FAS 159 provides companies with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. FAS 159 will be effective for the Company beginning January 1, 2008. The Company is currently assessing the potential effect of FAS 159 on the financial statements.

NOTE 3.  INVESTMENT IN DISTRIBUTOR (GENIUS PRODUCTS, LLC)

Summaries of the statements of operations, balance sheet and the computations of the Company’s equity in net loss of the Distributor are shown below.

GENIUS PRODUCTS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007
(IN THOUSANDS)

	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007

Revenues, net of sales returns, discounts and allowances of $42,081 and $106,163	$93,413	$289,183

Total costs of revenues	86,601	262,647
Gross profit	6,812	26,536

Total operating expenses	10,765	30,248
Loss from operations	(3,953)	(3,712)

Interest, net	(1,226)	(1,753)
Net loss	$(5,179)	$(5,465)

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GENIUS PRODUCTS, LLC
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2007
(IN THOUSANDS)

ASSETS
Current assets:
Cash and cash equivalents	$4,792
Restricted cash	5,361
Accounts receivable, net of allowance for doubtful accounts and sales returns of $51,182	143,075
Inventories, net of reserves for obsolescence of $11,941	21,139
Prepaid expenses and other current assets	971
Total current assets	175,338

Restricted cash	3,318
Property and equipment, net of accumulated depreciation of $355	953
Royalty advances	37,064
Film library, net of accumulated amortization of $1,400	16,261
Goodwill	87,209
Other intangible assets, net of accumulated amortization of $6,484	14,787
Deposits and other	228
Deferred financing fees	1,399
Total assets	$336,557

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$38,895
Notes payable	30,000
Notes payable to affiliate	6,007
Accrued royalties for TWC	66,144
Accrued advertising and marketing	8,588
Accrued royalties	21,665
Other accrued expenses	15,597
Deferred revenue	56,669
Deferred royalty income	2,000
Total current liabilities	245,565

Total members' equity	90,992

Total liabilities and members' equity	$336,557

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Our equity in net loss of the Distributor is adjusted each period for non-cash basis differences between the investment and the underlying equity in the Distributor and for the impact of certain costs incurred by the Distributor on behalf of the Company.

For the nine months ended September 30, 2007

Genius Products, Inc. 30% share of net loss from the Distributor	$1,639

Adjustments for basis differences	3,330

Charge for stock compensation for Distributor's employees	1,290

Equity in net loss from Distributor	$6,259

NOTE 4.  COMMITMENTS AND CONTINGENCIES

On August 10, 2007, the Distributor entered into a three-year, senior secured revolving credit facility (the “Credit Agreement”) with Société Générale (‘‘Soc Gen’’), as agent. The Credit Agreement provides for an initial commitment of $30 million and up to a total of $70 million.  See also Note 9 – Subsequent Events.  Borrowings under the Credit Agreement are based upon a borrowing base that includes certain of the Distributor’s accounts receivable from licensors other than TWC and certain of the Distributor’s film rights. The Credit Agreement terminates on June 30, 2010, and may be extended to August 10, 2010, under satisfaction of certain conditions. Voluntary prepayments and commitment reductions are permitted at any time upon proper notice.  Borrowings under the Credit Agreement are based on LIBOR or the higher of Soc Gen’s prime rate or the Federal Funds Rate plus 0.50% and vary depending on the percentage of loans outstanding. The interest rate varies from 2.5% to 3.0% above LIBOR for Eurocurrency loans and 1.5% to 2.5% above the prime rate or Federal Funds Rate plus 0.50% for base rate loans. Quarterly commitment fees of 0.50% are due on the unused portion of the commitment.  The Credit Agreement contains operating covenants customary for facilities of this type, including, among other things, (i) limitations on indebtedness, liens, sales of assets, mergers, investments, dividends and redemptions, and (ii) minimum liquidity and borrowing base coverage requirements. In the event of a default, the interest rate on all borrowings will be increased and payment of all borrowings may be accelerated and/or the commitments may be terminated. Upon the occurrence of certain events of default, all amounts payable under the Credit Agreement automatically become immediately due and payable and the lenders’ commitments will automatically terminate.  Borrowings outstanding under the Credit Agreement were $30.0 million at September 30, 2007. The obligations of the Distributor under the Credit Agreement are guaranteed by the Company and the direct and indirect subsidiaries of the Distributor.  Soc Gen holds a security interest in substantially all personal property of the Company, the Distributor, and its direct and indirect subsidiaries, other than TWC accounts receivable. TWC continues to have a first priority security interest in accounts receivable attributable to TWC content.

As of September 30, 2007, we did not have any future minimum annual rental commitments under existing non-cancelable operating leases since at the Closing Date of the TWC Transaction we transferred all of our lease obligations to the Distributor.

We are not a party to any legal or administrative proceedings, other than routine litigation incidental to our business that we do not believe, individually or in the aggregate, would likely have a material adverse effect on our financial condition or results of operations.

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NOTE 5.  RELATED PARTY TRANSACTIONS

On August 10, 2007, in connection with the Credit Agreement, the Distributor entered into a letter agreement  with TWC (the “TWC Letter”) under which the Distributor and TWC agreed to schedule payments owing to TWC by the Distributor under the Distribution Agreement.  In the TWC Letter, TWC also agreed to waive any remedies it may have attributable to past non-timely payments and reporting under the Distribution Agreement on or prior to August 10, 2007.

On September 27, 2007, the Distributor borrowed $6 million from the Company and issued a promissory note (the “Note”) in favor of the Company. The Note bears interest at LIBOR plus 5% until paid.  The principal and accrued interest under the Note are due and payable on demand at any time after March 31, 2008.  In the event payment of principal or interest due under the Note is not made when due, the outstanding principal balance will bear interest at the rate of 2% above the interest rate which is otherwise provided under the Note for so long as such event of default continues.

In addition, the Board of Directors of the Company authorized up to $2 million in additional loans from the Company to the Distributor, which was drawn after September 30, 2007. See also Note 9, Subsequent Events.

NOTE 6.  STOCKHOLDERS' EQUITY

COMMON STOCK
During the nine months ended September 30, 2007, we issued 3,189,320 common shares related to the exercise of warrants (some of which were cashless exercises) for proceeds of $3.6 million.  Additionally, during the nine months ended September 30, 2007, we issued 993,829 common shares related to the exercise of options for proceeds of $1.6 million.

During the nine months ended September 30, 2006, we issued 348,703 common shares related to the exercise of warrants for proceeds of $0.2 million.  Additionally, during the nine months ended September 30, 2006, we issued 737,500 common shares related to the exercise of options for proceeds of $0.6 million.

During the nine months ended September 30, 2006, we issued 10,000 common shares for services rendered.

SERIES W PREFERRED STOCK
In connection with the closing of the TWC Transaction, we issued 100 shares of Series W Preferred Stock to TWC Holdings and its first-tier subsidiary, W-G Holdings (collectively, the “TWC Holders”). The Series W Preferred Stock provides the holders with significant rights, preferences and powers as described in Note 1.

NON-EMPLOYEE WARRANTS
We did not issue any warrants during the nine months ended September 30, 2007.

A summary of warrant activity follows:

		Weighted
		Average	Aggregate
	Warrants	Exercise	Intrinsic
	Outstanding	Price	Value
December 31, 2006	14,786,054	$2.21	$32,663,180
Exercised	(4,324,346)	$1.63	5,761,978
September 30, 2007	10,461,708	$2.45	$25,631,681
Warrants exercisable, September 30, 2007	10,461,708	$2.45	$25,631,681

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The following information applies to warrants outstanding at September 30, 2007:

			Weighted		Weighted
			average		average
		Average	exercise price of		exercise price of
	Warrants	remaining life	warrants	Warrants	warrants
	outstanding	(in years)	outstanding	exercisable	exercisable
Under $1.50	979,507	0.73	$1.40	979,507	$1.40
$1.50 - $1.99	170,723	3.01	$1.88	170,723	$1.88
$2.00 - $2.99	7,664,478	2.85	$2.48	7,664,478	$2.48
$3.00 - $3.99	1,647,000	1.50	$3.00	1,647,000	$3.00
	10,461,708	2.44	$2.45	10,461,708	$2.45

NOTE 7.  STOCK-BASED COMPENSATION

We have adopted several stock option plans, all of which have been approved by our stockholders that authorize the granting of options to purchase our common shares subject to certain conditions. At September 30, 2007, we had reserved 27 million of our common shares for issuance of share-based compensation awards under our stock option plans. At September 30, 2007, we had also reserved 7,394,213 of our common shares for issuance of share-based compensation awards granted outside of our stock option plans. Options are granted at the fair value of the shares underlying the options at the date of the grant and generally become exercisable over periods ranging from three to five years and expire in ten years.

Total share-based compensation expense recognized for the three and nine months ended September 30, 2007 was $0.1 million and $0.7 million, respectively.  No income tax benefit was recognized in the statement of operations for share-based compensation arrangements for the Company.

A total of  $0.5 million and $1.8 million of share-based compensation expense related to options issued by the Company to employees of the Distributor was recorded as compensation expense in the statement of operations for the Distributor for the three and nine months ended September 30, 2007, respectively.

We did not grant options during the nine months ended September 30, 2007.  We estimated share-based compensation expense for options issued during the three and nine months ended September 30, 2006 using the Black-Scholes model with the following weighted average assumptions:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Expected life (in years)	none issued	5.7	none issued	5.8
Expected volatility	none issued	54.8%	none issued	58.1%
Expected dividend yield	none issued	-	none issued	-
Risk free interest rate	none issued	4.7%	none issued	4.9%

A summary of option activity follows:

		Weighted
		average	Aggregate
	Options	exercise	intrinsic
	outstanding	price	value
December 31, 2006	19,310,588	$1.84	$35,574,789
Exercised	(993,828)	$1.60	1,305,736
Canceled	(336,385)	$3.37	1,131,971
September 30, 2007	17,980,375	$1.83	$32,847,857
Options exercisable, September 30, 2007	14,194,112	$1.79	$25,354,719

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The following information applies to options outstanding at September 30, 2007:

			Weighted		Weighted
			average		average
		Average	exercise price of		exercise price of
	Options	remaining life	options	Options	options
	outstanding	(in years)	outstanding	exercisable	exercisable
Under $1.50	1,952,752	4.35	$0.67	1,952,752	$0.67
$1.50 - $1.99	10,880,373	7.24	$1.72	8,197,110	$1.67
$2.00 - $2.99	3,992,500	7.29	$2.16	2,889,500	$2.11
$3.00 - $3.99	793,750	6.33	$3.00	793,750	$3.00
$4.00 + over	361,000	4.83	$5.07	361,000	$5.07
	17,980,375	6.85	$1.83	14,194,112	$1.79

 NOTE 8.  INCOME TAXES

The Company recorded a federal and state tax benefit of $57,000 for the nine months ended September 30, 2007.  The tax benefit resulted from the net decrease in the deferred tax liability related to our investment in the Distributor.  As noted above, the Company currently has a full valuation allowance on its deferred tax assets and has recorded a net deferred tax liability relating to its investment in Distributor.

NOTE 9.  SUBSEQUENT EVENTS

On November 1, 2007, the Distributor entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Soc Gen, as administrative and collateral agent and lead arranger, and Alliance & Leicester Commercial Finance plc, as managing lead arranger. The Amended Credit Agreement amends and restates the original Credit Agreement between the Distributor and Soc Gen, increases the total commitment of the credit facility from $30 million to $50 million, and provides for a commitment of up to a total of $100 million based upon expected incremental commitments to be provided by a consortium of banks including Soc Gen.  The Amended Credit Agreement will terminate on June 30, 2010, which termination date may be extended to September 30, 2010, upon the satisfaction of certain conditions, and is otherwise on terms materially consistent with the terms of the original Credit Agreement, as described in Note 4.

On November 1, 2007, the Distributor borrowed an additional $2 million from the Company, as previously authorized by the Board of Directors (See Note 5).  The note bears interest at LIBOR plus 5% until paid.  The principal and accrued interest under the Note are due and payable on demand at any time after March 31, 2008.

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ITEM 2.                       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto contained in this report. The discussion contains forward-looking statements that relate to future events or our future financial performance that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. For additional information concerning these factors, see the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006.

NATURE OF BUSINESS

The Company, along with TWC Holdings and its first-tier subsidiary, W-G Holdings, own the Distributor, a leading entertainment products company that distributes, licenses, acquires and produces an expanding library of feature films, television programming, family, lifestyle and trend entertainment on digital distribution technologies and on videogram, which encompasses videocassettes, videodiscs, videotapes, DVDs, other emerging platforms such as Blu-Ray and HD DVD formats, Universal Media Disc, CD-ROM, DVD-ROM and all other hard carrier devices.

The Distributor primarily focuses on the following four core branded content areas, which we frequently refer to as “Content Verticals”:

•	Theatrical/Independent Films (includes Independent Film Channel (IFC)®, RHI Entertainment™ (Hallmark library), The Weinstein Company® and Wellspring™)

•	Sports (includes ESPN® and World Wrestling Entertainment® (“WWE”))

•	Lifestyle (includes Animal Planet, The Learning Channel (TLC™) and Wellspring™)

•	Family/Faith (includes Classic Media, Discovery Kids™, Entertainment Rights and Sesame Workshop®)

The Distributor’s agreements with TWC, ESPN®, Classic Media, Sesame Workshop®, World Wrestling Entertainment, Inc. ® and Discovery Communications, in combination with our acquisition of the Wellspring library in 2005, gives the Distributor a substantial library of high quality content comprising approximately 3,500 feature films and documentaries and 4,000 hours of television programming. We believe that the Distributor’s catalog of titles is integral to a well-balanced content portfolio that can generate substantial revenues with a diverse group of retailers and wholesalers.

The Distributor’s business strategy is to leverage its growing market share and retail sales volumes from its relationships with key content providers to add additional content partners, engage producing and licensing of new content, and expand into related businesses such as interactive software (video games), mobile devices and licensing of our proprietary brands and content. The Distributor intends to continue to acquire rights to film and television libraries and enter into distribution agreements with new branded content suppliers.

The Distributor currently has the exclusive U.S. home video distribution rights to feature film and direct-to-video releases owned or controlled by TWC, a film company created by Robert and Harvey Weinstein. The Distributor has released over 75 TWC titles on DVD, including the following recent or forthcoming titles:

•	The Nanny Diaries, starring Scarlett Johansson and Laura Linney;

•	1408, based on a short story by Steven King and starring John Cusack and Samuel L. Jackson;

•	Sicko, starring Michael Moore, director of Fahrenheit 9/11;

•	Halloween, directed by Rob Zombie;

•	Death Proof, directed by Quentin Tarantino and starring Kurt Russell, Rosario Dawson and Rose McGowan;

•	Planet Terror, directed by Robert Rodriguez;

•	The Ex, directed by Jesse Peretz; and

•	DOA, directed by Corey Yuen.

•	Arthur and the Invisibles, starring Freddie Highmore;

•	Hannibal Rising, starring Gong Li and Dominic West;

•	Factory Girl, starring Sienna Miller and Jimmy Fallon;

•	Miss Potter, starring Renee Zellweger and Ewan McGregor; and

•	Bobby, starring Anthony Hopkins, Sharon Stone, Lawrence Fishburne, Demi Moore, William H. Macy, Lindsay Lohan, and Elijah Wood.

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The Distributor maintains in perpetuity distribution rights for TWC content released during the term of the TWC Distribution Agreement, subject to certain buy-back rights of the TWC content by TWC.

Under the TWC Distribution Agreement, TWC granted a license to the Distributor to manufacture, promote and sell in the U.S. and its territories and possessions, through December 31, 2010 (or December 31, 2013 if TWC extends the term), DVDs, videocassettes and other forms of pre-recorded home video of feature films and direct-to-video releases which TWC has the right to distribute on home video. These releases include films produced by TWC as well as films which TWC acquires or obtains the right to distribute on home video. The TWC Distribution Agreement provides that the Distributor will earn a fee on sales of these home video products, depending on the level of these sales compared to theatrical box office revenues for the same films. The Distributor collects the proceeds from sales of home video products and remits these proceeds to TWC, minus the Distributor’s distribution fee, cost of goods sold (including manufacturing expenses) and certain marketing expenses.

The TWC Distribution Agreement contains complex provisions relating to payments, permitted expenses and other adjustments, and the foregoing discussion is intended only as a summary. For further information, the full text of the TWC Distribution Agreement is included as an exhibit to the Company’s Annual Report on Form 10-K.

RESULTS OF OPERATIONS OF GENIUS PRODUCTS, INC.

All of the operations of the Company relate to the activity of the Distributor.  We account for our investment in the Distributor using the equity method of accounting.  On our consolidated statement of operations subsequent to the Closing Date of the TWC Transaction, we recorded our 30% share of the Distributor’s profit or loss as equity in net earnings (loss) from Distributor, adjusted for basis differences and costs incurred by the Distributor on behalf of the Company.  Pursuant to Accounting Principles Board Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock”, we will periodically assess whether a decrease in value of the investment has occurred which is other than temporary and which should be recognized immediately resulting in an impairment loss.  Under the equity method of accounting, only our investment in and amounts due to and from the Distributor have been included as an asset in our consolidated balance sheet.

We did not compare the results of operations for the three months ended September 30, 2007 and 2006 due to the fact that the results of operations would not be comparable.  The discussion below includes a description of the results of the Company and the Distributor for the quarter and nine months ended September 30, 2007.

Revenues

The Company had no revenue for the three and nine months ended September 30, 2007.  All of the revenue is reflected in the results of operations of the Distributor.

The Distributor generated revenue of $93 million and $289 million, net of sales returns, discounts and allowances of $42 million and $106 million for the three and nine months ended September 30, 2007, respectively.  Revenue for the three months ended September 30, 2007 were primarily composed of sales of TWC titles,  Death Proof, The Ex, DOA, Hannibal Rising and Factory Girl  and sales of branded content including titles under our agreement with Classic Media, Sesame Street, ESPN, WWE and Redline.

Consistent with other retail product distributors, the Company has experienced some degree of sales seasonality. However, subsequent to the July 21, 2006 completion of the TWC Transaction, sales seasonality is reflected in the revenues and operations of the Distributor directly, and in the Company’s results of operations indirectly, through its equity interest in the Distributor.  We have historically experienced higher sales during the last two quarters than during the first two quarters and expect this trend to continue with the Distributor.

We have also historically experienced higher returns during the first two quarters than during the last two quarters. However, historic changes in revenues may not be indicative of future trends and may not track industry seasonality norms.

Costs and expenses

Costs of Revenues

Costs of revenues consist primarily of the raw material and manufacturing costs of products sold to customers, packaging and shipping costs, advertising and marketing, amortization of the film library, and participations and royalties. Participation expenses related to TWC’s distribution agreement are accrued in the proportion that current year’s revenues for a title bear to management’s estimate of the ultimate revenue expected to be recognized for that title.

The Company had no costs of revenues for the three and nine months ended September 30, 2007.  All of the costs of revenues are reflected in the results of operations of the Distributor.

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The Distributor’s costs of revenues for the three months ended September 30, 2007 include the following:

Manufacturing and distribution expenses were $27 million and $74 million for the three and nine months ended September 30, 2007, respectively.  Manufacturing and distribution expenses are primarily due to the video release of TWC’s titles during such periods.  Third quarter distribution expense include freight costs associated with titles that will be released during the fourth quarter.

Advertising and marketing expenses were $10 million and $31 million during the three and nine months ended September 30, 2007, respectively.  Advertising and marketing is primarily attributable to the advertising campaigns for the video release of TWC’s Death Proof, The Ex, DOA, Hannibal Rising and Factory Girl.  Advertising and marketing expenses are recorded in the period in which these expenses are incurred. Third quarter advertising and marketing expenses included costs on titles which will be released during the fourth quarter. These titles include 1408, Planet Terror, You Kill Me and Reef. Revenues associated with these titles have been deferred as of September 30, 2007.

Amortization and participation expenses were $50 million and $157 million for the three and nine months ended September 30, 2007, respectively. Amortization and participation expenses include amortization of film library and participation expenses related to TWC and other licensors.

Operating Expenses

The Company had general and administrative expenses of $0.4 million and $1.6 million for the three and nine months ended September 30, 2007, respectively.  The general and administrative expenses reflect an allocation of the public company costs borne by the Distributor on behalf of the Company.

The Distributors’ general and administrative expenses were $10.8 million and $30.3 million for the three and nine months ended September 30, 2007, respectively, and amounted to 11.5% and 10.5% of net revenues, respectively.  The increase in general and administrative expenses is largely due to increased audit fees and consulting fees associated with Sarbanes Oxley requirements.

During the three and nine months ended September 30, 2007, the Company’s 30% equity in the net loss of the Distributor was $3.0 million and $6.3 million, respectively.

Other Income and Expense

The Company had interest income of $0.1 million and $0.2 million during the three and nine months ended September 30, 2007, respectively. Interest income relates to interest earned on outstanding cash balances.  The Company had non-cash income tax expense of $104,000 and income tax benefit of $57,000 for the three and nine months ended September 30, 2007, respectively.  As a result of the foregoing, the Company’s net loss was $3.5 million and $7.6 million for the three and nine months ended September 30, 2007.

The Distributor had net interest expense of $1.2 million and $1.8 million during the three and nine months ended September 30, 2007, respectively.  Interest income relates to interest earned on outstanding cash balances. Interest expense relates to interest on outstanding balances due to licensors, the Company and Soc Gen. As result of the foregoing, the Distributor’s net loss was $5.2 million and $5.5 million for the three and nine months ended September 30, 2007, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Net cash provided by operations during the nine months ended September 30, 2007 was $0.2 million, primarily due to equity in net losses for Distributor, stock compensation expense, and increases in accrued expenses.

Cash used in investing activities of $6 million was attributable to a loan made to the Distributor.  See Note 5, Related Party Transactions.

Cash provided by financing activities for the nine months ended September 30, 2007 was $5.2 million, due to proceeds from the exercise of warrants and options.

At September 30, 2007, the Company had cash balances of $3.2 million and the Distributor had cash and restricted cash balances of $13.5 million.  The restricted cash balances are associated with (i) required minimum cash balances pursuant to the Credit Agreement, (ii) certain bank accounts that are subject to semi-monthly disbursements to the Distributor and other parties under a waterfall of funds prescribed by the Credit Agreement, and (iii) an office lease security.

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The Distributor invested $5.5 million and $22.3 million during the three and nine months ended September 30, 2007, respectively in royalty and licensor advances. The Distributor recorded depreciation of $75,000 and $0.2 million, and intangible asset amortization (excluding film library and product amortization) of $0.9 million and $2.7 million for the three and nine months ended September 30, 2007, respectively.

During the third quarter of 2007, the Distributor entered into the Credit Agreement, a three-year, senior secured revolving credit facility which provides for an initial commitment of $30 million and up to a total of $70 million based upon expected incremental commitments.   At September 30, 2007 the Distributor had $30 million outstanding under the Credit Agreement.  Borrowings outstanding under the credit agreement were $30 million at September 30, 2007.  See Note 4, Commitments and Contingencies.  On November 1, 2007, the Distributor entered into the Amended Credit Facility, which increased the total commitment to $50 million.  See Note 9, Subsequent Events.

On November 1, 2007, the Distributor borrowed an additional $2 million from the Company, which is repayable on demand after March 31, 2008.

We may consider additional issuance of equity and/or debt financing to fund future growth opportunities. Although we believe that the Distributor’s expanded product line offers us the opportunity for significantly improved operating results in future quarters, no assurance can be given that we will operate on a profitable basis in 2007, or ever, as such performance is subject to numerous variables and uncertainties, many of which are out of our control. Although we own 30% of the Distributor, we only have access to the cash on the Distributor’s balance sheet to the extent that we agree with our partner, TWC, to make a distribution to us.

ITEM 3.                       QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As of September 30, 2007, the Distributor’s cash and cash equivalents were invested with financial institutions with investment grade credit ratings. Due to the short duration of the Distributor’s investment portfolio and the high quality of the Distributor’s investments, an immediate 10% change in interest rates would not have a material effect on the fair market value of the Distributor’s portfolio. Therefore, we would not expect the Distributor’s operating results or cash flows to be affected to any significant degree by the effect of a sudden change in market interest rates on the Distributor’s investment portfolio.

Neither we nor the Distributor enter into hedging or derivative instrument arrangements.

ITEM 4.                       CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

Disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are controls and other procedures that are designed to provide reasonable assurance that the information that we are required to disclose in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

In connection with the preparation of this Quarterly Report, our management, with the participation of our Chief Executive Officer and our Chief Financial Officer, carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of September 30, 2007.  Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective at the reasonable assurance level as of September 30, 2007.

In light of the material weakness described below, we performed additional analyses and other procedures to ensure that our consolidated financial statements included in this Quarterly Report were prepared in accordance with generally accepted accounting principles (“GAAP”). These measures included, among other things, expansion of our end-of-quarter closing procedures, including the expanded review and analysis of the accounting between the Company and the Distributor, and dedication of significant internal resources and external consultants to scrutinize account analyses, reserve estimates, asset valuations, proper accounting treatment for revenues and expenses and account reconciliations at a detailed level. As a result of these and other expanded procedures, we concluded that the consolidated financial statements included in this Quarterly Report present fairly, in all material respects, our financial position, results of operations and cash flows for the periods presented in conformity with GAAP.

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Our management, under the supervision of our Chief Executive Officer and Chief Financial Officer, is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Internal control over financial reporting includes policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with existing policies or procedures may deteriorate. Further, because of changes in conditions, effectiveness of internal controls over financial reporting may vary over time.

A material weakness is a control deficiency, or combination of control deficiencies (within the meaning of PCAOB Auditing Standard No. 5), that results in there being more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by employees in the normal course of their assigned functions. Management identified certain material weaknesses in our internal control over financial reporting as of December 31, 2006 (disclosed in our Annual Report on Form 10-K for that year).

As of September 30, 2007, we continued to have ineffective controls over the following items: (i) timely and routine process for reconciling certain accounts to the general ledger including the proper oversight of such processes; (ii) proper application of stock compensation expense and incomplete record keeping related to stock option grants; (iii) proper control of sales cut-off and measurement at the end of accounting periods; and (iv) formal process over changes, access and controls and procedures related to our information technology systems.

While we have taken actions in the second and third quarter to remediate these items, there has not been sufficient time to evaluate the effectiveness of our remediation as of September 30, 2007.  Such continuing control deficiencies related primarily to the fact that our internal accounting personnel did not yet have sufficient depth, skills and experience to recognize errors and deficiencies in accounting policies and procedures required to properly account for the items described in the preceding paragraph.

As a result of the material weakness described above and the fact that sufficient time has not elapsed to fully evaluate the effectiveness of the actions we have taken to correct it, our management concluded that as of September 30, 2007, we did not maintain effective internal control over financial reporting.

The foregoing control deficiencies caused certain errors in our financial statement accounts during 2006 and required adjustments of our financial statements. These errors were discovered by senior management and Ernst & Young LLP in connection with work on the audit for fiscal 2006. On September 26, 2007, we filed amendments to our Quarterly Reports on Form 10-Q for the periods ending March 31, June 30 and September 30, 2006 reflecting these adjustments.

In response to the continuing identified material weakness, we have taken action to remediate the specific accounting policies and procedures which led to the errors requiring restatement. We have established additional policies and enhanced the procedures that we will follow and have addressed these items as follows: (i) the Company has hired a Chief Accounting Officer and added additional accounting and financial personnel with industry experience, is implementing a formal closing process, has employed an experienced financial executive to oversee internal controls and procedures implementation, and engaged experienced outside consultants to assist the Company in complying with the requirements of Sarbanes Oxley by December 31, 2007;  (ii) the Company has engaged the services of an independent stock administration firm to assist with transactions, recordkeeping and the computation of compensation expense related to its stock options, hired additional personnel and retained outside consultants to oversee the administration of stock options and performed a review of stock option grants to ensure accuracy of the information; (iii) the Company has hired an information technology professional to ensure formal processes are implemented with respect to changes, controls, access and standardized procedures. Additionally, the Company has engaged a major information technology infrastructure provider, that is SAS 70 compliant, to assist with hosting the Company’s financial systems; (iv) the Company has implemented additional procedures to control access to its information technology systems and; (v) the Company has implemented additional procedures and training of its accounting staff with respect to proper sales cut-off procedures at the end of accounting periods.    As a result of these changes, we do not expect that the aforementioned material weakness will recur.

We intend to further expand our internal accounting personnel, information technology systems and personnel and compliance capabilities by attracting additional talent, enhancing training and implementing system and process improvements in our accounting and record keeping. These ongoing efforts are focused on implementing process changes to strengthen our internal control and monitoring activities.

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Changes in Internal Control over Financial Reporting

Other than as described above, there were no changes in our internal control over financial reporting during the quarter ended September 30, 2007, that materially affected, or are reasonably likely to affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

ITEM 1.                      LEGAL PROCEEDINGS

Except as described below, neither we nor the Distributor are a party to any legal or administrative proceedings, other than routine litigation incidental to our business and that of the Distributor that we do not believe, individually or in the aggregate, would be likely to have a material adverse effect on our, or the Distributor’s, financial condition or results of operations.

FALCON PICTURE GROUP MATTER

We have disclosed in prior reports filed with the Securities and Exchange Commission a complaint filed against the Company in the Circuit Court of Cook County, Illinois by Falcon Picture Group, LLC (“Falcon”), and the related counterclaim filed by the Company against Falcon and its owner, Carl Amari.  There have been no material developments in these matters.  For a complete description of the facts and circumstances surrounding the Falcon litigation, please see the disclosures in our Annual Report on Form 10-K for the year ended December 31, 2006 under Item 3.  “Legal Proceedings”, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 under Part II, Item 3., “Legal Proceedings”, which are incorporated herein by reference.

ENTERTAINMENT RESOURCE MATTER

We have disclosed in prior reports filed with the Securities and Exchange Commission a complaint filed against the Company in the Circuit Court of Broward County, Florida, Case No. 06-012249 CACE 05, by Larry S. Hyman, as assignee for Entertainment Resource, Inc. (“ERI”).  There have been no material developments in this matter.  For a complete description of the facts and circumstances surrounding the ERI litigation, please see the disclosure in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 under Part II, Item 3., “Legal Proceedings”, which is incorporated herein by reference.

ITEM 1A.	RISK FACTORS

In addition to the other information set forth in this Quarterly Report, you should carefully consider the factors discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form Form 10-K for our fiscal year ended December 31, 2006.  The risks discussed in our Annual Report on Form 10-K could materially affect our business, financial condition and future results.  The risks described in our Annual Report on Form 10-K are not the only risks facing us.  Additional risks and uncertainties not currently known to us or that we currently deem to be insignificant also may materially and adversely affect our business, financial condition or operating results.

ITEM 2.                      UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3.                      DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5.                     OTHER INFORMATION

None.

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ITEM 6.	EXHIBITS

10.1
Amended and Restated Limited Liability Company Agreement of Genius Products, LLC, dated as of July 21, 2006 (incorporated by reference from Exhibit 99.2 to the Company’s Form 8-K filed on September 19, 2007).

31.1	Certification of Chief Executive Officer pursuant to Section 302(a) of the Sarbanes-Oxley Act.*
31.2	Certification of Chief Financial Officer pursuant to Section 302(a) of the Sarbanes-Oxley Act.*
32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act.*
32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act.*

99.1
Letter Agreement, dated as of September 17, 2007, by and among Genius Products, LLC, Genius Products, Inc., The Weinstein Company Holdings LLC and W-G Holding Corp. (incorporated by reference from Exhibit 99.1 to the Company’s Form 8-K filed on September 19, 2007).

99.2
Credit Agreement, dated as of August 10, 2007, by and among Genius Products, LLC, as borrower, Societe Generale, as administrative agent, collateral agent and L/C Issuer, the lenders party thereto and SG Americas Securities, LLC, as lead arranger and sole bookrunner (incorporated by reference from Exhibit 99.1 to the Company’s Form 8-K filed on August 16, 2007).

99.3
Allocation of Accounts Receivable and Intercreditor Agreement, dated as of August 10, 2007, by and among Genius Products, LLC, The Weinstein Company LLC and Societe Generale (incorporated by reference from Exhibit 99.2 to the Company’s Form 8-K filed August 16, 2007).

99.4
Guaranty Agreement, dated as of August 10, 2007, by Genius Products, Inc. and each of the other signatories thereto, as guarantors, in favor of Societe Generale (incorporated by reference from Exhibit 99.3 to the Company’s Form 8-K filed August 16, 2007).

99.5
Security Agreement, dated as of August 10, 2007, by and among Genius Products, LLC, Genius Products, Inc., each of the other signatories thereto and Societe Generale (incorporated by reference from Exhibit 99.4 to the Company’s Form 8-K filed August 16, 2007).

99.6
Promissory Note, dated as of September 27, 2007, issued by Genius Products, LLC in favor of Genius Products, Inc. (incorporated by reference from Exhibit 99.1 to the Company’s Form 8-K filed October 3, 2007).

99.7
Amended and Restated Credit Agreement, dated as of November 1, 2007, by and among Genius Products, LLC, as borrower, Societe Generale, as administrative agent, collateral agent and L/C Issuer, the lenders party thereto, SG Americas Securities, LLC, as lead arranger and sole bookrunner, and Alliance & Leicester Commercial Finance plc, as managing lead arranger (incorporated by reference from Exhibit 99.1 to the Company’s Form 8-K filed November 6, 2007).

99.8
Amendment No. 1 to Allocation of Accounts Receivable and Intercreditor Agreement, dated as of November 1, 2007, by and among Genius Products, LLC, The Weinstein Company LLC and Societe Generale (incorporated by reference from Exhibit 99.2 to the Company’s Form 8-K filed November 6, 2007).

99.9
Reaffirmation of Guaranty Agreement, dated as of November 1, 2007, by Genius Products, Inc. and each of the other signatories thereto, as guarantors, in favor of Societe Generale (incorporated by reference from Exhibit 99.3 to the Company’s Form 8-K filed November 6, 2007).

* Filed herewith.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENIUS PRODUCTS, INC., a Delaware Corporation

Dated: November 14, 2007	By:	/s/ Trevor Drinkwater
Trevor Drinkwater President and Chief Executive Officer (Principal Executive Officer)

Dated: November 14, 2007	By:	/s/ John Mueller
John Mueller Chief Financial Officer (Principal Financial and Accounting Officer)

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EXHIBIT 31.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER

I, Trevor Drinkwater, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Genius Products, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; and

(b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Dated: November 14, 2007	By:	/s/ Trevor Drinkwater
Trevor Drinkwater Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER

I, John Mueller, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Genius Products, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; and

(b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Dated: November 14, 2007	By:	/s/ John Mueller
John Mueller Chief Financial Officer (Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Trevor Drinkwater, Chief Executive Officer of Genius Products, Inc. (the “Registrant”), do hereby certify pursuant to Rule 15d-14(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1) the Registrant's Quarterly Report on Form 10-Q of the Registrant for the period ended September 30, 2007 (the “Report”), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 14, 2007	By:	/s/ Trevor Drinkwater
Trevor Drinkwater Chief Executive Officer

EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, John Mueller, Chief Financial Officer of Genius Products, Inc. (the “Registrant”), do hereby certify pursuant to Rule 15d-14(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1) the Registrant's Quarterly Report on Form 10-Q of the Registrant for the period ended September 30, 2007 (the “Report”), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 14, 2007	By:	/s/ John Mueller
John Mueller Chief Financial Officer